UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
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NIC INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than Registrant)
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March 17, 2021
Dear Stockholders of NIC Inc.:
You are cordially invited to attend a Special Meeting (which we refer to as the “Special Meeting”) of the stockholders of NIC Inc. (which we refer to as “NIC,” “we,” “us,” “our,” and the “Company”). The Special Meeting will be held virtually via the Internet on April 19, 2021 beginning at 11:00 a.m. Central Time. As part of our precautions regarding the COVID-19 (coronavirus) pandemic, we are sensitive to the public health and travel concerns that our stockholders may have, as well as any quarantines or other protocols that governments may impose. As a result, the Special Meeting will be held in a virtual meeting format only via live webcast. There will not be a physical meeting location. You will be able to attend the Special Meeting online and vote your shares electronically by visiting http://www.virtualshareholdermeeting.com/EGOV2021SM (which we refer to as the “Special Meeting website”).
At the Special Meeting, you will be asked to consider and vote upon (1) a proposal to adopt the Agreement and Plan of Merger, dated as of February 9, 2021, as may be amended from time to time (which we refer to as the “merger agreement”), by and among NIC, Tyler Technologies, Inc. (which we refer to as “Tyler”) and Topos Acquisition, Inc. (which we refer to as “Merger Sub”), which is a wholly-owned subsidiary of Tyler, pursuant to which Merger Sub will merge with and into NIC (which we refer to as the “merger”), and NIC will continue as the surviving corporation and a wholly-owned subsidiary of Tyler, (2) a non-binding advisory proposal to approve specified compensation that may be paid or become payable to NIC’s named executive officers in connection with the merger and contemplated by the merger agreement (which we refer to as the “compensation advisory proposal”) and (3) a proposal to approve one or more adjournments of the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to constitute a quorum or to approve the proposal to adopt the merger agreement (which we refer to as the “adjournment proposal”).
If the merger is completed, you will be entitled to receive $34.00 in cash, without interest and less applicable withholding taxes, for each share of NIC common stock, par value $0.0001 per share (which we refer to as “NIC common stock”), you own (unless you have properly exercised your appraisal rights with respect to such shares).
The board of directors of NIC (which we refer to as the “NIC board of directors”) has unanimously (1) determined that the terms of the merger agreement and the transactions contemplated by the merger agreement, including the merger, are fair to, and in the best interests of, NIC and its stockholders, (2) approved the execution and delivery by NIC of the merger agreement, the performance by NIC of its covenants and agreements contained in the merger agreement and the consummation of the merger and other transactions contemplated by the merger agreement upon the terms and subject to the conditions set forth in the merger agreement, (3) recommended that the stockholders of NIC adopt the merger agreement, and (4) directed that the adoption of the merger agreement be submitted to a vote of NIC stockholders. The NIC board of directors unanimously recommends that you vote (a) “FOR” the proposal to adopt the merger agreement, (b) “FOR” the compensation advisory proposal and (c) “FOR” the adjournment proposal.
All NIC stockholders of record at the close of business on March 16, 2021, the record date for the Special Meeting, are welcome to attend the Special Meeting via the Special Meeting website. Every stockholder’s vote is important to us, so it is important that your shares are represented at the Special Meeting whether or not you plan to attend via the Special Meeting website. To ensure that you will be represented, please promptly vote by submitting the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. You will also be able to attend the Special Meeting online and vote your shares electronically by visiting the Special Meeting website. If you plan to attend the Special Meeting, you will need the 16-digit control number included on your proxy card or voting instruction form that is accompanied by your proxy materials. If you attend the Special Meeting and vote via the Special Meeting website, your vote will revoke any proxy that you have previously submitted. If you hold your shares in street name, you should instruct your broker, bank or other nominee how to vote in accordance with the voting instruction form you will receive from your broker, bank or other nominee.

The enclosed proxy statement provides detailed information about the Special Meeting, the merger agreement and the merger. A copy of the merger agreement is attached as Annex A to the proxy statement. The proxy statement also describes the actions and determinations of the NIC board of directors in connection with its evaluation of the merger agreement and the merger. We encourage you to read the proxy statement and its annexes, including the merger agreement, carefully and in their entirety. You may also obtain more information about NIC from documents we file with the Securities and Exchange Commission (which we refer to as the “SEC”) from time to time.
Your vote is very important, regardless of the number of shares of NIC common stock that you own. We cannot consummate the merger unless the proposal to adopt the merger agreement is approved by the affirmative vote of the holders of a majority of the shares of NIC common stock issued and outstanding and entitled to vote thereon. The failure of any stockholder to vote by ballot via the Special Meeting website, to submit a signed proxy card or to grant a proxy electronically over the Internet or by telephone or an abstention from voting will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. If you hold your shares in street name, the failure to instruct your broker, bank or other nominee on how to vote your shares will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.
If you have any questions or need assistance voting your shares of NIC common stock, please contact Innisfree M&A Incorporated, our proxy solicitor, by calling the toll-free number at +1 (877) 825-8621.
On behalf of the NIC board of directors, management and employees of NIC, thank you for your continued support of NIC and we appreciate your consideration of this matter.
Sincerely,

Harry H. Herington
Chairman and Chief Executive Officer
Neither the SEC nor any state securities regulatory agency has approved or disapproved of the transactions described in this document, including the merger, or determined if the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.
The accompanying proxy statement is dated March 17, 2021 and, together with the enclosed form of proxy card, is first being mailed to NIC stockholders on or about March 19, 2021.

NIC Inc.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
NOTICE IS HEREBY GIVEN that a Special Meeting (which we refer to as the “Special Meeting”) of the stockholders of NIC Inc. (which we refer to as “NIC,” “we,” “us,” “our,” and the “Company”), is to be held virtually via the Internet on April 19, 2021 beginning at 11:00 a.m. Central Time. As part of our precautions regarding the COVID-19 (coronavirus) pandemic, we are sensitive to the public health and travel concerns that our stockholders may have, as well as any quarantines or other protocols that governments may impose. As a result, the Special Meeting will be held in a virtual meeting format only, via live webcast. There will not be a physical meeting location. You will be able to attend the Special Meeting online and vote your shares electronically by visiting http://www.virtualshareholdermeeting.com/ EGOV2021SM (which we refer to as the “Special Meeting website”). The Special Meeting will be held for NIC stockholders to consider and vote upon the following proposals:
1.
to adopt the Agreement and Plan of Merger, dated as of February 9, 2021, as may be amended from time to time (which we refer to as the “merger agreement”), by and among NIC, Tyler Technologies, Inc. (which we refer to as “Tyler”) and Topos Acquisition, Inc. (which we refer to as “Merger Sub”), pursuant to which Merger Sub will merge with and into NIC (which we refer to as the “merger”), and NIC will continue as the surviving corporation and a wholly-owned subsidiary of Tyler;

2.
to approve, on a non-binding advisory basis, specified compensation that may be paid or become payable to NIC’s named executive officers in connection with the merger and contemplated by the merger agreement (which we refer to as the “compensation advisory proposal”); and

3.
to approve one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to constitute a quorum or to approve the proposal to adopt the merger agreement (which we refer to as the “adjournment proposal”).

Your vote is very important, regardless of the number of shares that you own. We cannot consummate the merger unless the proposal to adopt the merger agreement is approved by the affirmative vote of the holders of a majority of the shares of NIC common stock, par value $0.0001 per share (which we refer to as the “NIC common stock”), issued and outstanding at the close of business on the record date and entitled to vote thereon.
Even if you plan to attend the Special Meeting via the Special Meeting website, we request that you complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or submit your proxy or voting instructions by telephone or the Internet prior to the Special Meeting to ensure that your shares of NIC common stock will be represented and voted at the Special Meeting if you are unable to attend via the Special Meeting website.
For NIC to consummate the merger, stockholders holding a majority of the shares of NIC common stock issued and outstanding at the close of business on the record date and entitled to vote thereon must vote “FOR” the proposal to adopt the merger agreement. Failure to submit a signed proxy card, grant a proxy by telephone or the Internet or to vote by ballot via the Special Meeting website or an abstention from voting will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. If your shares are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, a “broker non-vote” will arise and will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.
The approval, on a non-binding advisory basis, of the compensation advisory proposal requires the affirmative vote of the holders of a majority of the issued and outstanding shares of NIC common stock that are present at the Special Meeting via the Special Meeting website or represented by proxy at the Special Meeting and entitled to vote thereon, so long as a quorum is present, to vote “FOR” the compensation advisory proposal. An abstention from voting will have the same effect as a vote “AGAINST” the compensation advisory proposal. If your shares are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, a “broker non-vote” will arise but will have no effect on the compensation advisory proposal, so long as a quorum is otherwise present.
The affirmative vote of the holders of a majority of the issued and outstanding shares of NIC common stock that are present at the Special Meeting via the Special Meeting website or represented by proxy at the Special Meeting and entitled to vote thereon, whether or not a quorum is present, is required to vote “FOR” the adjournment proposal. An abstention from voting will have the same effect as a vote “AGAINST” the adjournment proposal. If your shares are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, a “broker non-vote” will arise but will have no effect on the adjournment proposal.
Only stockholders of record as of the close of business on March 16, 2021, the record date for the Special Meeting, are entitled to notice of the Special Meeting and to vote at the Special Meeting or at any adjournment or postponement thereof. As required by our amended and restated bylaws, a list of stockholders entitled to vote at the Special Meeting will be available in our corporate offices located at 25501 West Valley Parkway, Suite 300, Olathe, KS 66061, during regular business hours for a period of at least 10 days before the Special Meeting and available online during the Special Meeting. If our headquarters are closed for health and safety reasons related to the COVID-19 (coronavirus) pandemic during such period, the list of stockholders will be made available for inspection upon request via email to legal@egov.com, subject to our satisfactory verification of stockholder status, and will also be made available online during the Special Meeting via the Special Meeting website.
The enclosed proxy statement provides detailed information about the Special Meeting, the merger agreement and the merger. A copy of the merger agreement is attached as Annex A to this proxy statement. This proxy statement also describes the actions and determinations of the board of directors of NIC (which we refer to as the “NIC board of directors”) in connection with its evaluation of the merger agreement and the merger. We encourage you to read this proxy statement and its annexes, including the merger agreement, carefully and in their entirety. You may also obtain more information about NIC from documents we file with the U.S. Securities and Exchange Commission from time to time. If you have any questions concerning the merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of NIC common stock, please contact our proxy solicitor:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Stockholders may call toll-free: +1 (877) 825-8621
Banks and brokers may call collect: +1 (212) 750-5833
Stockholders who do not vote “FOR” the proposal to adopt the merger agreement will have the right to seek appraisal for the fair value of their shares of NIC common stock if they deliver a demand for appraisal before the vote is taken on the merger agreement and comply with all applicable requirements under Delaware law, which are summarized herein and reproduced in their entirety in Annex C to this proxy statement.
The NIC board of directors unanimously recommends that you vote (a) “FOR” the proposal to adopt the merger agreement, (b) “FOR” the compensation advisory proposal and (c) “FOR” the adjournment proposal.
By Order of the Board of Directors,

William Van Asselt
General Counsel and Secretary
March 17, 2021

YOUR VOTE IS IMPORTANT
WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING VIA THE SPECIAL MEETING WEBSITE, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE (1) BY TELEPHONE, (2) THROUGH THE INTERNET OR (3) BY MARKING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED.
You may revoke your proxy or change your vote at any time before the Special Meeting. If your shares are held in the name of a broker, bank or other nominee, please follow the instructions on the voting instruction card furnished to you by such broker, bank or other nominee, which is considered the stockholder of record, in order to vote. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares in your account. Your broker, bank or other nominee cannot vote on any of the proposals, including the proposal to adopt the merger agreement, without your instructions.
If you fail to return your proxy card, to grant your proxy electronically over the Internet or by telephone, or to vote by ballot via the Special Meeting website, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting. If you are a stockholder of record, voting by ballot via the Special Meeting website will revoke any proxy that you previously submitted. If you hold your shares through a broker, bank or other nominee, you must obtain from the record holder a valid proxy issued in your name in order to vote via the Special Meeting website.
You should carefully read and consider this entire proxy statement and its annexes, including, but not limited to, the merger agreement, along with all of the documents incorporated by reference into this proxy statement, as they contain important information about, among other things, the merger and how it affects you. If you have any questions concerning the merger agreement, the merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of NIC common stock, please contact our proxy solicitor:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Stockholders may call toll-free: +1 (877) 825-8621
Banks and brokers may call collect: +1 (212) 750-5833

i

Annexes
ii

SUMMARY
This summary, together with the following section entitled “Questions and Answers,” highlights selected information from this proxy statement and does not contain all of the information that may be important to you. You should read the entire proxy statement and the additional documents referred to in this proxy statement carefully for a more complete understanding of the matters being considered at the Special Meeting. This summary includes references to other parts of this proxy statement to direct you to a more complete description of the topics presented in this summary. This proxy statement is dated March 17, 2021 and is first being mailed to NIC stockholders on or about March 19, 2021.
In this proxy statement, the terms “NIC,” the “Company,” “we,” “us,” and “our” refer to NIC Inc. and, where appropriate, its subsidiaries. We refer to Tyler Technologies, Inc. as “Tyler” and Topos Acquisition, Inc. as “Merger Sub.” The shares of NIC common stock, par value $0.0001 per share, are referred to as “NIC common stock” or “our common stock.” All references to the “merger agreement” refer to the Agreement and Plan of Merger, dated as of February 9, 2021, as it may be amended from time to time, by and among NIC, Tyler and Merger Sub, a copy of which is included as Annex A to this proxy statement. All references to the “merger” refer to the merger of Merger Sub with and into NIC pursuant to the merger agreement, with NIC continuing as the surviving corporation and as a wholly-owned subsidiary of Tyler. We refer to the “transactions” as the merger, collectively with all of the other transactions contemplated by the merger agreement. NIC, following the consummation of the merger, is sometimes referred to as the “surviving corporation.” All references to the “Special Meeting” refer to the Special Meeting of the stockholders of NIC to be held virtually via the Internet on April 19, 2021 at http://www.virtualshareholdermeeting.com/EGOV2021SM beginning at 11:00 a.m. Central Time, or any adjournment or postponement thereof. All currency amounts referenced in this proxy statement are in U.S. dollars.
Parties Involved in the Merger (page 22)
NIC Inc.
NIC Inc., a Delaware corporation, is a leading digital government solutions and payments company, serving more than 7,100 federal, state and local government agencies across the nation. With headquarters in Olathe, Kansas, and offices in more than 30 states, NIC partners with government to deliver user-friendly digital services that make it easier and more efficient to interact with government – providing valuable conveniences such as applying for unemployment insurance, submitting business filings, renewing licenses, accessing information and making secure payments without visiting a government office.
Tyler Technologies, Inc.
Tyler Technologies, Inc., a Delaware corporation, provides integrated software and technology services to the public sector. Tyler’s end-to-end solutions empower local, state, and federal government entities to operate more efficiently and connect more transparently with their constituents and with each other. By connecting data and processes across disparate systems, Tyler’s solutions are transforming how clients gain actionable insights that solve problems in their communities. Tyler has more than 27,000 successful installations across more than 11,000 sites, with clients in all 50 states, Canada, the Caribbean, Australia, and other international locations.
Topos Acquisition, Inc.
Topos Acquisition, Inc. is a Delaware corporation formed for the sole purpose of completing the merger with NIC. Merger Sub is a wholly-owned subsidiary of Tyler. Merger Sub has engaged in no other business to date except for activities pursuant to or in connection with the merger agreement, the merger and the other transactions.
The Merger and Merger Consideration (page 28)
At the Special Meeting, you will be asked to consider and vote upon a proposal to adopt the merger agreement. Pursuant to the merger agreement, upon consummation of the merger, Merger Sub will merge with and into NIC, the separate corporate existence of Merger Sub will cease, and NIC will continue as the surviving corporation and as a wholly-owned subsidiary of Tyler. If the merger is completed, each share of NIC common stock issued and outstanding immediately prior to the effective time (other than cancelled shares, dissenting shares and assumed RSAs) will be cancelled and converted into the right to receive $34.00 in cash, without interest and less applicable withholding taxes (which we refer to as the “merger consideration”).

If the merger agreement is not adopted by NIC stockholders, or if the merger is not completed for any other reason, NIC stockholders will not receive any payment for their shares of NIC common stock in connection with the merger. Except in certain circumstances where NIC has entered into an alternative transaction to the merger, NIC will remain a public company, and shares of NIC common stock will continue to be registered under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”), as well as listed and traded on The Nasdaq Global Select Market (“Nasdaq”). In the event that the merger agreement is terminated, in certain specified circumstances, a termination fee of $55 million will be due and payable by NIC to Tyler. See the sections entitled “The Merger Agreement—Termination Fee” beginning on page 78 of this proxy statement and “The Merger Agreement—Effect of Termination” beginning on page 78 of this proxy statement.
The Special Meeting (page 23)
The Special Meeting will be held virtually via the Internet on April 19, 2021 beginning at 11:00 a.m. Central Time. In light of the on-going developments related to the COVID-19 (coronavirus) pandemic, NIC has elected to hold the Special Meeting solely via the Internet and not in a physical location given the public health impact of COVID-19 (coronavirus) and NIC’s desire to promote the health and safety of NIC stockholders, and NIC’s directors, officers, employees and other constituents.
Record Date and Quorum (page 23)
Only individuals who were NIC stockholders of record as of the close of business on March 16, 2021 (which we refer to as the “record date”) are entitled to notice of and to vote at the Special Meeting or at any adjournment or postponement thereof.
The presence at the Special Meeting of the holders of a majority of the shares entitled to vote, present via the Special Meeting website or represented by proxy, at the close of business on the record date will constitute a quorum. Abstentions will be counted as present for the purpose of determining whether a quorum is present at the Special Meeting, however “broker non-votes” (described in more detail in the section entitled “Questions and Answers” beginning on page 11 of this proxy statement) will not be counted as present for the purpose of determining whether a quorum is present at the Special Meeting.
Required Vote (page 24)
Holders of NIC common stock are entitled to one vote for each share of NIC common stock they owned at the close of business on the record date on each proposal submitted to a vote at the Special Meeting.
For NIC to complete the merger, stockholders holding a majority of the shares of NIC common stock issued and outstanding at the close of business on the record date and entitled to vote thereon must vote “FOR” the proposal to adopt the merger agreement (which we refer to as the “NIC stockholder approval”). A failure to vote your shares of NIC common stock or an abstention from voting for the proposal to adopt the merger agreement will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. If your shares of NIC common stock are held in street name by your broker, bank or other nominee, and you do not instruct the nominee how to vote your shares, a “broker non-vote” will arise and will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.
For stockholders to approve, on a non-binding advisory basis, the proposal regarding specified compensation that may be paid or become payable to NIC’s named executive officers in connection with the merger and contemplated by the merger agreement (which we refer to as the “compensation advisory proposal”), stockholders holding a majority of the issued and outstanding shares of NIC common stock, present via the Special Meeting website or represented by proxy at the Special Meeting and entitled to vote thereon, at which a quorum is present, must vote “FOR” the compensation advisory proposal. An abstention from voting for the compensation advisory proposal will have the same effect as a vote “AGAINST” the compensation advisory proposal. If your shares of NIC common stock are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, a “broker non-vote” will arise but will have no effect on the compensation advisory proposal, so long as a quorum is otherwise present.
Stockholders holding a majority of the issued and outstanding shares of NIC common stock, present via the Special Meeting website or represented by proxy at the Special Meeting and entitled to vote thereon, whether or not a quorum is present, must vote “FOR” the proposal to approve one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to constitute a quorum or to approve the proposal to adopt the merger agreement (which we refer to as the “adjournment proposal”). An abstention from voting on the adjournment proposal will have the same effect as a vote “AGAINST” the adjournment proposal. If your shares of NIC common stock are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, a “broker non-vote” will arise but will have no effect on the adjournment proposal.
As of the close of business on the record date, there were 67,905,010 shares of NIC common stock issued and outstanding, and entitled to vote at the Special Meeting.
We currently expect that NIC directors and executive officers will vote their shares of NIC common stock, representing, as of the close of business on the record date, approximately 2.7% of the issued and outstanding shares of NIC common stock, “FOR” the proposal to adopt the merger agreement, the compensation advisory proposal and the adjournment proposal, although they have no obligation to do so.
The directors and executive officers of NIC have interests in the merger that may be different from, or in addition to, the interests of NIC stockholders generally. These interests are described in more detail in the section entitled “The Merger (Proposal 1)—Interests of NIC Directors and Executive Officers in the Merger” beginning on page 51 of this proxy statement.
How to Vote Your Shares
If you are a stockholder of record, you may vote your shares using one of the four methods described below:
•	via the Special Meeting website;
•	via the Internet, at the Internet address provided on the proxy card;
•	by telephone, by using the toll-free number listed on the proxy card; or
•	by mail, by completing, signing and dating the proxy card and returning it in the enclosed postage-paid envelope.
If you are a beneficial owner of shares of NIC common stock held in street name, you will receive instructions from your broker, bank or other nominee as to how to vote your shares. You must follow the instructions of your broker, bank or other nominee in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain brokers, banks and other nominees. If your shares are not registered in your own name but are held through your broker, bank or other nominee and you plan to vote your shares via the Special Meeting website, you should contact your broker, bank or other nominee to obtain your specific control number and further instructions. If you hold your shares through a broker, bank or other nominee, such nominee cannot vote your shares unless you have given your nominee specific instructions as to how to vote.
Closing of the Merger (page 59)
The closing of the merger (which we refer to as the “closing”) will take place virtually by exchange of documents and signatures at 9:00 a.m. Central Time, on the second (2nd) business day after the satisfaction or, to the extent permitted by applicable law, waiver of the last of the conditions to the merger set forth in the merger agreement to be satisfied or waived (other than any such conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or, to the extent permitted by applicable law, waiver of such conditions at the closing), unless another date or place is agreed to in writing by NIC and Tyler.
The merger will become effective at date and time as the certificate of merger is filed with the Secretary of State of the State of Delaware by NIC, Tyler and Merger Sub (which date and time, we refer to as the “effective time”). The date on which the closing occurs is sometimes referred to as the “closing date.”
Conditions to the Merger (page 75)
The following are certain of the conditions that must be satisfied or, if permitted by applicable law, waived before each party is required to consummate the merger, in each case as more fully described in the section entitled “The Merger Agreement—Conditions to the Merger” beginning on page 75 of this proxy statement:
•	NIC stockholder approval—the adoption of the merger agreement by the affirmative vote of the holders of at least a majority of the outstanding shares of NIC common stock entitled to vote thereon;

•
Government Consents—the expiration or termination of the waiting period (or extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (which we refer to as the “HSR Act”) relating to the merger;

•
No Injunctions or Restraints—the absence of any restraint (as defined in the section entitled “The Merger (Proposal 1)— Conditions to the Merger” beginning on page 75 of this proxy statement) or law that has the effect of enjoining, making it illegal or otherwise prohibiting the completion of the merger;

•
Accuracy of Representations and Warranties—the accuracy of the representations and warranties of NIC, on the one hand, and Tyler and Merger Sub, on the other hand, in the merger agreement, subject in some instances to materiality, “material adverse effect” (as defined in the section entitled “The Merger Agreement—Material Adverse Effect” beginning on page 63 of this proxy statement) or other qualifiers, as of February 9, 2021 and as of the closing date; and

•
Compliance with Covenants—the performance of or compliance with, in all material respects, by NIC, on the one hand, and Tyler and Merger Sub, on the other hand, of their respective obligations, covenants and agreements required to be performed or complied with by them under the merger agreement by the time of the closing.

Recommendation of the NIC Board of Directors and Reasons for the Merger (page 36)
The board of directors of NIC (which we refer to as the “NIC board of directors”) unanimously recommends that NIC stockholders vote “FOR” the proposal to adopt the merger agreement and “FOR” the other proposals to be considered at the Special Meeting. For a description of the reasons considered by the NIC board of directors in deciding to recommend the adoption of the merger agreement, see the section entitled “The Merger (Proposal 1)—Recommendation of the NIC Board of Directors and Reasons for the Merger” beginning on page 36 of this proxy statement.
Opinion of Financial Advisor (page 41)
NIC retained Cowen and Company, LLC (which we refer to as “Cowen”) to act as its exclusive financial advisor in connection with the proposed merger, and to render an opinion to the NIC board of directors as to the fairness, from a financial point of view, to NIC stockholders, of the merger consideration to be received by such stockholders in the merger. On February 9, 2021, Cowen delivered its opinion to the NIC board of directors to the effect that, as of that date and subject to the various assumptions and limitations set forth therein, the merger consideration to be received by NIC stockholders in the merger was fair, from a financial point of view, to such stockholders.
The full text of the written opinion of Cowen, dated February 9, 2021, is attached as Annex B to this proxy statement and is incorporated herein by reference. NIC encourages NIC stockholders to read the opinion in its entirety for the assumptions made, procedures followed, other matters considered and limits of the review by Cowen. The summary of the written opinion of Cowen set forth herein is qualified in its entirety by reference to the full text of such opinion. Cowen’s analyses and opinion were prepared for and addressed to the NIC board of directors and are directed only to the fairness, from a financial point of view, to NIC stockholders of the merger consideration to be received by such stockholders in the merger. Cowen’s opinion is not a recommendation to any stockholder or any other person as to how to vote with respect to the merger or whether such stockholder or such person should take any other action in connection with the merger or otherwise.
For a description of the opinion that the NIC board of directors received from Cowen, see the section entitled “The Merger (Proposal 1)—Opinion of Financial Advisor.”
Treatment of NIC Restricted Stock Awards (page 60)
The merger agreement provides that immediately prior to the effective time, each outstanding restricted stock award granted under NIC’s equity compensation plan (which we refer to as a “NIC restricted stock award”) that is fully vested and not subject to any restrictions (or that, pursuant to its terms as in effect on the date of the merger agreement or the terms of the merger agreement, will accelerate in full and no longer be subject to any further vesting as a result of or in connection with the consummation of the merger), will be released to the holder of such NIC restricted stock award, to the extent not previously released, and converted into the right to receive, with respect to each share of NIC common stock subject to such NIC restricted stock award (as determined in accordance with the applicable award agreement), the merger consideration, less all applicable withholding and other authorized deductions.

The merger agreement provides that at the effective time, each NIC restricted stock award that is outstanding immediately prior to the effective time and that vests solely based on the achievement of performance goals will automatically vest in full and be cancelled and converted into the right to receive, with respect to each share of NIC common stock subject to such NIC restricted stock award (as determined in accordance with the applicable award agreement), the merger consideration, less all applicable withholding and other authorized deductions.
The merger agreement provides that at the effective time, each outstanding NIC restricted stock award that vests solely based on the passage of time (other than NIC restricted stock awards that are converted into the right to receive the merger consideration pursuant to the merger agreement) (which we refer to as an “assumed RSA”), will be assumed by Tyler and converted into a Tyler restricted stock award on the same terms and conditions (including those relating to accelerated vesting upon a termination of employment in connection with or following the effective time) as applicable to such assumed RSA immediately prior to the effective time, as converted into a number of shares of Tyler common stock of equivalent value at the effective time.
NIC Employee Stock Purchase Plan (page 61)
Pursuant to the merger agreement, as soon as practicable following the date of the merger agreement, NIC will take all actions with respect to the NIC Employee Stock Purchase Plan (which we refer to as the “NIC ESPP”) that are necessary to provide that: (1) with respect to the current ESPP offering period, no NIC employee who is not a participant in the NIC ESPP as of the date of the merger agreement may become a participant in the NIC ESPP, and no current participant may increase the percentage amount of such participant’s payroll deduction election from that in effect on the date of the merger agreement for the current ESPP offering period and the current ESPP offering period will terminate at the earlier of the scheduled purchase date for such current ESPP offering period and immediately prior to the effective time, (2) each participant’s accumulated payroll deduction will be used to purchase shares of NIC common stock in accordance with the terms of the NIC ESPP on the earlier of the scheduled purchase date for such current ESPP offering period and immediately prior to the effective time, (3) no additional offering periods will commence after the date hereof and (4) subject to the consummation of the merger, the NIC ESPP will terminate effective immediately prior to the effective time.
Interests of NIC Directors and Executive Officers in the Merger (page 51)
The directors and executive officers of NIC have interests in the merger that may be different from, or in addition to, the interests of NIC stockholders generally. These interests are described in more detail in the section entitled “The Merger (Proposal 1)—Interests of NIC Directors and Executive Officers in the Merger” beginning on page 51 of this proxy statement. The NIC board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement, in approving the merger agreement and in determining to recommend that NIC stockholders adopt the merger agreement.
Financing (page 55)
Tyler represented to NIC in the merger agreement that it will have, at the closing, access to all of the funds that are necessary for Tyler to consummate the transactions contemplated by the merger agreement, including payment of the aggregate merger consideration to NIC stockholders and all other required payments payable in connection with the transactions contemplated by the merger agreement. In connection with its entry into the merger agreement, Tyler obtained a commitment from Goldman Sachs Bank USA for a $1.6 billion 364-day senior unsecured bridge loan facility, closing of which is subject to customary conditions. Tyler expects to finance the merger using a combination of new debt and cash on Tyler’s balance sheet. The consummation of the merger is not conditioned upon Tyler’s or Merger Sub’s receipt of financing.
Material U.S. Federal Income Tax Consequences of the Merger (page 55)
The exchange of shares of NIC common stock for the merger consideration pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. Accordingly, an NIC stockholder that is a “U.S. holder” (as defined in the section entitled “The Merger (Proposal 1)—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 55 of this proxy statement) will recognize taxable gain or loss in an amount equal to the difference, if any, between (1) the amount of cash received by such U.S. holder in the merger and (2) such U.S. holder’s adjusted tax basis in the shares of NIC common stock exchanged therefor. With respect to an NIC stockholder that is a “non-U.S. holder” (as defined in the section entitled “The Merger (Proposal 1)—Material U.S. Federal Income Tax

Consequences of the Merger” beginning on page 55 of this proxy statement), the exchange of shares of NIC common stock for the merger consideration pursuant to the merger generally will not result in tax to such non-U.S. holder under U.S. federal income tax laws unless such non-U.S. holder has certain connections with the United States. Backup withholding may apply to the cash payment made pursuant to the merger unless the NIC stockholder or other payee provides a valid taxpayer identification number and complies with certain certification procedures (generally, by providing a properly completed and executed U.S. Internal Revenue Service (which we refer to as the “IRS”) Form W-9 or IRS Form W-8 or applicable successor form).
Each NIC stockholder is urged to read the discussion in the section entitled “The Merger (Proposal 1)—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 55 of this proxy statement and to consult its tax advisor to determine the particular U.S. federal, state or local or non-U.S. income or other tax consequences to it of the merger.
Regulatory Clearances (page 57)
Under the merger agreement, the merger cannot be completed until the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (which we refer to as the “HSR Act”) has expired or been terminated following the filing of premerger notification and report forms with the Federal Trade Commission (which we refer to as the “FTC”) and the Antitrust Division of the U.S. Department of Justice (which we refer to as the “DOJ”).
NIC and Tyler made the necessary filings with the FTC and the Antitrust Division of the DOJ on February 23, 2021, as a result of which, and as of the date of this proxy statement, the applicable waiting period under the HSR Act is scheduled to expire on March 25, 2021, at 11:59 p.m., Eastern Time, unless otherwise earlier terminated or extended if the DOJ or FTC requests additional information and documentary material. See the section entitled “The Merger (Proposal 1)—Regulatory Clearances” beginning on page 57 of this proxy statement for additional details.
Appraisal Rights (page 87)
Under the General Corporation Law of the State of Delaware (which we refer to as the “DGCL”), NIC stockholders who do not vote for the adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares of NIC common stock as determined by the Delaware Court of Chancery, but only if they fully comply with all of the applicable requirements of the DGCL, which are summarized in this proxy statement. Any appraisal amount determined by the court could be more than, the same as, or less than the value of the merger consideration. Any stockholder intending to exercise appraisal rights must, among other things, submit a written demand for appraisal to NIC before the vote on the adoption of the merger agreement and must not vote or otherwise submit a proxy in favor of the adoption of the merger agreement. Failure to follow the procedures specified under the DGCL exactly will result in the loss of appraisal rights. Because of the complexity of the DGCL relating to appraisal rights, if you are considering exercising your appraisal rights, we encourage you to seek the advice of your own legal counsel. The discussion of appraisal rights contained in this proxy statement is not a full summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL that is attached as Annex C to this proxy statement. For additional information, see the section entitled “Appraisal Rights” beginning on page 87 of this proxy statement.
De-listing and De-registration of NIC Common Stock (page 58)
If the merger is completed, NIC common stock will be de-listed from Nasdaq and de-registered under the Exchange Act. As such, following completion of the merger and such de-registration, NIC will no longer file periodic reports with the Securities and Exchange Commission (which we refer to as the “SEC”) on account of NIC common stock.
No Solicitation of Other Offers by NIC (page 68)
Under the terms of the merger agreement, subject to certain exceptions described below, NIC has agreed that, from the date of the merger agreement until the earlier of the effective time or the date (if any) on which the merger agreement is terminated, NIC will not and will cause its subsidiaries, and its and their respective officers and directors not to, and NIC will use reasonable best efforts to cause its and its subsidiaries’ other representatives not to, directly or indirectly:

•
solicit, initiate or knowingly encourage or knowingly facilitate (including by way of providing information) any inquiry with respect to, or the making, submission or announcement of, an acquisition proposal (as defined in the section entitled “The Merger Agreement—No Solicitation of Other Offers by NIC” beginning on page 68 of this proxy statement) or any inquiry, proposal or offer that would reasonably be expected to lead to an acquisition proposal;

•
participate in any negotiations regarding, or furnish to any person any information relating to NIC or any of its subsidiaries in connection with, an acquisition proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an acquisition proposal;

•	adopt, approve, endorse or recommend, or publicly propose to adopt, approve, endorse or recommend, any acquisition proposal;
•
withdraw, change, amend, modify or qualify, or otherwise publicly propose to withdraw, change, amend, modify or qualify, in each case, in a manner adverse to Tyler, the NIC board recommendation (as defined in the section entitled “The Special Meeting—The NIC Board of Directors’ Recommendation” beginning on page 26 of this proxy statement);

•	fail to include the NIC board recommendation in this proxy statement;
•
approve, authorize, or cause or permit NIC or any of its subsidiaries to enter into, any merger agreement, acquisition agreement, reorganization agreement, letter of intent, memorandum of understanding, agreement in principle or similar definitive agreement with respect to, or any other definitive agreement or commitment providing for, any acquisition proposal (other than certain confidentiality agreements); or

•
call or convene a meeting of NIC stockholders to consider a proposal that would reasonably be expected to materially impair, prevent or delay the consummation of the transactions contemplated by the merger agreement.

In addition, under the merger agreement, NIC has agreed that it will and will cause its subsidiaries, and its and their respective officers and directors to, and will use its reasonable best efforts to cause its and its subsidiaries’ other representatives to, immediately cease any and all solicitation, encouragement, discussions or negotiations with any persons, or the provision of any information to any persons, with respect to any acquisition proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an acquisition proposal.
Notwithstanding the prohibitions described above, if NIC receives, prior to the receipt of the NIC stockholder approval, a bona fide written acquisition proposal or an inquiry, proposal or offer that would reasonably be expected to lead to an acquisition proposal that did not result from a breach of NIC’s non-solicitation obligations under the merger agreement, then NIC, its subsidiaries and its representatives are permitted to contact the person or any of its representatives who has made such acquisition proposal, inquiry, proposal or offer to (1) refer such person to NIC's non-solicitation obligations in the merger agreement, or (2) solely to clarify or ascertain facts regarding (and not to negotiate or engage in any discussions regarding or relating to) the material terms and conditions of such acquisition proposal, inquiry, proposal or and the person making it offer so that NIC may inform itself about such acquisition proposal, inquiry, proposal or offer and the person making it. Subject to the conditions discussed in the section entitled “The Merger Agreement—No Solicitation of Other Offers by NIC,” if NIC receives from any person, prior to the receipt of the NIC stockholder approval, an unsolicited bona fide written acquisition proposal that did not result from a breach of NIC’s non-solicitation obligations, NIC, its subsidiaries and its representatives are permitted to furnish information to such person and engage in discussions or negotiations with such person with respect to the acquisition proposal.
Change of Recommendation; Match Rights (page 70)
NIC Restrictions on Changes of Recommendation
Subject to certain exceptions described below, the NIC board of directors may not effect a change of recommendation (as defined in the section entitled “The Merger Agreement—No Solicitation of Other Offers by NIC”).

Permitted Changes of Recommendation in Connection with a Superior Proposal or Intervening Event
At any time prior to the receipt of the NIC stockholder approval:
•
the NIC board of directors may make a change of recommendation (but may not terminate the merger agreement) in response to an intervening event (as defined in the section entitled “The Merger Agreement—Change of Recommendation; Match Rights”) if the NIC board of directors has determined in good faith, after consultation with NIC’s outside legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable law; or

•
the NIC board of directors may make a change of recommendation and cause NIC to terminate the merger agreement in order to enter into a definitive agreement providing for an unsolicited acquisition proposal received after the date of the merger agreement that did not result from a breach of NIC’s non-solicitation obligations and such acquisition proposal is not withdrawn (subject to payment by NIC to Tyler of the termination fee described under the section entitled “The Merger Agreement—Termination Fee”), if the NIC board of directors has determined in good faith after consultation with NIC’s outside legal counsel and financial advisors that such acquisition proposal constitutes a superior proposal.

Prior to making a change of recommendation for any reason set forth above, NIC must provide Tyler with four business days’ prior written notice advising Tyler that the NIC board of directors intends to make a change of recommendation. In each case, NIC must cause its executive officers and direct its other representatives to negotiate in good faith (to the extent Tyler desires to negotiate) any proposal by Tyler to amend the merger agreement in a manner that would eliminate the need for the NIC board of directors to make such a change of recommendation, and, except in the case of a superior proposal, the NIC board of directors must make the required determination regarding its fiduciary duties again at the end of such four business day negotiation period (after taking into account in good faith the amendments to the merger agreement proposed by Tyler, if any).
Termination of the Merger Agreement
Termination by NIC or Tyler (page 77)
The merger agreement may be terminated at any time before the effective time:
•	by mutual written consent of NIC and Tyler; or
•	by either NIC or Tyler, if:
–
the closing has not occurred on or before June 30, 2021 (which we refer to as the “outside date”) except that if, on the outside date, all of the conditions to closing, other than certain conditions related to the expiration or termination, as applicable, of the waiting period (or extensions thereof) under the HSR Act, the absence of any restraint or other legal prohibition on the consummation of the merger (to the extent any such restraint is in respect of, or any such law is, the HSR Act) and those conditions that by their nature are to be satisfied at closing (but provided that such conditions shall then be capable of being satisfied if the closing were to take place on such date), have been satisfied or waived, then the outside date will automatically be extended one time for an additional three months. This right to terminate the merger agreement will not be available to any party whose action or failure to fulfill any obligation under the merger agreement has been a proximate cause of the failure of the transactions to be consummated by the outside date, and such action or failure to act constitutes a material breach of the merger agreement;

–
any restraint enjoining or otherwise prohibiting the consummation of the merger has become final and nonappealable and remains in effect. This right to terminate the merger agreement will not be available to any party whose action or failure to fulfill its obligations under the merger agreement has been a proximate cause of such restraint or of such restraint becoming final and nonappealable; or

–
the NIC stockholder approval has not been obtained by the affirmative vote of the holders of at least a majority of the outstanding shares of NIC common stock entitled to vote thereon at the Special Meeting (or any adjournment or postponement thereof).

Termination by NIC (page 77)
The merger agreement may be terminated at any time before the effective time by NIC if:
–
the NIC board of directors effects a change of recommendation and NIC substantially concurrently enters into a definitive agreement providing for a superior proposal, as long as (1) NIC has complied in all material respects with its obligations not to solicit, participate in negotiations with respect to, or furnish certain information in connection with, any acquisition proposal or potential acquisition proposal, as further described under the section entitled “The Merger Agreement—No Solicitation of Other Offers by NIC”, and (2) substantially concurrently with or prior to (and as a condition to) such termination, NIC pays to Tyler the $55 million termination fee described below; or

–	a Tyler breach termination event (as defined in the section entitled “The Merger Agreement—Termination of the Merger Agreement—Termination by NIC”) has occurred.
Termination by Tyler (page 78)
The merger agreement may be terminated at any time before the effective time by Tyler if:
–
prior to receipt of the NIC stockholder approval, the NIC board of directors has effected a change of recommendation or NIC has willfully and materially breached its obligations described under the sections entitled “The Merger Agreement—No Solicitation of Other Offers by NIC”; or

–	an NIC breach termination event (as defined in the section entitled “The Merger Agreement—Termination of the Merger Agreement—Termination by Tyler”) has occurred.
Termination Fee (page 78)
The merger agreement provides that NIC will pay Tyler a termination fee of $55 million if (which we refer to as the “termination fee”):
•
(1) NIC or Tyler terminates the merger agreement as a result of the closing having not occurred on or before the outside date or the NIC stockholder approval having not been obtained; (2) after the date of the merger agreement and prior to the date of the termination (or prior to the receipt of the NIC stockholder approval in the case of a termination as a result of the NIC stockholder approval having not been obtained), a bona fide acquisition proposal has been publicly disclosed and is not publicly withdrawn at least three business days prior to the earlier of the Special Meeting and the date of such termination; and (3) within 12 months of such termination, an acquisition proposal is consummated or a definitive agreement providing for an acquisition proposal is entered into, in which case NIC is required to pay such termination fee to Tyler on or prior to the date such acquisition proposal is consummated;

•
Tyler terminates the merger agreement because the NIC board of directors has effected a change of recommendation or NIC has willfully breached its obligations described under the section entitled “The Merger Agreement—No Solicitation of Other Offers by NIC”; or

•	NIC terminates the merger agreement in order to enter into a definitive agreement providing for a superior proposal.
In no event will NIC be obligated to pay the termination fee on more than one occasion.
Expenses (page 79)
Except as otherwise provided in the merger agreement, each of the parties has agreed to bear its own costs and expenses in connection with the merger agreement and the transactions contemplated by the merger agreement. However, Tyler must pay all filing fees required under the HSR Act relating to the transactions contemplated by the merger agreement.

Amendments, Enforcements and Remedies, Extensions and Waivers (page 79)
Under the merger agreement, the parties have agreed that each party will be entitled to:
•	an injunction or injunctions to prevent or remedy any breaches or threatened breaches of the merger agreement;
•	a decree or order of specific performance specifically enforcing the terms and provisions of the merger agreement; and
•
any further equitable relief, in each case, in addition to any other remedy to which a party is entitled at law or in equity, in each case without the obligation to obtain, furnish or post any bond or similar instrument.

Litigation Relating to the Merger (page 58)
In connection with the merger, as of March 16, 2021, the date immediately prior to the filing date of this proxy statement, two lawsuits have been filed in the United States District Court for the District of Delaware against NIC and its directors. The complaints generally allege that the preliminary proxy statement filed by NIC on March 2, 2021 fails to disclose allegedly material information in violation of Sections 14(a) and 20(a) of the Exchange Act, and other securities laws, rules, and regulations. NIC believes that the allegations in the complaints are without merit. Additional lawsuits arising out of the merger may also be filed in the future.
Market Prices and Dividend Data (page 84)
NIC common stock is listed on Nasdaq under the symbol “EGOV.” The closing sale price of NIC common stock on February 9, 2021, the last trading day prior to the execution of the merger agreement, was $29.81 per share. On March 16, 2021, the most recent practicable date before the filing of this proxy statement, the closing sale price of NIC common stock was $33.85 per share. You are encouraged to obtain current market quotations for our common stock in connection with voting your shares of our common stock.
Following the closing of the merger, there will be no further market for NIC common stock, and our common stock will be de-listed from Nasdaq and de-registered under the Exchange Act. As a result, following the closing of the merger and such de-registration, we will no longer file periodic reports with the SEC.
For a more complete description, please see the section entitled “Market Prices and Dividend Data” beginning on page 84 of this proxy statement.
* * *
Neither the SEC nor any state securities regulatory agency has approved or disapproved of the transactions described in this document, including the merger, or determined if the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.

QUESTIONS AND ANSWERS
The following questions and answers are intended to address briefly some commonly asked questions regarding the Special Meeting, the merger agreement and the transactions. These questions and answers may not address all questions that may be important to you as an NIC stockholder. Please refer to the section entitled “Summary” preceding this section and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement, all of which you should read carefully.
Q:	Why am I receiving this proxy statement?
A:
You are receiving this proxy statement because, on February 9, 2021, NIC entered into the merger agreement providing for the merger of Merger Sub with and into NIC, with NIC surviving the merger as a wholly-owned subsidiary of Tyler, and your vote is required in connection with the merger. You are receiving this proxy statement in connection with the solicitation of proxies by the NIC board of directors “FOR” the proposal to adopt the merger agreement and to approve the other proposals to be voted on at the Special Meeting.

Q:	What is a proxy?
A:
A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of NIC common stock. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of NIC common stock is called a “form of proxy” or “proxy card.” The NIC board of directors has designated each of Harry H. Herington, Chairman of the NIC board of directors and Chief Executive Officer, and Stephen M. Kovzan, Chief Financial Officer, with full power of substitution, as proxy for the Special Meeting.

Q:	What is the proposed transaction?
A:
The proposed transaction is the acquisition of NIC by Tyler through the merger of Merger Sub with and into NIC pursuant to the merger agreement. Following the effective time, NIC will be privately held as a wholly-owned subsidiary of Tyler, and you will no longer own shares of NIC common stock and instead will have only the right to receive the merger consideration. Following the consummation of the merger, NIC common stock will be de-listed from Nasdaq and de-registered under the Exchange Act; thus, NIC will no longer be a public company.

Q:	What will I receive in the merger?
A:
If the merger is consummated, you will be entitled to receive $34.00 in cash for each share of NIC common stock you own, without interest and less applicable withholding taxes. For example, if you own 100 shares of NIC common stock, you will be entitled to receive $3,400.00 in cash, without interest and less applicable withholding taxes. After the effective time, you will no longer have any rights as an NIC stockholder, other than the right to receive the merger consideration.

Q:	What is included in these materials?
A:	These materials include:
•	this proxy statement for the Special Meeting;
•	a proxy card or voting instruction form (enclosed with this proxy statement);
•	a copy of the merger agreement (attached as Annex A to this proxy statement);
•	the written opinion of Cowen (attached as Annex B to this proxy statement); and
•	the full text of Section 262 of the DGCL (attached as Annex C to this proxy statement).
Q:	Where and when is the Special Meeting?
A:
The Special Meeting will be held virtually via the Internet at 11:00 a.m. Central Time on April 19, 2021. As part of our precautions regarding the COVID-19 (coronavirus) pandemic, we are sensitive to the public health and travel concerns that our stockholders may have, as well as any quarantines or other protocols that governments may impose. As a result, the Special Meeting will be held solely via live webcast and there will not be a physical meeting location. NIC stockholders will be able to attend the Special Meeting online and vote their shares electronically during the meeting by visiting http://www.virtualshareholdermeeting.com/EGOV2021SM, which we refer to as the “Special Meeting website.” If you plan to attend the Special Meeting via the Special Meeting website, you will need the 16-digit control number included on your proxy card or voting instruction form that is accompanied by your proxy materials.
To ensure that you will be represented, we encourage you to promptly vote by submitting the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. In certain circumstances, the Special Meeting could be adjourned to another time or place. All references in our proxy materials to the Special Meeting include any adjournment or postponement of the Special Meeting.
Q:	How do I attend the Special Meeting?
A:
You will be able to attend the Special Meeting online and vote your shares electronically by visiting the Special Meeting website. If you plan to attend the Special Meeting, you will need the 16-digit control number included on your proxy card or voting instruction form that is accompanied by your proxy materials. During the Special Meeting, NIC stockholders will be able to vote their shares of NIC common stock. Shares previously voted at the Special Meeting do not need to be voted again unless you intend to change or revoke your prior vote.

If you are a beneficial owner of shares held in street name and wish to vote via the Special Meeting website, you should contact your broker, bank or other nominee to obtain your specific control number and further instructions. If you are not a holder of record as of the close of business on the record date, you will be permitted to vote at the Special Meeting only if you have a valid legal proxy from a holder of record as of the close of business on the record date.
Q:	What proposals will be voted on at the Special Meeting?
A:	There are three proposals scheduled to be voted on at the Special Meeting:
•	to adopt the merger agreement;
•
to approve, on a non-binding advisory basis, specified compensation that may be paid or become payable to NIC’s named executive officers in connection with the merger and contemplated by the merger agreement; and

•
to approve one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to constitute a quorum or to approve the proposal to adopt the merger agreement.

Q:	What is the NIC board of directors’ voting recommendation?
A:	Upon consideration, the NIC board of directors unanimously recommends that you vote your shares:
•	“FOR” the proposal to adopt the merger agreement;
•	“FOR” the compensation advisory proposal; and
•	“FOR” the adjournment proposal.
For a discussion of the factors that the NIC board of directors considered in determining to approve the execution and delivery of the merger agreement by NIC and to recommend the adoption of the merger agreement, please see the section entitled “The Merger (Proposal 1)—Recommendation of the NIC Board of Directors and Reasons for the Merger” beginning on page 36 of this proxy statement. In addition, in considering the recommendation of the NIC board of directors with respect to the merger agreement, you should be aware that some of our directors and executive officers have interests that may be different from, or in addition to, the interests of NIC stockholders generally. For a discussion of these interests, please see the section entitled “The Merger (Proposal 1)—Interests of NIC Directors and Executive Officers in the Merger” beginning on page 51 of this proxy statement.

Q:	Who is entitled to vote at the Special Meeting?
A:
All shares of NIC common stock owned by you as of the record date, which is the close of business on March 16, 2021, may be voted by you. You may cast one vote per share of NIC common stock that you held on the record date. These shares include shares that are:

•	held directly in your name as the stockholder of record; and
•
held through a broker, bank or other nominee for you as the beneficial owner, including those shares over which a broker, bank or other nominees has provided you with a specific control number further instructions and allowing you to vote those shares via the Special Meeting website.

As of the close of business on the record date, there were 67,905,010 shares of NIC common stock issued and outstanding, and entitled to vote at the Special Meeting. Each share of NIC common stock issued and outstanding as of the close of business on the record date will be entitled to one vote on each matter submitted to a vote at the Special Meeting.
Q:	What is the difference between holding shares as a “stockholder of record” and as a “beneficial owner”?
A:
Our stockholders may hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

•
Stockholder of Record. If your shares of NIC common stock are registered directly in your name with NIC’s transfer agent, Computershare, Inc., you are considered, with respect to those shares, the stockholder of record, and this proxy statement was sent directly to you by NIC. As the stockholder of record, you have the right to vote via the Special Meeting website, grant your voting proxy directly to certain officers of NIC or to appoint a representative of your choosing to attend the Special Meeting and vote on your behalf by granting such person a “legal proxy.”

•
Beneficial Owner. If your shares of NIC common stock are held in an account at a broker, bank or other nominee, you are considered the beneficial owner of shares held in street name, and this proxy statement was forwarded to you by your broker, bank or other nominee, who is considered, with respect to those shares, to be the “stockholder of record.” As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares on your behalf at the Special Meeting, or you may contact your broker, bank or other nominee to obtain your specific control number and further instructions. Because you are not the “stockholder of record,” you may not vote your shares via the Special Meeting website, unless you request and obtain your specific control number from your broker, bank or other nominee.

Q:	What must I do if I want to attend the Special Meeting?
A:
Only individuals who were NIC stockholders as of the close of business on the record date and their authorized representatives may attend the Special Meeting. If you plan to attend the Special Meeting, you will need the 16-digit control number included on your proxy card or voting instruction form that is accompanied by your proxy materials. During the Special Meeting, NIC stockholders will be able to vote their shares of NIC common stock. If you are a beneficial owner of shares held in street name and wish to vote at the Special Meeting, you should contact your broker, bank or other nominee to obtain your specific control number and further instructions. To ensure that you will be represented, even if you plan to attend the Special Meeting via the Special Meeting website, we encourage you to promptly vote by submitting the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you attend the Special Meeting and vote by ballot via the Special Meeting website, your vote will revoke any proxy that you have previously submitted. Please contact your broker, bank or other nominee for instructions regarding obtaining your specific control number and further instructions.

Q:	If I am a stockholder of record of shares of NIC common stock, how do I vote?
A:	If you are a stockholder of record, there are four ways you can vote:
•	via the Special Meeting website;

•	via the Internet, at the Internet address provided on the proxy card;
•	by telephone, by using the toll-free number listed on the proxy card; or
•	by mail, by completing, signing and dating the proxy card and returning it in the enclosed postage-paid envelope.
Q:	If I am a beneficial owner of shares of NIC common stock held in street name, how do I vote?
A:
If you are a beneficial owner of shares of NIC common stock held in street name, you will receive instructions from your broker, bank or other nominee as to how to vote your shares. You must follow the instructions of your broker, bank or other nominee in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain brokers, banks and other nominees. If your shares are not registered in your own name but are held through your broker, bank or other nominee and you plan to vote your shares via the Special Meeting website, you should contact your broker, bank or other nominee to obtain your specific control number and further instructions. Please note that if you hold your shares through a broker, bank or other nominee, such nominee cannot vote your shares unless you have given your nominee specific instructions as to how to vote. In order for your vote to be counted, please make sure that you submit your vote to your broker, bank or other nominee.

Q:	Will my shares of NIC common stock held in street name or another form of record ownership be combined for voting purposes with shares I hold of record?
A:
No. Because any shares of NIC common stock you may hold in street name will be deemed to be held by a different stockholder of record than any shares of NIC common stock you hold of record, any shares of NIC common stock held in street name will not be combined for voting purposes with shares of NIC common stock you hold of record. Similarly, if you own shares of NIC common stock in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card or vote separately by telephone or Internet with respect to those shares of NIC common stock because they are held in a different form of record ownership. Shares of NIC common stock held by a corporation or business entity must be voted by an authorized officer of the entity. Shares of NIC common stock held in an individual retirement account must be voted under the rules governing such account.

Q:	What is the quorum requirement for the Special Meeting?
A:
A quorum is necessary to hold a valid meeting of NIC stockholders. The holders of a majority of the shares entitled to vote, present at the Special Meeting via the Special Meeting website or represented by proxy, at the close of business on the record date will constitute a quorum at the Special Meeting. If a quorum is not present at the Special Meeting, the Special Meeting may be adjourned or postponed from time to time until a quorum is obtained.

If you submit a proxy but fail to provide voting instructions or abstain on any of the proposals listed on the proxy card, your shares will be counted for the purpose of determining whether a quorum is present at the Special Meeting.
If your shares are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, these shares will not be counted for purposes of determining whether a quorum is present for the transaction of business at the Special Meeting.
In the event that a quorum is not present at the Special Meeting, we expect to adjourn or postpone the Special Meeting until we solicit enough proxies to obtain a quorum.
Q:	What happens if I do not give specific voting instructions?
A:
Stockholder of Record. If you are a stockholder of record and you submit a signed proxy card or submit your proxy by telephone or the Internet, but do not specify how you want to vote your shares on a particular proposal, then the proxy holders will vote your shares in accordance with the recommendations of the NIC board of directors on all matters presented in this proxy statement. Thus, your shares of NIC common stock will be voted:

•	“FOR” the proposal to adopt the merger agreement;

•	“FOR” the compensation advisory proposal; and
•	“FOR” the adjournment proposal.
Beneficial Owner. If you are a beneficial owner of shares held in street name, under applicable stock exchange rules the broker, bank or other nominee that holds your shares may generally vote on routine proposals but cannot vote without instructions on non-routine matters unless they have discretionary authority. None of the proposals to be voted on at the Special Meeting are considered routine proposals. As a result, if the broker, bank or other nominee that holds your shares does not receive instructions from you on how to vote your shares, a “broker non-vote” will occur. Therefore, we urge you to give voting instructions to your broker. Shares represented by such “broker non-votes” will not be counted as present at the Special Meeting or represented by proxy in determining whether there is a quorum. A “broker non-vote” will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. Your abstention will have no effect on the compensation advisory proposal or the adjournment proposal.
Q:	What is the voting requirement to approve the proposal to adopt the merger agreement?
A:
The adoption of the merger agreement requires stockholders holding a majority of the issued and outstanding shares of NIC common stock entitled to vote thereon, to vote “FOR” the proposal to adopt the merger agreement. A failure to vote your shares of NIC common stock or an abstention from voting on this proposal will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. If your shares are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, a “broker non-vote” will arise and will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

Q:	What is the voting requirement to approve the compensation advisory proposal?
A:
The approval of the compensation advisory proposal requires stockholders holding a majority of the issued and outstanding shares of NIC common stock which are present at the Special Meeting via the Special Meeting website or represented by proxy at the Special Meeting and entitled to vote thereon, so long as a quorum is present, to vote “FOR” the compensation advisory proposal. An abstention from voting on the compensation advisory proposal will have the same effect as a vote “AGAINST” the compensation advisory proposal. If your shares are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, a “broker non-vote” will arise but, so long as a quorum is otherwise present at the Special Meeting, will have no effect on the compensation advisory proposal. Because the vote to approve the compensation advisory proposal is only advisory in nature, it will not be binding on NIC or Tyler. Accordingly, if the merger agreement is adopted by NIC stockholders and the merger is completed, the merger-related compensation may be paid to NIC’s named executive officers even if stockholders fail to approve the compensation advisory proposal, so long as quorum is otherwise present.

Q:	What is the voting requirement to approve the adjournment proposal?
A:
The approval of the adjournment proposal requires stockholders holding a majority of the issued and outstanding shares of NIC common stock, present at the Special Meeting via the Special Meeting website or represented by proxy at the Special Meeting and entitled to vote thereon, whether or not a quorum is present, to vote “FOR” the adjournment proposal. An abstention from voting on the adjournment proposal will have the same effect as a vote “AGAINST” the adjournment proposal. If your shares are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, a “broker non-vote” will arise but will have no effect on the adjournment proposal.

Q:	How do NIC directors and executive officers intend to vote?
A:
We currently expect that NIC directors and executive officers will vote their shares of NIC common stock “FOR” the proposal to adopt the merger agreement and the other proposals to be considered at the Special Meeting, although they have no obligation to do so.

The directors and executive officers of NIC have interests in the merger that may be different from, or in addition to, the interests of NIC stockholders generally. These interests are described in more detail in the section entitled “The Merger (Proposal 1)—Interests of NIC Directors and Executive Officers in the Merger” beginning on page 51 of this proxy statement.

Q:	What effects will the merger have on NIC and the NIC common stock?
A:
NIC common stock is currently registered under the Exchange Act and is listed on Nasdaq under the symbol “EGOV.” At the effective time, Merger Sub will merge with and into NIC, with NIC continuing as the surviving corporation and as a wholly-owned subsidiary of Tyler. As a result of the merger, NIC will cease to be a publicly traded company. Following the consummation of the merger, NIC common stock will be de-listed from Nasdaq and de-registered under the Exchange Act.

Q:	What effects will the merger have on NIC Restricted Stock Awards?
A:
Immediately prior to the effective time, each outstanding NIC restricted stock award that is fully vested and not subject to any restrictions (or that, pursuant to its terms as in effect on the date of the merger agreement or the terms of the merger agreement, will accelerate in full and no longer be subject to any further vesting as a result of or in connection with the consummation of the merger), will be released to the holder of such NIC restricted stock award, to the extent not previously released, and converted into the right to receive, with respect to each share of NIC common stock subject to such NIC restricted stock award (as determined in accordance with the applicable award agreement), the merger consideration, less all applicable withholding and other authorized deductions.

At the effective time, each outstanding NIC restricted stock award that vests solely based on the achievement of performance goals will automatically vest in full and be cancelled and converted into the right to receive, with respect to each share of NIC common stock subject to such NIC restricted stock award (as determined in accordance with the applicable award agreement), the merger consideration, less all applicable withholding and other authorized deductions.
At the effective time, each assumed RSA will be assumed by Tyler and converted into a Tyler restricted stock award on the same terms and conditions (including those relating to accelerated vesting upon a termination of employment in connection with or following the effective time) as applicable to such assumed RSA immediately prior to the effective time, as converted into a number of shares of Tyler common stock of equivalent value at the effective time.
No NIC restricted stock awards have been granted to any director, executive officer or employee of NIC between the date of the merger agreement and the date of this proxy statement.
Q:	What will happen to the NIC Employee Stock Purchase Plan?
A:
Any NIC employee who is not a participant in the offering period in effect under the NIC ESPP as of the date of the merger agreement (which we refer to as the “current ESPP offering period”), may not become a participant in the current ESPP offering period and no current participant may increase the percentage of his or her payroll deduction election from that in effect on the date of the merger agreement for such current ESPP offering period. For the current ESPP offering period, each participant’s accumulated payroll deduction shall be used to purchase shares of NIC common stock in accordance with the terms of the NIC ESPP on the earlier of the scheduled purchase date for such current ESPP offering period and immediately prior to the effective time. No new offering period will commence under the NIC ESPP prior to the termination of the merger agreement and, subject to the consummation of the merger, the NIC ESPP will terminate effective immediately prior to the effective time.

Q:	When is the merger expected to be completed?
A:
Together with Tyler, we are working toward completing the merger as quickly as possible after the date of the Special Meeting, and currently expect to consummate the merger in the second quarter of 2021. We cannot be certain when or if the conditions to the merger will be satisfied (or, to the extent permitted, waived). The merger cannot be completed until the conditions to closing are satisfied (or, to the extent permitted, waived), including the adoption of the merger agreement by NIC stockholders.

Q:	What happens if the merger is not completed?
A:
If the merger agreement is not adopted by NIC stockholders, or if the merger is not completed for any other reason, NIC stockholders will not receive any payment for their shares of NIC common stock in connection with the merger. Except in certain circumstances where NIC has entered into an alternative transaction to the merger,

NIC would remain a public company, and shares of NIC common stock would continue to be registered under the Exchange Act, as well as listed and traded on Nasdaq. In the event that the merger agreement is terminated, in certain specified circumstances, the termination fee will be due and payable by NIC to Tyler. See the sections entitled “The Merger Agreement—Termination Fee” beginning on page 78 of this proxy statement and “The Merger Agreement—Effect of Termination” beginning on page 78 of this proxy statement.
Q:	What will happen if stockholders do not approve the compensation advisory proposal?
A:
The inclusion of this proposal is required by the SEC rules. However, the approval of the compensation advisory proposal is not a condition to the completion of the merger and the vote on the compensation advisory proposal is an advisory vote and will not be binding on NIC or Tyler. If the merger agreement is adopted by NIC stockholders and the merger is completed, the merger-related compensation may be paid to NIC’s named executive officers even if stockholders fail to approve the compensation advisory proposal.

Q:	Can I revoke my proxy or change my vote?
A:	Yes. If you are a stockholder of record, you may revoke your proxy at any time before the vote is taken at the Special Meeting by:
•
voting over the Internet or by telephone as instructed on the proxy card. Only your latest Internet or telephone vote will be counted. You may not change your vote over the Internet or by telephone after 11:59 p.m. Eastern Time on April 18, 2021;

•
providing a written notice of revocation that is received before the Special Meeting by the Corporate Secretary at NIC Inc., 25501 West Valley Parkway, Suite 300, Olathe, KS 66061, Attention: Corporate Secretary;

•	completing, signing, dating and returning a new proxy card by mail to NIC before the Special Meeting (received by or with our last mail delivery before the Special Meeting begins); or
•	attending the Special Meeting and requesting that your proxy be revoked and/or voting via the Special Meeting website as instructed above.
Please note, however, that only your last-dated proxy will count. Attending the Special Meeting without taking one of the actions described above will not in itself revoke your proxy. Please note that if you want to revoke your proxy by mailing a new proxy card or by sending a written notice of revocation to NIC, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by NIC before the Special Meeting (such new proxy cards or written notices of revocation received by or with our last mail delivery before the Special Meeting begins will be counted).
If you hold your shares in street name through a broker, bank or other nominee, you will need to follow the instructions provided to you by your broker, bank or other nominee in order to revoke your proxy or submit new voting instructions. You may also revoke your proxy by obtaining your specific control number and further instructions from your broker, bank or other nominee that holds the shares of record and voting your shares via the Special Meeting website.
Q:	What happens if I do not vote or if I abstain from voting on the proposals?
A:
The requisite number of shares to approve the proposal to adopt the merger agreement is based on the total number of shares of NIC common stock issued and outstanding, not just the shares that are voted. Failure to submit a signed proxy card, grant a proxy by telephone or the Internet or to vote via the Special Meeting website by ballot at the Special Meeting will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. If your shares are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, a “broker non-vote” will arise and will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. For more information concerning the Special Meeting, the merger agreement and the merger, please review this proxy statement and the copy of the merger agreement attached as Annex A to this proxy statement.

The requisite number of shares to approve the compensation advisory proposal is a majority of the shares of NIC common stock issued and outstanding and that are present or represented by proxy at the Special Meeting and entitled to vote thereon. A quorum is a majority of the shares of NIC common stock issued and outstanding. An abstention from voting will have the same effect as a vote “AGAINST” the compensation advisory proposal. If your shares are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, a “broker non-vote” will arise but will have no effect on the compensation advisory proposal, so long as a quorum is otherwise present.
The requisite number of shares to approve the adjournment proposal is a majority of shares of NIC common stock issued and outstanding and that are present or represented by proxy at the Special Meeting and entitled to vote thereon, whether or not a quorum is present. An abstention from voting will have the same effect as a vote “AGAINST” the adjournment proposal. If your shares are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, a “broker non-vote” will arise but will have no effect on the adjournment proposal.
Only shares of NIC common stock that are issued and outstanding as of the close of business on the record date are eligible to be voted on each of the three proposals and will be counted for purposes of determining whether a quorum is present at the Special Meeting.
Q:	If the merger is consummated, how will I receive the cash for my shares of NIC common stock?
A:
If the merger is consummated and your shares of NIC common stock are held in book-entry or in the name of a broker, bank or other custodian, the cash proceeds will be deposited into your bank or brokerage account without any further action on your part. If you hold your shares of NIC common stock in certificate form, you will receive a letter of transmittal with instructions on how to send your shares of NIC common stock to the paying agent in connection with the merger. The paying agent will issue and deliver to you a check for your shares of NIC common stock after you comply with such instructions.

Q:	What happens if the market price of shares of NIC common stock significantly changes before the closing?
A:	Tyler is not obligated to change the merger consideration of $34.00 per share of NIC common stock as a result of a change in the market price of NIC common stock.
Q:	What happens if I sell my shares of NIC common stock before completion of the merger?
A:
In order to receive the merger consideration, you must hold your shares of NIC common stock through completion of the merger. Consequently, if you transfer your shares of NIC common stock before completion of the merger, you will have transferred your right to receive the merger consideration in the merger.

The record date for stockholders entitled to vote at the Special Meeting is March 16, 2021. If you transfer your shares of NIC common stock after the record date but before the closing, unless you have granted a “legal proxy” to the purchaser as part of the transfer, you will have the right to vote at the Special Meeting, although you will have transferred your right to receive the merger consideration in the merger.
Q:	Should I send in my evidence of ownership now?
A:
No. After the merger is completed, you will receive a letter of transmittal, if applicable, and related materials from the paying agent for the merger with detailed written instructions for exchanging your shares of NIC common stock evidenced by stock certificates for the merger consideration. If your shares of NIC common stock are held in street name by your broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee as to what action, if any, you need to take in order to effect the surrender of your street name shares in exchange for the merger consideration. Please do not send in any documentation of evidence of ownership now.

Q:	Am I entitled to exercise dissenters’ or appraisal rights instead of receiving the merger consideration for my shares of NIC common stock?
A:
Yes. Under Section 262 of the DGCL, stockholders who do not vote for the adoption of the merger agreement have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery, but only if they fully comply with all applicable requirements of the DGCL, which are summarized in this proxy statement. Any appraisal amount determined by the court could be more than, the same as, or less than the merger consideration. Any stockholder intending to exercise appraisal rights must, among other things, submit a written demand for appraisal to NIC before the vote on the proposal to adopt the merger agreement and such stockholder must not vote or otherwise submit a proxy in favor of the adoption of the merger agreement. Failure to comply exactly with the procedures and requirements specified under the DGCL will result in the loss of appraisal rights. The discussion of appraisal rights contained in this proxy statement is not a full summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL that is attached as Annex C to this proxy statement. For additional information, see the section entitled “Appraisal Rights” beginning on page 87 of this proxy statement. Because of the complexity of the DGCL relating to appraisal rights, if you are considering exercising your appraisal rights, we encourage you to seek the advice of your own legal counsel.
Q:	Will I be subject to U.S. federal income tax upon the exchange of NIC common stock for the merger consideration pursuant to the merger?
A:
Generally, yes, if you are a U.S. stockholder. The exchange of shares of NIC common stock for the merger consideration pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. Accordingly, an NIC stockholder that is a “U.S. holder” (as defined in the section entitled “The Merger (Proposal 1)—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 55 of this proxy statement) will recognize taxable gain or loss in an amount equal to the difference, if any, between (1) the amount of cash received by such U.S. holder in the merger and (2) such U.S. holder’s adjusted tax basis in the shares of NIC common stock exchanged therefor. With respect to an NIC stockholder that is a “non-U.S. holder” (as defined in the section entitled “The Merger (Proposal 1)—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 55 of this proxy statement), the exchange of shares of NIC common stock for the merger consideration pursuant to the merger generally will not result in tax to such non-U.S. holder under U.S. federal income tax laws unless such non-U.S. holder has certain connections with the United States. Backup withholding may apply to the cash payment made pursuant to the merger unless the NIC stockholder or other payee provides a valid taxpayer identification number and complies with certain certification procedures (generally, by providing a properly completed and executed IRS Form W-9 or IRS Form W-8 or applicable successor form).

Each NIC stockholder is urged to read the discussion in the section entitled “The Merger (Proposal 1)—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 55 of this proxy statement.
Because particular circumstances may differ, we recommend that you consult your own tax advisor to determine the U.S. federal income tax consequences relating to the merger in light of your own particular circumstances and any consequences arising under any state, local or non-U.S. tax laws or tax treaties.
Q:	What does it mean if I get more than one proxy card?
A:
If your shares of NIC common stock are registered differently or are held in more than one account, you will receive more than one proxy or voting instruction form. Please complete and return all of the proxy cards or voting instructions forms you receive (or submit each of your proxies or voting instructions forms by telephone or the Internet, if available to you) to ensure that all of your shares of NIC common stock are voted.

Q:	How many copies should I receive if I share an address with another stockholder?
A:
Some brokers, banks and other nominees may participate in the practice of “householding” proxy statements, annual reports and notices of Internet availability of proxy materials. This means that a single set of our proxy materials, containing a single copy of this proxy statement but multiple proxy cards or voting instruction forms, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of our proxy materials to you if you write or call our proxy solicitor, Innisfree M&A Incorporated (which we refer to as “Innisfree”) by telephone, toll-free at +1 (877) 825-8621, or in writing at Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022. Banks and brokers may call collect at +1 (212) 750-5833. In addition, stockholders who share a single address, but receive multiple copies of this proxy statement, may request that in the future they receive a single copy by contacting (1) NIC at NIC Inc., 25501 West Valley Parkway, Suite 300, Olathe, KS 66061, Attention: Corporate Secretary or by calling +1 (844) 944-3468 (if your shares are registered in your own name) or (2) your broker, bank or other nominee (if your shares are registered in their name).

Q:	Who will count the votes?
A:	The votes will be counted by one or more inspectors of election appointed for the Special Meeting.

Q:	Who will solicit and bear the cost of soliciting votes for the Special Meeting?
A:
NIC will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made by telephone or by electronic and facsimile transmission by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. NIC has engaged Innisfree as proxy advisor to assist in the solicitation of proxies for the NIC Special Meeting. NIC estimates that it will pay the proxy advisor a fee of up to $45,000, plus reimbursement of certain expenses. In addition, NIC may reimburse its transfer agent, brokerage firms and other persons representing beneficial owners of shares of NIC common stock for their expenses in forwarding solicitation material to such beneficial owners.

Q:	Are there any other risks to me from the merger that I should consider?
A:	Yes. There are risks associated with all business combinations, including the merger. See the section entitled “Forward-Looking Statements” beginning on page 21 of this proxy statement.
Q:	Where can I find the voting results of the Special Meeting?
A:
NIC will announce preliminary voting results at the Special Meeting via the Special Meeting website and publish preliminary, or final results if available, in a current report on Form 8-K filed with the SEC within four business days after the Special Meeting.

Q:	What do I need to do now?
A:
We urge you to carefully read this entire document carefully, including its annexes and the documents incorporated by reference, and to consider how the merger affects you. Your vote is important, regardless of the number of shares of NIC common stock you own. Please see the above questions “If I am a stockholder of record of shares of NIC common stock, how do I vote?” and “If I am a beneficial owner of shares of NIC common stock held in street name, how do I vote?” for a summary of instructions on how to vote.

Q:	Where can I find more information about NIC?
A:	You can find more information about us from various sources described in the section entitled “Where You Can Find Additional Information” beginning on page 93 of this proxy statement.
Q:	Who can help answer my other questions?
A:
If you have more questions about the merger, or require assistance in submitting your proxy or voting your shares or need additional copies of this proxy statement or the enclosed proxy card, please contact Innisfree, which is acting as the proxy solicitor and information agent for NIC in connection with the merger:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Stockholders may call toll-free: +1 (877) 825-8621
Banks and brokers may call collect: +1 (212) 750-5833
If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

FORWARD-LOOKING STATEMENTS
This proxy statement contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Such statements include statements concerning anticipated future events and expectations that are not historical facts. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible” or “potential,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions or the negative thereof. All forward-looking statements included in this proxy statement are based upon information available to us as of the filing date of this proxy statement, and, except to the extent required by applicable law, we undertake no obligation to update any of these forward-looking statements for any reason. You should not place undue reliance on forward-looking statements. The forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by these statements. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include the factors identified in NIC annual report on Form 10-K for the year ended December 31, 2020, under the heading “Risk Factors,” as updated from time to time by NIC quarterly reports on Form 10-Q and other documents of NIC on file with the SEC or in this proxy statement filed with the SEC by NIC, and the following factors:
•
risks related to the consummation of the merger, including the risks that (1) the merger may not be consummated within the anticipated time period, or at all, (2) NIC may fail to obtain stockholder approval of the merger agreement, (3) the parties may fail to secure the termination or expiration of any waiting period applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (4) other conditions to the consummation of the merger under the merger agreement may not be satisfied;

•
the effects that any termination of the merger agreement may have on NIC or Tyler or their respective businesses, including the risks that NIC’s or Tyler’s stock price may decline significantly if the merger is not completed;

•
the effects that the announcement or pendency of the merger may have on NIC or Tyler and their respective businesses, including the risks that as a result (1) NIC’s business, operating results or stock price may suffer, (2) NIC’s current plans and operations may be disrupted, (3) NIC’s ability to retain or recruit key employees may be adversely affected, (4) NIC’s business relationships (including customers and suppliers) may be adversely affected, or (5) NIC’s management’s or employees’ attention may be diverted from other important matters;

•	the effect of limitations that the merger agreement places on NIC’s ability to operate its business, return capital to stockholders or engage in alternative transactions;
•	the nature, cost and outcome of pending and future litigation and other legal proceedings, including any such proceedings related to the merger and instituted against NIC and others;
•	the risk that the merger and related transactions may involve unexpected costs, liabilities or delays; and
•	other economic, business, competitive, legal, regulatory, and/or tax factors.
Consequently, all of the forward-looking statements we make in this proxy statement are qualified by the information contained or incorporated by reference herein, including, but not limited to, (1) the information contained under this heading and (2) the information contained under the heading “Risk Factors” and information in our consolidated financial statements and notes thereto included in our most recent filing on Form 10-K and subsequent periodic and interim report filings (see “Where You Can Find Additional Information” beginning on page 93 of this proxy statement). No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.

PARTIES INVOLVED IN THE MERGER
NIC Inc.
25501 West Valley Parkway, Suite 300
Olathe, KS 66061
Telephone: (844) 944-3468
NIC Inc. is a leading digital government solutions and payments company, serving more than 7,100 federal, state and local government agencies across the nation. With headquarters in Olathe, Kansas, and offices in more than 30 states, NIC partners with government to deliver user-friendly digital services that make it easier and more efficient to interact with government – providing valuable conveniences such as applying for unemployment insurance, submitting business filings, renewing licenses, accessing information and making secure payments without visiting a government office.
NIC is a Delaware corporation and NIC common stock trades on Nasdaq under the symbol “EGOV. Our principal executive offices are located at 25501 West Valley Parkway, Suite 300, Olathe, KS 66061 and our telephone number is (844) 944-3468.
Additional information about NIC is contained in our public filings, which are incorporated by reference herein. See “Where You Can Find Additional Information” beginning on page 93 of this proxy statement.
Tyler Technologies, Inc.
5101 Tennyson Parkway
Plano, TX 75024
Telephone: (972) 713-3700
Tyler Technologies, Inc. provides integrated software and technology services to the public sector. Tyler’s end-to-end solutions empower local, state, and federal government entities to operate more efficiently and connect more transparently with their constituents and with each other. By connecting data and processes across disparate systems, Tyler’s solutions are transforming how clients gain actionable insights that solve problems in their communities. Tyler has more than 27,000 successful installations across more than 11,000 sites, with clients in all 50 states, Canada, the Caribbean, Australia, and other international locations.
Tyler is a Delaware corporation and its stock is traded on the New York Stock Exchange under the symbol “TYL.” Tyler’s principal executive offices are located at 5101 Tennyson Parkway, Plano, TX 75024 and its telephone number is (972) 713-3700.
Topos Acquisition, Inc.
5101 Tennyson Parkway
Plano, TX 75024
Telephone: (972) 713-3700
Topos Acquisition, Inc. is a Delaware corporation formed for the sole purpose of completing the merger with NIC. Merger Sub is a wholly-owned subsidiary of Tyler. Merger Sub has engaged in no other business to date except for activities pursuant to or in connection with the merger agreement, the merger and the other transactions. Upon completion of the merger, Merger Sub will merge with and into NIC and will cease to exist. Merger Sub’s principal executive offices are located at 5101 Tennyson Parkway, Plano, TX 75024 and its telephone number is (972) 713-3700.

THE SPECIAL MEETING
We are furnishing this proxy statement to NIC stockholders as part of the solicitation of proxies by the NIC board of directors for use at the Special Meeting or any adjournment or postponement thereof. This proxy statement provides NIC stockholders with the information they need to know to be able to vote or instruct their vote to be cast at the Special Meeting or any adjournment or postponement thereof.
Date, Time and Place of the Special Meeting
This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the NIC board of directors for use at the Special Meeting to be held virtually via the Internet on April 19, 2021 beginning at 11:00 a.m. Central Time or at any adjournment or postponement thereof. NIC has chosen to hold the Special Meeting solely by means of remote location (via the Internet) and not in a physical location given the current public health impacts of COVID-19 (coronavirus) and our desire to promote the health and safety of NIC stockholders, as well as NIC directors, officers, employees and other constituents.
Only individuals who were NIC stockholders as of the close of business on the record date and their authorized representatives may attend the Special Meeting. If you plan to attend the Special Meeting, you will need the 16-digit control number included on your proxy card or voting instruction form that is accompanied by your proxy materials. If you are a beneficial owner of shares held in street name and wish to vote via the Special Meeting website, you should contact your broker, bank or other nominee to obtain your specific control number and further instructions. To ensure that you will be represented, even if you plan to attend the Special Meeting via the Special Meeting website, we encourage you to promptly vote by submitting the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you attend the Special Meeting and vote by ballot via the Special Meeting website, your vote will revoke any proxy that you have previously submitted. Please contact your broker, bank or other nominee for instructions regarding obtaining your specific control number and further instructions.
This proxy statement and the enclosed form of proxy are first being mailed to NIC stockholders on or about March 19, 2021.
Purposes of the Special Meeting
The primary purpose of the Special Meeting is for our stockholders to consider and vote upon the proposal to adopt the merger agreement. Our stockholders holding a majority of the shares of NIC common stock issued and outstanding at the close of business on the record date and entitled to vote thereon must adopt the merger agreement in order for the merger to occur. If our stockholders fail to adopt the merger agreement, the merger will not occur. A copy of the merger agreement is attached as Annex A to this proxy statement, and the material provisions of the merger agreement are summarized in the section of this proxy statement entitled “The Merger Agreement” beginning on page 59 of this proxy statement.
In addition, our stockholders are being asked to approve the compensation advisory proposal, which is the approval, on a non-binding advisory basis, of specified compensation that may be paid or become payable to NIC’s named executive officers in connection with the merger and contemplated by the merger agreement, the value of which is disclosed in the table entitled “Golden Parachute Compensation” and the notes accompanying that table in the section entitled “Advisory Vote on Specified Compensation (Proposal 2)” beginning on page 80 of this proxy statement.
Our stockholders are also being asked to approve the adjournment proposal, which is one or more adjournments of the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to constitute a quorum or to approve the proposal to adopt the merger agreement.
At this time, we know of no other matters to be voted on at the Special Meeting. If any other matters properly come before the Special Meeting, your shares of NIC common stock will be voted in accordance with the discretion of the appointed proxy holders.
Record Date and Quorum
The holders of record of NIC common stock as of the close of business on March 16, 2021, the record date for the Special Meeting, are entitled to receive notice of and to vote at the Special Meeting. As of the close of business on the record date, 67,905,010 shares of NIC common stock were issued and outstanding, and entitled to vote at the Special Meeting.

The presence at the Special Meeting of the holders of a majority of the shares of NIC common stock issued and outstanding and entitled to vote, present via the Special Meeting website or represented by proxy, at the close of business on the record date will constitute a quorum. Once a share is represented at the Special Meeting, it will be counted for the purpose of determining a quorum at the Special Meeting. However, if a new record date is set for an adjourned Special Meeting, then a new quorum will have to be established. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present for the purpose of determining a quorum at the Special Meeting. “Broker non-votes,” described below under the section entitled “The Special Meeting—Attendance; Voting; Proxies; Revocation—Shares of NIC Common Stock Held in Street Name” beginning on page 25 of this proxy statement, will not be included in the calculation of the number of shares considered to be present for the purpose of determining a quorum at the Special Meeting.
Required Vote
Holders of NIC common stock are entitled to one vote on each proposal submitted to a vote at the Special Meeting for each share of NIC common stock they own at the close of business on the record date.
For NIC to complete the merger, stockholders holding a majority of the shares of NIC common stock issued and outstanding at the close of business on the record date and entitled to vote thereon must vote “FOR” the proposal to adopt the merger agreement. A failure to vote your shares of NIC common stock or an abstention from voting will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. If your shares are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, a “broker non-vote” will arise and will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.
The approval, on a non-binding advisory basis, of the compensation advisory proposal requires the affirmative vote of stockholders holding a majority of the issued and outstanding shares of NIC common stock which are present via the Special Meeting website or represented by proxy at the Special Meeting and entitled to vote thereon, so long as a quorum is present, to vote “FOR” the proposal. An abstention from voting will have the same effect as a vote “AGAINST” the compensation advisory proposal. If your shares are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, a “broker non-vote” will arise but will have no effect on the compensation advisory proposal, so long as a quorum is otherwise present.
The affirmative vote of stockholders holding a majority of the issued and outstanding shares of NIC common stock which are present via the Special Meeting website or represented by proxy at the Special Meeting and entitled to vote thereon, whether or not a quorum is present, is required to vote “FOR” the adjournment proposal. An abstention from voting will have the same effect as a vote “AGAINST” the adjournment proposal. If your shares are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, a “broker non-vote” will arise but will have no effect on the adjournment proposal.
Voting by NIC Directors and Executive Officers
At the close of business on the record date, directors and executive officers of NIC were entitled to vote 1,835,608 shares of NIC common stock, or approximately 2.7% of the shares of NIC common stock issued and outstanding on that date. We currently expect that NIC directors and executive officers will vote their shares “FOR” the proposal to adopt the merger agreement and “FOR” the other proposals to be considered at the Special Meeting, although they have no obligation to do so.
The directors and executive officers of NIC have interests in the merger that may be different from, or in addition to, the interests of NIC stockholders generally. These interests are described in more detail in the section entitled “The Merger (Proposal 1)—Interests of NIC Directors and Executive Officers in the Merger” beginning on page 51 of this proxy statement.
Attendance; Voting; Proxies; Revocation
Attendance
All holders of shares of NIC common stock as of the close of business on the record date, including stockholders of record and beneficial owners of NIC common stock registered in the street name of a broker, bank or other nominee, are invited to attend the Special Meeting via the Special Meeting website. During the Special Meeting, NIC stockholders will be able to vote their shares. If you are a beneficial owner of shares held in street name and wish to vote via the Special Meeting website, you should contact your broker, bank or other nominee to obtain your specific control number and further instructions.
Voting Via Virtual Meeting
Stockholders of record who have registered in advance to attend the Special Meeting will be able to vote at the Special Meeting via the Special Meeting website. If you are a beneficial owner of shares held in street name and wish to vote at the Special Meeting via the Special Meeting website, you should contact your broker, bank or other nominee to obtain your specific control number and further instructions.
Providing Voting Instructions by Proxy
To ensure that your shares of NIC common stock are voted at the Special Meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the Special Meeting via the Special Meeting website.
Shares of NIC Common Stock Held by Record Holder
If you are a stockholder of record, you may provide voting instructions by proxy using one of the following methods:
•	via the Internet, at the Internet address provided on the proxy card;
•	by telephone, by using the toll-free number listed on the proxy card; or
•	by mail, by completing, signing and dating the proxy card and returning it in the enclosed postage-paid envelope.
If you submit a signed proxy card or submit your proxy by telephone or the Internet, but do not specify how you want to vote your shares on a particular proposal, then the proxy holders will vote your shares in accordance with the recommendations of the NIC board of directors on all matters presented in this proxy statement. If you fail to return your proxy card and you are a holder of record as of the close of business on the record date, unless you attend the Special Meeting and vote via the Special Meeting website, the effect will be that your shares of NIC common stock will not be considered present at the Special Meeting for purposes of determining whether a quorum is present at the Special Meeting, will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement, will have no effect on the vote regarding the compensation advisory proposal, so long as a quorum is otherwise present, and will have no effect on the vote regarding the adjournment proposal.
Shares of NIC Common Stock Held in Street Name
If your shares of NIC common stock are held in the name of a broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee as to how to vote your shares. You must follow the instructions of your broker, bank or other nominee in order for your shares of NIC common stock to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain brokers, banks and other nominees. If your shares of NIC common stock are not registered in your own name but are held through your broker, bank or other nominee and you plan to vote your shares at the Special Meeting via the Special Meeting website, you should contact your broker, bank or other nominee to obtain your specific control number and further instructions.
In accordance with the rules of Nasdaq, brokers, banks and other nominees that hold shares of NIC common stock in street name for their customers do not have discretionary authority to vote the shares with respect to the proposal to adopt the merger agreement, the compensation advisory proposal, or the adjournment proposal. Accordingly, if brokers, banks or other nominees do not receive specific voting instructions from the beneficial owner of such shares, they may not vote such shares with respect to these proposals. Under such circumstance, a “broker non-vote” would arise. “Broker non-votes,” if any, will not be considered present at the Special Meeting for purposes of determining whether a quorum is present at the Special Meeting, will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement and will have no effect (1) so long as a quorum is otherwise present, on the compensation advisory proposal or (2) on the adjournment proposal. Thus, for shares of NIC common stock held in street name, only shares of NIC common stock affirmatively voted “FOR” the proposal to adopt the merger agreement will be counted as a vote “FOR” such proposal.

Revocation of Proxies
Any person giving a proxy pursuant to this solicitation has the power to revoke and change it at any time before it is voted. If you are a stockholder of record, you may revoke your proxy at any time before the vote is taken at the Special Meeting by:
•
voting over the Internet or by telephone as instructed on the proxy card. Only your latest Internet or telephone vote will be counted. You may not change your vote over the Internet or by telephone after 11:59 p.m. Eastern Time on April 18, 2021;

•
providing a written notice of revocation that is received before the Special Meeting by the Corporate Secretary at NIC Inc., 25501 West Valley Parkway, Suite 300, Olathe, KS 66061, Attention: Corporate Secretary;

•	completing, signing, dating and returning a new proxy card by mail to NIC before the Special Meeting (received by or with our last mail delivery before the Special Meeting begins); or
•	attending the Special Meeting and request that your proxy be revoked and/or voting via the Special Meeting website as instructed above.
Please note, however, that only your last-dated proxy will count. Attending the Special Meeting without taking one of the actions described above will not in itself revoke your proxy. If you want to revoke your proxy by mailing a new proxy card or by sending a written notice of revocation to NIC, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by NIC before the Special Meeting (such new proxy cards or written notices of revocation received by or with our last mail delivery before the Special Meeting begins will be counted).
If you hold your shares in street name through a broker, bank or other nominee, you will need to follow the instructions provided to you by your broker, bank or other nominee in order to revoke your proxy or submit new voting instructions. You may also revoke your proxy by obtaining your specific control number and further instructions from your broker, bank or other nominee and voting your shares at the Special Meeting via the Special Meeting website.
Abstentions
An abstention occurs when a stockholder attends a meeting, either virtually or by proxy, but abstains from voting. Abstentions will be included as shares of NIC common stock present or represented at the Special Meeting for purposes of determining whether a quorum has been achieved. Abstaining from voting will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement, the compensation advisory proposal and the adjournment proposal.
Adjournments or Postponements
Although it is not currently expected, the Special Meeting may be adjourned or postponed if necessary or appropriate, including for the purpose of soliciting a sufficient number of proxies “FOR” the proposal to adopt the merger agreement. In the event that a sufficient number of shares of NIC common stock is present at the Special Meeting via the Special Meeting website or represented by proxy, and voted “FOR” the proposal to adopt the merger agreement at the Special Meeting such that the NIC stockholder approval will have been obtained, NIC does not anticipate that it will adjourn or postpone the Special Meeting.
The Special Meeting may be adjourned by either the chairperson of the Special Meeting or by the affirmative vote of the holders of a majority of the shares of NIC common stock that are present at the Special Meeting via the Special Meeting website or represented by proxy at the Special Meeting and entitled to vote at the Special Meeting or as otherwise permitted by law, whether or not a quorum is present. Any adjournment or postponement of the Special Meeting will allow NIC stockholders who have already sent in their proxies to revoke them at any time before their use at the Special Meeting that was adjourned or postponed.
The NIC Board of Directors’ Recommendation
The NIC board of directors has unanimously (1) determined that the terms of the merger agreement and the transactions contemplated by the merger agreement, including the merger, are fair to, and in the best interests of, NIC and its stockholders, (2) approved the execution and delivery by NIC of the merger agreement, the performance by

NIC of its covenants and agreements contained in the merger agreement and the consummation of the merger and other transactions contemplated by the merger agreement upon the terms and subject to the conditions set forth in the merger agreement, (3) recommended that the stockholders of NIC adopt the merger agreement, and (4) directed that the adoption of the merger agreement be submitted to a vote of NIC stockholders (which we refer to as the “NIC board recommendation”).
The NIC board of directors unanimously recommends that you vote: (a) “FOR” the adoption of the merger agreement; (b) “FOR,” on a non-binding advisory basis, the compensation proposal; and (c) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to constitute a quorum or to approve the proposal to adopt the merger agreement at the time of the Special Meeting.
Solicitation of Proxies
We are paying the cost for the preparation, printing and distribution of the proxy materials. We may use the services of our directors, officers and employees, without additional compensation, to solicit proxies. We will reimburse any holder of record for its reasonable expenses incurred in completing the mailing of stockholder requested proxy materials to the beneficial owners of our common stock. NIC has engaged Innisfree to assist in the solicitation of proxies for the Special Meeting. NIC estimates that it will pay Innisfree a fee of up to $45,000, plus reimbursement of certain expenses. In addition, NIC may reimburse its transfer agent, brokerage firms and other persons representing beneficial owners of shares of NIC common stock for their expenses in forwarding solicitation material to such beneficial owners.
Householding
We are permitted to send a single set of proxy materials to stockholders who share the same last name and address. This procedure is called “householding” and is designed to reduce our printing and postage costs. This means that we may send a single set of our proxy materials, containing a single copy of this proxy statement but separate proxy cards or voting instruction forms for each stockholder in your household. We will promptly deliver a separate copy of our proxy materials to you if you write or call Innisfree by telephone, toll-free at +1 (877) 825-8621, or in writing to Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022. Such requests by street name holders should be made through their broker, bank or other nominee.
In addition, stockholders who share a single address, but receive multiple copies of this proxy statement, may request that in the future they receive a single copy by contacting (1) NIC at NIC Inc., 25501 West Valley Parkway, Suite 300, Olathe, Kansas 66061, Attention: Corporate Secretary or by calling +1 (844) 944-3468 (if your shares are registered in your own name) or (2) your broker, bank or other nominee (if your shares are registered in their name).
Other Information
You should not return any evidence of your shares of NIC common stock or send documents representing NIC common stock with the proxy card. If the merger is completed, the paying agent for the merger will send to you a letter of transmittal, if applicable, and related materials and instructions for exchanging your shares of NIC common stock.
Questions and Additional Information
If you have any questions concerning the merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of NIC common stock, please contact our proxy solicitor:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Stockholders may call toll-free: +1 (877) 825-8621
Banks and brokers may call collect: +1 (212) 750-5833

THE MERGER (PROPOSAL 1)
The description of the merger in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated by reference herein. This summary does not purport to be complete and may not contain all of the information about the merger that is important to you. You are encouraged to read the merger agreement carefully and in its entirety.
Certain Effects of the Merger; Merger Consideration
If the merger agreement is adopted by NIC stockholders and the other conditions to the closing are either satisfied or waived, Merger Sub will merge with and into NIC, the separate corporate existence of Merger Sub will cease, and NIC will continue as the surviving corporation in the merger as a wholly-owned subsidiary of Tyler.
Upon the consummation of the merger, each share of NIC common stock issued and outstanding immediately prior to the effective time, other than cancelled shares, dissenting shares and assumed RSAs, will be cancelled and converted into the right to receive $34.00 in cash, without interest and less applicable withholding taxes. At the effective time, NIC stockholders will cease to have ownership interests in NIC or rights as stockholders of NIC, except as provided in the merger agreement or by law.
NIC common stock is currently registered under the Exchange Act and is listed on Nasdaq under the symbol “EGOV.” As a result of the merger, NIC will cease to be a publicly traded company and will be a wholly-owned subsidiary of Tyler. Following the consummation of the merger, NIC common stock will be de-listed from Nasdaq and de-registered under the Exchange Act, in each case in accordance with applicable law, rules and regulations.
If the merger agreement is not adopted by NIC stockholders, or if the merger is not completed for any other reason, NIC stockholders will not receive any payment for their shares of NIC common stock in connection with the merger. Except in certain circumstances where NIC has entered into an alternative transaction to the merger, NIC will remain a public company, and shares of NIC common stock will continue to be registered under the Exchange Act, as well as listed and traded on Nasdaq.
Background of the Merger
The NIC board of directors regularly reviews and assesses NIC’s performance, risks, opportunities and strategy. Additionally, the NIC board of directors and management periodically review and evaluate industry developments and strategic opportunities and alternatives available to NIC as part of NIC’s efforts to strengthen its business and enhance value for its stockholders. Opportunities and alternatives considered at times by the NIC board of directors and management included, among other things, potential acquisitions of other companies and other strategic transactions.
On September 23, 2020, Harry Herington, NIC’s chief executive officer and chairman of the NIC board of directors, received a call from Lynn Moore, Tyler’s president and chief executive officer. In their conversation, Mr. Moore raised the topic of a potential combination of NIC and Tyler and outlined his thoughts regarding the strategic fit between the two companies. Mr. Herington responded by informing Mr. Moore that NIC was not seeking to be acquired, but that Mr. Herington recognized the natural alignment of the companies and noted that there may be other business opportunities for Tyler and NIC to work together.
On September 24, 2020, Mr. Herington notified Art Burtscher, NIC’s lead independent director, of his call with Mr. Moore. Mr. Herington also notified certain members of NIC’s senior management team of his call with Mr. Moore.
On September 26 and 28, 2020, Mr. Moore sent Mr. Herington emails including information regarding Tyler’s business and outlining how Tyler saw a combination of NIC and Tyler benefitting NIC’s existing business.
On October 12, 2020, Mr. Moore followed up with Mr. Herington by email to inform Mr. Herington that Tyler intended to engage an investment banking firm to assist Tyler with conducting a valuation of NIC. Mr. Herington replied to Mr. Moore’s email to acknowledge receipt and to express an interest in building an ongoing business relationship.
On October 14, 2020, Mr. Herington and other members of NIC’s senior management team informed representatives of Cowen of Tyler’s interest in a potential combination of NIC and Tyler. Cowen had previously been engaged by

NIC in 2018 in connection with NIC's receipt of an unsolicited indication of interest from a potential financial buyer to act as NIC’s exclusive strategic and financial advisor, and to assist NIC in connection with NIC's analysis and consideration of strategic alternatives, and has been engaged by NIC as buyside financial advisor for potential acquisition transactions since March 2019.
On October 18, 2020, Mr. Moore sent Mr. Herington an email to inform Mr. Herington that Tyler had interviewed an investment banking firm and had called a special meeting of the Tyler board of directors to inform them of Tyler’s interest in NIC. Mr. Moore’s email stated that Mr. Moore would be back in touch with Mr. Herington sometime during the week of November 9, 2020 after Tyler’s regular board meeting and quarterly earnings call. On October 20, 2020, Mr. Herington replied to Mr. Moore’s email to thank Mr. Moore for the status update and to inform him that Mr. Herington would inform the NIC board of directors of Mr. Herington’s communications with Mr. Moore at NIC’s regular board meeting on October 26, 2020.
On October 23, 2020, Mr. Moore sent Mr. Herington an email to inform Mr. Herington that the Tyler board of directors had engaged Goldman Sachs as its financial advisor. Mr. Herington replied to Mr. Moore’s email to acknowledge receipt.
On October 26, 2020, at a regular meeting of the NIC board of directors, Mr. Herington informed the NIC board of directors of Mr. Herington’s September 23, 2020 call from Mr. Moore and of their subsequent email communications. Mr. Herington also informed the NIC board of directors that he had notified Mr. Burtscher on September 24, 2020. Mr. Herington noted that Mr. Moore had not made any offer for Tyler to acquire NIC and had not communicated any price or price range as part of these communications. After discussion, the NIC board of directors determined that it would not consider any offer unless it provided an equity value in excess of $2 billion and was primarily a cash offer.
Between November 1, 2020 and November 6, 2020, Mr. Moore and Mr. Herington exchanged emails congratulating each other on each company’s recent earnings announcements.
On November 11, 2020, Mr. Moore telephoned Mr. Herington, indicating that he and the Tyler board of directors remained enthusiastic about combining the two companies. Mr. Moore indicated that he intended to send Mr. Herington a confidential non-binding proposal outlining a potential transaction, and that the proposal was based only on publicly available information. Mr. Herington responded that it was premature to provide Tyler with confidential information but that if Tyler made a proposal that was worth serious consideration, NIC would engage an investment banker and provide Tyler with confidential information pursuant to a nondisclosure agreement. Later that day, Mr. Moore sent to Mr. Herington the unsolicited proposal he had referred to in his previous communication, which presented Tyler’s non-binding indication of interest in acquiring NIC (which we refer to as the “November 11 Proposal”) in an all-stock transaction for a price of $27.25 per share, determined by a fixed exchange ratio to be established closer to signing a definitive transaction agreement.
On November 12, 2020, Mr. Herington discussed the November 11 Proposal with Mr. Burtscher, and they concluded that the November 11 Proposal did not meet the criteria established by the NIC board of directors at the October 26, 2020 board meeting for an offer to warrant consideration by the NIC board of directors. Mr. Herington then emailed Mr. Moore a letter rejecting the November 11 Proposal.
On November 13, 2020, Mr. Moore sent Mr. Herington an email thanking Mr. Herington for NIC’s response, stating that Mr. Moore continued to believe that a combination of NIC and Tyler made sense for the clients, employees and shareholders of each company, and asking if they could discuss NIC’s growth strategies. Mr. Herington responded by informing Mr. Moore that being anything other than an independent company was not part of NIC’s strategy, and that NIC’s growth strategies included tuck-in acquisitions and investing in vertical growth platforms.
On November 18, 2020, Mr. Moore sent Mr. Herington a text message indicating that he intended to send Mr. Herington a revised confidential non-binding proposal outlining a potential transaction. Mr. Herington telephoned Mr. Moore and left him a voicemail message thanking Mr. Moore for his text message and reminding Mr. Moore of their initial conversation that NIC was not seeking to be acquired by Tyler, and that while Mr. Moore’s indication of interest was intriguing, NIC was focused on executing NIC’s strategy as a stand-alone independent public company. Later that day, Mr. Moore sent to Mr. Herington the revised unsolicited proposal he had referred to in his previous communication, which presented Tyler’s non-binding indication of interest in acquiring NIC (which we refer to as the “November 18 Proposal”) in an all-stock transaction for a price of $28.75 per share, determined by a fixed exchange ratio to be established closer to signing a definitive transaction agreement. Later that day,

Mr. Herington informed Mr. Burtscher of the November 18 Proposal. After discussing the November 18 Proposal, Mr. Burtscher reaffirmed to Mr. Herington the directive of the NIC board of directors established at the October 26, 2020 board meeting. Mr. Herington then emailed Mr. Moore a letter rejecting the November 18 Proposal.
On November 19, 2020, NIC engaged Shearman & Sterling LLP (which we refer to as “Shearman & Sterling”) as NIC’s counsel in connection with corporate governance matters and a potential business combination transaction.
On November 22, 2020, Mr. Moore sent Mr. Herington an email acknowledging Mr. Herington’s November 18, 2020 voicemail message and suggesting a follow-up discussion on November 30, 2020. Mr. Herington sent Mr. Moore a reply email agreeing to have a discussion on November 30, 2020.
On November 24, 2020, Mr. Herington called a special meeting of the NIC board of directors to be held on December 3, 2020, in order for Mr. Herington to formally brief the NIC board of directors of his discussions with Mr. Moore and of the receipt of the November 11 Proposal and the November 18 Proposal. Mr. Herington then called each member of the NIC board of directors and offered to speak with them and answer any questions in advance of the December 3, 2020 meeting.
On November 29, 2020, Mr. Moore sent Mr. Herington an email outlining Mr. Moore’s vision for how the two companies would be structured after an acquisition, indicating that there would be roles for NIC’s leadership team and that Mr. Herington would have a role in Tyler’s executive management. Mr. Herington responded by informing Mr. Moore that NIC was not seeking to be acquired by Tyler, and that NIC did not consider an acquisition by Tyler as a viable possibility. Mr. Herington indicated that NIC was focused on executing NIC’s strategy as a stand-alone independent public company, including completing NIC’s 2021 business plan and budget, and that NIC had not speculated on what a potential combination would look like or on what role its leadership team would have in a combined company.
On November 30, 2020, Mr. Moore and Mr. Herington spoke by telephone as agreed on November 22, 2020. Mr. Moore stated that he continued to believe in the value that would be created by a combination of NIC with Tyler and that both companies would be stronger as a combined company. Mr. Herington responded that NIC was not seeking to be acquired by Tyler or any other company, and that the November 18 Proposal did not warrant consideration by NIC. Mr. Herington also told Mr. Moore that he found Moore’s indication of interest to be intriguing and saw the potential value that a combination of NIC with Tyler could bring to the customers of both companies, and that depending on the price a merger could potentially be in the best interest of NIC stockholders. Mr. Moore stated that Tyler was revisiting the valuation indicated by the November 18 Proposal, and asked Mr. Herington whether NIC would be willing to consider a revised proposal. Mr. Herington also told Mr. Moore that he believed that NIC’s stock price would exceed the price offered by the November 18 Proposal by NIC executing its current strategy as a stand-alone independent public company. Mr. Moore then asked Mr. Herington if he had any comment on the structure of the November 11 Proposal and the November 18 Proposal, including the all-stock consideration. Mr. Herington informed Mr. Moore that, while Mr. Herington was not interested in negotiating the terms of a proposed transaction on that call, when Mr. Herington informed the NIC board of directors of the November 11 Proposal and the November 18 Proposal the NIC board of directors had expressed concern over the Tyler price earnings multiple, which would make an all-stock proposal challenging for the NIC board of directors. Mr. Moore then indicated to Mr. Herington that Tyler was still interested in pursuing a potential transaction with NIC, and that he would work with his team to prepare a revised proposal.
On December 3, 2020, at a meeting of the NIC board of directors, Mr. Herington briefed the NIC board of directors of his discussions with Mr. Moore and of the receipt of the November 11 Proposal and the November 18 Proposal, and also briefed the NIC board of directors on his discussions with representatives of Cowen, which representatives were known to members of the NIC board of directors because of Cowen’s experience advising NIC and reputation as an independent financial advisor and as a financial advisor to technology companies. At the meeting, William Van Asselt, NIC’s general counsel, informed the NIC board of directors that Shearman & Sterling had been engaged as NIC’s counsel, and reviewed with the NIC directors their fiduciary duties both in general and in the context of their evaluation of whether to engage in discussions with Tyler regarding a potential transaction. NIC’s management shared information that had been provided by representatives of Cowen, including historical stock price premiums paid in certain acquisition transactions. The NIC board of directors discussed how to respond to future communications or offers that may be received from Tyler, what alternatives might be available to Tyler if NIC were to reject future proposals that may be made by Tyler, what other potential buyers might be interested in acquiring NIC and whether NIC should conduct a market check of other potential buyers. The NIC board of directors then instructed Mr. Herington that any proposal from Tyler to acquire NIC for a price in excess of $30.00 per share should be brought to the NIC board of directors for consideration at a special meeting.
On December 11, 2020, Mr. Moore called Mr. Herington to inform him that Tyler would be sending a revised proposal. Following their call, Mr. Moore sent to Mr. Herington the revised unsolicited proposal, which presented Tyler’s non-binding indication of interest in acquiring NIC (which we refer to as the “December 11 Proposal”). The December 11 Proposal stated that, based on publicly available information, Tyler would acquire NIC in an all-cash transaction for a price of $31.35 per share, and that Tyler would obtain a financing commitment from Goldman Sachs. The December 11 Proposal also stated that Tyler had the flexibility to offer a mix of cash and stock consideration.
On December 12, 2020, Mr. Herington emailed Mr. Moore to acknowledge receipt of the December 11 Proposal and to inform Mr. Moore that a special meeting of the NIC board of directors had been scheduled to consider the December 11 Proposal and that Mr. Herington would respond to Mr. Moore after the board meeting.
On December 15, 2020, the NIC board of directors held a meeting to discuss the December 11 Proposal. Mr. Herington introduced the representatives of Cowen and Shearman & Sterling. Representatives of Shearman & Sterling then reviewed with the NIC board of directors the fiduciary duties of the directors under Delaware law and provided the NIC board of directors with an overview of a typical transaction process, including transaction structures, timeline and process, and the role of the board, management and advisors. Mr. Herington and the representatives of Cowen and Shearman & Sterling discussed with the NIC board of directors (1) the December 11 Proposal, (2) Mr. Herington’s discussions with Mr. Moore, (3) potential responses to the December 11 Proposal, (4) whether, when and how to conduct a market check, (5) the financial analysis that would be provided by Cowen in connection with any acquisition proposal that the NIC board of directors would be asked to consider, (6) the role of the NIC board of directors in evaluating any acquisition proposal and in negotiating any transaction, and (7) antitrust considerations. The NIC board of directors determined to obtain further information about the December 11 Proposal, including NIC’s prospects if it remained a stand-alone independent company, and requested Cowen to prepare a preliminary financial analysis of the December 11 Proposal and a list of parties that might be interested in exploring a potential strategic transaction involving NIC to contact as part of a market check for discussion at a meeting of the NIC board of directors to be held on December 30, 2020.
After the board meeting, Mr. Herington and Mr. Moore spoke by telephone and Mr. Herington informed Mr. Moore that the NIC board of directors directed NIC’s management and advisors to prepare analyses to aid the NIC board of directors in its evaluation of the December 11 Proposal, and that Mr. Herington expected to have the response of the NIC board of directors to the December 11 Proposal before the end of the year.
On December 30, 2020, the NIC board of directors held a meeting to further discuss the December 11 Proposal. Representatives of Cowen summarized the November 11 Proposal, the November 18 Proposal and the December 11 Proposal and NIC’s stock performance, including the adverse impact on NIC’s public market valuation resulting from the loss of state contracts between 2013 and 2018, and NIC’s improved performance since December 2018. Members of NIC’s management presented management’s operating model and five-year projections (which we refer to as the “projections” and as described in more detail below in the section below entitled “The Merger (Proposal 1)—Projected Financial Information” beginning on page 49 of this proxy statement) to assess the potential long-term benefits and risks to stockholders if NIC were to remain a stand-alone independent company, compared to the risks and benefits of pursuing a potential sale of NIC on the terms reflected in the December 11 Proposal. Representatives of Cowen compared management’s projections with Wall Street consensus forecasts for NIC and compared NIC’s projected revenue growth and margins for 2021 and 2022 with corresponding data for certain other companies in the vertical software, payments, government services and IT services industries. Representatives of Cowen also reviewed with the NIC board of directors its preliminary financial analysis of the December 11 Proposal. After discussion, the NIC board of directors determined, based on their collective experience and judgment, that the December 11 Proposal undervalued NIC and that the execution of NIC’s then-current strategic plan could deliver greater long-term value to NIC stockholders than the transaction contemplated by the December 11 Proposal. The NIC board of directors authorized Mr. Herington to respond to the December 11 Proposal with a counterproposal of $39.00 per share. The NIC board of directors also decided to engage Cowen as NIC’s financial advisor based on Cowen’s experience and reputation, subject to negotiation of a mutually acceptable engagement letter. Representatives from Shearman & Sterling reviewed with the NIC board of directors its fiduciary duties in connection with evaluating and responding to the December 11 Proposal, including determining whether to contact other companies that might be interested in a strategic transaction with NIC. Representatives of Cowen then reported on their review of parties that might be potentially interested in exploring a potential strategic transaction involving NIC as part of the market check process that had been requested by the NIC board of directors at the December 15, 2020 meeting. Representatives of Cowen reported that they identified various potential financial buyers for whom NIC might meet their investment criteria, and various potential strategic buyers (including various strategic buyers backed by financial buyers) that might have a business rationale for a transaction with NIC. Representatives of Cowen then described their review of each of these potential buyers, and how they identified specifically four potential strategic buyers from the list (which we refer to as “Company A,” “Company B,” “Company C” and “Company D”) that Cowen believed would have the most compelling strategic and financial rationale for acquiring NIC, the financial wherewithal to acquire NIC and a demonstrated history of completing comparable acquisition transactions. The NIC board of directors then instructed Mr. Herington and representatives of Cowen to contact each of these four companies to determine whether any of them had any interest in pursuing a possible strategic transaction with NIC.
On December 31, 2020, Mr. Herington and Mr. Moore spoke by telephone and Mr. Herington informed Mr. Moore that the NIC board of directors met to discuss the December 11 Proposal. Mr. Herington reiterated that NIC was not actively pursuing a merger or acquisition of NIC and that NIC’s management and board of directors were confident of NIC’s future success as a stand-alone independent company. Mr. Herington also told Mr. Moore that the NIC board of directors recognized the potential value that a combination of NIC with Tyler could bring to the customers of both companies and that, depending on the price, a merger could potentially be in the best interest of NIC stockholders. Mr. Herington then shared with Mr. Moore the determination of the NIC board of directors that the December 11 Proposal undervalued NIC and presented the counterproposal of $39.00 per share. Mr. Herington also indicated that NIC would accept a mix of cash and stock consideration if Tyler were not able to pay all cash at that valuation. Mr. Moore replied that he would need to discuss NIC’s counterproposal with other Tyler executives and members of the Tyler board of directors and with representatives of Goldman Sachs before he could respond.
On January 4, 2021, Cowen and NIC entered into an engagement letter pursuant to which Cowen was engaged by NIC to act as NIC’s exclusive financial advisor in connection with a possible sale or other business combination transaction.
Also on January 4, 2021, as instructed by the NIC board of directors, representatives of Cowen contacted senior executives of Company B, Company C and Company D to determine whether any of them had any interest in pursuing a possible strategic transaction with NIC. Between January 5, 2021 and January 7, 2021, representatives of each of these companies notified representatives of Cowen that they were not interested in pursuing a possible strategic transaction with NIC. Also on January 4, Mr. Herington contacted the chief executive officer of Company A to determine whether Company A had any interest in pursuing a possible strategic transaction with NIC. The chief executive officer of Company A indicated that he was interested in having a further discussion with NIC, and Mr. Herington indicated that representatives of Cowen would follow up with Company A. Between January 4, 2021 and January 7, 2021, representatives of Cowen contacted the chief executive officer of Company A three times and, at the direction of Company A's chief executive officer, attempted to contact the chief financial officer of Company A to schedule a meeting or telephone call, but the chief financial officer of Company A did not respond to Cowen's outreach.
On January 10, 2021, Mr. Moore sent Mr. Herington a text message to arrange a call on January 11, 2021. On January 11, 2021, Mr. Herington and Mr. Moore spoke by telephone and Mr. Moore verbally responded to Mr. Herington’s December 31, 2020 counterproposal with an all-cash offer price of $32.85 per share. Mr. Moore also informed Mr. Herington that Tyler expected to receive a highly confident letter from Goldman Sachs in the next few days. Mr. Herington replied that he did not believe that Mr. Moore’s revised proposal would be acceptable to the NIC board of directors. After further discussion, Mr. Moore then proposed an offer price of $34.00 per share, acknowledging that the Tyler board of directors had not authorized him to offer that amount and that Mr. Moore would need to seek approval from the executive committee of the Tyler board of directors.
On January 12, 2021, Mr. Moore sent to Mr. Herington a revised proposal, which presented Tyler’s non-binding indication of interest in acquiring NIC (which we refer to as the “January 12 Proposal”). The January 12 Proposal stated that Tyler would acquire NIC in an all-cash transaction for a price of $34.00 per share, and that Tyler would obtain a financing commitment from Goldman Sachs. The January 12 Proposal indicated that it was Tyler’s “best and final” proposal, and stated Tyler’s belief that it represented a full and fair valuation for NIC shareholders and, if presented directly to them, would be viewed very favorably and considered in their best interests.

On January 13, 2021, the NIC board of directors held a meeting to discuss the January 12 Proposal. Representatives of Cowen summarized the market check conducted by Cowen and Mr. Herington and reviewed with the NIC board of directors Cowen’s preliminary financial analysis of the January 12 Proposal. Representatives of Cowen also described for the NIC board of directors the highly confident letter and financing commitment letter that Tyler expected to receive from Goldman Sachs. Representatives of Shearman & Sterling reviewed with the NIC board of directors the fiduciary duties of the directors under Delaware law, explained the need to consider transaction certainty, and summarized Shearman & Sterling’s regulatory analysis regarding a potential combination of NIC and Tyler. The NIC board of directors discussed the January 12 Proposal, including (1) the meaning of “best and final” and whether the January 12 Proposal was really a “best and final” offer, (2) what actions Tyler could take if NIC did not accept the January 12 Proposal, (3) whether to make another counterproposal to Tyler and the potential risks of engaging in further price negotiations, (4) the value of the January 12 Proposal to NIC stockholders, (5) the risks of remaining an independent company, including the sensitivity of NIC’s stock price to the risk of losing a material customer, (6) that the offer was all cash and did not have a stock component, so NIC stockholders did not bear the risk of any potential price decline in Tyler's common stock after a transaction was announced, (7) the possibility of changes in capital gains tax treatment under the new presidential administration, (8) that the January 12 Proposal was not expected to have a financing contingency, and that Tyler expected to receive a highly confident letter and financing commitment letter from Goldman Sachs, (9) Shearman & Sterling’s analysis of potential regulatory implications of a transaction with Tyler, (10) the timing of a potential transaction, the potential for leaks and management distraction from day to day business in a prolonged sale process, and (11) whether the January 12 Proposal represented the best value available to NIC stockholders under the current circumstances. After discussion, the NIC board of directors determined, based on their collective experience and judgment, to proceed with the January 12 Proposal, and authorized NIC to enter into a nondisclosure agreement including a standstill provision with Tyler, continue discussions with Tyler regarding the January 12 Proposal, and provide due diligence information regarding NIC to Tyler.
After the board meeting, Mr. Herington and Mr. Moore spoke by telephone and Mr. Herington informed Mr. Moore that the NIC board of directors authorized NIC to proceed with the January 12 Proposal. Mr. Herington informed Mr. Moore that the NIC board of directors wanted to understand Tyler’s timeline and requirements for entering into a definitive agreement, and to confirm that the transaction would not be subject to a financing contingency. Mr. Herington also requested that Mr. Moore introduce Shearman & Sterling to Tyler’s counsel. Following the call, Mr. Moore provided Mr. Herington with contact information for Tyler’s counsel at Munck Wilson Mandala, LLP (which we refer to as “Munck Wilson”), and representatives of Shearman & Sterling provided representatives of Munck Wilson a draft nondisclosure agreement which included a one year standstill provision. Tyler and NIC entered into the nondisclosure agreement on January 14, 2021.
On January 15, 2021, Mr. Moore sent Mr. Herington a highly confident letter from Goldman Sachs, and indicated that Tyler would provide a financing commitment letter in connection with entering into a definitive merger agreement. Mr. Moore also exchanged emails with Mr. Herington that a draft of a nonbinding letter of intent would be forthcoming from Tyler’s counsel and regarding due diligence and the scheduling of meetings between their respective management teams. On January 15, 2021, Munck Wilson sent Shearman & Sterling a proposed nonbinding letter of intent executed by Tyler. Also on January 15, 2021, representatives of Goldman Sachs provided representatives of Cowen with an initial high level due diligence request list.
On January 17, 2021, representatives of Cowen spoke by telephone with representatives of Goldman Sachs to discuss the timeline for the proposed transaction and each party’s contemplated earnings release date, due diligence, management meetings and the proposed transaction structure. At the direction of the NIC board of directors, representatives of Cowen expressed NIC’s preference for a tender offer rather than a merger because of the shorter time period between signing and closing. Based upon consultations with Tyler, representatives of Goldman Sachs expressed Tyler’s preference for a merger because it provided Tyler with more time to complete the financing for the transaction. Representatives of Goldman Sachs provided representatives of Cowen with a detailed due diligence request list and a summary of topics to be discussed in management meetings, which representatives of Cowen subsequently shared with NIC’s management.
On January 18, 2021, Mr. Van Asselt and representatives of Shearman & Sterling spoke by videoconference with Abigail Diaz, Tyler’s chief legal officer, and representatives of Munck Wilson to discuss the letter of intent proposed by Tyler, the timeline for the proposed transaction and each party’s contemplated earnings release date, due diligence and the proposed transaction structure. Representatives of Shearman & Sterling expressed NIC’s preference for a tender offer rather than a merger because of the shorter time period between signing and closing, but that NIC would be prepared to accommodate Tyler’s preferred structure and longer timeline provided that Tyler would agree that the merger agreement would have minimal conditionality. It was ultimately determined by the parties that a nonbinding letter of intent was not necessary for the transaction, and a letter of intent was never finalized or executed by NIC.
On January 19, 2021, representatives of Tyler’s management, Goldman Sachs and Munck Wilson were provided access to a virtual data room containing materials provided in response to Tyler’s due diligence requests.
On January 21, 2021, Mr. Herington and Mr. Moore spoke by telephone to verify that the due diligence process was proceeding smoothly and to discuss the management presentations scheduled for January 22, 2021. Mr. Herington also informed Mr. Moore that NIC was evaluating a potential acquisition of a privately held company and separately that NIC was negotiating to purchase its corporate office building in Olathe, Kansas.
On January 22, 2021, the NIC board of directors met with NIC’s management, representatives of Cowen and representatives of Shearman & Sterling to discuss the status of NIC’s discussions and due diligence with Tyler.
Following the board meeting, on January 22, 2021, NIC’s management met by videoconference with Tyler’s management. At the meeting, the respective management teams discussed NIC’s business and prospects, and NIC shared with Tyler portions of the projections (as described in more detail below in the section below entitled “The Merger (Proposal 1)—Projected Financial Information” beginning on page 49 of this proxy statement). Following the management meetings on January 22, 2021, Mr. Moore sent Mr. Herington an email providing positive feedback on the management meetings held that day.
On January 23, 2021, representatives of Munck Wilson provided a draft merger agreement to representatives of Shearman & Sterling.
On January 26, 2021, Mr. Herington sent Mr. Moore a text message to congratulate Mr. Moore on Tyler being awarded a contract to provide its electronic filing solution to the Texas Office of Court Administration through 2027, followed by an exchange of text messages between Mr. Herington and Mr. Moore in which each confirmed that the discussions between NIC and Tyler were progressing smoothly and that neither party had raised any issues or concerns.
On January 29, 2021, representatives of Shearman & Sterling sent a revised draft of the merger agreement to representatives of Munck Wilson.
On January 29, 2021, the NIC board of directors met with NIC’s management, representatives of Cowen and representatives of Shearman & Sterling to discuss the status of NIC’s discussions and due diligence with Tyler. Representatives of Shearman & Sterling summarized Tyler’s financing for the proposed transaction. The NIC board of directors discussed two recent analyst reports on NIC and recent trading prices for NIC’s stock. Representatives of Shearman & Sterling reviewed with the NIC board of directors the fiduciary duties of the directors under Delaware law and provided a recap of the NIC board of directors’ process for evaluating the proposed transaction and the market check conducted by Cowen and Mr. Herington at the direction of the NIC board of directors. In response to a question from the NIC board of directors, Mr. Herington informed the NIC board of directors that Tyler had not made any statements regarding future employment for NIC’s senior management team. Mr. Herington indicated that no such conversations had taken place and then requested that the NIC board of directors authorize him to engage in discussions with Tyler regarding employment arrangements for NIC’s senior management team. The NIC board of directors provided Mr. Herington with this authorization.
On February 1, 2021, Mr. Van Asselt and representatives of Shearman & Sterling spoke by videoconference with Ms. Diaz and representatives of Munck Wilson to negotiate the merger agreement.
A regular meeting of the NIC board of directors was held on February 1, 2021. Representatives of Cowen and representatives of Shearman & Sterling were present for the portion of the meeting at which the NIC board of directors discussed the status of NIC’s discussions with Tyler. Mr. Van Asselt and representatives of Shearman & Sterling reviewed the timeline for the proposed transaction and the schedule for future meetings of the NIC board of directors and other key dates. Representatives of Shearman & Sterling reviewed the material terms of the draft merger agreement, and representatives of Cowen reviewed with the NIC board of directors an update of certain portions of Cowen’s preliminary financial analysis of the January 12 Proposal.
On February 1, 2021, Mr. Herington and Mr. Moore exchanged emails in which each confirmed that the discussions between NIC and Tyler continued to progress smoothly and to schedule a call to take place the following day.

On February 2, 2021, representatives of Munck Wilson sent a revised draft of the merger agreement to representatives of Shearman & Sterling.
On February 2, 2021, Mr. Herington and Mr. Moore spoke by telephone to discuss the progress of the discussions between NIC and Tyler, the status of Tyler’s proposed financing for the transaction, the timing of the transaction announcement, the treatment of restricted stock awards held by NIC’s non-executive directors, a comparison of each company’s employee benefit programs and employment and retention matters, including Tyler’s desire for NIC’s senior management team to assist Tyler with the transition and integration of NIC’s business through closing and to remain employed by Tyler following closing. No specific roles or responsibilities for members of NIC’s senior management team were discussed.
On February 4, 2021, Mr. Herington and Mr. Moore spoke by telephone and discussed Mr. Moore’s intention following closing to make a pool of stock incentives available to members of NIC’s senior management team to ensure a smooth transition and integration period. However, no specific roles or responsibilities for members of NIC’s senior management team were discussed.
On February 4, 2021, representatives of Munck Wilson provided representatives of Shearman & Sterling a draft of the debt commitment letter that Tyler was negotiating with representatives of Goldman Sachs.
During the period between February 4, 2021 and February 9, 2021, Mr. Van Asselt and Shearman & Sterling and Ms. Diaz and Munck Wilson negotiated the unresolved terms of the merger agreement. Representatives of Shearman & Sterling also provided Tyler and its advisors feedback on the conditions precedent to the debt commitment letter in order to align them with the closing conditions in the merger agreement.
On February 5, 2021, the NIC board of directors met with NIC’s management, representatives of Cowen and representatives of Shearman & Sterling to discuss the status of NIC’s discussions and due diligence with Tyler. Representatives of Cowen reported on the status and structure of Tyler’s financing for the proposed transaction. Representatives of Shearman & Sterling reported on the status of discussions with Munck Wilson and the anticipated timing for finalizing the merger agreement, and for signing the merger agreement and announcing the proposed transaction. Representatives of Shearman & Sterling summarized the open issues in the merger agreement negotiations, including (1) NIC’s ability to pay dividends in the ordinary course subsequent to the dividend declared at the February 1, 2021 meeting of the NIC board of directors, (2) the amount of the termination fee, (3) the ability of either party to extend the June 30, 2021 outside termination date if the transaction has not closed by such date for antitrust reasons, and (4) NIC’s ability to take certain actions between the signing and closing of the transaction. Mr. Herington then reported on his discussions with Mr. Moore regarding employment matters, including employment arrangements for NIC’s senior management team, as authorized by the NIC board of directors at the January 29, 2021 meeting.
On February 8, 2021, the NIC board of directors met with NIC’s management, representatives of Cowen and representatives of Shearman & Sterling to discuss the status of NIC’s discussions and due diligence with Tyler. Representatives of Cowen reported on the status of Tyler’s financing for the proposed transaction and on their discussions with representatives of Goldman Sachs. Representatives of Shearman & Sterling reported on the status of discussions with Munck Wilson regarding the merger agreement and the resolution of the open issues in the merger agreement negotiations that were discussed at the February 5 meeting, Tyler’s debt commitment letter, and the anticipated timing for finalizing and signing the merger agreement and for announcing the proposed transaction. Representatives of Shearman & Sterling reported that the remaining open issue in the merger agreement negotiations was the amount of the termination fee, and that Tyler’s last proposal was $68.0 million and NIC’s last proposal was $55.0 million. Representatives of Cowen provided market data benchmarking termination fees in acquisition transactions of similar size. After discussion, the NIC board of directors provided guidance on a range of termination fees that would be acceptable to the NIC board of directors. Representatives of Cowen then reviewed with the NIC board of directors Cowen’s updated preliminary financial analysis of the January 12 Proposal.
On the evening of February 9, 2021, the NIC board of directors met with NIC’s management, representatives of Cowen and representatives of Shearman & Sterling to review the terms and conditions of the proposed transaction with Tyler. Representatives of Shearman & Sterling reviewed the fiduciary duties of the directors under Delaware law and summarized the NIC board of directors’ process in evaluating the proposed transaction with Tyler. Representatives of Shearman & Sterling reported that the remaining open issue in the merger agreement negotiations, the amount of the termination fee, had been resolved by Tyler accepting NIC’s proposed fee of $55.0 million. Representatives of Shearman & Sterling reviewed with the NIC board of directors the terms and conditions of the proposed merger agreement, the final copy of which had been provided to the NIC board of directors in advance of the meeting, and certain terms of Tyler’s debt commitment letter with representatives of Goldman Sachs. Representatives of Cowen reviewed with the NIC board of directors Cowen’s financial analysis of the proposed cash merger consideration of $34.00 per share of NIC common stock. Representatives of Cowen then delivered to the NIC board of directors Cowen’s opinion to the effect that, as of February 9, 2021 and subject to the various assumptions and limitations set forth therein, the merger consideration of $34.00 per share to be received by NIC stockholders in the merger was fair, from a financial point of view, to such stockholders. The NIC board of directors, with the advice and assistance of representatives of Cowen, Shearman & Sterling and NIC’s management, then evaluated and discussed the terms of the merger agreement and the transactions contemplated thereby. The NIC board of directors took into consideration the factors deemed relevant by the NIC board of directors, including the factors described below in the section below entitled “The Merger (Proposal 1)—Recommendation of the NIC Board of Directors and Reasons for the Merger” beginning on page 36 of this proxy statement. After discussion and consideration of the financial and other information presented, the NIC board of directors unanimously determined that the terms of the merger agreement and the transactions contemplated thereby, including the merger, were fair to, and in the best interests of, NIC and its stockholders, and approved the execution and delivery by NIC of the merger agreement, the performance by NIC of its covenants and agreements contained in the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement upon the terms and subject to the conditions contained in the merger agreement.
At 11:59 p.m., Eastern Time, on February 9, 2021, the merger agreement and related documents were executed and delivered by each of NIC and Tyler.
On February 10, 2021, NIC and Tyler issued a joint press release announcing the execution of the merger agreement.
Recommendation of the NIC Board of Directors and Reasons for the Merger
Recommendation of the NIC Board of Directors
After considering the various factors described below, the NIC board of directors unanimously (1) determined that the terms of the merger agreement and the transactions contemplated by the merger agreement, including the merger, were fair to, and in the best interests of, NIC and its stockholders, (2) approved the execution and delivery by NIC of the merger agreement, the performance by NIC of its covenants and agreements contained in the merger agreement and the consummation of the merger and other transactions upon the terms and subject to the conditions set forth in the merger agreement, (3) recommended that the stockholders of NIC adopt the merger agreement, and (4) directed that adoption of the merger agreement be submitted to a vote of NIC stockholders.
The NIC board of directors unanimously recommends that you vote (a) “FOR” the proposal to adopt the merger agreement (b) “FOR” the compensation advisory proposal and (c) “FOR” the adjournment proposal.
Reasons for the Merger
In evaluating the merger agreement and the merger, the NIC board of directors consulted with NIC’s senior management and its outside legal and financial advisors and, in reaching its determination to recommend that NIC stockholders adopt the merger agreement, the NIC board of directors relied upon and considered numerous factors, including the material factors set forth below (the order in which the following factors appear does not reflect any relative significance):
Financial Terms; Certainty of Value
•
The belief of the NIC board of directors that the merger consideration of $34.00 in cash per share of NIC common stock represents fair value for the shares of NIC common stock, taking into account, among other things, NIC’s current and historical financial condition, results of operations, business, competitive position and prospects, as well as NIC’s near-term and long-term standalone plan in the event NIC were to remain an independent public company, and the future prospects and risks associated with remaining an independent public company and the risks and uncertainties associated with NIC’s ability to execute the standalone plan.

•
The relationship of the per share merger consideration to the current and historical market prices of NIC common stock and the fact that the per share merger consideration represents a premium to the current and historical market prices of NIC common stock, including a premium of:

–	approximately 14.1% to the closing share price of February 9, 2021, the last trading day prior to the announcement of the merger;
–	approximately 19.8% to the 20-trading day volume weighted average share price as of February 9, 2021; and
–	approximately 21.8% to the 30-trading day volume weighted average share price as of February 9, 2021.
•
The fact that the merger consideration consists solely of cash, which provides certainty of value and immediate liquidity to NIC stockholders and does not expose them to any future risks related to Tyler’s stock price or business, NIC’s stock price or business, or the financial markets generally, as compared to a transaction in which stockholders receive equity or other securities, or as compared to remaining an independent, standalone company.

•
The extent of the process conducted by the NIC board of directors and the alternatives considered, including the market check conducted by the NIC board of directors prior to entering into final negotiations with Tyler, as described in the section above entitled “The Merger (Proposal 1)—Background of the Merger” beginning on page 28 of this proxy statement.

•
The financial analysis presented to the NIC board of directors by Cowen with respect to the merger consideration and the opinion of Cowen to the NIC board of directors, to the effect that, as of February 9, 2021 and subject to the various assumptions and limitations set forth therein, the merger consideration to be received by NIC stockholders in the merger was fair, from a financial point of view, to such stockholders, as more fully described below under the section entitled “The Merger (Proposal 1)—Opinion of Financial Advisor” beginning on page 41 of this proxy statement.” The full text of Cowen’s written opinion is attached as Annex B to this proxy statement and is incorporated herein by reference.

•
The fact that the merger consideration Tyler agreed pay to the holders of NIC common stock was increased from $27.25 to $34.00 per share of NIC common stock as a result of several rounds of negotiations, as described in the section above entitled “The Merger (Proposal 1)—Background of the Merger” beginning on page 28 of this proxy statement.

•	The NIC board of directors’ concern regarding the potential impact of any potential economic downturn or the loss of one or more material customers of NIC on the price of shares of NIC common stock.
•
The belief of the NIC board of directors that the merger consideration represents the highest price per share that Tyler was willing to pay for the NIC common stock and that the terms of the merger agreement include the most favorable terms to NIC, in the aggregate, to which Tyler was willing to agree, considering the negotiations between the parties.

•
The fact that appraisal rights will be available to the holders of NIC common stock who properly exercise their rights under Delaware law, which would give these stockholders the ability to seek and be paid a judicially determined appraisal of the “fair value” of their shares of NIC common stock if they do not wish to accept the merger consideration.

Prospects of NIC
NIC’s current and historical business, financial condition, results of operations, competitive position, strategic options and prospects, as well as NIC’s near-term and long-term standalone plan in the event NIC were to remain an independent public company, the risks and challenges associated with remaining an independent public company and the risks and uncertainties associated with the execution of the standalone plan, and the potential impact of those factors on the future trading price of NIC common stock, including risks related to:
–
the current and prospective business environment in which NIC operates, including national and local economic and political conditions, the competitive and regulatory environment, and the likely effect of these factors on NIC as a stand-alone company;

–	the costs, risks and uncertainties relating to the execution by NIC of its near-term and long-term standalone plan in the event NIC were to remain an independent public company;
–
the fact that NIC earns a significant portion of its revenue from a limited number of customers, and the termination or non-renewal of a contract with one or more of these customers could significantly harm NIC’s business and prospects;

–
the risk that as NIC continues to expand its services and its contracts become more profitable, the competition in the markets in which NIC operates may increase, and many of its potential competitors are national or international in scope and have greater resources than NIC;

–	the additional costs and burdens involved with being an independent public company;
–	the U.S. and general stock market conditions and volatility;
–	the other risks and uncertainties identified in NIC’s filings with the SEC, including in its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q; and
–
the NIC board of directors’ belief, after consideration of the factors described in this section, that the consummation of the transactions represents NIC’s best reasonably available alternative for maximizing stockholder value.

Process and Consideration of Alternatives
•
The NIC board of directors’ belief, based on a review of the possible alternatives to a sale of NIC, including the prospects of continuing to operate in accordance with the near-term and long-term strategic plan, the potential value to NIC stockholders of such alternatives and the timing and likelihood of actually achieving additional value for NIC stockholders from these alternatives, that none of these options, on a risk- and time-adjusted basis, was reasonably likely to create value for NIC stockholders greater than the merger consideration.

•
The fact that Tyler’s acquisition proposal was unsolicited and the NIC board of directors conducted a market check prior to entering into final negotiations with Tyler, as described in “The Merger (Proposal 1)—Background of the Merger” beginning on page 28 of this proxy statement.

•
The NIC board of directors’ belief that there were no other likely credible potential parties that might have an interest in engaging in a strategic transaction with NIC at a value higher than Tyler’s proposal and the absence of any such proposal being made despite the market check conducted by the NIC board of directors, as described in “The Merger (Proposal 1)—Background of the Merger” beginning on page 28 of this proxy statement.

•	The potential regulatory, commercial and financing issues that might arise in connection with pursuing any alternative transaction.
•
The timing of the merger and the risk that if NIC did not accept the Tyler offer now, it might not have another opportunity to do so or a comparable opportunity might not arise because other potential acquirers may not value NIC’s business to the same extent as Tyler.

Likelihood of Consummation
•	The NIC board of directors considered the likelihood that the merger would be completed, in light of, among other things:
–	the business reputation and capabilities of Tyler and its management;
–
the conditions to the closing of the merger and the absence of a financing condition or similar contingency that is based on Tyler’s ability to obtain financing, the relative likelihood of obtaining required regulatory approvals, and the remedies available to NIC under the merger agreement, as well as the level of commitment by Tyler to obtain the satisfaction of the regulatory approval conditions;

–
the fact that Tyler has obtained committed debt financing for the transaction from Goldman Sachs Bank USA and represented to NIC in the merger agreement that it will have sufficient financial resources at the closing to pay the aggregate merger consideration and to consummate the merger;

–
the fact that Tyler has committed to use its reasonable best efforts to obtain all necessary regulatory clearances, subject to certain limitations, as more fully described in the section entitled “The Merger Agreement—HSR and Other Regulatory Approvals” beginning on page 72 of this proxy statement; and

–	the fact that the merger is not subject to approval by Tyler’s stockholders.
Terms of the Merger Agreement
•
The NIC board of directors considered, after discussions with NIC’s legal advisors, all of the terms and conditions of the merger agreement, including the representations, warranties, covenants and agreements of the parties, the conditions to closing, the form of the merger consideration and the termination rights, including:

-
that the terms of the merger agreement were the product of arms’-length negotiations among sophisticated parties and their respective legal and financial advisors, as described in the section above entitled “The Merger (Proposal 1)—Background of the Merger” beginning on page 28 of this proxy statement;

-
the limited number and nature of the closing conditions included in the merger agreement, including the exceptions to the events that would constitute a material adverse effect (as defined in the section entitled “The Merger Agreement—Material Adverse Effect” beginning on page 63 of this proxy statement) on NIC for purposes of the merger agreement, as well as the likelihood of satisfaction of all conditions to completion of the transactions contemplated by the merger agreement;

-
that the “fiduciary out” provisions, subject to NIC’s compliance with the terms and conditions of the merger agreement, give the NIC board of directors the ability to furnish information to, and engage in negotiations with, third parties that have made an unsolicited, bona fide written acquisition proposal that is a superior proposal or would reasonably be expected to result in a superior proposal, and, upon payment of the termination fee and compliance with the other terms and conditions of the merger agreement, terminate the merger agreement in order to enter into an agreement providing for a superior proposal, as more fully described in the section entitled “The Merger Agreement—No Solicitation of Other Offers by NIC” beginning on page 68 of this proxy statement;

–
that the NIC board of directors has the ability in certain circumstances, and subject to certain conditions, to withdraw, change, amend, modify or qualify its recommendation that NIC stockholders vote to adopt the merger agreement, as more fully described in the section entitled “The Merger Agreement—No Solicitation of Other Offers by NIC” beginning on page 68 of this proxy statement and “The Merger Agreement—Change of Recommendation; Match Rights” beginning on page 70 of this proxy statement;

–
the fact that the termination fee of $55 million payable by NIC to Tyler in certain circumstances was viewed by the NIC board of directors, after consultation with its advisors, as reasonable and not likely to preclude any other party from making a competing acquisition proposal;

–
the fact that, subject to certain customary limitations, NIC will have sufficient operating flexibility for it to conduct its business in the ordinary course consistent with past practice during the pre-closing period, including the ability of NIC to continue paying its regular quarterly cash dividend during the pendency of the merger;

–	the fact that a vote of NIC stockholders is required under Delaware law to adopt the merger agreement; and
–
that the remedies of specific performance and monetary damages are available to NIC under the merger agreement, as more fully described in the section entitled “The Merger Agreement—Amendments, Enforcements and Remedies, Extensions and Waivers—Enforcements and Remedies” beginning on page 79 of this proxy statement.

In addition to the factors above, the NIC board of directors identified and considered a variety of risks and potentially negative factors concerning the merger, including:
•
The fact that NIC stockholders generally will have no ongoing equity participation in NIC following the merger, and that such stockholders will cease to participate in NIC’s future earnings growth, if any, or benefit from any future increase in its value following the merger.

•
The risk that there can be no assurance that all conditions to the parties’ obligations to complete the merger will be satisfied, and as a result, it is possible that the merger may not be completed, even if the merger agreement is adopted by NIC stockholders.

•
The possibility that completion of the merger might be delayed or subject to adverse conditions that may be imposed by governmental authorities that are not within NIC’s control, that the required governmental approvals may not be obtained at all, and the period of time NIC may be subject to the merger agreement without assurance that the merger will be completed.

•	The risk that the debt financing contemplated by the commitment letter will not be obtained, resulting in Tyler not having sufficient funds to complete the transaction.
•
The possibility that the transactions contemplated by the merger agreement, including the merger, might not be consummated, and the fact that if the merger is not consummated, (1) NIC’s directors, senior management and other employees will have expended extensive time and effort and will have experienced significant distractions from their work during the pendency of the transactions contemplated by the merger agreement, (2) NIC will have incurred significant transaction costs, (3) NIC’s continuing business relationships with business partners and employees may be adversely affected, (4) the trading price of NIC common stock could be materially and adversely affected and (5) the market’s perceptions of NIC’s prospects could be adversely affected.

•
The fact that the announcement of the merger agreement and pendency of the merger, or the failure to complete the merger, may cause substantial harm to NIC’s relationships with its customers, suppliers, government officials and employees (including making it more difficult to attract and retain key personnel) and may divert employees’ attention away from NIC’s day-to-day business operations.

•	The significant costs involved in connection with completing the merger, the substantial management time and effort required to complete the merger, and the related disruption to NIC’s operations.
•
The fact that the merger agreement contains restrictions on the conduct of NIC’s business prior to the completion of the merger, including generally requiring NIC to conduct its business only in the ordinary course, subject to specified limitations, and that NIC will not undertake various actions related to the conduct of its business without the prior written consent of Tyler, which may delay or prevent NIC from responding to changing market and business conditions.

•
The fact that the merger agreement precludes NIC from soliciting or, subject to certain exceptions, entertaining alternative acquisition proposals and requires NIC to pay to Tyler a termination fee of $55 million in certain circumstances, which may discourage other parties that may otherwise have an interest in a business combination with, or an acquisition of, NIC, as more fully described in the section entitled “The Merger Agreement—Termination Fee”.

•
The interests that certain NIC executive officers and directors may have with respect to the merger in addition to their interests as NIC stockholders, as described in “The Merger (Proposal 1)—Interests of NIC Directors and Executive Officers in the Merger” beginning on page 51 of this proxy statement.

•
That the gain likely to be realized by NIC stockholders as a result of the merger generally will be taxable to such stockholders for U.S. federal income tax purposes if they are not otherwise exempt from the payment of such taxes, as more fully described in “The Merger (Proposal 1)—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 55 of this proxy statement.

•
The market price of NIC’s common stock could be affected by many factors, including: (1) if the merger agreement is terminated, the reason or reasons for such termination and whether such termination resulted from factors adversely affecting NIC; (2) the possibility that, as a result of the termination of the merger agreement, possible acquirors may consider NIC to be an unattractive acquisition candidate; and (3) the possible sale of NIC common stock by investors following an announcement that the merger agreement was terminated.
The foregoing discussion of the information and factors considered by the NIC board of directors is not intended to be exhaustive, but rather includes the principal material information, factors and analyses considered by the NIC board of directors in reaching its conclusions and recommendation in relation to the merger agreement and the transactions. The NIC board of directors evaluated the various factors listed above in light of its knowledge of the business, financial condition and prospects of NIC, in consultation with NIC’s senior management and outside legal and financial advisors. The NIC board of directors did not provide a specific assessment of, quantify or otherwise assign any relative weights to, the factors considered in determining its recommendation. Instead, the NIC board of directors conducted an overall analysis of the factors and reasons described above and determined in its business judgment that, in the aggregate, the potential benefits of the merger to NIC stockholders outweighed the risks or potential negative consequences. Individual members of the NIC board of directors may have given different weight to different factors. In addition, in arriving at its recommendation, the directors of NIC were aware of the interests of certain officers and directors of NIC as described in “The Merger (Proposal 1)—Interests of NIC Directors and Executive Officers in the Merger” beginning on page 51 of this proxy statement.
Opinion of Financial Advisor
NIC retained Cowen to act as its exclusive financial advisor in connection with a proposed merger involving Tyler, and to render an opinion to the NIC board of directors as to the fairness, from a financial point of view, to NIC stockholders, of the merger consideration to be received by such stockholders in the merger. On February 9, 2021, Cowen delivered its opinion to the NIC board of directors to the effect that, as of that date and subject to the various assumptions and limitations set forth therein, the merger consideration to be received by NIC stockholders in the merger was fair, from a financial point of view, to such stockholders.
The full text of the written opinion of Cowen, dated February 9, 2021, is attached as Annex B to this proxy statement and is incorporated herein by reference. NIC encourages NIC stockholders to read the opinion in its entirety for the assumptions made, procedures followed, other matters considered and limits of the review by Cowen. The summary of the written opinion of Cowen set forth herein is qualified in its entirety by reference to the full text of such opinion. Cowen’s analyses and opinion were prepared for and addressed to the NIC board of directors and are directed only to the fairness, from a financial point of view, to NIC stockholders of the merger consideration to be received by such stockholders in the merger. Cowen’s opinion is not a recommendation to any stockholder or any other person as to how to vote with respect to the merger or whether such stockholder or such person should take any other action in connection with the merger or otherwise.
In connection with its opinion, Cowen reviewed and considered such financial and other matters as Cowen deemed relevant, including, among other things:
•	the merger agreement;
•	certain publicly available financial and other information for NIC and certain other relevant financial and operating data furnished to Cowen by NIC’s management;
•	certain internal financial analyses, financial forecasts, reports and other information concerning NIC prepared by NIC’s management (which we refer to as the “NIC forecasts”);
•
discussions Cowen had with certain members of NIC’s management concerning the historical and current business operations, financial condition and prospects of NIC and such other matters Cowen deemed relevant;

•	certain operating results of NIC as compared to the operating results of certain publicly traded companies Cowen deemed relevant;
•	certain financial and stock market information for NIC as compared with similar information for certain publicly traded companies Cowen deemed relevant;
•	certain financial terms of the merger as compared to the financial terms of certain selected business combinations Cowen deemed relevant; and

•	such other information, financial studies, analyses and investigations and such other factors that Cowen deemed relevant for the purposes of its opinion.
In conducting its review and arriving at its opinion, Cowen, with NIC’s consent, assumed and relied, without independent investigation, upon the accuracy and completeness of all financial and other information provided to Cowen by NIC or which was publicly available or was otherwise reviewed by Cowen. Cowen did not undertake any responsibility for the accuracy, completeness or reasonableness of, or independent verification of, such information. Cowen relied upon, without independent verifications, the assessment of NIC’s management as to the existing products and services of NIC and the viability of, and risks associated with, the future products and services of NIC. In addition, Cowen did not conduct nor did Cowen assume any obligation to conduct any physical inspection of the properties or facilities of NIC. Cowen further relied upon NIC’s representation that all information provided to Cowen by NIC was accurate and complete in all material respects. Cowen, with NIC’s consent, assumed that the NIC forecasts were reasonably prepared by NIC’s management on bases reflecting the best currently available estimates and good faith judgments of such management as to the future performance of NIC, and that such NIC forecasts provided a reasonable basis for Cowen’s opinion. Cowen expressed no opinion as to the NIC forecasts or the assumptions on which they were made. Cowen expressly disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting Cowen’s opinion of which Cowen became aware after the date thereof.
Cowen assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of NIC since the date of the last financial statements made available to Cowen. Cowen did not make or obtain any independent evaluations, valuations or appraisals of the assets or liabilities of NIC, nor was Cowen furnished with such materials. In addition, Cowen did not evaluate the solvency or fair value of NIC, Tyler or Merger Sub under any state or federal laws relating to bankruptcy, insolvency or similar matters. Cowen’s opinion did not address any legal, tax, accounting or regulatory matters related to the merger agreement or the merger, as to which Cowen assumed that NIC and the NIC board of directors received such advice from legal, tax, accounting and regulatory advisors as each determined appropriate. Cowen’s opinion addressed only the fairness of the merger consideration to be received by NIC stockholders in the merger, from a financial point of view to such stockholders. Cowen expressed no view as to any other aspect or implication of the merger or any other agreement, arrangement or understanding entered into in connection with the merger or otherwise. Cowen’s opinion was necessarily based upon economic and market conditions and other circumstances as they existed and could be evaluated by Cowen on the date thereof. It should be understood that although subsequent developments may affect Cowen’s opinion, Cowen does not have any obligation to update, revise or reaffirm its opinion and Cowen expressly disclaimed any responsibility to do so.
Cowen has not considered any potential legislative or regulatory changes currently being considered or recently enacted by the United States or any foreign government, or any domestic or foreign regulatory body, or any changes in accounting methods or generally accepted accounting principles that may be adopted by the Securities and Exchange Commission, the Financial Accounting Standards Board, or any similar foreign regulatory body or board.
For purposes of rendering its opinion Cowen assumed in all respects material to its analysis, that the representations and warranties of each party contained in the merger agreement were true and correct, that each party would perform all of the covenants and agreements required to be performed by it under the merger agreement and that all conditions to the consummation of the merger would be satisfied without waiver thereof. Cowen also assumed that all governmental, regulatory and other consents and approvals contemplated by the merger agreement would be obtained and that in the course of obtaining any of those consents no restrictions would be imposed or waivers made that would have an adverse effect on the contemplated benefits of the merger. Cowen assumed that the merger would be consummated in a manner that complies with the applicable provisions of the Exchange Act and all other applicable state or federal statutes, rules and regulations.
It is understood that Cowen’s opinion is intended for the benefit and use of the NIC board of directors in its consideration of the financial terms of the merger. Cowen’s opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with Cowen’s prior written approval. However, Cowen’s opinion may be reproduced in full in disclosure documents relating to the merger which NIC is required to file under the Securities Exchange Act of 1934, as amended. Cowen’s opinion does not constitute a recommendation to any stockholder or any other person as to how to vote with respect to the merger or to take any other action in connection with the merger or otherwise. Cowen was not requested to opine as to, and its opinion did not in any manner address, NIC’s underlying business decision to effect the merger or the relative merits of the merger as compared to other business strategies or transactions that might be available to NIC. In addition, Cowen was not requested to opine as to, and its opinion did not in any manner address, (1) the fairness of the amount or nature of the compensation to any of NIC’s officers, directors or employees, or class of such persons, relative to the compensation to the public stockholders of NIC, or (2) whether Tyler has sufficient cash, available lines of credit or other sources of funds to enable it to pay the merger consideration at the closing of the merger.
Summary of Material Financial Analyses
The following is a summary of the material financial analyses performed by Cowen in arriving at its opinion and presented to the NIC board of directors. Some of the summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses. Cowen performed certain procedures, including each of the financial analyses summarized below, and reviewed with the NIC board of directors and NIC’s management the assumptions on which such analyses were based and other factors, including the historical financial results of NIC and the NIC forecasts.
Selected Public Companies Analysis
To provide contextual data and comparative market information, Cowen compared selected operating and financial data and multiples for NIC to the corresponding data and multiples of certain other companies that are providers of vertical software, payments, government services and IT services (which we refer to as the “selected companies”) whose securities are publicly traded and that Cowen believed, in the exercise of its professional judgment and experience, have one or more businesses or operating characteristics similar to NIC. These companies were:
Vertical Software
•	Blackbaud, Inc.
•	Constellation Software Inc.
•	Duck Creek Technologies, Inc.
•	Guidewire Software, Inc.
•	Jack Henry & Associates, Inc.
•	Phreesia, Inc.
•	Q2 Holdings, Inc.
•	Tyler
Payments
•	ACI Worldwide, Inc.
•	EVO Payments, Inc.
•	Global Payments Inc.
•	i3 Verticals, Inc.
•	Nuvei Corporation
•	Paya Holdings Inc.
•	Shift4 Payments, Inc.
Government Services
•	Booz Allen Hamilton Holding Corporation
•	Leidos Holdings, Inc.

•	Maximus, Inc.
IT Services
•	Accenture plc
•	CGI Inc.
•	Cognizant Technology Solutions Corporation
•	EPAM Systems, Inc.
•	Tata Consultancy Services Limited
The data and multiples reviewed by Cowen included the market capitalization of equity plus debt and debt-like instruments less cash (which we refer to as “enterprise value”) of each of the selected companies, as a multiple of estimated earnings before interest, taxes, depreciation and amortization (which we refer to as “EBITDA”), for calendar years 2021(which we refer to as “CY2021E”) and 2022 (which we refer to as “CY2022E”), respectively, based on Capital IQ consensus estimates, where available, or otherwise from Wall Street research analyst reports.
The following tables present the multiples of enterprise value to EBITDA, as of February 9, 2021, for the selected companies for CY2021E and CY2022E, respectively:
Selected Public Companies
Enterprise Value Multiples
Financial Metric	Median	Mean
Vertical Software
CY2021E EBITDA	19.7x	25.9x
CY2022E EBITDA	17.5x	23.1x
Payments
CY2021E EBITDA	22.9x	26.8x
CY2022E EBITDA	21.1x	22.2x
Government Services
CY2021E EBITDA	13.5x	13.7x
CY2022E EBITDA	12.6x	12.4x
IT Services
CY2021E EBITDA	15.0x	19.1x
CY2022E EBITDA	14.0x	17.6x
Selected Public Companies
Enterprise Value Multiples – All Selected Companies Combined
Financial Metric	Minimum	25th Percentile	Median	Mean	75th Percentile	Maximum
CY2021E EBITDA	11.2x	14.3x	19.0x	22.5x	28.5x	45.8x
CY2022E EBITDA	10.7x	12.8x	17.1x	19.6x	24.4x	40.3x
Note: The multiples for the following companies were excluded because they were greater than 60.0x or less than 0.0x and were determined to be not meaningful: Duck Creek Holdings, Inc., Guidewire Software, Inc., Phreesia, Inc. and Q2 Holdings, Inc.
Although the selected companies were used for comparison purposes, none of those companies is directly comparable to NIC. Accordingly, an analysis of the results of such a comparison is not purely mathematical, but instead involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the selected companies and other factors that could affect the public trading value of the selected companies and NIC to which they are being compared.
Based upon the information regarding the selected companies summarized above, Cowen’s experience with providers of vertical software, payments, government services and IT services and its professional judgment, Cowen applied the selected multiple ranges set forth in the table below (which correspond to the 25th percentile and median multiples observed in Cowen’s review of the selected companies) to NIC’s estimated EBITDA, excluding stock-based compensation and non-recurring items (which we refer to as “adjusted EBITDA”), for the calendar years 2021 and 2022, respectively, each based on the NIC forecasts, to calculate an implied enterprise value reference range for NIC. Cowen then subtracted total debt and added cash and cash equivalents, each as of December 31, 2020, to derive an implied equity value reference range. The figures in the implied equity value reference range for NIC were then divided by the number of fully diluted shares outstanding to calculate a reference range of implied values per share of NIC common stock. This analysis resulted in the ranges of implied approximate per share equity value reference ranges of NIC common stock set forth in the table below, as compared to the closing price of NIC common stock of $29.81 per share as of February 9, 2021, and the merger consideration of $34.00 per share.
Selected Public Companies Analysis
Financial Metric	Multiple Range	Implied Equity Value Reference Range
CY2021E Adjusted EBITDA	14.3x - 19.0x	$26.19 - $33.64
CY2022E Adjusted EBITDA	12.8x - 17.1x	$26.87 - $34.72
Selected M&A Transactions Analysis
Cowen reviewed the financial terms, to the extent publicly available based on company filings, press releases and research analyst reports, of 27 transactions (which we refer to as the “selected transactions”) involving the acquisition of companies or businesses that are providers of vertical software, payments, government services and IT services that Cowen believed, in the exercise of its professional judgment and experience, to have one or more businesses or operating characteristics that Cowen deemed relevant. These transactions and the dates announced were:
Selected M&A Transactions
Date	Target	Acquiror
Vertical Software
12/20/20	RealPage, Inc.	Thoma Bravo, LLC
8/13/20	Vertafore, Inc.	Roper Technologies, Inc.
8/31/20	Epicor Software Corporation	Clayton, Dubilier & Rice, LLC
7/20/20	Majesco	Thoma Bravo, LLC
2/12/19	Ellie Mae, Inc.	Thoma Bravo, LLC
10/12/18	Athenahealth, Inc.	Veritas Capital Fund Management, L.L.C. & Elliott Associates, L.P.
Payments
11/14/20	Nets A/S	Nexi S.p.A.
2/28/19	Speedpay (The Western Union Company’s United States bill pay business)	ACI Worldwide, Inc.
5/22/19	SafeCharge International Group Limited	Nuvei Corporation
11/08/18	Corporate Spending Innovations	Edenred SA
4/09/18	Verifone Systems, Inc.	Francisco Partners
5/29/17	CardConnect Corp.	First Data Corporation
Government Services
2/08/21	Cubic Corporation	Veritas Capital
1/27/21	Perspecta Inc.	Veritas Capital
3/10/20	DXC Technology Company’s U.S. State and Local Health and Human Services business	Veritas Capital
2/06/20	Unisys Corporation’s Federal Business	Science Applications International Corporation
9/10/18	Engility Holdings, Inc.	Science Applications International Corporation
1/31/18	ECS Federal, LLC	On Assignment, Inc.

Date	Target	Acquiror
IT Services
9/10/20	Virtusa Corporation	Baring Private Equity Asia Pte. Limited
9/14/19	Presidio, Inc.	BC Partners
6/24/19	Altran Technologies	Capgemini S.E.
3/10/19	Acando AB	CGI
1/07/19	Luxoft Holding, Inc.	DXC Technology Company
11/06/18	CovergeOne Holdings, Inc.	CVC Capital Partners
7/22/18	Syntel, Inc.	Atos S.E.
11/30/17	Aricent Technologies	Altran Technologies, SA
7/24/17	Civica	Partners Group
The data and multiples reviewed by Cowen included the implied enterprise value paid in each of the selected transactions as a multiple of EBITDA for the latest twelve months (which we refer to as “LTM”) prior to the announcement of the selected transactions, respectively. The following table presents the multiples of implied enterprise value to LTM EBITDA for the selected transactions.
Implied Enterprise Value Multiples – All Selected Transactions
Financial Metric	Minimum	25th Percentile	Median	Mean	75th Percentile	Maximum
LTM EBITDA	8.3x	12.1x	15.2x	17.3x	20.6x	43.9x
Note: The multiple for the transaction involving Vertafore, Inc. was excluded because it was not available.
Based upon the information presented above, Cowen’s experience with providers of vertical software, payments, government services and IT services and its professional judgment, Cowen applied a selected multiple range of 13.7x to 16.7x (which corresponds to the median multiple observed in Cowen’s review of the selected transactions, plus or minus 1.5x) to NIC’s estimated adjusted EBITDA for calendar year 2020, based on the NIC forecasts, to calculate an implied enterprise value reference range for NIC. Cowen then subtracted total debt and added cash and cash equivalents, each as of December 31, 2020, to derive an implied equity value reference range. The figures in the implied equity value reference range for NIC were then divided by the number of fully diluted shares outstanding to calculate a reference range of implied equity values per share of NIC common stock. This analysis resulted in a range of implied approximate equity values per share of NIC common stock of $25.64 to $30.48 per share, as compared to the closing price of NIC common stock of $29.81 per share as of February 9, 2021, and the merger consideration of $34.00 per share.
Although the selected transactions were used for comparison purposes, none of those transactions is directly comparable to the merger, and none of the target companies in those transactions is directly comparable to NIC. Accordingly, an analysis of the results of such a comparison is not purely mathematical, but instead involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the target companies involved and other factors that could affect the acquisition value of such companies or NIC to which they are being compared.
Discounted Cash Flow Analysis
Cowen performed a discounted cash flow analysis of NIC to derive a range of implied equity values per share of NIC common stock by calculating the net present value of NIC’s forecasted unlevered free cash flows for the calendar years ending December 31, 2021 through December 31, 2025, and the net present value of NIC’s terminal value, each based on the NIC forecasts. Taking into account the results of the selected companies analysis summarized above, Cowen calculated terminal values for NIC by applying a range of perpetuity growth rates of 2.5% to 3.5% to NIC’s estimated calendar year 2025 free cash flow. The net present values of NIC’s forecasted unlevered free cash flows and terminal values were then calculated by using discount rates ranging from 8.0% to 9.0%, which were based on an estimate of NIC’s weighted average cost of capital, and a valuation date of December 31, 2020, to determine an implied enterprise value reference range. Cowen then subtracted total debt and added cash and cash equivalents, each as of December 31, 2020, to derive an implied equity value reference range. The figures in the implied equity value reference range were then divided by the number of fully diluted shares outstanding to calculate a reference range of implied equity values per share of NIC common stock. This analysis resulted in a range of implied approximate equity values per share of NIC common stock of $26.80 to $36.53 per share, as compared to the closing price of NIC common stock of $29.81 per share as of February 9, 2021, and the merger consideration of $34.00 per share.
Other Factors
Cowen also noted certain other factors with respect to NIC, which were not considered material to its financial analyses with respect to its opinion, but were referenced for informational purposes only, including, among other things, the following:
Illustrative Present Value of Future Stock Price Analysis
Cowen performed an illustrative analysis of the present value of the future stock price of NIC, which was designed to provide an indication of the present value of a theoretical future value of NIC as a function of NIC’s estimated next twelve months, or NTM, adjusted EBITDA and its assumed multiple of enterprise value to NTM adjusted EBITDA. In calculating the implied present value of the future price per share of NIC common stock, Cowen first calculated the implied future enterprise value of NIC by multiplying NIC’s estimated NTM adjusted EBITDA, based on the NIC forecasts, by multiples ranging from 14.6x to 16.6x, which range was selected based on Cowen’s professional judgment and experience, and corresponds to the NTM EBITDA multiple based on Wall Street research analysts’ consensus estimates for NIC’s 2021 EBITDA of 15.6x, plus or minus 1.0x. Cowen then subtracted total debt and added cash and cash equivalents, each as estimated for the end of calendar years 2021, 2022 and 2023, respectively, to derive an implied equity value reference range. The figures in the implied equity value reference range were then divided by the number of fully diluted shares estimated to be outstanding at the end of calendar years 2021, 2022 and 2023, respectively, to calculate a reference range of implied equity values per share of NIC. Cowen then discounted the implied equity values per share of NIC to present values as of December 31, 2020 using a discount rate of 8.6%, based on an estimate of NIC’s cost of equity. This analysis indicated a range of implied approximate equity values per share of NIC common stock of $28.81 to $35.52 per share, as compared to the closing price of NIC common stock of $29.81 per share as of February 9, 2021, and the merger consideration of $34.00 per share.
Illustrative Precedent Premiums Paid Analysis
Cowen reviewed and analyzed, using publicly available data obtained from Thomson SDC databases and public company filings, the premiums paid in 65 public target M&A transactions of $1 to $5 billion in enterprise value from January 1, 2017 to December 31, 2020. Cowen calculated the average premium of the price paid in such transactions relative to the target company’s closing share price one day prior and four weeks prior to the announcement of the transaction. This analysis indicated the following:
Illustrative Precedent Premiums Paid
Time Period	25th Percentile	75th Percentile
1-Day Prior Closing Price	14.1%	33.9%
4-Weeks Prior Closing Price	23.4%	43.1%
Based upon the information presented above and Cowen’s professional judgment and experience, Cowen applied the reference ranges of illustrative premiums paid set forth in the table below (which correspond to the 25th percentile and 75th percentile of the premiums paid observed in Cowen’s review of public target M&A transactions described above) to the closing price for shares of NIC common stock on February 9, 2021 of $29.81 and to the closing price for shares of NIC common stock 4-weeks prior to the announcement date of the merger of $27.28. This analysis resulted in a range of implied values per share of NIC common stock set forth in the table below, as compared to the closing price of NIC common stock of $29.81 per share as of February 9, 2021, and the merger consideration of $34.00 per share.

Illustrative Precedent Premiums Paid Analysis
Financial Metric	Illustrative Premium Rage	Implied Equity Value Reference Range
Closing Price 1-Day Prior	14.1% - 33.9%	$34.02 - $39.92
Closing Price 4-Weeks Prior	23.4% - 43.1%	$33.66 - $39.04
For informational purposes only, Cowen reviewed the closing prices of the shares of NIC common stock on various days and over various periods, including based upon the volume weighted average price (which we refer to as “VWAP”) over such periods. The table below illustrates the stock prices for those days and periods and the premium implied by the merger consideration of $34.00 per share of NIC common stock to the historical share prices.
Closing Price Date	Historical Share Price	Implied Offer Premium
Last Closing Price (February 9, 2021)	$29.81	14.1%
1 Month Prior	$27.41	24.0%
3 Months Prior	$23.35	45.6%
6 Months Prior	$22.47	51.3%
12 Months Prior	$20.55	65.5%
High during 12 months ending on February 9, 2021 (January 25, 2021)	$30.81	10.4%
Low during 12 months ending on February 9, 2021 (March 12, 2020)	$15.49	119.5%
Last 20-Trading Days VWAP	$28.38	19.8%
Last 30-Trading Days VWAP	$27.92	21.8%
Cowen also noted that NIC’s implied enterprise value based upon the merger consideration of $34.00 per share of NIC common stock implied a premium of 15.9% to NIC’s enterprise value based on the closing price of NIC common stock of $29.81 per share as of February 9, 2021.
52 Week High / Low
Cowen reviewed the trading prices of the shares of NIC common stock during the 52-week period prior to February 9, 2021, noting that the low and high intraday prices during such period ranged from $15.49 to $30.81 per share of NIC common stock.
Research Analyst Price Targets
Cowen reviewed selected public market trading price targets for the shares of NIC common stock prepared and published by equity research analysts that were publicly available as of February 9, 2021. These price targets reflect analysts’ estimates of the future public market trading price of the shares of NIC common stock at the time the price target was published. As of February 9, 2021, the undiscounted range of selected equity research analyst price targets per share of NIC common stock published during the preceding four-month period was $28.00 to $34.00. Cowen calculated the present value of this range of selected equity research analyst price targets by applying a discount rate of 8.6%, based on an estimate of NIC’s cost of equity, which resulted in a range of present values of $25.78 to $31.31 per share.
Public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for the shares of NIC common stock, and these target prices and the analysts’ earnings estimates on which they are based are subject to risk and uncertainties, including factors affecting the financial performance of NIC and future general industry and market conditions.
General
The summary set forth above does not purport to be a complete description of all the analyses performed by Cowen. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Cowen did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, notwithstanding the separate factors summarized above, Cowen believes, and has advised the NIC board of directors, that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the process underlying its opinion. In performing its analyses, Cowen made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of NIC. These analyses performed by Cowen are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses or securities may actually be sold. Accordingly, such analyses and estimates are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors. None of NIC, Cowen or any other person assumes responsibility if future results are materially different from those projected. The analyses supplied by Cowen and its opinion were among several factors taken into consideration by the NIC board of directors in making its decision to enter into the merger agreement and should not be considered as determinative of such decision.
NIC selected Cowen to serve as its financial advisor based on Cowen’s extensive experience in NIC’s industry and familiarity with NIC’s business and strategic objectives. Cowen is a nationally recognized investment banking firm and, as part of its investment banking business, Cowen is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In addition, in the ordinary course of its business, Cowen and its affiliates may actively trade or hold the securities of NIC and Tyler for their own account and for the accounts of their customers, and, accordingly, may at any time hold a long or short position in such securities.
Cowen in the past has provided, currently is providing, and in the future may provide financial advisory services to NIC and has received and in the future may receive compensation for such services. During the two years preceding the date of Cowen’s opinion, Cowen and its affiliates received retainer fees from NIC for services unrelated to the merger in the amount of $225,000. During the two years preceding the date of Cowen’s opinion, Cowen and its affiliates were not engaged to provide financial advisory or other services to Tyler, and during such period Cowen did not receive any fees from Tyler. In the future Cowen may provide commercial and investment banking services to NIC and Tyler unrelated to the merger, for which services Cowen and its affiliates would expect to receive compensation.
The issuance of Cowen’s opinion was approved by Cowen’s Fairness Opinion Review Committee. Cowen did not recommend any specific amount of consideration to the NIC board of directors or NIC’s management or that any specific amount of consideration constituted the only appropriate consideration in the merger for NIC stockholders.
Pursuant to the engagement letter between Cowen and NIC, Cowen will be entitled to receive a transaction fee of approximately $20.5 million, $1.25 million of which became payable upon Cowen informing the NIC board of directors that it was prepared to render its opinion and the balance of which is payable contingent upon the consummation of the merger. Additionally, NIC has agreed to reimburse Cowen for certain of its out-of-pocket expenses, including attorneys’ fees, and has agreed to indemnify Cowen against certain liabilities, including liabilities under the federal securities laws. The terms of the fee arrangement with Cowen were negotiated at arm’s length between NIC and Cowen, and the NIC board of directors was aware of the arrangement, including the fact that a significant portion of the fee payable to Cowen is contingent upon the consummation of the merger.
Projected Financial Information
NIC does not, on a routine basis, publicly disclose long-term projections as to future financial performance due to, among other reasons, the unpredictability of the underlying assumptions and estimates, though NIC has in the past provided investors with full-fiscal year financial guidance on certain financial metrics, including total revenue, adjusted EBITDA and earnings per share, which are updated when necessary during the relevant fiscal year. However, in connection with the evaluation of the proposed merger, NIC’s senior management shared certain non-public, unaudited prospective financial information prepared by it for strategic planning purposes with the NIC board of directors and with Cowen, for purposes of its financial analyses and opinion, for the fiscal year ending December 31, 2020 and the five following fiscal years ending December 31, 2025 (which we refer to as the “projections”). NIC’s senior management also provided portions of the projections to Tyler.
The projections were not prepared with a view to public disclosure and are included in this proxy statement only because such information was made available to the NIC board of directors, Cowen and Tyler as described above. The projections were not prepared with a view to compliance with generally accepted accounting principles as applied in the United States (which we refer to as “GAAP”), the published guidelines of the SEC regarding projections and forward-looking statements or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The prospective financial information included in this proxy statement has been prepared by, and is the responsibility of, NIC’s senior management, and is subjective in many respects. The projections were, in the view of NIC’s senior management, prepared on a reasonable basis, reflected the best available estimates and judgments at the time of preparation, and presented as of the time of preparation, to the best of senior management’s knowledge and belief, the expected course of action and the expected future financial performance of NIC on a standalone basis, subject to the assumptions and limitations described in this section. Furthermore, neither NIC’s independent auditors nor any other independent accountants have audited, reviewed, examined, compiled or applied agreed-upon procedures with respect to the accompanying prospective financial information and, accordingly, assume no responsibility for, and express no opinion or other form of assurance on, such information or its achievability.
The projections are forward-looking statements. Although summaries of the projections are presented with numerical specificity, the projections reflect numerous assumptions and estimates as to future events made by NIC’s senior management, which it believes were reasonable at the time the projections were prepared, taking into account the relevant information available to management at such time. However, this information is not fact and should not be relied upon as being necessarily predictive of actual future results. Important factors may affect actual results and cause the forecasts not to be achieved. These factors include general economic conditions, accuracy of certain accounting assumptions, timing of business investments by NIC, changes in actual or projected cash flows, competitive pressures, changes in tax or other laws or regulations, and the other factors described in the section entitled “Forward-Looking Statements” beginning on page 21 of this proxy statement, the “Risk Factors” section in our 2020 Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, and the information referenced in the section entitled “Where You Can Find Additional Information” beginning on page 93 of this proxy statement. Generally, the further out the period to which the projections relate, the less predictable and more unreliable the information becomes. In addition, the projections do not take into account any circumstances or events occurring after the date that the projections were prepared. Furthermore, the projections were prepared on a standalone basis without giving effect to the merger, including the impact of negotiating or executing the merger agreement, the expenses that may be incurred in connection with consummating the merger, including the expenses payable pursuant to the merger agreement, the potential synergies that may be achieved as a result of the merger, or the effect of any business or strategic decision or action that has been or will be taken as a result of the merger agreement. As a result, there can be no assurance that the projections will be realized, and actual results may be materially better or worse than those contained in the projections. The inclusion of this information in this proxy statement should not be regarded as an indication that NIC’s senior management, the NIC board of directors, Cowen, Tyler or any other recipient of this information considered, or now considers, the projections to be material information of NIC, or necessarily predictive of actual future results, nor should it be construed as financial guidance, and it should not be relied upon as such. The summary of the projections is not included in this proxy statement in order to induce any stockholder to vote for the proposal to adopt the merger agreement or any of the other proposals to be voted on at the Special Meeting or to influence any stockholder to make any investment decision with respect to the merger, including whether or not to seek appraisal rights with respect to the shares of NIC common stock.
The projections should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding NIC contained in NIC’s public filings with the SEC. The projections were reviewed by NIC’s senior management with, and considered by, the NIC board of directors in connection with its evaluation and approval of the merger and were relied upon by Cowen for purposes of its financial analyses and opinion, as described more fully in the sections entitled “The Merger (Proposal 1)—Recommendation of the NIC Board of Directors and Reasons for the Merger” beginning on page 36 of this proxy statement and “The Merger (Proposal 1)—Opinion of Financial Advisor” beginning on page 41 of this proxy statement.
Except to the extent required by applicable federal securities laws, we do not intend, and expressly disclaim any responsibility to update or otherwise revise the forecasts to reflect circumstances existing after the date when we prepared the projections or to reflect the occurrence of future events or changes in general economic or industry conditions, even in the event that any of the assumptions underlying the projections are shown to be in error. We can give no assurance that, had our projections been prepared either as of the date of the merger agreement or as of the date of this proxy statement, similar estimates and assumptions would be used. Neither NIC nor any of its affiliates, directors, officers, advisors or other representatives has made or makes any representation to any of our stockholders or any other person regarding the ultimate performance of NIC compared to the information contained in our projections or that our projections will be achieved.
In light of the foregoing factors and the uncertainties inherent in the projections and considering that the Special Meeting will be held several months after the projections were prepared, stockholders are cautioned not to rely on the projections included in this proxy statement.
Certain of the measures included in the projections may be considered non-GAAP financial measures, as noted below. These non-GAAP financial measures are useful to investors and management in understanding current profitability levels and liquidity that may serve as a basis for evaluating future performance and facilitating comparability of results. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by NIC may not be comparable to similarly titled amounts used by other companies. The non-GAAP financial measures used in the forecasts were relied upon by Cowen for purposes of its financial analyses and opinion and by the NIC board of directors in connection with its consideration of the merger. Financial measures provided to a financial advisor are excluded from the definition of non-GAAP financial measures and, therefore, are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure.
Summary of the Projections
Below is a summary of the projections prepared by senior management of NIC and provided to the NIC board of directors and Cowen and, with respect to portions of the projections, Tyler, prior to the execution of the merger agreement. Certain estimated financial information for fiscal year 2020 was also prepared by senior management of NIC and provided to the NIC board of directors, Cowen and Tyler prior to the execution of the merger agreement.
($ in millions, except per share amounts)	2021 ($)	2022 ($)	2023 ($)	2024 ($)	2025 ($)
Revenue	424.5	496.8	550.0	613.9	680.9
Adjusted EBITDA(1)	106.8	122.9	138.9	159.7	181.1
EBIT(2)	83.9	101.4	117.8	139.2	160.2
Taxes(3)	(21.0)	(25.4)	(29.5)	(34.8)	(40.1)
Depreciation & Amortization	15.7	14.1	13.5	12.8	12.9
Capital Expenditures and Capitalized Software	(13.3)	(12.4)	(12.9)	(13.5)	(13.6)
Changes in Net Working Capital	0.0	0.0	0.0	0.0	0.0
Unlevered Free Cash Flow(4)	65.3	77.7	88.9	103.6	119.4
Earnings per share	0.93	1.12	1.29	1.53	1.75
(1)	EBITDA, a non-GAAP measure, refers to earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is EBITDA adjusted to exclude restructuring expense and stock-based compensation.
(2)	EBIT, a non-GAAP measure, refers to earnings before interest and taxes. EBIT does not exclude depreciation and amortization, restructuring expense or stock-based compensation.
(3)	Assumed tax rate of 25.0%.
(4)
Unlevered free cash flow, a non-GAAP measure, refers to EBIT, less taxes, plus depreciation and amortization, less capital expenditures and capitalized software and adjusted for changes in net working capital. Unlevered free cash flow was calculated by Cowen for fiscal years 2021 through 2025 using the projections provided by NIC management.

Interests of NIC Directors and Executive Officers in the Merger
In considering the recommendation by the NIC board of directors that NIC stockholders vote to adopt the merger agreement, stockholders should be aware that the directors and executive officers of NIC have certain interests in the merger that may be different from, or in addition to, the interests of NIC stockholders generally. The members of the NIC board of directors were aware of these interests in evaluating the merger agreement and the merger and in recommending that NIC stockholders adopt the merger agreement. These interests may present such directors and executive officers with actual or potential conflicts of interest and these interests are described in this section and the section entitled “Advisory Vote on Specified Compensation (Proposal 2)—Golden Parachute Compensation” beginning on page 80 of this proxy statement.

For the numerical disclosure in this section of this proxy statement, we have assumed a closing date of March 31, 2021. March 31, 2021 is an illustrative date used solely for purposes of this specified disclosure and is not intended to indicate that the closing will or will not occur on such date. This description and the tables below assume that NIC grants no new NIC restricted stock awards prior to the closing to NIC’s directors or executive officers.
Treatment of NIC Restricted Stock Awards
Treatment of NIC Restricted Stock Awards held by Non-Employee Directors
Each NIC restricted stock award that is outstanding and held by a non-employee director of NIC will become fully vested immediately prior to the effective time and will be converted into the right to receive the merger consideration. The following table shows, with respect to each individual who served as a non-employee director of NIC at any point in time on or following January 1, 2020 and who, as of the close of business on February 26, 2021, held NIC restricted stock awards: (1) the number of NIC shares underlying NIC restricted stock awards that will remain unvested as of March 31, 2021 and (2) the total expected value of such NIC restricted stock awards as of the effective time, based on an NIC stock price of $34.00 per share.
Name	Shares Underlying Unvested NIC Restricted Stock Awards (#)(1)	Total Expected Value of Unvested NIC Restricted Stock Awards
Non-Employee Directors
Art N. Burtscher	4,182	$142,188
Venmal (Raji) Arasu	4,182	$142,188
C. Brad Henry	4,182	$142,188
Sylvester James, Jr.	1,151	$39,134
Alexander C. Kemper	4,182	$142,188
William M. Lyons	4,182	$142,188
Anthony Scott	4,182	$142,188
Jayaprakash Vijayan	4,182	$142,188
Pete Wilson	4,182	$142,188
(1)
Except with respect to the NIC restricted stock award held by Mr. James, which is scheduled to vest on August 27, 2021, all unvested NIC restricted stock awards held by the non-employee directors of NIC vest in accordance with their terms on April 27, 2021.

Treatment of NIC Restricted Stock Awards held by Executive Officers
At the effective time, each assumed RSA will be assumed by Tyler and converted into a Tyler restricted stock award on the same terms and conditions (including those relating to accelerated vesting upon a termination of employment in connection with or following the effective time) as applicable to such assumed RSA immediately prior to the effective time, as converted into a number of shares of Tyler common stock of equivalent value at the effective time.
Each outstanding NIC restricted stock award that vests solely based on the achievement of performance goals will automatically vest in full and be cancelled and converted into the right to receive, with respect to each share of NIC common stock subject to such NIC restricted stock award (as determined in accordance with the applicable award agreement), the merger consideration, less all applicable withholding and other authorized deductions. Pursuant to the applicable award agreements, and assuming a closing date of March 31, 2021, performance-based NIC restricted stock awards granted in 2021 will vest at target level performance and performance-based NIC restricted stock awards granted in 2019 and 2020 will vest based on actual performance levels, as if the applicable performance period ended on December 31, 2020.

The following table shows, with respect to each individual who served as an executive officer of NIC at any point in time on or following January 1, 2020 and who, as of the close of business on February 26, 2021, held NIC restricted stock awards: (1) the number of NIC shares underlying both time- and performance-based NIC restricted stock awards that will remain unvested as of March 31, 2021 and (2) the total expected value of such NIC restricted stock awards as of the effective time, based on an NIC stock price of $34.00 per share. For the treatment of NIC restricted stock awards under the executive officers’ employment agreements, please see the descriptions below under the heading “The Merger (Proposal 1)—Interests of NIC Directors and Executive Officers in the Merger—Treatment of NIC Restricted Stock Awards—Employment Agreements with Executive Officers.”
Name	Shares Underlying Unvested Time-Based NIC Restricted Stock Awards (#)	Total Expected Value of Time- Based NIC Restricted Share Awards	Shares Underlying Unvested Performance- Based Restricted Stock Awards (#)(1)	Total Expected Value of Performance- Based NIC Restricted Share Awards(1)	Total Expected Value of NIC Restricted Share Awards
Executive Officers
Harry H. Herington	104,085	$3,538,890	173,202	$5,888,868	$9,427,758
Stephen M. Kovzan	40,678	$1,383,052	66,610	$2,264,740	$3,647,792
Jayne Friedland Holland	34,000	$1,156,000	49,484	$1,682,456	$2,838,456
William A. Van Asselt	12,584	$427,856	—	—	$427,856
Douglas L. Rogers	13,553	$460,802	—	—	$460,802
Brian Anderson	19,359	$658,206	5,580	$189,720	$847,926
Elizabeth Thomas	11,075	$376,550	—	—	$376,550
Elizabeth Proudfit	14,769	$502,146	—	—	$502,146
(1)
Pursuant to the applicable award agreements, and assuming a closing date of March 31, 2021, performance-based NIC restricted stock awards granted in 2021 will vest at target level performance and performance-based NIC restricted stock awards granted in 2019 and 2020 will vest based on actual performance levels, as if the applicable performance period ended on December 31, 2020. The information regarding performance-based NIC restricted stock awards in these columns reflects the actual treatment of the awards as described in the preceding sentence, including the vesting at actual performance levels for performance-based NIC restricted stock awards granted in 2019 and 2020, as if the applicable performance period ended on December 31, 2020.

Transaction-Related Bonus Payments
On February 5, 2021, William A. Van Asselt and Elizabeth Thomas each received a one-time cash bonus of $250,000, less all applicable withholding and other authorized deductions, in recognition of their contributions to NIC during the period of time that NIC was engaged in the consideration of the merger agreement.
Retention Bonuses
In accordance with the merger agreement, on March 2, 2021, NIC granted cash-based retention awards in an amount equal to $250,000 per individual to each of Jayne Friedland Holland, William Van Asselt, Brian Anderson, Doug Rogers, Elizabeth Proudfit, and Elizabeth Thomas, in order to reward them for their efforts in consummating the transactions contemplated by the merger agreement and to incentivize them to continue to assist in bringing the transactions to a successful closing. Each retention bonus award will be paid in cash, less all applicable taxes and other authorized deductions, on the closing and will be contingent upon the occurrence of the closing and the executive’s continued employment with NIC on the closing date.
Employment Agreements with Executive Officers
NIC is party to an employment agreement with each of its executive officers. Each of these employment agreements has an initial three-year term that will automatically be extended for successive three-year periods thereafter unless either NIC or the executive gives a written notice at least six months prior to the end of the applicable term.
Pursuant to each employment agreement, the executive officers have agreed to restrictions on the use of confidential information and, for a period of two years following any termination of employment, not to compete with NIC. The payment of all severance benefits is subject to the execution and non-revocation of a general release.

Each employment agreement provides for severance benefits payable to the executive officer in connection with a termination without “cause” or resignation for “good reason” (which we refer to as a “covered termination”) ending 18 months following a change in control of NIC. Under each employment agreement, severance will be payable in a lump sum amount equal to: (1) two times annual base salary then in effect, (2) two times the largest cash award received by the executive under the NIC annual incentive plan during the immediately preceding three annual incentive periods and (3) 150% of NIC’s portion of the annual costs (determined as of the date of termination) associated with providing the executive and eligible family members with medical and health benefits coverage under NIC’s group health plans. The executive officers would also be entitled to a cash payment under NIC’s annual incentive plan for the year of the covered termination based on target level performance.
The executive officer employment agreements also provide that in the event of a covered termination occurs, the outstanding NIC restricted stock awards will accelerate in full, with performance-based equity awards vesting at target level performance.
No executive officer is entitled to receive any excise tax gross-up under Sections 280G and 4999 of the Code. In the event that any payments would constitute a “parachute payment” within the meaning of Section 280G of the Code, such payments will be reduced so that no portion of the payments will be subject to the excise tax imposed by Section 4999 of the Code.
The following table shows, as of the effective time, with respect to each executive officer who served as an executive officer of NIC at any point in time on or following January 1, 2020, the value of the severance that would be payable pursuant to the employment agreements, assuming a covered termination in connection with the merger, assuming a closing date of March 31, 2021. For the estimated value of NIC restricted stock awards held by the executive officers of NIC, please see the descriptions above under the heading “Treatment of NIC Restricted Stock Awards—Treatment of NIC Restricted Stock Awards held by Executive Officers.”
Name	Cash Severance ($)(1)	Annual Bonus ($)(2)	Life, Health & Other Benefits ($)(3)	Total Expected Severance ($)
Harry H. Herington	$3,674,000	$726,000	$90,538	$4,490,538
Stephen M. Kovzan	$1,850,000	$308,000	$73,615	$2,231,615
Jayne Friedland Holland	$1,609,000	$249,200	$71,385	$1,929,585
William A. Van Asselt	$839,650	$204,000	$70,154	$1,113,804
Douglas L. Rogers	$755,000	$106,750	$70,538	$932,288
Brian Anderson	$1,024,750	$172,500	$67,462	$1,264,712
Elizabeth Thomas	$751,625	$106,750	$67,462	$925,837
Elizabeth Proudfit	$726,000	$106,750	$67,462	$900,212
(1)
Amounts shown in this column represent the cash severance payments equal to the sum of: (1) two times the executive’s base salary on the date of termination; and (2) two times the largest cash award received by the executive under the annual incentive plan during the immediately preceding three annual incentive periods.

(2)	Amounts shown in this column represent the cash payment under the annual incentive plan payable for the year of the executive’s termination of employment, at target level performance.
(3)
Amounts shown in this column include: (1) payment of accrued but unpaid vacation; and (2) an estimated lump sum payment equal to 150% of NIC’s portion of the annual costs associated with providing the executive and eligible family members with medical and health benefits coverage under NIC’s group health plans.

Arrangements with Tyler
As noted in the section above entitled “The Merger (Proposal 1)—Background of the Merger” beginning on page 28 of this proxy statement, prior to the signing of the merger agreement there were discussions between NIC and Tyler regarding Tyler’s desire to retain NIC’s senior management team post-closing and Tyler’s intention to make available a pool of stock incentives to members of NIC’s senior management team to ensure a smooth transition and integration period. However, as of the date of this proxy statement, none of the executive officers of NIC have entered into any agreement or understanding with Tyler regarding the potential terms of their individual employment arrangements following the consummation of the merger or the right to participate in any Tyler equity incentive compensation program.

Insurance and Indemnification of Directors and Executive Officers
See the section entitled “The Merger Agreement—Directors’ and Officers’ Indemnification and Insurance” beginning on page 71 of this proxy statement, for a summary of the obligations of the surviving corporation with respect to insurance indemnification of directors and executive officers after the effective time.
Compensation and Benefits-Related Arrangements with the Surviving Corporation
See the section entitled “The Merger Agreement—Employee Matters” beginning on page 74 of this proxy statement, for a summary of certain post-closing covenants related to compensation and employee benefit arrangements.
Financing
Tyler represented to NIC in the merger agreement that it will have, at the closing, access to all of the funds that are necessary for Tyler to consummate the transactions contemplated by the merger agreement, including payment of the aggregate merger consideration to NIC stockholders and all other required payments payable in connection with the transactions contemplated by the merger agreement. In connection with its entry into the merger agreement, Tyler obtained a commitment from Goldman Sachs Bank USA for a $1.6 billion 364-day senior unsecured bridge loan facility, closing of which is subject to customary conditions. Tyler expects to finance the merger using a combination of new debt and cash on Tyler’s balance sheet. The consummation of the merger is not conditioned upon Tyler’s or Merger Sub’s receipt of financing.
Material U.S. Federal Income Tax Consequences of the Merger
General
The following summary discusses the material U.S. federal income tax consequences of the merger to holders of shares of NIC common stock. This discussion is based on the Code, applicable Treasury regulations promulgated under the Code, administrative interpretations, judicial decisions and administrative rulings as in effect as of the date of this proxy statement, all of which may change, possibly with retroactive effect. This summary is for the general information of the holders of shares of NIC common stock only and does not purport to be a complete analysis of all potential tax effects of the merger.
This discussion addresses only the consequences of the exchange of shares of NIC common stock held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). It does not address all aspects of U.S. federal income taxation that may be important to an NIC stockholder in light of the NIC stockholder’s particular circumstances, or to an NIC stockholder that is subject to special rules, such as, without limitation:
•	a bank, insurance company, or other financial institution;
•	a tax-exempt organization;
•	a dealer or broker in securities or non-U.S. currencies;
•	a trader in securities who elects the mark-to-market method of accounting;
•	an individual subject to the alternative minimum tax provisions of the Code;
•	a mutual fund;
•	a U.S. expatriate or former citizen or long-term resident of the United States;
•	a foreign pension fund and its affiliates;
•	a person whose functional currency is not the U.S. dollar;
•	a former citizen or former long-term resident of the United States;
•	a real estate investment trust or regulated investment company;
•	an NIC stockholder that holds its shares of NIC common stock through individual retirement or other tax-deferred accounts;
•	an NIC stockholder that exercises appraisal rights;

•	an NIC stockholder that holds shares of NIC common stock as part of a hedge, appreciated financial position, straddle, or conversion or integrated transaction; or
•	an NIC stockholder that acquired shares of NIC common stock through the exercise of compensatory options or stock purchase plans or otherwise as compensation.
For purposes of this discussion, a “U.S. holder” is a beneficial owner of shares of NIC common stock that is for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States;
•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any state therein or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust (1) that is subject to the primary supervision of a court within the United States and all the substantial decisions of which are controlled by one or more U.S. persons or (2) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

A “non-U.S. holder” is a beneficial owner of shares of NIC common stock that is neither a U.S. holder nor a partnership (nor an entity treated as a partnership) for U.S. federal income tax purposes.
If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of NIC common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A partner in a partnership holding shares of NIC common stock should consult its tax advisors.
This discussion of the material U.S. federal income tax consequences of the merger is not a complete description of all potential U.S. federal income tax consequences of the merger. This discussion does not address tax consequences that may vary with, or are contingent on, individual circumstances. In addition, it does not address any U.S. state or local or any non-U.S. tax consequences of the merger or the potential application of the Medicare contribution tax on net investment income. Accordingly, each NIC stockholder should consult its tax advisor to determine the particular U.S. federal, state or local or non-U.S. income or other tax consequences to it of the merger.
U.S. Federal Income Tax Consequences to U.S. Holders
The receipt of the merger consideration by U.S. holders pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder will recognize taxable capital gain or loss in an amount equal to the difference, if any, between (1) the amount of cash received in the merger and (2) such U.S. holder’s adjusted tax basis in its shares of NIC common stock exchanged therefor. A U.S. holder’s adjusted tax basis in a particular share of NIC common stock generally will equal the price the U.S. holder paid for such share of NIC common stock.
If a U.S. holder’s holding period in the shares of NIC common stock surrendered in the merger is greater than one year as of the date of the merger, the capital gain or loss will be long-term capital gain or loss. Long-term capital gains of certain non-corporate holders, including individuals, are generally subject to U.S. federal income tax at preferential rates. The deductibility of a capital loss recognized in connection with the merger is subject to limitations under the Code. If a U.S. holder acquired different blocks of shares of NIC common stock at different times or different prices, such U.S. holder must determine its adjusted tax basis and holding period separately with respect to each block of shares of NIC common stock that it holds.
U.S. Federal Income Tax Consequences to Non-U.S. Holders
The receipt of the merger consideration by a non-U.S. holder pursuant to the merger will not be subject to U.S. federal income tax unless:
•
the gain, if any, recognized by the non-U.S. holder is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to the non-U.S. holder’s permanent establishment in the United States);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the merger and certain other conditions are met; or

•
the non-U.S. holder owned, directly or under certain constructive ownership rules of the Code, more than 5% of NIC common stock at any time during the five-year period preceding the merger, and NIC is or has been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code at any time during the shorter of the five-year period preceding the merger or the period that the non-U.S. holder held the shares of NIC common stock.

Gain described in the first bullet point above will be subject to tax on a net income basis in the same manner as if the non-U.S. holder were a U.S. holder (unless an applicable income tax treaty provides otherwise). Additionally, any gain described in the first bullet point above of a non-U.S. holder that is a corporation also may be subject to an additional “branch profits tax” at a 30% rate (or lower rate provided by an applicable income tax treaty). A non-U.S. holder described in the second bullet point above will be subject to tax at a rate of 30% (or a lower rate provided by an applicable income tax treaty) on any capital gain realized, which may be offset by U.S.-source capital losses recognized in the same taxable year. If the third bullet point above applies to a non-U.S. holder, capital gain recognized by such holder will be subject to tax at generally applicable U.S. federal income tax rates. We believe that we are not, and we do not anticipate becoming, a “United States real property holding corporation.” However, because the determination of whether we are a “United States real property holding corporation” depends on the fair market value of our United States real property interests relative to the fair market value of our global real property interests and other business assets, there can be no assurance that we do not currently constitute or will not become a “United States real property holding corporation.” Non-U.S. holders owning (actually or constructively) more than 5% of NIC common stock should consult their own tax advisors regarding the U.S. federal income tax consequences of the merger.
Backup Withholding and Information Reporting
Payments of cash made in exchange for shares of NIC common stock pursuant to the merger may be subject, under certain circumstances, to information reporting and backup withholding (currently at a rate of 24%). To avoid backup withholding, a U.S. holder that does not otherwise establish an exemption should complete and return an IRS Form W-9, certifying under penalties of perjury that such U.S. holder is a “United States person” (within the meaning of the Code), that the taxpayer identification number provided is correct and that such U.S. holder is not subject to backup withholding. To avoid backup withholding, a non-U.S. holder is required to establish an exemption, for example, by completing and providing to the applicable withholding agent the appropriate IRS Form W-8 for the non-U.S. holder, in accordance with the instructions thereto.
Any amount withheld under the backup withholding rules will be allowed as a refund or credit against the U.S. federal income tax liability of an NIC stockholder, provided the required information is timely furnished to the IRS. The IRS may impose a penalty upon an NIC stockholder that fails to provide the correct taxpayer identification number.
Regulatory Clearances
Required Approvals
Under the merger agreement, the merger cannot be completed until any applicable waiting period under the HSR Act has expired or been terminated. NIC and Tyler made the necessary filings with the FTC and the Antitrust Division of the DOJ on February 23, 2021, as a result of which, and as of the date of this proxy statement, the applicable waiting period under the HSR Act is scheduled to expire on March 25, 2021, at 11:59 p.m., Eastern Time, unless otherwise earlier terminated or extended if the DOJ or FTC requests additional information and documentary material.
Even after the applicable waiting period under the HSR Act expires or is terminated, the FTC and the Antitrust Division of the DOJ retain the authority to challenge the merger on antitrust grounds before or after the merger is completed. Likewise, at any time before or after the consummation of the merger, a U.S. state or a foreign governmental authority with jurisdiction over the parties could take such action under antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the merger, to rescind the merger or to seek divestiture of particular assets. Private parties also may seek to take legal action under the antitrust laws under certain circumstances. Neither NIC nor Tyler can provide assurance that any action under antitrust laws will not result in the delay or abandonment of the merger.

Commitments to Obtain Regulatory Approvals
Under the merger agreement, NIC and Tyler are required to use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws consummate the transactions contemplated by the merger agreement as soon as practicable, including:
•
preparing and filing or otherwise providing, in consultation with the other party and as promptly as practicable and advisable, all documentation to effect all necessary applications, notices, petitions, filings, and other documents and to obtain as promptly as reasonably practicable all waiting period expirations or terminations, consents, clearances, waivers, licenses, orders, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any governmental authority in order to consummate the transactions contemplated by the merger agreement; and

•
taking all actions as may be necessary, subject to the limitations in the merger agreement, to obtain (and cooperating with each other in obtaining) all such waiting period expirations or terminations, consents, clearances, waivers, licenses, registrations, permits, authorizations, orders and approvals.

Notwithstanding the foregoing, none of Tyler, Merger Sub or any of Tyler’s other subsidiaries is required to, and NIC may not and may not permit any of its subsidiaries to, without the prior written consent of Tyler, become subject to, consent to or offer or agree to, or otherwise take any action with respect to, any requirement, condition, limitation, understanding, agreement or order to (1) sell, license, assign, transfer, divest, hold separate or otherwise dispose of any assets, business or portion of business of NIC, the surviving corporation, Tyler, Merger Sub or any of their respective subsidiaries, (2) conduct, restrict, operate, invest or otherwise change the assets, the business or portion of the business of NIC, the surviving corporation, Tyler, Merger Sub or any of their respective subsidiaries or (3) impose any restriction, requirement or limitation on the operation of the business or portion of the business of NIC, the surviving corporation, Tyler, Merger Sub or any of their respective subsidiaries (in the case of each of clauses (1), (2) and (3), if any such action would reasonably be expected to, individually or in the aggregate, adversely impact Tyler, NIC or their respective subsidiaries in a manner or amount that is material relative to the value of NIC and its subsidiaries, taken as a whole). However, if requested by Tyler, NIC or its subsidiaries will become subject to, consent to or offer or agree to, or otherwise take any action with respect to, any such requirement, condition, limitation, understanding, agreement or order so long as such requirement, condition, limitation, understanding, agreement or order is only binding on NIC or its subsidiaries in the event the merger is completed. In addition, Tyler, Merger Sub and NIC will use their reasonable best efforts not to take any action after the date of the merger agreement that would reasonably be expected to materially delay or prevent the obtaining of any permission, approval or consent from any governmental authority necessary to be obtained prior to completing the merger. For additional information, see the section entitled “The Merger Agreement—HSR and Other Regulatory Approvals” beginning on page 72 of this proxy statement.
De-listing and De-registration of NIC Common Stock
If the merger is completed, NIC common stock will be de-listed from Nasdaq and de-registered under the Exchange Act. As such, following completion of the merger and such de-registration, NIC will no longer file periodic reports with the SEC on account of NIC common stock.
Litigation Relating to the Merger
In connection with the merger, as of March 16, 2021, the date immediately prior to the filing date of this proxy statement, two lawsuits have been filed in the United States District Court for the District of Delaware against NIC and its directors. The lawsuits are captioned Stein v. NIC Inc., et al, No. 1:21-cv-00330 (filed on March 3, 2021) and Starks v. NIC Inc., et al, No. 1:21-cv-00335 (filed on March 4, 2021).
The complaints generally allege that the preliminary proxy statement filed by NIC on March 2, 2021 fails to disclose allegedly material information in violation of Sections 14(a) and 20(a) of the Exchange Act, and other securities laws, rules, and regulations. The alleged omissions relate to (i) certain financial projections of NIC, and (ii) NIC's financial advisor and certain of its financial analyses. The complaints seek, among other things, to enjoin NIC from consummating the merger, or in the alternative, rescission of the merger.
NIC believes that the allegations in the complaints are without merit. Additional lawsuits arising out of the merger may also be filed in the future.

THE MERGER AGREEMENT
Below is a summary of the material provisions of the merger agreement, a copy of which is attached to this proxy statement as Annex A and which is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read the merger agreement in its entirety carefully, as the rights and obligations of the parties thereto are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement.
Explanatory Note Regarding the Merger Agreement
The following summary of the Agreement and Plan of Merger, dated as of February 9, 2021, by and among NIC, Tyler and Merger Sub and the copy of the merger agreement attached to this proxy statement as Annex A are intended only to provide information regarding the terms of the merger agreement. The merger agreement and the related summary are not intended to be a source of factual, business or operational information about NIC, Tyler or Merger Sub, and the following summary of the merger agreement and the copy thereof included as Annex A are not intended to modify or supplement any factual disclosure about NIC in any documents NIC has or will publicly file with the SEC. The merger agreement contains representations and warranties by, and covenants of, NIC, Tyler and Merger Sub that were made only for purposes of the merger agreement and as of specified dates. The representations, warranties and covenants in the merger agreement were made solely for the benefit of the parties to the merger agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts, and may be subject to contractual standards of materiality or material adverse effect applicable to the contracting parties that generally differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants contained in the merger agreement may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in NIC’s public disclosures.
Additional information about NIC may be found elsewhere in this proxy statement and in NIC’s other public filings. See the section entitled “Where You Can Find Additional Information” beginning on page 93 of this proxy statement.
The Merger
The merger agreement provides that, at the effective time, Merger Sub will be merged with and into NIC, the separate corporate existence of Merger Sub will cease and NIC will continue as the surviving corporation and as a wholly-owned subsidiary of Tyler. From and after the effective time, all of the property, rights, privileges, immunities, powers, franchises, licenses and authority of NIC and Merger Sub will vest in the surviving corporation, and all of the debts, liabilities, obligations, restrictions and duties of NIC and Merger Sub will become the debts, liabilities, obligations, restrictions and duties of the surviving corporation. At the effective time, the certificate of incorporation of Merger Sub in effect immediately prior to the effective time will be the certificate of incorporation of the surviving corporation, and the bylaws of Merger Sub as in effect immediately prior to the effective time will be the bylaws of the surviving corporation, in each case, until subsequently amended.
The directors and officers of Merger Sub immediately prior to the effective time will, from and after the effective time, be the directors and officers, respectively, of the surviving corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.
Closing of the Merger
Under the merger agreement, the closing of the merger will take place virtually by exchange of documents and signatures at 9:00 a.m., Central Time, on the second (2nd) business day after the satisfaction or, to the extent permitted by applicable law, waiver of the last of the conditions to the merger to be satisfied or waived, (other than any such conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or, to the extent permitted by applicable law, waiver of such conditions at the closing), unless another date or place is agreed to in writing by Tyler and NIC. For more information on the conditions to the merger, please see the section entitled “The Merger Agreement—Conditions to the Merger.”
As promptly as practicable on the closing date, the parties will file with the Secretary of State of the State of Delaware a certificate of merger with respect to the merger, executed in accordance with the DGCL, and make any other filings and recordings required to be made under the DGCL in connection with the merger. The merger will become effective at such date and time as the certificate of merger is filed with the Secretary of State of the State of Delaware.

Effect of the Merger on NIC Common Stock
At the effective time, by virtue of the merger and without any action on the part of any party or any holder of any shares of NIC common stock or any capital stock of Merger Sub:
•
each share of NIC common stock issued and outstanding immediately prior to the effective time that is owned by Tyler or Merger Sub or any of their respective subsidiaries and shares owned by NIC or any of its subsidiaries, including shares held as treasury stock, will be cancelled without any consideration delivered in exchange therefor (which we refer to as “cancelled shares”);

•
each share of NIC common stock issued and outstanding immediately prior to the effective time (other than any cancelled shares, dissenting shares (as further described in the section entitled “Appraisal Rights” beginning on page 87 of this proxy statement) or shares of NIC common stock that are subject to the assumed RSAs (as further described in the section entitled “The Merger Agreement—Treatment of NIC Restricted Stock Awards” beginning on page 60 of this proxy statement)), will be automatically cancelled and converted into the right to receive the merger consideration; and

•
each share of common stock of Merger Sub issued and outstanding immediately prior to the effective time will be converted into and become one validly issued, fully paid and nonassessable share of common stock of the surviving corporation.

Payment Procedures
Prior to the effective time, Tyler will designate a paying agent (which we refer to as the “paying agent”) reasonably acceptable to NIC to act as the paying agent for NIC stockholders in connection with the merger. At or immediately after the effective time, Tyler will deposit with the paying agent cash in an amount sufficient to pay the aggregate merger consideration (which cash we refer to as the “exchange fund”). Subject to certain conditions in the merger agreement, the paying agent is required to invest the exchange fund as reasonably directed by Tyler.
Promptly after the effective time (and in no event later than four business days after the closing date), Tyler will cause the paying agent to mail to each holder of record of a certificate representing shares of NIC common stock and whose shares of NIC common stock were converted into the right to receive the merger consideration: (1) a letter of transmittal in a form reasonably specified by Tyler and specifying that delivery will be effected, and risk of loss and title to the certificate representing such shares will pass, only upon delivery of the certificate representing such shares to the paying agent and (2) instructions for effecting the surrender of the certificate (or an affidavit of loss in lieu of such certificate and, if required by Tyler, an indemnity bond) in exchange for payment of the merger consideration. Upon surrender of a certificate representing shares of NIC common stock (or affidavits of loss in lieu of such certificate and, if required by Tyler, an indemnity bond) to the paying agent for cancellation, together with the duly completed and executed letter of transmittal, the holder of such certificate will be entitled to receive the merger consideration for each share of NIC common stock represented by such certificate, and the surrendered certificates (or affidavits of loss in lieu of such certificate and, if required by Tyler, an indemnity bond) will be cancelled.
No holder of book-entry shares of NIC common stock will be required to deliver a certificate or letter of transmittal to the paying agent to receive the merger consideration. In lieu thereof, each book-entry share of NIC common stock will automatically upon the effective time be entitled to receive, and Tyler will cause the paying agent to pay and deliver in exchange therefor as promptly as reasonably practicable after the effective time (and in any event within three business days following the effective time), the merger consideration.
No interest will be paid or accrue on any portion of the merger consideration payable in respect of any share of NIC common stock.
At the effective time, the stock transfer books of NIC will be closed, and there will be no further registration of transfers on the stock transfer books of NIC of the shares of NIC common stock that were outstanding immediately prior to the effective time. After the effective time, each share of NIC common stock that has not been surrendered will represent only the right to receive, upon surrender, the merger consideration to which the holder of such share is entitled by virtue of the merger.
Treatment of NIC Restricted Stock Awards
Immediately prior to the effective time, each outstanding NIC restricted stock award that is fully vested and not subject to any restrictions (or that, pursuant to its terms as in effect on the date of the merger agreement or the terms of the merger agreement, will accelerate in full and no longer be subject to any further vesting as a result of or in connection with the consummation of the merger), will be released to the holder of such NIC restricted stock award, to the extent not previously released, and converted into the right to receive, with respect to each share of NIC common stock subject to such NIC restricted stock award (as determined in accordance with the applicable award agreement), the merger consideration, less all applicable withholding and other authorized deductions.
At the effective time, each outstanding NIC restricted stock award that vests solely based on the achievement of performance goals will automatically vest in full and be cancelled and converted into the right to receive, with respect to each share of NIC common stock subject to such NIC restricted stock award (as determined in accordance with the applicable award agreement), the merger consideration, less all applicable withholding and other authorized deductions.
At the effective time, each assumed RSA will be assumed by Tyler and converted into a Tyler restricted stock award on the same terms and conditions (including those relating to accelerated vesting upon a termination of employment in connection with or following the effective time) as applicable to such assumed RSA immediately prior to the effective time, as converted into a number of shares of Tyler common stock of equivalent value.
NIC Employee Stock Purchase Plan
Pursuant to the merger agreement, as soon as practicable following the date of the merger agreement, NIC will take all actions with respect to the NIC ESPP that are necessary to provide that: (1) with respect to the current ESPP offering period, no NIC employee who is not a participant in the NIC ESPP as of the date of the merger agreement may become a participant in the NIC ESPP, and no current participant may increase the percentage amount of such participant’s payroll deduction election from that in effect on the date of the merger agreement for the current ESPP offering period and the current ESPP offering period will terminate at the earlier of the scheduled purchase date for such current ESPP offering period and immediately prior to the effective time; (2) each participant’s accumulated payroll deduction will be used to purchase shares of NIC common stock in accordance with the terms of the NIC ESPP on the earlier of the scheduled purchase date for such current ESPP offering period and immediately prior to the effective time; (3) no additional offering periods will commence after the date hereof; and (4) subject to the consummation of the merger, the NIC ESPP will terminate effective immediately prior to the effective time.
Appraisal Rights
Notwithstanding anything to the contrary in the merger agreement, shares of NIC common stock that are issued and outstanding immediately prior to the effective time (other than cancelled shares) and held by an NIC stockholder who has not voted in favor of adoption of the merger agreement or consented to the merger in writing and who is entitled to and has properly demanded appraisal of such shares in accordance with Section 262 of the DGCL (we refer to such shares of NIC common stock collectively as the “dissenting shares” until such time as such NIC stockholder fails to perfect, withdraws or otherwise loses the right to appraisal under the DGCL with respect to such shares) will not be converted into the right to receive the merger consideration, but instead will be entitled to receive payment of the appraised value of such shares held by them in accordance with Section 262 of the DGCL, except that all dissenting shares held by NIC stockholders who have failed to perfect or who have withdrawn or lost their rights to appraisal of such shares pursuant to Section 262 of the DGCL will be treated as if they had been converted at the effective time into the right to receive the merger consideration, without interest, in the manner provided in the merger agreement.
NIC is required to provide Tyler (1) prompt written notice of any demands received by NIC for appraisal, withdrawals of such demands and any other demand, notice or instrument delivered to NIC prior to the effective time pursuant to the DGCL that relates to such a demand and (2) the opportunity and right to participate in all negotiations and proceedings with respect to such demands for appraisal under the DGCL (which negotiations and proceedings, subject to good-faith consultation with Tyler, will be directed and controlled by NIC). NIC will not, except with the prior written consent of Tyler, (x) make any payment with respect to any such demand, (y) offer to settle or settle any such demand or (z) waive any failure to timely deliver a written demand for appraisal or timely take any other action required to perfect appraisal rights in accordance with the DGCL.
Representations and Warranties
The merger agreement contains representations and warranties of the parties. These include representations and warranties of NIC with respect to:
•	organization and qualification;

•	corporate authority relative to the merger agreement;
•	requisite stockholder approval;
•	due execution, delivery and enforceability of the merger agreement;
•	required consents and approvals;
•	no violations;
•	capitalization;
•	subsidiaries;
•	SEC reports and filings;
•	financial statements;
•	internal controls and procedures;
•	the absence of undisclosed liabilities;
•	assets;
•	material contracts;
•	customers and suppliers;
•	intellectual property;
•	privacy and data protection;
•	environmental matters;
•	labor and employment;
•	employee benefit plans;
•	insurance;
•	compliance with laws and permits;
•	litigation and orders;
•	tax matters;
•	absence of certain changes or events;
•	finders and brokers;
•	takeover statutes;
•	information supplied for this proxy statement; and
•	opinion of financial advisor.
The merger agreement also contains customary representations and warranties of Tyler and Merger Sub, including with respect to:
•	organization and qualification;
•	corporate authority relative to the merger agreement;
•	due execution, delivery and enforceability of the merger agreement;
•	required consents and approvals;
•	no violations;
•	SEC reports and filings;
•	absence of undisclosed liabilities;

•	absence of changes or events;
•	ownership and prior operations of Merger Sub;
•	sufficient funds;
•	stock ownership; and
•	information supplied.
Certain representations and warranties contained in the merger agreement are qualified by “material adverse effect,” as described below. The representations and warranties contained in the merger agreement will expire at the effective time. The representations, warranties and covenants made by NIC in the merger agreement are qualified by information contained in NIC’s confidential disclosure letter delivered to Tyler in connection with the execution of the merger agreement and by filings that NIC has made with the SEC (subject to certain specified exceptions). The representations, warranties and covenants made by Tyler and Merger Sub in the merger agreement are qualified by filings that Tyler has made with the SEC (subject to certain specified exceptions). The representations, warranties and covenants of each party in the merger agreement were made only for the purposes of, and were and are solely for the benefit of the parties to, the merger agreement, may be subject to limitations agreed upon by the contracting parties, including, in the case of NIC, being qualified by NIC's confidential disclosure letter, made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to holders of NIC common stock. Accordingly, the representations and warranties may not describe the actual state of affairs as of the date of the merger agreement, or at any other time, and holders of NIC common stock should not rely on them as statements of fact. These confidential disclosure letters contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the merger agreement. Holders of NIC common stock are not third-party beneficiaries of these representations, warranties and covenants under the merger agreement and should not rely on the representations, warranties and covenants of any descriptions thereof as characterizations of the actual state of facts or condition of NIC or any of its affiliates or of Tyler or any of its affiliates.
Material Adverse Effect
A “material adverse effect” with respect to NIC or Tyler means any change, effect, development, circumstance, condition, state of facts, event, or occurrence that, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect on the financial condition, business or operations of such party and its subsidiaries, taken as a whole, except that no such change, effect, development, circumstance, condition, state of facts, event or occurrence to the extent resulting or arising from or relating to any of the following will be deemed to constitute a material adverse effect or will be taken into account when determining whether a material adverse effect exists or has occurred:
(1)
any changes or developments in U.S., regional, global or international economic conditions, including any changes or developments affecting financial, credit, foreign exchange or capital market conditions;

(2)	any changes or developments in conditions in the industries in which such party and its subsidiaries operates and any seasonal fluctuations in the business of such party and its subsidiaries;
(3)	any changes or developments in political, geopolitical, regulatory or legislative conditions in the U.S. or any other country or region of the world;
(4)	any changes or developments in GAAP or the interpretation thereof;
(5)	any changes or developments in applicable law or the interpretation thereof;
(6)
any failure by such party to meet any internal or published projections, estimates, forecasts or expectations of such party’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by such party to meet its internal budgets, plans, guidance, estimates or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from the definition of a “material adverse effect” may be taken into account);

(7)	any acts of terrorism or sabotage, war (whether or not declared), the commencement, continuation or escalation of a war, acts of armed hostility, weather conditions, natural disasters or other force majeure events, including any material worsening of such conditions threatened or existing as of the date of the merger agreement;
(8)
any epidemic, pandemic or disease outbreak (including COVID-19) and any political or social conditions, including civil unrest, protests and public demonstrations or any other law, directive, pronouncement or guideline issued by a governmental authority, the Centers for Disease Control and Prevention or the World Health Organization, “sheltering in place,” curfews or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak (including COVID-19) or any change in such law (including any binding law, order or directive by any governmental authority in connection with or in response to COVID-19), directive, pronouncement or guideline or interpretation thereof, or the action of any third party arising out of or relating to any of the foregoing, in each case, following the date of the merger agreement or any material improvement or worsening of such conditions threatened or existing as of the date of the merger agreement;

(9)
the execution and delivery of the merger agreement, the identity of NIC, Tyler or any of their subsidiaries, as applicable, or, in the case NIC, any communication by Tyler or any of its subsidiaries regarding the plans or intentions of Tyler with respect to the conduct of the business of the surviving corporation or its subsidiaries, the pendency or consummation of the merger agreement, the transactions contemplated by the merger agreement, including the effect thereof on the relationships with current or prospective customers, suppliers, distributors, partners, financing sources, employees or sales representatives, or the public announcement of the merger agreement or the transactions contemplated by the merger agreement, including any litigation arising out of or relating to the merger agreement or the transactions contemplated by the merger agreement (except that this clause will not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address, as applicable, the consequences resulting from the execution and delivery of the merger agreement, the pendency or consummation of the transactions contemplated by the merger agreement);

(10)
any action or failure to take any action which action or failure to act is requested in writing by the other party or otherwise expressly required by the terms of the merger agreement (other than pursuant to NIC’s covenant to use commercially reasonable efforts to conduct its business in the ordinary course of business until the earlier of the effective time or the date (if any) the merger agreement is terminated);

(11)
any change in the price or trading volume of such party’s common stock (it being understood that the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from the definition of a “material adverse effect” may be taken into account); or

(12)
the loss or non-renewal of any customer, the termination or expiration of any contract with any customer, or the failure to enter into any contract with any prospective customer (it being understood that the facts or occurrences giving rise or contributing to such loss or non-renewal that are not otherwise excluded from the definition of a “material adverse effect” may be taken into account, as well as the aggregate loss or non-renewal of multiple contracts);

provided that, with respect to the exceptions in clauses (1), (2), (3), (4), (5), (7) and (8), if such change, effect, development, circumstance, condition, state of facts, event or occurrence has had a disproportionate adverse effect on such party relative to other companies operating in the industries in which such party and its subsidiaries operate, then only the incremental disproportionate adverse effect of such change, effect, development, circumstance, condition, state of facts, event or occurrence will be taken into account for the purpose of determining whether a “material adverse effect” exists or has occurred.
Conduct of Business Before Completion of the Merger
The merger agreement provides for certain restrictions on NIC’s and its subsidiaries’ activities until the earlier of the effective time or the date (if any) the merger agreement is terminated. In general, except as set forth in NIC’s confidential disclosure letter, as contemplated, permitted or required by the merger agreement, as required by applicable law (including reasonable actions taken or omitted to be taken that NIC reasonably determines to be necessary or prudent to take in connection with or in response to COVID-19, in each case, as required by applicable law in any jurisdiction that NIC conducts business), as required by any NIC benefit plan or as consented to in writing by Tyler (which, except in certain specified cases, may not be unreasonably withheld, conditioned or delayed), NIC and each of its subsidiaries is required to use commercially reasonable efforts to (1) conduct its business in the ordinary course of business, (2) preserve intact NIC’s business organization, (3) maintain NIC’s rights, privileges and immunities, (4) retain the services of NIC’s officers and other key employees (subject to workforce requirements other than where termination of such services is for cause) and (5) maintain NIC’s relationships with its customers, suppliers, service providers, lenders and other persons having material business relations with it. In addition, subject to the exceptions described in the immediately preceding sentence, NIC must not:
•	amend, modify, waive, rescind, change or otherwise restate NIC’s or any of its subsidiaries’ certificate of incorporation, bylaws or equivalent organizational documents;
•
authorize, declare, set aside, make or pay any dividends (other than quarterly cash dividends paid in the ordinary course of business) on or make any distribution with respect to its outstanding shares of capital stock or other equity interests (whether in cash, assets, shares or other securities of NIC or any of its subsidiaries) (other than dividends or distributions made by any wholly owned subsidiary of NIC to NIC or any wholly owned subsidiary of NIC);

•
enter into any agreement or arrangement with respect to voting or registration, or file any registration statement with the SEC with respect to any, of its capital stock or other equity interests or securities;

•
split, combine, subdivide or reclassify any of its capital stock or other equity interests, or redeem, purchase or otherwise acquire any of its capital stock or other equity interests, or any other securities in respect of, in lieu of or in substitution for, shares of its capital stock or other equity interests, except for (1) shares of NIC common stock withheld in order to pay taxes in connection with the vesting or settlement of any NIC restricted stock awards, (2) the acquisition of shares of NIC common stock in connection with the forfeiture of any NIC restricted stock awards or (3) any such transaction involving only wholly owned subsidiaries of NIC;

•
issue, deliver, grant, sell, pledge, dispose of or encumber (other than certain permitted liens), or authorize the issuance, delivery, grant, sale, pledge, disposition or encumbrance (other than certain permitted liens) of, any shares of capital stock, voting securities or other equity interest in NIC or any of its subsidiaries or any securities convertible into or exchangeable or exercisable for any such shares, voting securities or equity interest, or any rights, warrants or options to acquire any such shares, voting securities or equity interest or any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock based performance units;

•
take any action to cause to be exercisable or vested any otherwise unexercisable or unvested NIC restricted stock awards under the NIC stock plan, including taking any action to cause acceleration of vesting of any NIC restricted stock awards granted in 2021 (except, in each case, as otherwise provided by the terms of any contract or NIC restricted stock awards and except for certain other exceptions provided in the merger agreement);

•
except as required by any NIC benefit plan or any other contract in effect as of the date of the merger agreement, (1) increase the compensation or benefits payable or to become payable to any NIC director, executive officer, or employee with an annual base salary in excess of $100,000, (2) grant any NIC director, executive officer or employee any increase in severance or termination pay, (3) pay or award, or commit to pay or award, any bonuses, retention, or incentive compensation to any of NIC's directors, executive officers or employees, (4) enter into any employment, severance, or retention agreement (excluding offer letters that provide for no severance or change in control benefits) with any of NIC's directors, executive officers or employees, (5) establish, adopt, enter into, amend, or terminate any collective bargaining agreement or NIC benefit plan, subject to certain exceptions described in the merger agreement, (6) amend or waive any performance or vesting criteria or accelerate vesting, exercisability, or funding under any NIC benefit plan, (7) terminate the employment of any NIC employee at the level of senior vice president or above, other than for cause, (8) hire any new NIC employees, except for employees at the vice president level or below, (9) provide any funding for any rabbi trust or similar arrangement, (10) enter into a contract with a professional employer organization, other than in the ordinary course of business, or (11) form or otherwise establish any employing entity in any country that does not currently have an employing entity;

•
acquire (including by merger, consolidation or acquisition of stock or assets or any other means) or authorize or announce an intention to so acquire, or enter into any binding agreements providing for any acquisitions of, any equity interests in or assets of any person or any business or division thereof, or otherwise engage in any mergers, consolidations or business combinations, except for (1) transactions solely between NIC and its wholly owned subsidiaries or between such wholly owned subsidiaries, (2) acquisitions of supplies or equipment in the ordinary course of business;
•
liquidate (completely or partially), dissolve, restructure, recapitalize or effect any other reorganization (including any restructuring, recapitalization or reorganization between or among any of NIC or its subsidiaries), or adopt any plan or resolution providing for any of the foregoing;

•
make any loans, advances or capital contributions to, or investments in, any other person, except for (1) loans solely among NIC and its wholly owned subsidiaries or solely among NIC’s wholly owned subsidiaries or (2) advances for reimbursable employee expenses in the ordinary course of business;

•
sell, lease, license, assign, abandon, permit to lapse, transfer, exchange, swap or otherwise dispose of, or subject to any lien (other than certain permitted liens), any of its properties, rights or assets that are material to NIC and its subsidiaries, taken as a whole (including shares of NIC or its subsidiaries), except (1) dispositions of excess, obsolete or worthless equipment, in the ordinary course of business, (2) nonexclusive licenses of NIC’s owned intellectual property, products or custom applications entered into in the ordinary course of business with customers, (3) pursuant to existing contracts or (4) pursuant to transactions solely among NIC and its wholly owned subsidiaries or solely among such wholly owned subsidiaries;

•
except in the ordinary course of business, terminate or materially amend or modify any written policies or procedures with respect to the use or distribution by NIC or any of its subsidiaries of any open source software;

•
enter into or become bound by, or amend, modify, terminate or waive any contract related to the disposition or grant of any license with respect to NIC's material owned intellectual property, other than in the ordinary course of business, or otherwise encumber (other than certain permitted liens) any of NIC’s material owned intellectual property (including by the granting of any covenants, including any covenant not to sue or covenant not to assert), other than nonexclusive licenses of (1) NIC’s owned intellectual property (other than patents on a stand-alone basis) or (2) NIC products or custom applications, in each case entered into in the ordinary course of business;

•
(1) enter into certain specified types of material contracts other than (x) in the ordinary course of business or (y) to renew or replace any such material contract that has expired or terminated in accordance with its terms, (2) materially modify, materially amend, extend or terminate (other than in the ordinary course of business) any material contract, or, other than in the ordinary course of business, waive, release or assign any material rights or material claims thereunder, or (3) materially modify or amend or terminate, or waive or release or assign any material rights under, any material government bid other than in the ordinary course of business;

•
except (1) in accordance with NIC’s capital budget provided to Tyler before the date of the merger agreement, (2) in the ordinary course of business (not to exceed $1,000,000 in the aggregate) or (3) to replace or repair damaged equipment, make any capital expenditure, enter into agreements or arrangements providing for any capital expenditure or otherwise commit to do so;

•
except as provided in the merger agreement with respect to transaction-related litigation, commence (other than in the ordinary course of business or to enforce NIC's rights under the merger agreement), waive, release, assign, compromise or settle any material action, suit, claim, investigation, review or other judicial or administrative proceeding other than the compromise or settlement of any proceeding that (1) is for an amount not to exceed, for any such compromise or settlement payment by NIC, individually $250,000 or in the aggregate, $500,000 (net of insurance proceeds and indemnification proceeds received from third parties), (2) does not impose any injunctive relief on NIC and its subsidiaries and does not involve the admission of wrongdoing by NIC, any of its subsidiaries or any of their respective officers or directors or otherwise establish a materially adverse precedent for similar settlements by Tyler or any of its subsidiaries and (3) does not provide for the license of any intellectual property or the termination, modification or amendment of any license of NIC owned intellectual property;

•	make any change in financial accounting policies, practices, principles or procedures, except as required by GAAP or applicable law;
•
make, change or revoke any material tax election, adopt or change any tax accounting period or material method of tax accounting, amend any material tax return, file any material tax return that is materially inconsistent with a previously filed tax return of the same type for a prior taxable period (taking into account any amendments prior to the date of the merger agreement), settle or compromise any material liability for taxes or any tax audit, claim or other proceeding relating to a material amount of taxes, enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. law), surrender any right to claim a material refund of taxes, or agree to an extension or waiver of the statute of limitations with respect to a material amount of taxes;

•
incur, assume, guarantee or otherwise become liable for or modify in any material respects in a manner adverse to NIC the terms of any indebtedness for borrowed money or any derivative financial instruments or arrangements (including swaps, caps, floors, futures, forward contracts and option agreements), or issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities (directly, contingently or otherwise), except for (1) the incurrence of trade debt or accounts receivable in the ordinary course of business, (2) equipment leases entered into in the ordinary course of business, (3) the issuance of letters of credit under NIC’s credit agreement, (4) the incurrence of any indebtedness solely among NIC and its wholly owned subsidiaries or solely among such wholly owned subsidiaries, or (5) any guarantees by NIC of indebtedness or other obligations of any of its subsidiaries or guarantees by its subsidiaries of indebtedness or other obligations of NIC or any other NIC subsidiary, in each case incurred in compliance with the merger agreement;

•	enter into any transactions or contracts with any affiliate or other person that would be required to be disclosed by NIC under Item 404 of Regulation S-K of the SEC;
•	other than the Special Meeting, convene any special meeting (or any adjournment or postponement thereof) of NIC stockholders;
•	adopt or otherwise implement any stockholder rights plan, “poison pill” or other comparable agreement;
•
take or cause to be taken any action that would reasonably be expected to materially delay, impede or prevent the consummation of the transactions contemplated by the merger agreement on or before June 30, 2021 (which we refer to as the “outside date”); or

•	agree or authorize, in writing or otherwise, to take any of the foregoing actions.
NIC Special Meeting and NIC Board Recommendation
The merger agreement requires NIC to (1) duly call, set a record date for, give notice of, convene and hold a meeting of its stockholders for the purpose of seeking the NIC stockholder approval as soon as reasonably practicable after the date on which NIC learns that this proxy statement will not be reviewed or that the SEC has no further comments on this proxy statement, (2) submit the merger proposal to its stockholders at such meeting and (3) not submit any other proposal in connection with such meeting (other than the merger-related compensation proposal and the adjournment proposal and, if such meeting is also NIC’s annual stockholder meeting, proposals customarily brought in connection with NIC’s annual stockholder meeting) without the prior written consent of Tyler (such consent not to be unreasonably withheld, conditioned or delayed). NIC is only entitled to adjourn or postpone the special meeting without Tyler’s consent (x) after consultation with Tyler, if adjournment or postponement necessary to ensure any supplement or amendment to this proxy statement required by law is provided to NIC stockholders within a reasonable amount of time in advance of the Special Meeting, or (y) if there are not sufficient votes at such meeting to constitute a quorum or to obtain approval of the merger proposal (to allow additional time for solicitation of proxies), one or more times for a period up to 10 business days each under the circumstances described in the foregoing clause (y) so long as no resulting change in the record date would be required.
Unless the NIC board of directors has validly made a change of recommendation (as defined below under the section entitled “The Merger Agreement—No Solicitation of Other Offers by NIC”), NIC will use its reasonable best efforts to (1) solicit from NIC stockholders proxies in favor of the adoption of the merger agreement and (2) take all other action reasonably necessary or advisable to secure the NIC stockholder approval, including by including the NIC board recommendation in this proxy statement.

Even if a change of recommendation has been made pursuant to the terms of the merger agreement, unless the merger agreement has been terminated in accordance with its terms, the Special Meeting will be convened and the merger agreement will be submitted to NIC stockholders for approval at the Special Meeting, and the obligations of the parties under the merger agreement will continue in full force and effect and will not be affected by the commencement, public proposal, public disclosure or communication to NIC of any acquisition proposal, as defined below under the section entitled “The Merger Agreement—No Solicitation of Other Offers by NIC.”
No Solicitation of Other Offers by NIC
Under the terms of the merger agreement, subject to certain exceptions described below, NIC has agreed that, from the date of the merger agreement until the earlier of the effective time or the date (if any) on which the merger agreement is terminated, NIC will not and will cause its subsidiaries, and its and their respective officers and directors not to, and NIC will use reasonable best efforts to cause its and its subsidiaries’ other representatives not to, directly or indirectly:
(1)
solicit, initiate or knowingly encourage or knowingly facilitate (including by way of providing information) any inquiry with respect to, or the making, submission or announcement of, an acquisition proposal (as defined below) or any inquiry, proposal or offer that would reasonably be expected to lead to an acquisition proposal;

(2)
participate in any negotiations regarding, or furnish to any person any information relating to NIC or any of its subsidiaries in connection with, an acquisition proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an acquisition proposal;

(3)	adopt, approve, endorse or recommend, or publicly propose to adopt, approve, endorse or recommend, any acquisition proposal;
(4)	withdraw, change, amend, modify or qualify, or otherwise publicly propose to withdraw, change, amend, modify or qualify, in each case, in a manner adverse to Tyler, the NIC board recommendation;
(5)	fail to include the NIC board recommendation in this proxy statement;
(6)
approve, authorize, or cause or permit NIC or any of its subsidiaries to enter into, any merger agreement, acquisition agreement, reorganization agreement, letter of intent, memorandum of understanding, agreement in principle or similar definitive agreement with respect to, or any other definitive agreement or commitment providing for, any acquisition proposal (other than certain confidentiality agreements); or

(7)
call or convene a meeting of NIC stockholders to consider a proposal that would reasonably be expected to materially impair, prevent or delay the consummation of the transactions contemplated by the merger agreement.

We refer to each action set forth in clauses (3), (4) or (5) above as a “change of recommendation.”
In addition, under the merger agreement, NIC has agreed that:
•
it will and will cause its subsidiaries, and its and their respective officers and directors to, and will use its reasonable best efforts to cause its and its subsidiaries’ other representatives to, immediately cease any and all solicitation, encouragement, discussions or negotiations with any persons, or the provision of any information to any persons, with respect to any acquisition proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an acquisition proposal;

•
it will promptly request in writing that each person that previously executed a confidentiality agreement with NIC in connection with its consideration of an acquisition proposal or a potential acquisition proposal promptly destroy or return to NIC all nonpublic information furnished by NIC or any of its representatives to such person or any of its representatives in accordance with the terms of such confidentiality agreement; and

•	it will terminate access to any physical or electronic data rooms relating to the consideration of an acquisition proposal by any such person.
Under the merger agreement, NIC must enforce, and not waive, terminate or modify without Tyler’s prior written consent, any confidentiality, standstill or similar provision in any confidentiality, standstill or other agreement entered into prior to the date of the merger agreement with any person in connection with such person’s consideration of an acquisition proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an acquisition proposal; provided that, if the NIC board of directors determines in good faith after consultation with NIC’s outside legal counsel that the failure to waive a particular standstill provision would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable law, NIC may, with prior written notice to Tyler, waive such standstill solely to the extent necessary to permit the applicable person (if it has not been solicited in violation of the merger agreement) to make, on a confidential basis to the NIC board of directors, an acquisition proposal, conditioned upon such person agreeing to disclosure of such acquisition proposal to Tyler, in each case, as contemplated by the merger agreement.
Notwithstanding the prohibitions described above, if NIC receives, prior to the receipt of the NIC stockholder approval, a bona fide written acquisition proposal or an inquiry, proposal or offer that would reasonably be expected to lead to an acquisition proposal that did not result from a breach of NIC’s non-solicitation obligations, then NIC, its subsidiaries and its representatives are permitted to contact the person or any of its representatives who has made such acquisition proposal, inquiry, proposal or offer to (1) refer such person to NIC’s non-solicitation obligations in the merger agreement, or (2) solely to clarify or ascertain facts regarding (and not to negotiate or engage in any discussions regarding or relating to) the material terms and conditions of such acquisition proposal, inquiry, proposal or offer and the person making it so that NIC may inform itself about such acquisition proposal, inquiry, proposal or offer and the person making it. Further, if NIC receives from any person, prior to the receipt of the NIC stockholder approval, an unsolicited bona fide written acquisition proposal that did not result from a breach of NIC’s non-solicitation obligations, NIC, its subsidiaries and its representatives are permitted to furnish information to such person and engage in discussions or negotiations with such person and its representatives with respect to the acquisition proposal, as long as:
•
the NIC board of directors determines in good faith, after consulting with NIC’s outside legal counsel and financial advisors, that such proposal constitutes, or would reasonably be expected to result in, a superior proposal (as defined below); and

•
(1) prior to providing any such information, the person making the acquisition proposal enters into a confidentiality agreement that contains terms that are no less restrictive in the aggregate to such person than those contained in the confidentiality agreement between NIC and Tyler, and except for such changes as are necessary for NIC to comply with its obligations under the merger agreement (provided that the confidentiality agreement is not required to include a standstill provision), and that does not restrict NIC from complying with its disclosure obligations to Tyler under the merger agreement, and (2) NIC also provides Tyler, prior to or substantially concurrently with the time such information is provided or made available to such person (and in any event within 24 hours after), any nonpublic information furnished to such other person that was not previously furnished to Tyler.

NIC must promptly (and in event within 24 hours after such determination) inform Tyler in writing if NIC determines to begin providing information or to engage in discussions or negotiations concerning an acquisition proposal pursuant to the merger agreement.
Under the merger agreement, NIC will notify Tyler promptly of NIC’s or any of its subsidiaries’ or its or their respective representatives’ receipt of any acquisition proposal or any inquiries, proposals or offers that would reasonably be expected to lead to an acquisition proposal (and in any event within 24 hours after, to the knowledge of NIC or its financial advisor, such receipt). The notice must include the identity of the person making the acquisition proposal, proposal or offer, and the material terms and conditions of any such acquisition proposal, inquiry, proposal or offer or the nature of the information requested pursuant to any such inquiry, including unredacted copies of any written proposals or offers (including any proposed written agreements received by NIC or its representatives relating to such acquisition proposal) or, if such acquisition proposal is not in writing, a reasonably detailed written description of the material terms and conditions thereof. NIC will keep Tyler reasonably informed on a reasonably current basis of the status (including any material developments related thereto) of any such acquisition proposal and promptly (and in any event within 24 hours after) notify Tyler of any material amendments to the material terms and conditions of any such acquisition proposal and promptly (and in any event within 24 hours after) provide Tyler with copies of all proposed written agreements relating to an acquisition proposal received by NIC or its representatives. NIC will not, directly or indirectly, enter into any agreement with any person which directly or indirectly prohibits NIC from providing any information to Tyler in accordance with the merger agreement or otherwise complying with the merger agreement.

An “acquisition proposal” for purposes of the merger agreement means any offer or proposal from any person, other than a proposal or offer by Tyler or one of its subsidiaries, at any time relating to any transaction or series of related transactions involving:
•	any acquisition or purchase by any person or group, directly or indirectly, of more than 15% of the total voting power of the equity securities of NIC;
•
any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any person or group beneficially owning more than 15% of the total voting power of the equity securities of NIC;

•
any merger, consolidation, share exchange, business combination, joint venture, recapitalization, reorganization or other similar transaction, in each case, involving NIC and any other person or group, pursuant to which NIC stockholders immediately prior to such transaction hold less than 85% of the total voting power of the equity interests in the surviving, resulting or ultimate parent entity of such transaction; or

•
any sale, lease, exchange, transfer or other disposition to any person or group of more than 15% of the consolidated assets of NIC and its subsidiaries, taken as a whole (measured by fair market value).

A “superior proposal” for purposes of the merger agreement means a bona fide, written acquisition proposal by a third party which the NIC board of directors determines in good faith (after consultation with NIC’s outside legal counsel and financial advisors) would, if consummated, result in a transaction more favorable to NIC stockholders from a financial point of view than the merger, taking into account all relevant factors, including all the terms and conditions of such proposal or offer (including the transaction consideration, conditionality, timing, certainty of financing or regulatory approvals and likelihood of consummation) and the merger agreement, as well as any changes to the terms of the merger agreement proposed by Tyler in response to any acquisition proposal. When determining whether an offer constitutes a superior proposal, references in the definition of the term “acquisition proposal” to “15%” or “85%” will be replaced with references to “80%” and “20%,” respectively.
Change of Recommendation; Match Rights
At any time prior to the receipt of the NIC stockholder approval:
•
the NIC board of directors may make a change of recommendation in response to an intervening event (as defined below) if the NIC board of directors has determined in good faith, after consultation with NIC’s outside legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable law; or

•
the NIC board of directors may make a change of recommendation and cause NIC to terminate the merger agreement in order to enter into a definitive agreement providing for an unsolicited acquisition proposal received after the date of the merger agreement that did not result from a breach of NIC’s non-solicitation obligations and such acquisition proposal is not withdrawn (subject to payment by NIC to Tyler of the termination fee described under the section entitled “The Merger Agreement—Termination Fee”), if the NIC board of directors has determined in good faith after consultation with NIC’s outside legal counsel and financial advisors that such acquisition proposal constitutes a superior proposal.

Prior to making a change of recommendation for any reason set forth above, NIC must provide Tyler with four business days’ prior written notice advising Tyler that the NIC board of directors intends to make a change of recommendation. The notice must specify in reasonable detail the reasons for such change of recommendation due to an intervening event, or the material terms and conditions of the acquisition proposal (including a copy of any proposed definitive agreement) for any change of recommendation due to a superior proposal. In each case, NIC must cause its executive officers and direct its other representatives to negotiate in good faith (to the extent Tyler desires to negotiate) any proposal by Tyler to amend the merger agreement in a manner that would eliminate the need for the NIC board of directors to make such a change of recommendation, and, except in the case of a superior proposal, the NIC board of directors must make the required determination regarding its fiduciary duties again at the end of such four business day negotiation period (after taking into account in good faith the amendments to the merger agreement proposed by Tyler, if any). With respect to any change of recommendation in response to a superior proposal, if there is any material amendment, revision or change to the material terms of the then-existing superior proposal (including any revision to the amount, form or mix of consideration proposed to be received by NIC stockholders as a result of such superior proposal), NIC must notify Tyler of each such amendment, revision or change and the applicable four business day period will be extended until at least two business days after the time that Tyler receives notification of such revision.
An “intervening event” for purposes of the merger agreement means any change, effect, development, circumstance, condition, state of facts, event or occurrence that is material to NIC and its subsidiaries, taken as a whole, and was not known by or the material consequences of which (based on facts known to members of the NIC board of directors as of the date of the merger agreement) were not reasonably foreseeable to NIC or the NIC board of directors as of or before the date of the merger agreement, except that in no event will the following events, changes or developments constitute an “intervening event”: (1) the receipt, existence or terms of an acquisition proposal or any inquiry or communications relating thereto or any matter relating thereto or consequence thereof, (2) changes in the market price or trading volume of the NIC common stock (it being understood, however, in the case of this clause (2), that any underlying cause thereof may be taken into account for purposes of determining whether an intervening event has occurred), (3) changes in general economic, political or financial conditions or markets (including changes in interest rates, exchange rates, stock, bond or debt prices), (4) changes in GAAP, other applicable accounting rules or applicable law or, in any such case, changes in the interpretation thereof, or (5) natural disasters, epidemics or pandemics (including the existence and impact of the COVID-19 pandemic) (provided, that with respect to clauses (3) through (5), except if and to the extent that such change, effect, development, circumstance, condition, state of facts, event or occurrence has a disproportionate effect on NIC and its subsidiaries, taken as a whole, relative to other companies in the industries in which NIC and its subsidiaries operate).
Nothing in the merger agreement prohibits NIC or the NIC board of directors from (1) taking and disclosing to NIC stockholders a position contemplated by Rules 14d-9 or 14e-2(a) promulgated under the Exchange Act, (2) making any “stop, look and listen” communication to NIC stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act, or (3) making any disclosure to NIC stockholders with regard to an acquisition proposal if the NIC board of directors has determined in good faith after consultation with NIC’s outside legal counsel that failure to make such disclosure would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable law, in each case so long as any such disclosure (x) with respect to clauses (1) and (3), includes an express reaffirmation of the NIC board recommendation that NIC stockholders adopt the merger agreement and (y) does not include any statement that constitutes, and does not otherwise constitute, a change of recommendation under the merger agreement.
Access to Information
Prior to the effective time or the termination of the merger agreement, and subject to certain exceptions, NIC will afford Tyler and Tyler’s representatives, upon NIC’s approval (which approval will not be unreasonably withheld, conditioned or delayed) of a reasonable request by Tyler, during normal business hours and under the supervision of NIC’s personnel, with reasonable access to its properties, books and records, financial and operating data, other information, and to those officers of NIC to whom Tyler reasonably requests access. However, NIC is not required to provide access to or disclose information that (1) may not be disclosed pursuant to contractual or legal restrictions, (2) is subject to attorney-client, attorney work product or other legal privilege, (3) the disclosure of which would, in the reasonable good faith judgment of NIC, violate applicable law, or (4) the disclosure of which would, in the reasonable good faith judgment of NIC, result in the disclosure of any trade secrets or other competitively sensitive information of NIC, its subsidiaries or any third party; provided, that in the case of each of clauses (1) through (3), NIC will use commercially reasonable efforts to make alternative arrangements for disclosure that do not violate such restrictions or privileges. Tyler will use reasonable best efforts to minimize any disruption to the business of NIC that may result from its requests for access, data or information.
Directors’ and Officers’ Indemnification and Insurance
Under the merger agreement, for six years after the effective time, Tyler must, and must cause the surviving corporation to, indemnify and hold harmless, to the fullest extent permitted under applicable law and the organizational documents of NIC or its subsidiaries, as applicable, or any indemnification agreements in existence as of the date of the merger agreement that were provided to Tyler or furnished by NIC with the SEC and publicly available prior to the date of the merger agreement, each current and former director and officer of NIC and its subsidiaries (which we refer to as the “indemnified parties”) against any costs and expenses (including advancing attorneys’ fees and expenses) in connection with any actual or threatened claims in respect of acts or omissions occurring or alleged to have occurred at or prior to the effective time, whether asserted or claimed prior to, at or after the effective time, in connection with such person serving as an officer, director, employee or other fiduciary of NIC, any of its subsidiaries or any other person if such service was at the request or for the benefit of NIC or any of its subsidiaries.
In addition, for a period of six years following the effective time, Tyler is required to maintain in effect the provisions in the organizational documents of NIC and any indemnification agreements in existence as of the date of the merger agreement that were provided to Tyler or furnished by NIC with the SEC and publicly available prior to the date of the merger agreement (except to the extent such agreement provides for an earlier termination) regarding elimination of liability, indemnification of officers, directors and employees and advancement of expenses that are in existence as of the date of the merger agreement, and any such indemnification agreements shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights or protections of any indemnified party thereunder for a period of six years after the effective time.
At or prior to the effective time, NIC is required to purchase a directors’ and officers’ liability insurance and fiduciary liability insurance “tail” insurance policy for a period of six years after the effective time with respect to matters arising at or prior to the effective time, with a one-time cost not in excess of 300% of the last aggregate annual premium paid by NIC for its directors’ and officers’ liability insurance and fiduciary liability insurance prior to the date of the merger agreement, and if the cost of such “tail” insurance policy would otherwise exceed such amount, NIC may purchase as much coverage as reasonably practicable for such amount.
HSR and Other Regulatory Approvals
Under the merger agreement, NIC and Tyler are required to use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws consummate the transactions contemplated by the merger agreement as soon as practicable, including:
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preparing and filing or otherwise providing, in consultation with the other party and as promptly as practicable and advisable, all documentation to effect all necessary applications, notices, petitions, filings, and other documents and to obtain as promptly as reasonably practicable all waiting period expirations or terminations, consents, clearances, waivers, licenses, orders, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any governmental authority in order to consummate the transactions contemplated by the merger agreement; and

•
taking all actions as may be necessary, subject to the limitations in the merger agreement, to obtain (and cooperating with each other in obtaining) all such waiting period expirations or terminations, consents, clearances, waivers, licenses, registrations, permits, authorizations, orders and approvals.

Further, NIC and Tyler each agree to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by the merger agreement as promptly as practicable, and in any event within ten business days after the date of the merger agreement (unless a later date is mutually agreed between the parties) and request early termination of the waiting period under the HSR Act applicable to the transactions contemplated by the merger agreement, and supply as promptly as reasonably practicable and advisable any additional information and documentary materials that may be requested pursuant to the HSR Act and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as reasonably practicable.
Notwithstanding the foregoing, none of Tyler, Merger Sub or any of Tyler’s other subsidiaries is required to, and NIC may not and may not permit any of its subsidiaries to, without the prior written consent of Tyler, become subject to, consent to or offer or agree to, or otherwise take any action with respect to, any requirement, condition, limitation, understanding, agreement or order to (1) sell, license, assign, transfer, divest, hold separate or otherwise dispose of any assets, business or portion of business of NIC, the surviving corporation, Tyler, Merger Sub or any of their respective subsidiaries, (2) conduct, restrict, operate, invest or otherwise change the assets, the business or portion of the business of NIC, the surviving corporation, Tyler, Merger Sub or any of their respective subsidiaries or (3) impose any restriction, requirement or limitation on the operation of the business or portion of the business of NIC, the surviving corporation, Tyler, Merger Sub or any of their respective subsidiaries (in the case of each of clauses (1), (2) and (3), if any such action would reasonably be expected to, individually or in the aggregate, adversely impact Tyler, NIC or their respective subsidiaries in a manner or amount that is material relative to the value of NIC and its subsidiaries, taken as a whole). However, if requested by Tyler, NIC or its subsidiaries will become subject to, consent to or offer or agree to, or otherwise take any action with respect to, any such requirement, condition, limitation, understanding, agreement or order so long as such requirement, condition, limitation, understanding, agreement or order is only binding on NIC or its subsidiaries in the event the merger is completed. In addition, Tyler, Merger Sub and NIC will use their reasonable best efforts not to take any action after the date of the merger agreement that would reasonably be expected to materially delay or prevent the obtaining of any permission, approval or consent from any governmental authority necessary to be obtained prior to completing the merger.
Under the merger agreement, in connection with and without limiting the efforts referenced above to obtain all waiting period expirations or terminations, consents, clearances, waivers, licenses, orders, registrations, approvals, permits and authorizations for the transactions under the HSR Act or any other regulatory laws, NIC and Tyler also agree to:
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to the extent not prohibited by applicable law, cooperate in all respects and consult with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party;

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furnish the other party with such necessary information and reasonable assistance as the other party may reasonably request in connection with its preparation of necessary filings or submissions of information to any governmental authority;

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promptly inform the other party of any communication with the DOJ, the FTC or any other governmental authority, by promptly providing copies to the other party of any such written communications (or, in the case of oral communications, advise the other party of such communications), and of any communication received or given in connection with any proceeding by a private party; and

•
permit the other party to review in advance any communication that it gives to, and consult with each other in advance of any meeting, substantive telephone call or conference with, the DOJ, the FTC or any other applicable governmental authority, or, in connection with any proceeding by a private party, with any other person, and to the extent permitted by the DOJ, the FTC or other applicable governmental authority or other person, give the other party the opportunity to attend and participate in any in-person meetings, substantive telephone calls or conferences with the DOJ, the FTC or any other governmental authority or other person.

Financing Cooperation
Under the merger agreement, prior to the effective time, NIC will, and will cause its subsidiaries to, use its and their reasonable best efforts to, and will direct its and their respective representatives to, provide customary cooperation and customary financial information, in each case that is reasonably requested by Tyler in connection with any financing contemplated by the financing commitment letter provided by Tyler to NIC prior to the date of the merger agreement (which we refer to as the “commitment letter”) obtained or to be obtained by Tyler for the purpose of financing the transactions contemplated by the merger agreement or any transaction undertaken in connection therewith (it being understood and agreed that receipt of such financing is not a condition to the closing of the merger or any of Tyler’s other obligations under the merger agreement), including by (1) furnishing, or causing to be furnished, to Tyler audited and unaudited consolidated balance sheets and related consolidated statements of operations, comprehensive loss, stockholders’ equity and cash flows for NIC for certain periods before the closing date and (2) directing NIC’s and its subsidiaries’ independent accountants, as requested by Tyler, to consent to the use of their audit reports on the financial statements of NIC and its subsidiaries in any materials relating to any such financing or in connection with any filings made with the SEC or pursuant to the Securities Act or Exchange Act in connection with any such financing and to provide any customary “comfort letters” necessary and reasonably requested by Tyler in connection with any debt capital markets transaction comprising a part of any such financing and to participate in customary due diligence sessions. However, (x) no such cooperation will be required to the extent it would (a) unreasonably disrupt the conduct of NIC’s business, (b) require NIC or its subsidiaries to incur any fees, expenses or other liability prior to the effective time for which it is not promptly reimbursed or simultaneously indemnified, (c) be reasonably expected to cause any director, officer or employee of NIC or any of its subsidiaries to incur any personal liability, (d) require NIC to waive or amend any terms of the merger agreement, (e) require NIC or any of its subsidiaries to take any action that would conflict with or violate its organizations documents or any applicable laws, or result in a violation or breach of, or default under, any material contract to which NIC or any of its subsidiaries is a party or otherwise bound, or (f) require NIC to provide any information the disclosure of which, in the reasonable good faith judgment of NIC, is prohibited or restricted by any confidentiality agreement with a third party or by applicable law or is legally privileged (provided, that NIC will use commercially reasonable efforts to make appropriate substitute arrangements to permit reasonable disclosure not in violation any such confidentiality agreement or of applicable law or to allow for such access or disclosure to the maximum extent that would not jeopardize such legal privilege), and (y) NIC and its subsidiaries will not be required to execute any credit or security documentation or any other definitive agreement (other than customary authorization letters) or provide any consent, instrument, certification, opinion or indemnity prior to the effective time (and in no event will NIC’s breach of its obligations described in this paragraph be considered in determining the satisfaction of certain conditions to closing the merger, subject to certain conditions set forth in the merger agreement).
The merger agreement requires Tyler to indemnify and hold harmless NIC, its subsidiaries, and their respective representatives from and against any and all liabilities or losses incurred by them in connection with any such financing and any information utilized in connection therewith, subject to certain exceptions set forth in the merger agreement. If the merger agreement is validly terminated, Tyler shall, promptly upon request by NIC, reimburse NIC and its subsidiaries for all reasonable and documented out-of-pocket costs actually incurred in connection with such financing cooperation, subject to certain exceptions set forth in the merger agreement. The cooperation obligations of NIC and its subsidiaries contained in the merger agreement are their sole obligations with respect to any financing Tyler may obtain in connection with the transactions.
The merger agreement requires Tyler and Merger Sub to use their reasonable best efforts to do, or cause to be done, all things necessary to arrange and obtain financing in an amount that, when aggregated with cash and cash equivalents on hand available to Tyler, will be sufficient to complete the merger and the other transactions contemplated by the merger agreement. In the event that all or any portion of the financing contemplated by the merger agreement or the commitment letter becomes unavailable to Tyler for any reason, and such unavailable financing is necessary to permit Tyler and Merger Sub to complete the merger and the other transactions contemplated by the merger agreement, Tyler will promptly notify NIC and Tyler and Merger Sub will use reasonable best efforts to arrange and obtain alternative financing arrangements sufficient to complete the merger and the other transactions contemplated by the merger agreement, and pay all related fees and expenses on terms and conditions not less favorable to NIC (with respect to conditionality) and, when taken as a whole, not materially less favorable to Tyler, than those set forth in the commitment letter.
Treatment of Indebtedness
The merger agreement requires NIC to deliver to Tyler (1) an executed payoff letter at least two business days prior to the closing date and (2) at the closing, executed release documentation, in each case with respect to the Amended and Restated Credit Agreement, dated as of August 6, 2014, between NIC and Bank of America, N.A., as lender and L/C issuer, as amended or supplemented, which payoff letter will include the payoff amount and provide that all guarantees and liens granted in connection with such credit agreement and any other obligations secured thereby will, upon payment of the amount set forth in the payoff letter at or prior to the effective time, be released and terminated.
Employee Matters
Under the merger agreement, Tyler will assume, honor and fulfill all of NIC’s benefit plans and other compensatory contracts in accordance with their terms as in effect immediately prior to the date of the merger agreement or as subsequently amended or terminated as permitted pursuant to the terms of such NIC benefit plans (or compensatory contracts) and the merger agreement.
For a period ending December 31, 2021, Tyler has agreed to provide, with respect to each employee of NIC who becomes an employee of Tyler or its subsidiaries as of the effective time (which we refer to as the “continuing employees”), (1) base pay or wage rate, as applicable, and other incentive cash compensation opportunities that are no less favorable than the base salary or wage rate, bonus and other cash incentive compensation opportunities in effect for such continuing employee immediately prior to the effective time, (2) equity incentive awards with a target value no less favorable than the target value of the equity incentive awards provided to such continuing employee immediately prior to the effective time, (3) employee benefits (including severance and health and welfare benefits, but excluding defined benefit pension plan benefits) that are, in the aggregate, no less favorable to such continuing employee than those in effect for such continuing employee immediately prior to the effective time and (4) retirement benefits that are, in the aggregate, no less favorable to such continuing employee than those in effect for such continuing employee immediately prior to the effective time.
Tyler also has agreed under the merger agreement to recognize years of service with NIC or its subsidiaries under all employee benefit plans maintained by Tyler or its affiliates for the benefit of continuing employees, except to the extent that any such recognition would result in a duplication of benefits, and to waive certain participation restrictions for continuing employees who become eligible to participate in Tyler welfare plans.
In connection with the merger, in order to incentivize non-executive employees to continue to assist in bringing the merger to a successful closing and/or for post-closing retention purposes, NIC implemented a retention bonus program with a bonus pool in the aggregate amount of no more than $2.5 million to be allocated to non-executive employees of NIC.
In accordance with the merger agreement, on March 2, 2021, NIC granted cash-based retention bonus awards in an amount equal to $250,000 per individual to each of Jayne Friedland Holland, William Van Asselt, Brian Anderson, Doug Rogers, Elizabeth Proudfit, and Elizabeth Thomas, in order to reward them for their efforts in consummating the transactions contemplated by the merger agreement and to incentivize them to continue to assist in bringing the transactions to a successful closing. Each retention bonus award will shall be paid in cash, less all applicable taxes and other authorized deductions, on the closing and will be contingent upon the occurrence of the closing and the executive’s continued employment with NIC on the closing date.
Other Covenants and Agreements
The merger agreement contains additional covenants and agreements relating to, among other matters:
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consultation and consent rights regarding any press releases or other public announcements or disclosures with respect to the merger, the merger agreement or the other transactions contemplated by the merger agreement;

•	certain reporting requirements under Section 16(a) of the Exchange Act;
•	the de-listing and termination of registration of NIC common stock;
•	eliminating any applicability of state takeover laws;
•	notice, cooperation and coordination relating to transaction-related litigation, if any; and
•	resignations of directors of NIC and its subsidiaries.
Conditions to the Merger
The obligations of NIC and Tyler to consummate the merger are subject to the satisfaction of each of the following conditions, any and all of which may be waived in writing in whole or in part by Tyler, Merger Sub and NIC, to the extent permitted by applicable law:
•	NIC stockholder approval—The adoption of the merger agreement by the affirmative vote of the holders of at least a majority of the outstanding shares of NIC common stock entitled to vote thereon;
•	Government Consents—The expiration or termination of the waiting period (or extensions thereof) under the HSR Act relating to the merger; and
•
No Injunctions or Restraints—No temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any federal or state court of competent jurisdiction (which we refer to as a “restraint”) shall be in effect enjoining or otherwise prohibiting the consummation of the merger, and no law shall have been enacted, entered, promulgated, enforced or deemed applicable by any governmental authority that, in any such case, prohibits or makes illegal the completion of the merger.

The obligations of Tyler and Merger Sub to consummate the merger are further subject to the satisfaction on or prior to the closing date of each of the following conditions, any and all of which may be waived in writing in whole or in part by Tyler, to the extent permitted by applicable law:
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Accuracy of Representations and Warranties—The representations and warranties of NIC in the merger agreement (without giving effect to any qualification as to materiality or material adverse effect) being true and correct as of the date of the merger agreement, and as of the closing date as though made on and as of the closing date (except for representations and warranties that by their terms speak specifically as of another date, in which case as of such date), except where the failure of such representations and warranties to be true and correct (without giving effect to any qualification as to materiality or material adverse effect) has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on NIC (with such term as described under the section entitled “The Merger Agreement—Material Adverse Effect”), except that (1) certain representations and warranties related to NIC’s due organization and qualification, its power and authority to enter into the merger agreement, its capitalization, finders’ and brokers’ fees, anti-takeover laws and the opinion of NIC’s financial advisor must be true and correct in all material respects, if not qualified by materiality or material adverse effect, and in all respects, if qualified by materiality or material adverse effect; and (2) NIC’s representation and warranty that no material adverse effect on NIC (with such term as described under the section entitled “The Merger Agreement—Material Adverse Effect”) has occurred since January 1, 2020, must be true and correct in all respects, in each case, as of the date of the merger agreement and as of the closing date as though made on and as of the closing date (except for representations and warranties that by their terms speak specifically as of another date, in which case as of such date);

•
Compliance with Covenants—Except as provided in the merger agreement, performance or compliance in all material respects by NIC of the obligations, covenants and agreements required to be performed or complied with by it under the merger agreement by the time of the closing; and

•
Officer Certificate—The receipt by Tyler of a certificate, dated as of the closing date, signed on behalf of NIC by the chief executive officer or chief financial officer of NIC, certifying that the conditions set forth in the two bullet points immediately above have been satisfied.

The obligations of NIC to consummate the merger are further subject to the satisfaction on or prior to the closing date of each of the following conditions, any and all of which may be waived in writing in whole or in part by NIC, to the extent permitted by applicable law:
•
Accuracy of Representations and Warranties—The representations and warranties of Tyler and Merger Sub in the merger agreement (without giving effect to any qualification as to materiality or material adverse effect) being true and correct as of the date of the merger agreement and as of the closing date as though made on and as of the closing date (except for representations and warranties that by their terms speak specifically as of another date, in which case as of such date), except where the failure of such representations and warranties to be true and correct (without giving effect to any qualification as to materiality or material adverse effect) have not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Tyler (with such term as described under the section entitled “The Merger Agreement—Material Adverse Effect”) or a material adverse effect on the ability of Tyler or Merger Sub to consummate the transactions, except that (1) certain representations and warranties related to Tyler’s and Merger Sub’s due organization and qualification, their respective power and authority to enter into the merger agreement, Tyler’s ownership and prior operations of Merger Sub, sufficient funds and stock ownership must be true and correct in all material respects, if not qualified by materiality or material adverse effect, and in all respects, if qualified by materiality or material adverse effect; and (2) Tyler’s and Merger Sub’s representation and warranty that no material adverse effect on Tyler (with such term as defined in the merger agreement and described under “The Merger Agreement—Material Adverse Effect”) has occurred since December 31, 2019 must be true and correct in all respects, in each case, as of the date of the merger agreement and as of the closing date as though made on and as of the closing date (except for representations and warranties that by their terms speak specifically as of another date, in which case as of such date);

•
Compliance with Covenants—Except as provided in the merger agreement, performance or compliance in all material respects by Tyler and Merger Sub of the obligations, covenants and agreements required to be performed or complied with by it at or prior to the closing; and

•
Officer Certificate—The receipt by NIC of a certificate, dated as of the closing date, signed on behalf of Tyler by the chief executive officer or chief financial officer of Tyler certifying that the conditions set forth in the two bullet points immediately above have been satisfied.

Termination of the Merger Agreement
Termination by NIC or Tyler
The merger agreement may be terminated at any time before the effective time:
•	by mutual written consent of NIC and Tyler; or
•	by either NIC or Tyler, if:
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the closing has not occurred on or before outside date, except that if, on the outside date, all of the conditions to closing, other than certain conditions related to the expiration or termination, as applicable, of the waiting period (or extensions thereof) under the HSR Act, the absence of any restraint or other legal prohibition on the consummation of the merger (to the extent any such restraint is in respect of, or any such law is, the HSR Act) and those conditions that by their nature are to be satisfied at closing (but provided that such conditions shall then be capable of being satisfied if the closing were to take place on such date), have been satisfied or waived, then the outside date will automatically be extended one time for an additional three months. This right to terminate the merger agreement will not be available to any party whose action or failure to fulfill any obligation under the merger agreement has been a proximate cause of the failure of the transactions to be consummated by the outside date, and such action or failure to act constitutes a material breach of the merger agreement;

○
any restraint enjoining or otherwise prohibiting the consummation of the merger has become final and nonappealable and remains in effect. This right to terminate the merger agreement will not be available to any party whose action or failure to fulfill its obligations under the merger agreement has been a proximate cause of such restraint or of such restraint becoming final and nonappealable; or

○
the NIC stockholder approval has not been obtained by the affirmative vote of the holders of at least a majority of the outstanding shares of NIC common stock entitled to vote thereon at the Special Meeting (or any adjournment or postponement thereof).

Termination by NIC
The merger agreement may be terminated at any time before the effective time by NIC if:
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the NIC board of directors effects a change of recommendation and NIC substantially concurrently enters into a definitive agreement providing for a superior proposal, as long as (1) NIC has complied in all material respects with its obligations not to solicit, participate in negotiations with respect to, or furnish certain information in connection with, any acquisition proposal or potential acquisition proposal, as further described under the section entitled “The Merger Agreement—No Solicitation of Other Offers by NIC”, and (2) substantially concurrently with or prior to (and as a condition to) such termination, NIC pays to Tyler the $55 million termination fee described below; or

•
(1) Tyler or Merger Sub has breached, failed to perform or violated their respective covenants or agreements under the merger agreement, or any of the representations and warranties of Tyler or Merger Sub in the merger agreement have become inaccurate, in either event in a manner that would give rise to a failure of the conditions in the merger agreement related to the representations and warranties of Tyler and Merger Sub or the performance by Tyler and Merger Sub of their respective obligations prior to closing; (2) such breach, failure to perform, violation or inaccuracy is incapable of being cured by the outside date or, if capable of being cured by the outside date, is not cured before the earlier of the business day immediately prior to the outside date and the 30th calendar day following receipt of written notice from NIC of such breach, failure to perform, violation or inaccuracy; and (3) NIC is not then in breach of any of its representations, warranties, covenants or agreements under the merger agreement, which breach would give rise to the failure of the conditions in the merger agreement related to the representations and warranties of NIC, the performance by NIC of its obligations prior to closing, and the absence of a material adverse effect on NIC (we refer to the events in clauses (1), (2) and (3) as a “Tyler breach termination event”).
Termination by Tyler
The merger agreement may be terminated by Tyler at any time before the effective time:
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prior to receipt of the NIC stockholder approval, the NIC board of directors has effected a change of recommendation or NIC has willfully and materially breached its obligations described under the section entitled “The Merger Agreement—No Solicitation of Other Offers by NIC”; or

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(1) NIC has breached, failed to perform or violated its covenants or agreements under the merger agreement or any of the representations and warranties of NIC in the merger agreement have become inaccurate, in either event in a manner that would give rise to the failure of the conditions in the merger agreement related to the representations and warranties of NIC, the performance by NIC of its obligations prior to closing, and the absence of a material adverse effect on NIC; (2) such breach, failure to perform, violation or inaccuracy is incapable of being cured by the outside date or, if capable of being cured by the outside date, is not cured before the earlier of the business day immediately prior to the outside date and the 30th calendar day following receipt of written notice from Tyler of such breach, failure to perform, violation or inaccuracy; and (3) neither Tyler nor Merger Sub is then in breach of any of its representations, warranties, covenants or agreements under the merger agreement, which breach would give rise to the failure of the conditions in the merger agreement related to the representations and warranties of Tyler or Merger Sub and the performance by Tyler and Merger Sub of their respective obligations prior to closing (we refer to the events in clauses (1), (2) and (3) as an “NIC breach termination event”).

Termination Fee
The merger agreement provides that NIC will pay Tyler a termination fee of $55 million (which we refer to as the “termination fee”) if:
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(1) NIC or Tyler terminates the merger agreement as a result of the closing having not occurred on or before the outside date or the NIC stockholder approval having not been obtained; (2) after the date of the merger agreement and prior to the date of the termination (or prior to the receipt of the NIC stockholder approval in the case of a termination as a result of the NIC stockholder approval having not been obtained), a bona fide acquisition proposal has been publicly disclosed and is not publicly withdrawn at least three business days prior to the earlier of the Special Meeting and the date of such termination; and (3) within 12 months of such termination, an acquisition proposal is consummated or a definitive agreement providing for an acquisition proposal is entered into, in which case NIC is required to pay such termination fee to Tyler on or prior to the date such acquisition proposal is consummated;

•
Tyler terminates the merger agreement because the NIC board of directors has effected a change of recommendation or NIC has willfully breached its obligations described under the section entitled “The Merger Agreement—No Solicitation of Other Offers by NIC”; or

•	NIC terminates the merger agreement in order to enter into a definitive agreement providing for a superior proposal.
In no event will NIC be obligated to pay the termination fee on more than one occasion. In the event that the termination fee is received by Tyler, none of NIC, any of its subsidiaries, any of their respective former, current or future officers, directors, partners, stockholders, managers, members, affiliates or agents will have any further liability or obligation relating to or arising out of the merger agreement or the transactions contemplated by the merger agreement, except for the right to seek monetary damages for fraud (solely as it relates to NIC’s representations and warranties expressly made in the merger agreement) or for a willful breach of the merger agreement occurring prior to the termination of the merger agreement.
Effect of Termination
In the event of termination of the merger agreement in accordance with its terms, the merger agreement will become null and void (except that provisions relating to the effect of termination, payment of the termination fee and certain provisions related to financing cooperation and other miscellaneous provisions, together with the confidentiality agreement between NIC and Tyler, will survive any such termination), and there will be no liability on the part of any of the parties; provided that no party will be relieved of liability for fraud or willful breach of the merger agreement prior to such termination. For purposes of the merger agreement, “willful breach” means a material breach of the merger agreement as a result of an action or omission taken or omitted to be taken that the breaching party intentionally takes (or fails to take) and actually knows would, or would reasonably be expected to, be or cause a material breach of the merger agreement, and “fraud” means common law fraud that is committed with actual knowledge of falsity and with the intent to deceive or mislead another.
Expenses
Except as otherwise expressly provided in the merger agreement, all costs and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring the cost or expense, except that Tyler will pay all fees under the HSR Act relating to such transactions.
Amendments, Enforcements and Remedies, Extensions and Waivers
Amendments
Subject to certain limitations, the merger agreement may be amended by written agreement of each of the parties at any time.
Enforcements and Remedies
Under the merger agreement, the parties have agreed that each party will be entitled to:
•	an injunction or injunctions to prevent or remedy any breaches or threatened breaches of the merger agreement;
•	a decree or order of specific performance specifically enforcing the terms and provisions of the merger agreement; and
•
any further equitable relief, in each case, in addition to any other remedy to which a party is entitled at law or in equity, in each case without the obligation to obtain, furnish or post any bond or similar instrument.

Extensions and Waivers
Under the merger agreement, at any time prior to the effective time, any party may:
•	extend the time for the performance of any of the obligations or other acts of the other parties;
•	waive any inaccuracies in the representations and warranties of the other parties; and
•	waive compliance by the other parties with any of the agreements or conditions for the benefit of such party.
Governing Law; Jurisdiction
The merger agreement is governed by Delaware law.
The parties have agreed to submit to the personal jurisdiction of the Court of Chancery of the State of Delaware and, only if such court finds it lacks jurisdiction, the federal courts located in the State of Delaware, and the appropriate appellate courts therefrom, in connection with any matter arising out of the merger agreement. The parties have also agreed to waive all rights to a jury trial arising out of the merger agreement.

ADVISORY VOTE ON SPECIFIED COMPENSATION (PROPOSAL 2)
Golden Parachute Compensation
This section sets forth the information required by Item 402(t) of the SEC’s Regulation S-K regarding certain compensation that may be paid to NIC’s named executive officers in connection with the transaction under existing arrangements between NIC and the named executive officers. This compensation is referred to as the “golden parachute” compensation by the applicable SEC disclosure rules, and in this section entitled “Advisory Vote on Specified Compensation (Proposal 2),” we use such term or the term “specified compensation” to describe these payments. These potential payments consist of:
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severance payments that each named executive officer would be entitled to receive in connection with a covered termination of employment within the period commencing six months prior to and ending 18 months following a change in control of NIC, pursuant to the terms of his or her employment agreement (each described in more detail in the section entitled “The Merger (Proposal 1)—Interests of NIC Directors and Executive Officers in the Merger—Treatment of NIC Restricted Stock Awards—Employment Agreements with Executive Officers” beginning on page 53 of this proxy statement);

•
the retention bonus payments to certain named executive officers (as described in more detail in the section entitled “The Merger (Proposal 1)—Interests of NIC Directors and Executive Officers in the Merger—Treatment of NIC Restricted Stock Awards—Retention Bonuses” beginning on page 53 of this proxy statement);

•
the transaction-related bonus payment to William A. Van Asselt (as described in more detail in the section entitled “The Merger (Proposal 1)—Interests of NIC Directors and Executive Officers in the Merger—Treatment of NIC Restricted Stock Awards—Transaction-Related Bonus Payments” beginning on page 53 of this proxy statement); and

•
payments in connection with NIC’s equity-based compensation awards, the treatment of which is described in more detail in the sections entitled “The Merger (Proposal 1)—Interests of NIC Directors and Executive Officers in the Merger—Treatment of NIC Restricted Stock Awards” beginning on page 52 of this proxy statement.

•
Further details on these potential payments and benefits, including applicable vesting terms and conditions, are provided in the footnotes to the table below and in the section entitled “The Merger (Proposal 1)—Interests of NIC Directors and Executive Officers in the Merger—Treatment of NIC Restricted Stock Awards” beginning on page 52 of this proxy statement. Specified compensation does not include amounts that are already vested at the effective time.

For purposes of quantifying these potential payments and benefits for the tables below, the following assumptions were used:
•	the closing date is March 31, 2021, which, solely for purposes of this specified compensation disclosure, is the assumed date of the closing and to be used only for illustrative purposes;
•
immediately following the effective time, the employment of each of NIC’s named executive officers is terminated by NIC without cause or by the named executive officer with good reason under his or her employment;

•	all annual bonus payments will pay out based on the named executive officer’s 2021 target annual bonus; and
•	the value of a share of NIC common stock is $34.00, which is the merger consideration.

The amounts shown are estimates based on multiple assumptions and do not reflect compensation actions that could occur after the date of this proxy statement and before the effective time. As a result, the actual amounts received by a named executive officer may differ materially from the amounts shown in the following table, including in the event the effective time occurs on a different date. March 31, 2021 is an illustrative date used solely for purposes of this specified compensation disclosure and is not intended to indicate that the closing will or will not occur on such date. In addition, the amounts shown below do not attempt to quantify any reduction that may be required as a result of a Section 280G cutback; therefore, actual payments to the named executive officers may be less than the amounts indicated below. For purposes of this discussion, “single-trigger” refers to benefits that are payable solely as a result of the closing and “double-trigger” refers to benefits that require the closing, as well as a covered termination following the effective time, to become payable.
Name	Cash(1)	Equity(2)	Perquisites/ Benefits(3)	Total(4)(5)
Harry H. Herington	$4,400,000	$9,427,758	$90,538	$13,918,296
Stephen M. Kovzan	$2,158,000	$3,647,792	$73,615	$5,879,407
Jayne Friedland Holland	$2,108,200	$2,838,456	$71,385	$5,018,041
William A. Van Asselt	$1,543,650	$427,856	$70,154	$2,041,660
Douglas L. Rogers	$1,111,750	$460,802	$70,538	$1,639,090
Robert W. Knapp, Jr(6)	$0	$0	$0	$0
(1)
The amounts reflected in this column represent, for each named executive officer, an amount equal to: (1) two times annual base salary, payable in a lump sum ($1,210,000 for Mr. Herington, $770,000 for Mr. Kovzan, $712,000 for Ms. Holland, $680,000 for Mr. Van Asselt and $610,000 for Mr. Rogers); (2) two times the largest cash award received by the executive under the NIC annual incentive plan during the immediately preceding three annual incentive periods, payable in a lump sum ($2,464,000 for Mr. Herington, $1,080,000 for Mr. Kovzan, $897,000 for Ms. Holland, $159,650 for Mr. Van Asselt and $145,000 for Mr. Rogers); (3) cash payment under NIC’s annual incentive plan payable for the year of the effective time, at target level performance ($726,000 for Mr. Herington, $308,000 for Mr. Kovzan, $249,200 for Ms. Holland, $204,000 for Mr. Van Asselt and $106,750 for Mr. Rogers); (4) for each of Ms. Holland and Messrs. Van Asselt and Rogers, a one-time retention bonus award of $250,000; and (5) for Mr. Van Asselt, a one-time transaction-related bonus payment of $250,000. The cash severance payments are considered “double-trigger” payments because they will be paid only in connection with a covered termination within the period commencing six months prior to and ending 18 months following a change in control of NIC, pursuant to the terms of the applicable named executive officer’s employment agreement. The retention bonus awards will be paid at the effective time.

(2)
The amounts reflected in the table below represent the “double-trigger” value of accelerated vesting of NIC restricted stock awards held by each named executive officer upon a covered termination within the period commencing six months prior to and ending 18 months following a change in control of NIC. For more information regarding the terms of the NIC restricted stock awards held by the named executive officers and the treatment of such awards pursuant to the merger agreement, please see the section entitled “The Merger (Proposal 1)—Interests of NIC Directors and Executive Officers in the Merger—Treatment of NIC Restricted Stock Awards” beginning on page 52 of this proxy statement.

Name	Expected Value of Accelerated Time- Based Restricted Stock Awards	Expected Value of Accelerated Performance-Based Restricted Stock Awards(a)	Total Expected Value of Accelerated Equity
Harry H. Herington	$3,538,890	$5,888,868	$9,427,758
Stephen M. Kovzan	$1,383,052	$2,264,740	$3,647,792
Jayne Friedland Holland	$1,156,000	$1,682,456	$2,838,456
William A. Van Asselt	$427,856	—	$427,856
Douglas L. Rogers	$460,802	—	$460,802
(a)
Pursuant to the merger agreement, each outstanding NIC performance-based restricted stock award will automatically vest in full and be cancelled and converted into the right to receive, with respect to each share of NIC common stock subject to such award, the merger consideration, less all applicable withholding and other authorized deductions. Pursuant to the applicable award agreements, and assuming a closing date of March 31, 2021, performance-based NIC restricted stock awards granted in 2021 will vest at target level performance and performance-based NIC restricted stock awards in 2019 and 2020 will vest based on actual performance levels, as if the applicable performance period ended on December 31, 2020. The information regarding performance-based NIC restricted stock awards in this column reflects the actual treatment of the awards as described in the preceding sentences, including the vesting at actual performance levels for performance-based NIC restricted stock awards granted in 2019 and 2020, as if the applicable performance period ended on December 31, 2020.

(3)
Amounts shown in this column include: (1) lump sum payment of accrued but unpaid vacation and (2) an estimated lump sum payment equal to 150% of NIC’s portion of the annual costs associated with providing the executive and eligible family members with medical and health benefits coverage under NIC’s group health plans. These payments are “double-trigger” because they will only be paid in connection with a covered termination within the period commencing six months prior to and ending 18 months following a change in control of NIC.

(4)
No named executive officer is entitled to an excise tax gross-up under Section 280G of the Code on the payments that he or she may receive in connection with the merger, including the payments reflected above. Pursuant to the terms of the named executive officers’ employment agreements, in the event that any payments would constitute a “parachute payment” within the meaning of Section 280G of the Code, such payments would be reduced so that no portion of the payments and benefits would be subject to the excise tax imposed by Section 4999 of the Code. The amounts shown in the table do not reflect any reduction.
(5)	The payment of all severance benefits is subject to the execution and non-revocation of a general release.
(6)
Mr. Knapp separated from NIC, effective January 27, 2019, and will not receive any compensatory payments in connection with the merger. Under applicable SEC disclosure rules, Mr. Knapp is considered a named executive officer for purposes of this table.

The Non-Binding Advisory Proposal
Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding advisory basis, specified compensation that may be paid or become payable to NIC’s named executive officers in connection with the merger and contemplated by the merger agreement, as disclosed in the sections of this proxy statement above entitled “Advisory Vote On Specified Compensation (Proposal 2)—Golden Parachute Compensation” beginning on page 80 of this proxy statement and “The Merger (Proposal 1)—Interests of NIC Directors and Executive Officers in the Merger” beginning on page 51 of this proxy statement. In general, the various plans and arrangements pursuant to which these compensation payments may be made formed part of NIC’s compensation program for its named executive officers, and have previously been disclosed to our stockholders as part of the Compensation Discussion and Analysis and related sections of our annual proxy statements.
The NIC board of directors encourages you to review carefully the named executive officer specified compensation information disclosed in this proxy statement. The NIC board of directors unanimously recommends that you vote “FOR” the following resolution:
“RESOLVED, that the stockholders of NIC Inc. approve, on a non-binding advisory basis, specified compensation that may be paid or become payable to NIC’s named executive officers in connection with the merger and contemplated by the merger agreement as disclosed pursuant to Item 402(t) of Regulation S-K in the section entitled “Advisory Vote On Specified Compensation (Proposal 2)—Golden Parachute Compensation” in NIC’s proxy statement for the Special Meeting.”
NIC stockholders should note that this proposal is not a condition to completion of the merger and, as it is an advisory vote, the result will not be binding on NIC, the NIC board of directors or Tyler. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the merger is consummated, our named executive officers will be entitled to receive the compensation that is based on or otherwise relates to the merger in accordance with the terms and conditions applicable to those payments.
The approval of the compensation advisory proposal requires the affirmative vote of the holders of a majority of the issued and outstanding shares of NIC common stock that are present or represented by proxy at the Special Meeting and entitled to vote thereon, so long as a quorum is present, to vote “FOR” the compensation advisory proposal. An abstention from voting will have the same effect as a vote “AGAINST” the compensation advisory proposal. If your shares are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, a “broker non-vote” will arise but will have no effect on the compensation advisory proposal, so long as a quorum is otherwise present.
The NIC board of directors unanimously recommends that you vote “FOR” the compensation advisory proposal.

ADJOURNMENT OF THE SPECIAL MEETING (PROPOSAL 3)
NIC stockholders may be asked to adjourn the Special Meeting to a later date or time if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to constitute a quorum or to approve the proposal to adopt the merger agreement.
NIC does not intend to call a vote on the adjournment proposal if Proposal No. 1 is approved by the requisite number of shares of NIC common stock at the Special Meeting.
The affirmative vote of the holders of a majority of the issued and outstanding shares of NIC common stock that are present at the Special Meeting via the Special Meeting website or represented by proxy at the Special Meeting and entitled to vote thereon, whether or not a quorum is present, is required to vote “FOR” the adjournment proposal. An abstention from voting will have the same effect as a vote “AGAINST” the adjournment proposal. If your shares are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, a “broker non-vote” will arise but will have no effect on the adjournment proposal.
The NIC board of directors unanimously recommends that stockholders vote “FOR” the adjournment proposal.

MARKET PRICES AND DIVIDEND DATA
NIC common stock is listed on Nasdaq under the symbol “EGOV.” The closing sale price of NIC common stock on February 9, 2021, the last trading day prior to the execution of the merger agreement, was $29.81 per share. On March 16, 2021, the most recent practicable date before the filing of this proxy statement, the closing price of NIC common stock was $33.85 per share. You are encouraged to obtain current market quotations for our common stock in connection with voting your shares of our common stock.
The following table sets forth during the periods indicated the intraday high and low sale prices of NIC common stock as reported on Nasdaq, and the cash dividends declared per share for the periods indicated:
	Market Price		Dividend Declared(2)
Quarter	High	Low
First Fiscal Quarter 2020	$23.74	$15.49	0.09
Second Fiscal Quarter 2020	$25.94	$20.85	0.09
Third Fiscal Quarter 2020	$23.46	$19.24	0.09
Fourth Fiscal Quarter 2020	$26.80	$19.41	0.09
First Fiscal Quarter 2021(1)	$35.35	$26.00	0.09
(1)	Provided through March 16, 2021.
(2)
Under the terms of the merger agreement, during the pre-closing period, NIC is not permitted to authorize, declare, set aside, make or pay any dividends, other than quarterly cash dividends in the ordinary course of business (as further described in the section entitled “The Merger Agreement—Conduct of Business Before Completion of the Merger” beginning on page 64 of this proxy statement).

Following the closing of the merger, there will be no further market for NIC common stock, and our common stock will be de-listed from Nasdaq and de-registered under the Exchange Act. As a result, following the closing of the merger and such de-registration, we will no longer file periodic reports with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of March 16, 2021, certain information about shares of NIC common stock beneficially owned by (1) each director; (2) each stockholder who NIC knows is a beneficial owner of more than 5% of the outstanding shares of NIC common stock (based on SEC filings); (3) the named executive officers; and (4) all directors and executive officers as a group. Unless otherwise provided in the table below, the mailing address of the 5% beneficial owners is NIC Inc., 25501 West Valley Parkway, Suite 300, Olathe, Kansas 66061.
	Shares Beneficially Owned(1)
	Number	Percentage(2)
Named Executive Officers and Directors
Harry H. Herington(3)	910,822	1.3%
Stephen M. Kovzan(4)	184,025	*
Jayne Friedland Holland(5)	129,083	*
Doug Rogers(6)	18,391	*
William A. Van Asselt(7)	29,981	*
Art N. Burtscher(8)	242,684	*
Pete Wilson(9)	92,647	*
William M. Lyons(10)	65,968	*
Alexander C. Kemper(11)	63,472	*
C. Brad Henry(12)	47,029	*
Venmal (Raji) Arasu(13)	26,957	*
Anthony Scott(14)	11,699	*
Jayaprakash Vijayan(15)	11,699	*
Sylvester (Sly) James, Jr.(16)	1,151	*
All executive officers and directors as a group (14 persons)(17)	1,835,608	2.7%

5% Stockholders
BlackRock, Inc.(18)	10,447,678	15.4%
55 East 52nd Street
New York, New York 10055

The Vanguard Group, Inc.(19)	6,813,399	10.0%
100 Vanguard Blvd.
Malvern, Pennsylvania 19355

Brown Capital Management, LLC(20)	2,656,278	3.9%
1201 N. Calvert Street
Baltimore, Maryland 21202
*	Less than 1%
(1)
This table is based upon information supplied by officers, directors, principal stockholders and NIC’s transfer agent, and information contained in Schedules 13D and 13G filed with the SEC. Unless otherwise noted in the footnotes to this table, NIC believes each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages for Executive Officers and Directors are based on 67,905,010 shares of NIC common stock outstanding as of March 16, 2021, adjusted as required by the rules promulgated by the SEC. Applicable percentages for the 5% Stockholders are as reflected in the most recent Schedule 13G filed with the SEC.

(2)
For purposes of determining percentages of shares beneficially owned, NIC does not include in the number of outstanding shares those shares subject to performance-based restricted awards which are not scheduled to vest within 60 days of February 27, 2021, because the holders of such shares have no voting or disposition rights with respect to the shares. All shares subject to service-based restricted stock awards, which have voting rights, are included in outstanding shares.

(3)	Shares beneficially owned by Mr. Herington include 910,822 shares directly owned, including 104,085 shares of unvested service-based restricted stock.
(4)	Shares beneficially owned by Mr. Kovzan include 184,025 shares directly owned, including 40,678 shares of unvested service-based restricted stock.
(5)	Shares beneficially owned by Ms. Holland include 129,083 shares directly owned, including 34,000 shares of unvested service-based restricted stock.

(6)	Shares beneficially owned by Mr. Rogers include 18,391 shares directly owned, including 13,553 shares of unvested service-based restricted stock.
(7)	Shares beneficially owned by Mr. Van Asselt include 29,981 shares directly owned, including 12,584 shares of unvested service-based restricted stock.
(8)	Share beneficially owned by Mr. Burtscher include 242,684 shares directly owned, including 4,182 shares of unvested service-based restricted stock.
(9)	Shares beneficially owned by Governor Wilson include 92,647 shares directly owned, including 4,182 shares of unvested service-based restricted stock.
(10)	Shares beneficially owned by Mr. Lyons include 65,968 shares directly owned, including 4,182 shares of unvested service-based restricted stock.
(11)
Shares beneficially owned by Mr. Kemper include 63,472 shares directly owned, including 4,182 shares of unvested service-based restricted stock and 10,000 shares owned by the 2012 Alexander Charles Kemper Family Irrevocable Trust for which Mr. Kemper’s spouse is the trustee.

(12)	Shares beneficially owned by Governor Henry include 47,029 shares directly owned, including 4,182 shares of unvested service-based restricted stock.
(13)	Shares beneficially owned by Ms. Arasu include 26,957 shares directly owned, including 4,182 shares of unvested service-based restricted stock.
(14)	Shares beneficially owned by Mr. Scott include 11,699 shares directly owned, including 4,182 shares of unvested service-based restricted stock.
(15)	Shares beneficially owned by Mr. Vijayan include 11,699 shares directly owned, including 4,182 shares of unvested service-based restricted stock.
(16)	Shares beneficially owned by Mr. James include 1,151 shares directly owned, all of which are shares of unvested service-based restricted stock.
(17)	Shares held by all executive officers and directors as a group include 239,507 shares of unvested service-based restricted stock.
(18)
Based on information set forth in the Schedule 13G filed with the SEC on January 25, 2021. According to the Schedule 13G, shares beneficially owned by BlackRock, Inc. include 10,447,678 shares owned by various investment advisory clients of BlackRock, Inc. which is deemed to be a beneficial owner of those shares pursuant to Rule 13d-3 under the Exchange Act due to its discretionary power to make investment decisions over such shares for its clients and its ability to vote such shares.

(19)
Based on information set forth in Amendment No. 9 to the Schedule 13G filed with the SEC on February 10, 2021. According to the Schedule 13G, shares beneficially owned by Vanguard Group, Inc. include 6,813,399 shares owned by various investment advisory clients of Vanguard Group, Inc. which is deemed to be a beneficial owner of those shares pursuant to Rule 13d-3 under the Exchange Act due to its discretionary power to make investment decisions over such shares for its clients and its ability to vote such shares.

(20)
Based on information set forth in Amendment No. 14 to the Schedule 13G filed with the SEC on February 12, 2021. According to the Schedule 13G, shares beneficially owned by Brown Capital Management, LLC include 2,656,278 shares owned by various investment advisory clients of Brown Capital Management, LLC, which is deemed to be a beneficial owner of those shares pursuant to Rule 13d-3 under the Exchange Act due to its discretionary power to make investment decisions over such shares for its clients and its ability to vote such shares.

The SEC requires NIC’s directors and officers, and stockholders who own more than 5% of NIC’s common stock, to report their ownership of NIC common stock and any changes in that ownership to the SEC and Nasdaq. Officers and directors, and stockholders owning more than 5% of NIC common stock, must provide NIC with copies of all such forms that they file.

APPRAISAL RIGHTS
If the merger is consummated, stockholders who continuously hold shares of NIC common stock through the effective time, who do not vote in favor of the adoption of the merger agreement and who properly demand appraisal of their shares and who do not withdraw their demands or otherwise lose their rights of appraisal will be entitled to seek appraisal of their shares in connection with the merger under Section 262 the DGCL (“Section 262”). The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement as Annex C and incorporated herein by reference. The following summary does not constitute any legal or other advice and does not constitute a recommendation that stockholders exercise their appraisal rights under Section 262. All references in Section 262 and in this summary to a “stockholder” are to the record holder of shares of NIC common stock unless otherwise expressly noted herein. Only a holder of record of shares of NIC common stock is entitled to demand appraisal of the shares registered in that holder’s name. A person having a beneficial interest in shares of NIC common stock held of record in the name of another person, such as a broker, bank, trust or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. If you hold your shares of NIC common stock through a broker, bank or other nominee and you wish to exercise appraisal rights, you should consult with your broker, bank or the other nominee.
Under Section 262, if the merger is completed, holders of shares of NIC common stock who: (1) submit a written demand for appraisal of their shares; (2) do not vote in favor of the adoption of the merger agreement; (3) continuously are the record holders of such shares through the effective time; and (4) otherwise exactly follow the procedures set forth in Section 262 may be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of the shares of NIC common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the court. However, after an appraisal petition has been filed, the Delaware Court of Chancery will dismiss appraisal proceedings as to all stockholders who have asserted appraisal rights unless (a) the total number of shares for which appraisal rights have been pursued and perfected exceeds 1% of the outstanding shares of NIC common stock as measured in accordance with subsection (g) of Section 262; or (b) the value of the aggregate merger consideration in respect of the shares of NIC common stock for which appraisal rights have been pursued and perfected exceeds $1 million (conditions (a) and (b) referred to as the “ownership thresholds”). Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the effective time through the date the judgment is paid at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period. However, at any time before the Delaware Court of Chancery enters judgment in the appraisal proceedings, the surviving corporation may voluntarily pay to each stockholder entitled to appraisal an amount in cash pursuant to subsection (h) of Section 262, in which case such interest will accrue after the time of such payment only on an amount that equals the difference, if any, between the amount so paid and the “fair value” of the shares as determined by the Delaware Court of Chancery, in addition to any interest accrued prior to the time of such voluntary cash payment, unless paid at such time. The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment.
Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders who was such on the record date for notice of such meeting with respect to shares for which appraisal rights are available that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes NIC’s notice to stockholders that appraisal rights are available in connection with the merger, and the full text of Section 262 is attached to this proxy statement as Annex C. In connection with the merger, any holder of shares of NIC common stock who wishes to exercise appraisal rights, or who wishes to preserve such holder’s right to do so, should review Annex C carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A stockholder who loses his, her or its appraisal rights will be entitled to receive the merger consideration described in the merger agreement. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of NIC common stock, NIC believes that if a stockholder considers exercising such rights, that stockholder should seek the advice of legal counsel.

Stockholders wishing to exercise the right to seek an appraisal of their shares of NIC common stock must do ALL of the following:
•	the stockholder must not vote in favor of the proposal to adopt the merger agreement;
•	the stockholder must deliver to NIC a written demand for appraisal before the vote on the merger agreement at the Special Meeting;
•
the stockholder must continuously hold the shares from the date of making the demand through the effective time (a stockholder will lose appraisal rights if the stockholder transfers the shares before the effective time); and

•
the stockholder (or any person who is the beneficial owner of shares of NIC common stock held either in a voting trust or by a nominee on behalf of such person) or the surviving corporation must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the effective time. The surviving corporation is under no obligation to file any petition and has no intention of doing so.

In addition, one of the ownership thresholds must be met. Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the adoption of the merger agreement, abstain or not vote its shares.
Filing Written Demand
Any holder of shares of NIC common stock wishing to exercise appraisal rights must deliver to NIC, before the vote on the adoption of the merger agreement at the Special Meeting at which the proposal to adopt the merger agreement will be submitted to stockholders, a written demand for the appraisal of the stockholder’s shares, and that stockholder must not vote or submit a proxy in favor of the adoption of the merger agreement. A holder of shares of NIC common stock exercising appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective time. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the adoption of the merger agreement or abstain from voting, or otherwise fail to vote, on the adoption of the merger agreement. Neither voting against the adoption of the merger agreement nor abstaining from voting or failing to vote on the proposal to adopt the merger agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the merger agreement. A proxy or vote against the adoption of the merger agreement will not constitute a demand. A stockholder’s failure to make the written demand prior to the taking of the vote on the adoption of the merger agreement at the Special Meeting of NIC stockholders will constitute a waiver of appraisal rights.
Only a holder of record of shares of NIC common stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A demand for appraisal in respect of shares of NIC common stock must be executed by or on behalf of the holder of record, and must reasonably inform NIC of the identity of the holder and state that the person intends thereby to demand appraisal of the holder’s shares in connection with the merger. If the shares are owned of record in a fiduciary or representative capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner, and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand must be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners.
STOCKHOLDERS WHO HOLD THEIR SHARES IN BROKERAGE OR BANK ACCOUNTS OR OTHER NOMINEE FORMS AND WHO WISH TO EXERCISE APPRAISAL RIGHTS SHOULD CONSULT WITH THEIR BROKER, BANK OR OTHER NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BROKER, BANK OR OTHER NOMINEE TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN

THE NAME OF ANOTHER PERSON, SUCH AS A BROKER, BANK OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.
All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:
NIC Inc.
Attention: Corporate Secretary
25501 West Valley Parkway, Suite 300, Olathe, KS 66061
Any holder of shares of NIC common stock who has delivered a written demand to NIC and who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the consideration offered pursuant to the merger agreement by delivering to NIC a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective time will require written approval of the surviving corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that this shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the merger consideration within 60 days after the effective time. If an appraisal proceeding is commenced and NIC, as the surviving corporation, does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any stockholder who withdraws such stockholder’s demand in accordance with the proviso in the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding with respect to a stockholder, the stockholder will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the merger consideration being offered pursuant to the merger agreement.
Notice by the Surviving Corporation
If the merger is completed, within 10 days after the effective time, the surviving corporation will notify each holder of shares of NIC common stock who has properly made a written demand for appraisal pursuant to Section 262, and who has not voted in favor of the adoption of the merger agreement, that the merger has become effective and the effective date thereof.
Filing a Petition for Appraisal
Within 120 days after the effective time, but not thereafter, the surviving corporation or any holder of shares of NIC common stock who has complied with Section 262 and is entitled to seek appraisal under Section 262 (including for this purpose any beneficial owner of the relevant shares) may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by a stockholder (or beneficial owner), demanding a determination of the fair value of the shares held by all dissenting stockholders entitled to appraisal. The surviving corporation is under no obligation, and has no present intention, to file a petition, and stockholders should not assume that the surviving corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of NIC common stock. Accordingly, any holders of shares of NIC common stock who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of NIC common stock within the time and in the manner prescribed in Section 262. The failure of a holder of NIC common stock to file such a petition within the period specified in Section 262 could nullify the stockholder’s previous written demand for appraisal.
Within 120 days after the effective time, any holder of shares of NIC common stock who has complied with the requirements of Section 262 and who is entitled to appraisal rights thereunder will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption of the merger agreement and with respect to which NIC has received demands for appraisal, and the aggregate number of holders of such shares. The surviving corporation must mail this statement to the requesting stockholder within 10 days after receipt by the surviving corporation of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later. A beneficial owner of shares of NIC common stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition seeking appraisal or request from the surviving corporation the foregoing statements. As noted above, however, the demand for appraisal can only be made by a stockholder of record.

If a petition for an appraisal is duly filed by a holder of shares of NIC common stock and a copy thereof is served upon the surviving corporation, the surviving corporation will then be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. Upon the filing of any such petition, the Delaware Court of Chancery may order that notice of the time and place fixed for the hearing on the petition be mailed to the surviving corporation and all of the stockholders shown on the written statement described above at the addresses stated therein. Such notice will also be published at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware, or in another publication determined by the court. The costs of these notices are borne by the surviving corporation. After notice to stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded payment for their shares to submit their stock certificates (if any) to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings and, if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss that stockholder from the proceedings. The Delaware Court of Chancery will dismiss appraisal proceedings as to all stockholders who have asserted appraisal rights if neither of the ownership thresholds is met.
Determination of Fair Value
After determining the holders of NIC common stock entitled to appraisal and that at least one of the ownership thresholds described above has been satisfied as to stockholders seeking appraisal rights, the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will determine the “fair value” of the shares of NIC common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the court in its discretion determines otherwise for good cause shown, interest from the effective time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time and the date of payment of the judgment. However, at any time before the Delaware Court of Chancery enters judgment in the appraisal proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case such interest will accrue after the time of such payment only on an amount that equals the difference, if any, between the amount so paid and the “fair value” of the shares as determined by the Delaware Court of Chancery, in addition to any interest accrued prior to the time of such voluntary payment, unless paid at such time.
In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” In addition, the Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenting stockholder’s exclusive remedy.
Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262. No representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the merger consideration. Neither NIC nor Tyler anticipates offering more than the merger consideration to any stockholder exercising appraisal rights, and each of NIC and Tyler reserves the rights to make a voluntary cash payment pursuant to subsection (h) of Section 262 and to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of NIC common stock is less than the merger consideration. If a petition for appraisal is not timely filed, or if neither of the ownership thresholds described above has been satisfied as to stockholders seeking appraisal rights, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and charged upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to be appraised. In the absence of such determination or assessment, each party bears its own expenses.
If any stockholder who demands appraisal of his, her or its shares of NIC common stock under Section 262 fails to perfect, or effectively loses or withdraws, such holder’s right to appraisal, the stockholder’s shares of NIC common stock will be deemed to have been converted at the effective time into the right to receive the merger consideration. A stockholder will fail to perfect, or effectively lose or withdraw, the holder’s right to appraisal if no petition for appraisal is filed within 120 days after the effective time, if neither of the ownership thresholds described above has been satisfied as to stockholders seeking appraisal rights or if the stockholder delivers to the surviving corporation a written withdrawal of the holder’s demand for appraisal and an acceptance of the merger consideration in accordance with Section 262.
From and after the effective time, no stockholder who has demanded appraisal rights will be entitled to vote such shares of NIC common stock for any purpose or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the holder’s shares of NIC common stock, if any, payable to stockholders as of a time prior to the effective time. If no petition for an appraisal is filed, if neither of the ownership thresholds described above has been satisfied as to the stockholders seeking appraisal rights, or if the stockholder delivers to the surviving corporation a written withdrawal of the demand for an appraisal and an acceptance of the merger, either within 60 days after the effective time or thereafter with the written approval of the surviving corporation, then the right of such stockholder to an appraisal will cease. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, the appraisal proceeding may not be dismissed as to any stockholder without the approval of the court, and such approval may be conditioned upon such terms as the court deems just; provided, however, that the foregoing shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger within 60 days after the effective time.
Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of a stockholder’s statutory appraisal rights. Consequently, any stockholder wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

FUTURE STOCKHOLDER PROPOSALS
If the merger is completed, NIC will have no public stockholders, and there will be no public participation in any of our future stockholder meetings. However, if the merger is not completed, stockholders will continue to be entitled to attend and participate in meetings of stockholders.
If the merger is completed, NIC does not expect to hold the 2021 Annual Meeting of Stockholders. However, if the merger is not completed, NIC will hold a 2021 annual meeting of its stockholders.
As described in our annual proxy statement for the 2020 annual meeting of stockholders filed on March 12, 2020, NIC stockholders had the opportunity to submit proper proposals for inclusion in our proxy statement and for consideration at the annual meeting of stockholders to be held in 2021 (which we refer to as the “2021 annual meeting”) by submitting their proposals in writing to our Corporate Secretary in a timely manner by November 12, 2020 and otherwise complying with the requirements of Rule 14a-8 of the Exchange Act.
In addition, our amended and restated bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders or to nominate candidates for election as directors at an annual meeting of stockholders must provide timely notice of such proposed business in writing and comply with certain other requirements in order to be considered by NIC stockholders at the annual meeting.
To be timely, a stockholder’s notice must have been delivered to or mailed and received at our principal executive offices at NIC Inc., 25501 West Valley Parkway, Suite 300, Olathe, KS 66061, Attention: Corporate Secretary, no earlier than December 28, 2020 and not later than January 27, 2021. However, in the event that the date of the annual meeting is more than 30 days before, or more than 60 days after, the anniversary date of the previous year’s meeting, notice of a proposal will be timely if it is delivered to or mailed and received at our principal executive offices no earlier than 120 days prior to such annual meeting and not later than the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made publicly in accordance with our amended and restated bylaws.
A copy of NIC’s amended and restated bylaws is available upon request without charge from the Corporate Secretary of NIC at the address set forth above.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy statements and other information that we file electronically with the SEC. The address of that website is www.sec.gov.
NIC filings referred to above are also available on our Internet website, https://www.egov.com, under “Investor Relations,” without charge. Information contained on our Internet website does not constitute a part of this proxy statement. In addition, you may obtain a copy of the reports, without charge, upon written request to: NIC Inc., 25501 West Valley Parkway, Suite 300, Olathe, KS 66061, Attention: Corporate Secretary. Each such request must set forth a good faith representation that, as of the close of business on the record date, the person making the request was a beneficial owner of NIC common stock entitled to vote at the Special Meeting. In order to ensure timely delivery of such documents before the Special Meeting, any such request should be made promptly to NIC. A copy of any exhibit to a filing may be obtained upon request by a stockholder (for a fee limited to NIC’s reasonable expenses in furnishing the exhibit) to NIC Inc., 25501 West Valley Parkway, Suite 300, Olathe, KS 66061, Attention: Corporate Secretary.
The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference in this proxy statement is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. Information in documents that is deemed, in accordance with SEC rules, to be furnished and not filed will not be deemed to be incorporated by reference into this proxy statement. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement, and before the date of the Special Meeting (including any adjournment or postponement thereof):
•	Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed on February 25, 2021;
•	Definitive Proxy Statement for NIC 2020 annual meeting of stockholders, filed on March 12, 2020; and
•	Current Reports on Form 8-K, filed on February 10, 2021 and March 5, 2021.
Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference into this proxy statement.
No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement, and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated March 17, 2021. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to NIC stockholders does not and will not create any implication to the contrary.

ANNEX A
AGREEMENT AND PLAN OF MERGER

by and among

TYLER TECHNOLOGIES, INC.,

TOPOS ACQUISITION, INC.,

and

NIC INC.

Dated as of

February 9, 2021

A-i

Annex I – Defined Terms
Annex II – Interpretation
A-ii

AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of February 9, 2021, is by and among Tyler Technologies, Inc., a Delaware corporation (“Tyler”), Topos Acquisition, Inc., a Delaware corporation wholly owned by Tyler (“Merger Sub”) (Tyler and Merger Sub are sometimes collectively referred to as the “Tyler Entities” and individually as a “Tyler Entity”), and NIC Inc., a Delaware corporation (“NIC”). Tyler, Merger Sub, and NIC are sometimes referred to collectively herein as the “Parties” and individually as a “Party.”
RECITALS
A. It is proposed that Merger Sub shall merge with and into NIC, with NIC surviving the merger as a wholly owned Subsidiary of Tyler (the “Merger”), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”), pursuant to which each share of NIC Common Stock issued and outstanding immediately prior to the Effective Time, other than Cancelled Shares and Dissenting Shares, will be converted into the right to receive the Merger Consideration.
B. The board of directors of NIC (the “NIC Board of Directors”) unanimously (i) determined that the terms of this Agreement and the transactions contemplated hereby (the “Transactions”), including the Merger, are fair to, and in the best interests of, NIC and its stockholders (the “NIC Stockholders”), (ii) approved the execution and delivery by NIC of this Agreement, the performance by NIC of its covenants and agreements contained herein and the consummation of the Merger and the other Transactions upon the terms and subject to the conditions contained herein, and (iii) resolved to recommend that the NIC Stockholders adopt this Agreement (the “NIC Board Recommendation”).
C. The boards of directors of each of Tyler and Merger Sub have determined that this Agreement and the Transactions, including the Merger, are fair to, and in the best interests of, Tyler, Merger Sub, and their respective stockholders and approved this Agreement, and Tyler as the sole stockholder of Merger Sub has adopted this Agreement.
D. The Parties desire to make certain representations, warranties, covenants, and agreements in connection with the Transactions and also to prescribe various conditions to the Transactions.
NOW, THEREFORE, in consideration of the representations, warranties, covenants, and agreements contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and subject to the conditions set forth herein, the Parties agree as follows:
ARTICLE I
DEFINITIONS
1.1 Definitions. Capitalized terms used herein and not defined elsewhere in this Agreement shall have the meanings given such terms in Annex I.
1.2 Interpretation. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the terms and provisions of this Agreement shall be interpreted in accordance with Annex II.
ARTICLE II
THE MERGER
2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, Merger Sub shall be merged with and into NIC at the Effective Time. Following the Effective Time, the separate corporate existence of Merger Sub shall cease, and NIC shall continue as the surviving corporation in the Merger (the “Surviving Corporation”).
2.2 Closing. The closing of the Merger (the “Closing”) shall take place by means of a virtual closing through electronic exchange of documents and signatures at 9:00 a.m., Central Time, on the second Business Day after the satisfaction or, to the extent permitted by applicable Law, waiver of the last of the conditions set forth in ARTICLE VII to be satisfied or waived (other than any such conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of such conditions at the Closing), unless another date or place is agreed to in writing by Tyler and NIC. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

2.3 Effective Time. Subject to the provisions of this Agreement, as promptly as practicable on the Closing Date, the Tyler Entities and NIC shall file with the Secretary of State of the State of Delaware a certificate of merger with respect to the Merger, in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL (the “Merger Filing”), and shall make all other filings and recordings required under the DGCL. The Merger shall become effective at such date and time as the Merger Filing is filed with the Secretary of State of the State of Delaware. The date and time at which the Merger becomes effective is referred to in this Agreement as the “Effective Time.”
2.4 Effects of the Merger. The Merger shall have the effects set forth herein, in the Merger Filing and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, all property, rights, privileges, immunities, powers, franchises, licenses, and authority of NIC and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, and duties of each of NIC and Merger Sub shall become the debts, liabilities, obligations, restrictions, and duties of the Surviving Corporation.
2.5 Certificate of Incorporation and Bylaws.
(a) At the Effective Time, subject to Section 6.8, the Certificate of Incorporation of Merger Sub in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with the terms thereof; provided, however, that the Certificate of Incorporation of Merger Sub shall be amended at the Effective Time to change the name of the corporation set forth therein from “Topos Acquisition, Inc.” to “NIC Inc.”
(b) At the Effective Time, subject to Section 6.8, the Bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with terms thereof; provided, however, that the Bylaws of Merger Sub shall be amended at the Effective Time to change the name of the corporation set forth therein from “Topos Acquisition, Inc.” to “NIC Inc.”
2.6 Directors and Officers. The directors and officers of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.
ARTICLE III
EFFECT OF THE MERGER ON THE CAPITAL STOCK
OF THE CONSTITUENT COMPANIES
3.1 Effect of the Merger on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holder of any shares of NIC Common Stock or any capital stock of Merger Sub:
(a) Cancellation of Cancelled Shares. Each share of NIC Common Stock issued and outstanding immediately prior to the Effective Time that is owned by either Tyler Entity or any of their respective Subsidiaries and each share of NIC Common Stock that is owned by NIC or any NIC Subsidiary, including shares of NIC Common Stock held as treasury stock (collectively, the “Cancelled Shares”), shall automatically be canceled at the Effective Time and shall cease to exist, and no consideration shall be delivered in exchange therefor.
(b) Conversion of NIC Common Stock. Each share of NIC Common Stock issued and outstanding immediately prior to the Effective Time (other than (A) Cancelled Shares, (B) such shares that are Dissenting Shares, and (C) shares of NIC Common Stock subject to the Assumed RSAs) shall be converted into the right to receive $34.00 in cash (the “Merger Consideration”), without interest thereon, which shall be payable in accordance with Section 3.3. At the Effective Time, all such shares of NIC Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a Stock Certificate or Book-Entry Share that immediately prior to the Effective Time represented any such shares of NIC Common Stock shall cease to have any rights with respect thereto, except the right to receive, subject to the terms and conditions of this Agreement, the Merger Consideration.
(c) Conversion of Merger Sub Capital Stock. Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation.

(d) Adjustments. The Merger Consideration shall be adjusted appropriately, without duplication, to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into NIC Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the number of shares of NIC Common Stock outstanding after the date hereof and prior to the Effective Time. Nothing in this Section 3.1(d) shall be construed to permit NIC to take any action with respect to its securities that is prohibited by the terms of this Agreement.
3.2 Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, including Section 3.1, shares of NIC Common Stock issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares) and held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing and who is entitled to and has properly demanded appraisal of such shares of NIC Common Stock in accordance with Section 262 of the DGCL (such shares of NIC Common Stock being referred to collectively as the “Dissenting Shares” until such time as such holder fails to perfect, withdraws, or otherwise loses such holder’s appraisal rights under the DGCL with respect to such shares of NIC Common Stock) shall not be converted into a right to receive the Merger Consideration, but instead shall be entitled to only such consideration as may be due with respect to such Dissenting Shares pursuant to Section 262 of the DGCL; provided, however, that if, after the Effective Time, such holder fails to perfect, withdraws, or loses such holder’s right to appraisal pursuant to Section 262 of the DGCL or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, such shares of NIC Common Stock shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration pursuant to Section 3.1, without interest thereon, and such shares of NIC Common Stock shall not be deemed Dissenting Shares. NIC shall provide Tyler (a) prompt written notice of any demands received by NIC for appraisal of shares of NIC Common Stock, any withdrawal of any such demand and any other demand, notice or instrument delivered to NIC prior to the Effective Time pursuant to the DGCL that relates to such demand, and (b) the opportunity and right to participate in all negotiations and proceedings with respect to demands made pursuant to Section 262 of the DGCL (it being understood that, subject to good-faith consultation with Tyler, NIC will have the right to direct and control any such negotiations and proceedings). NIC shall not, except with the prior written consent of Tyler, (i) make any payment with respect to any such demand, (ii) offer to settle or settle any such demand or (iii) waive any failure to timely deliver a written demand for appraisal or timely take any other action to perfect appraisal rights in accordance with the DGCL.
3.3 Payment; Stock Certificates.
(a) Payment Fund; Paying Agent. Prior to the Effective Time, Tyler shall designate a bank or trust company reasonably acceptable to NIC to act as its paying agent in connection with the Merger (the “Paying Agent”). At or immediately after the Effective Time, Tyler shall deposit, or cause to be deposited, with the Paying Agent cash in immediately available funds in an amount sufficient to pay the aggregate Merger Consideration in accordance with Section 3.1 (the “Exchange Fund”) in trust for the sole benefit of the holders of NIC Common Stock. In the event the Exchange Fund shall be insufficient to pay the aggregate Merger Consideration in accordance with Section 3.1, Tyler shall promptly deposit, or cause to be deposited, additional cash with the Paying Agent in an amount that is equal to the shortfall that is required to make such payment. Tyler shall cause the Paying Agent to make, and the Paying Agent shall make, delivery of the Merger Consideration out of the Exchange Fund in accordance with this Agreement. The Exchange Fund shall not be used for any purpose that is not expressly provided for in this Section 3.3. The Exchange Fund shall be invested by the Paying Agent as reasonably directed by Tyler; provided, however, that any such investment (i) shall not relieve Tyler from making any payments required by this Agreement, (ii) shall not have a maturity that could prevent or delay any payments to be made pursuant to this Agreement, (iii) shall in all events be limited to direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the U.S. government, in commercial paper rated P-1 or A-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $10 billion (based on the most recent financial statements of such bank that are then publicly available), and (iv) no such investment or loss thereon shall affect the amounts payable to holders of Stock Certificates or Book-Entry Shares pursuant to this ARTICLE III. Any interest and other income resulting from such investments shall be paid to Tyler. Tyler shall, or shall cause the Surviving Corporation to, pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of shares of NIC Common Stock for the Merger Consideration.

(b) Payment Procedures.
(i) NIC Common Stock Certificates. Promptly after the Effective Time (and in no event later than four Business Days after the Closing Date), Tyler shall cause the Paying Agent to mail to each holder of record of a Stock Certificate and whose shares of NIC Common Stock were converted pursuant to Section 3.1 into the right to receive the Merger Consideration (A) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Stock Certificates shall pass, only upon delivery of the Stock Certificates (or affidavits of loss in lieu thereof and, if required by Tyler, an indemnity bond) to the Paying Agent and shall be in such form and have such other provisions as Tyler may reasonably specify and (B) instructions for effecting the surrender of the Stock Certificates (or affidavits of loss in lieu thereof and, if required by Tyler, an indemnity bond) in exchange for payment of the Merger Consideration into which such shares of NIC Common Stock have been converted pursuant to Section 3.1. Upon surrender of a Stock Certificate (or an affidavit of loss in lieu thereof and, if required by Tyler, an indemnity bond) for cancellation to the Paying Agent, together with such letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Stock Certificate shall be entitled to receive in exchange therefor, and Tyler shall cause the Paying Agent to pay and deliver in exchange therefor as promptly as reasonably practicable, the Merger Consideration therefor pursuant to the provisions of this ARTICLE III for each share of NIC Common Stock formerly represented by such Stock Certificate, and the Stock Certificate (or affidavit of loss in lieu thereof and, if required by Tyler, an indemnity bond) so surrendered shall be forthwith cancelled. The Paying Agent shall accept such Stock Certificates (or affidavits of loss in lieu thereof and, if required by Tyler, an indemnity bond) upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Stock Certificate is registered, it shall be a condition precedent of payment that (A) the Stock Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and (B) the Person requesting such payment shall have paid any transfer and other similar Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Stock Certificate surrendered or shall have established to the reasonable satisfaction of Tyler that such Tax either has been paid or is not required to be paid.
(ii) Book-Entry Shares. Any holder of any Book-Entry Shares and whose shares of NIC Common Stock were converted pursuant to Section 3.1 into the right to receive the Merger Consideration shall not be required to deliver a Stock Certificate or an executed letter of transmittal to the Paying Agent to receive the Merger Consideration. In lieu thereof, each registered holder of one or more Book-Entry Shares shall automatically upon the Effective Time be entitled to receive, and Tyler shall cause the Paying Agent to pay and deliver as promptly as reasonably practicable after the Effective Time (and in any event within three Business Days following the Effective Time), the Merger Consideration pursuant to the provisions of this ARTICLE III for each share of NIC Common Stock formerly represented by such Book-Entry Share, and the Book-Entry Share so exchanged shall be forthwith cancelled. With respect to Book-Entry Shares, Tyler and NIC shall cooperate to establish procedures with the Paying Agent and DTC to ensure that the Paying Agent will transmit to DTC or its nominees as promptly as reasonably practicable after the Effective Time (and in any event within three Business Days following the Effective Time), upon surrender of shares held of record by DTC or its nominees in accordance with DTC’s customary surrender procedures, the Merger Consideration for each such share. In the event that the transfer of a Book-Entry Share is not registered in the transfer or stock records of NIC or payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Book-Entry Share is registered, it shall be a condition precedent of payment that the Person requesting such payment shall have (A) provided the Paying Agent the Book-Entry Share formerly representing such shares of NIC Common Stock, accompanied by all documents reasonably required to evidence and effect such transfer and (B) paid any transfer and other similar Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Book-Entry Share surrendered or shall have established to the reasonable satisfaction of Tyler that such Tax either has been paid or is not required to be paid.
(c) No Interest. No interest shall be paid or accrue on any portion of the Merger Consideration payable upon surrender of any Stock Certificate (or affidavit of loss in lieu thereof) or in respect of any Book-Entry Share.

(d) Transfer Books; No Further Ownership Rights in NIC Common Stock. At the Effective Time, the stock transfer books of NIC shall be closed and thereafter there shall be no further registration of transfers of NIC Common Stock on the records of NIC. Until surrendered as contemplated by this Section 3.3, each Stock Certificate and Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration for each share of NIC Common Stock formerly represented by such Stock Certificate or Book-Entry Share, as contemplated by this ARTICLE III. If, after the Effective Time, Stock Certificates or Book-Entry Shares are presented to Tyler for any reason, they shall be cancelled and exchanged as provided in this Agreement.
(e) Lost Stock Certificates. If any Stock Certificate shall have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the Person claiming such Stock Certificate to be lost, stolen, or destroyed, the Paying Agent shall deliver in exchange for such lost, stolen, or destroyed Stock Certificate the Merger Consideration payable in respect thereof pursuant to Section 3.1.
(f) Termination of Exchange Fund; No Liability. At any time following the first anniversary of the Effective Time, Tyler shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) remaining in the Exchange Fund that have not been disbursed to holders of Stock Certificates or Book-Entry Shares, other than any such funds for which disbursement is pending subject only to the Paying Agent’s routine administrative procedures, and thereafter such holders shall be entitled to look only to Tyler (subject to abandoned property, escheat, or similar Laws) as general creditors thereof with respect to the applicable Merger Consideration payable upon due surrender of their Stock Certificates (or affidavit of loss in lieu thereof), if applicable, and compliance with the procedures in Section 3.3(b), without any interest thereon, and Tyler shall remain liable for (subject to applicable abandoned property, escheat or other similar Laws) payment of their claim for the Merger Consideration payable upon due surrender of their Stock Certificates (or affidavit of loss in lieu thereof), if applicable, and compliance with the procedures in Section 3.3(b). Notwithstanding the foregoing, none of Tyler, NIC, Merger Sub, the Surviving Corporation or the Paying Agent shall be liable to any holder of a Stock Certificate or Book-Entry Share for any Merger Consideration or other amounts properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.
3.4 Treatment of Restricted Stock Awards; ESPP.
(a) Immediately prior to the Effective Time, with respect to each outstanding NIC Restricted Stock Award that is fully vested and not subject to any restrictions (or that, pursuant to its terms as in effect as of the date hereof or the terms of this Agreement, will accelerate in full and no longer be subject to any further vesting as a result of or in connection with the consummation of the Transactions), shall be released to the holder thereof, to the extent not previously released, and shall be converted pursuant to Section 3.1 into the right to receive, with respect to each share of NIC Common Stock subject to such NIC Restricted Stock Award (as determined in accordance with the applicable award agreement relating thereto), the Merger Consideration, less all applicable withholding and other authorized deductions.
(b) At the Effective Time, each NIC Restricted Stock Award that is outstanding immediately prior to the Effective Time and that vests solely based on the achievement of performance goals shall automatically vest in full and be cancelled and converted pursuant to Section 3.1 into the right to receive, with respect to each share of NIC Common Stock subject to such NIC Restricted Stock Award (as determined in accordance with the applicable award agreement relating thereto), the Merger Consideration, less all applicable withholding and other authorized deductions.
(c) At the Effective Time, each outstanding NIC Restricted Stock Award that vests solely based on the passage of time (other than any NIC Restricted Stock Award or portion thereof covered by Section 3.4(a)) held by an individual who, immediately after the Effective Time, will constitute an “employee” of Tyler within the meaning of SEC Form S-8 (each, an “Assumed RSA”), shall, without any action on the part of Tyler, NIC, or the holder thereof, be assumed and converted automatically into a Tyler Restricted Stock Award on the same terms and conditions (including any terms and conditions relating to accelerated vesting upon a termination of the holder’s employment in connection with or following the Effective Time) as applicable to such Assumed RSA immediately prior to the Effective Time, except that the number of shares of restricted Tyler Common Stock subject to such Assumed RSA shall equal the product obtained by multiplying (i) the total number of shares of NIC Common Stock subject to the Assumed RSA immediately prior to the Effective Time (as determined in accordance with the applicable award agreement relating thereto) by (ii) the Restricted Stock Conversion Ratio, with such product rounded up to the nearest whole share. Each Assumed RSA shall otherwise be subject to the Tyler Stock Plan.
(d) To the extent not covered by an effective registration statement on SEC Form S-8 with respect to shares of Tyler Common Stock issuable under the Tyler Stock Plan, as soon as practicable following the Closing Date (but in no event more than five Business Days following the Closing Date), Tyler shall file a registration statement on SEC Form S-8 (or any successor form) with respect to the issuance of the shares of Tyler Common Stock subject to the Assumed RSAs and shall use its reasonable best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as the Assumed RSAs remain outstanding.
(e) Prior to the Effective Time, NIC shall terminate the NIC Stock Plan effective as of immediately prior to the Effective Time, subject to the consummation of the Merger.
(f) As soon as practicable following the date hereof, NIC shall take all actions with respect to the NIC ESPP that are necessary to provide that: (i) with respect to the offering period currently in progress as of the date hereof (the “Current ESPP Offering Period”), (A) no employee who is not a participant in the Current ESPP Offering Period as of the date hereof may become a participant in the Current ESPP Offering Period, (B) no participant may increase the percentage amount of the participant’s payroll deduction election form that is in effect on the date hereof for such Current ESPP Offering Period; (C) the Current ESPP Offering Period shall terminate at the earlier of (x) the scheduled purchase date for such Current ESPP Offering Period and (y) immediately prior to the Effective Time; and (D) each participant’s accumulated payroll deduction shall be used to purchase shares of NIC Common Stock in accordance with the terms of the NIC ESPP on the earlier of (x) the scheduled purchase date for such Current ESPP Offering Period and (y) immediately prior to the Effective Time; (ii) no additional offering periods shall commence after the date hereof; and (iii) subject to the consummation of the Merger, the NIC ESPP shall terminate effective immediately prior to the Effective Time.
(g) Prior to the Effective Time, NIC shall adopt such resolutions and take such other actions as are necessary so as to cause the treatment of NIC Restricted Stock Awards, the NIC Stock Plan, and the NIC ESPP as contemplated by this Section 3.4.
3.5 Withholding. Each of NIC, Tyler, Merger Sub, the Surviving Corporation, and the Paying Agent shall be entitled to deduct and withhold from amounts otherwise payable pursuant to this Agreement any amounts as are required to be withheld or deducted with respect to such payment under the Code or any other applicable state, local or non-U.S. Law. To the extent that amounts are so deducted or withheld and timely remitted to the appropriate Governmental Authority, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF NIC
Except as disclosed in (i) any NIC SEC Documents filed or furnished by NIC with the SEC since January 1, 2018, and publicly available prior to the date of this Agreement (including any exhibits and other information incorporated by reference therein and any amendments and supplements thereto, but excluding any predictive, cautionary or forward looking disclosures contained under the captions “risk factors,” “forward looking statements” or any similar precautionary sections (in each case, other than factual information contained therein) or any other similar disclosure of risks contained therein to the extent similarly predictive, cautionary or forward looking in nature (other than factual information contained therein)) or (ii) the disclosure letter delivered by NIC to Tyler concurrently with the execution of this Agreement (the “NIC Disclosure Letter”) (it being understood that any information set forth in one section or subsection of the NIC Disclosure Letter shall be deemed to apply to and qualify (or, as applicable, be a disclosure for purposes of) the representation and warranty set forth in this Agreement to which it corresponds in number and, whether or not an explicit reference or cross-reference is made, each other representation and warranty set forth in this ARTICLE IV for which it is reasonably apparent on its face that such information is relevant to such other section), NIC hereby represents and warrants to the Tyler Entities as set forth below in this ARTICLE IV:

4.1 Due Organization and Qualification.
(a) NIC is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware. Each NIC Subsidiary is a legal entity duly organized and validly existing under the Laws of its respective jurisdiction of organization. NIC has and, except as would not reasonably be expected to have, individually or in the aggregate, a NIC Material Adverse Effect, each NIC Subsidiary has all requisite corporate or similar power and authority to own, lease, and operate its properties and assets and to carry on its business as it is now being conducted. NIC has filed with the SEC, prior to the date hereof, a complete and accurate copy of the NIC Governing Documents as amended through the date hereof. The NIC Governing Documents are in full force and effect, and NIC is not in violation of the NIC Governing Documents. NIC has made available to Tyler complete and accurate copies of the certificates of incorporation and bylaws, or equivalent organizational or governing documents, of each of the NIC Subsidiaries.
(b) Each of NIC and each NIC Subsidiary is qualified to do business and, to the extent such concept is applicable, is in good standing as a foreign corporation or other entity in each jurisdiction where the ownership, leasing, or operation of its assets or properties or conduct of its business requires such qualification, except, in each case, where the failure to be so qualified or, where relevant, in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a NIC Material Adverse Effect. Each such jurisdiction in which NIC or a NIC Subsidiary is qualified or registered to do business is set forth in Section 4.1(b) of the NIC Disclosure Letter.
4.2 Power and Authority; Authorization.
(a) NIC has all requisite corporate power and authority to execute and deliver this Agreement and, subject to receipt of the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of NIC Common Stock entitled to vote thereon to adopt this Agreement (the “NIC Stockholder Approval”), to consummate the Transactions, including the Merger. The execution and delivery of this Agreement by NIC, the performance by NIC of its obligations under this Agreement, and the consummation by NIC of the Transactions have been duly and validly authorized by the NIC Board of Directors and no other corporate proceedings, whether pursuant to the NIC Governing Documents or otherwise, on the part of NIC are necessary to authorize the performance of NIC’s obligations under this Agreement or the consummation of, and to consummate, the Transactions, except, with respect to the Merger, the receipt of the NIC Stockholder Approval and the Merger Filing.
(b) The NIC Stockholder Approval is the only vote of the holders of any class or series of NIC’s capital stock necessary to adopt this Agreement and to approve the Transactions, including the Merger, under the DGCL, the NIC Governing Documents and the listing and corporate governance rules and regulations of Nasdaq.
(c) On or prior to the date hereof, the NIC Board of Directors has unanimously (i) determined that the terms of the Transactions, including the Merger, are fair to, and in the best interests of, NIC and the NIC Stockholders, (ii) approved the execution and delivery by NIC of this Agreement, the performance by NIC of its covenants and agreements contained herein, and the consummation of the Merger and the other Transactions upon the terms and subject to the conditions contained herein and (iii) resolved to recommend that the NIC Stockholders adopt this Agreement. None of the foregoing actions by the NIC Board of Directors has been rescinded or modified in any way (unless a Change of Recommendation has been effected after the date hereof in accordance with the terms of Section 6.3).
(d) This Agreement has been duly and validly executed and delivered by NIC and, assuming the due authorization, execution, and delivery of this Agreement by the Tyler Entities, constitutes the valid and binding agreement of NIC, enforceable against NIC in accordance with its terms, subject to limitations on enforcement and other remedies imposed by or arising under or in connection with (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to or affecting rights of creditors generally, and (ii) rules of law and general principles of equity, including those governing specific performance, injunctive relief and other equitable remedies (the “General Enforceability Exceptions”).
4.3 No Violation; Governmental Consents.
(a) The execution, delivery, and performance by NIC of this Agreement do not, and, subject to the receipt of the NIC Stockholder Approval and except as described in Section 4.3(b), the consummation of the

Transactions will not, (i) conflict with or violate any provision of the NIC Governing Documents or the organizational or governing documents of any NIC Subsidiary, (ii) conflict with or result in any breach, violation, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, or acceleration of any obligation or right or adversely affect any rights of or benefit to NIC or any NIC Subsidiary under any Material Contract (other than Material Contracts that may be canceled or terminated for convenience) binding upon NIC or any NIC Subsidiary or to which any of them are a party or by which or to which any of their respective properties, rights or assets are bound or subject, or result in the creation of any Lien upon any of the properties, rights or assets of NIC or any NIC Subsidiary, other than Permitted Liens, or (iii) assuming that all authorizations, permits, consents, and approvals contemplated by Section 4.3(b) have been obtained, and all filings, notifications, and other actions described in such clause have been made or taken (and any waiting periods thereunder have terminated or expired), conflict with or violate any Law applicable to NIC or any NIC Subsidiary or any of their respective properties, rights or assets, other than, in the case of clauses (ii) and (iii), any such conflict, breach, violation, default, termination, modification, cancellation, acceleration, right, loss, Lien, or other occurrence that has not had and would not reasonably be expected to have, individually or in the aggregate, a NIC Material Adverse Effect.
(b) Other than in connection with or in compliance with (i) the DGCL, (ii) the filing of the Proxy Statement with the SEC and any amendments or supplements thereto and the mailing of the Proxy Statement, (iii) the Exchange Act, (iv) applicable state securities, takeover and “blue sky” Laws, (v) the HSR Act and any other requisite clearances or approvals, and (vi) any applicable requirements of Nasdaq, no authorization, permit, notification to, consent, or approval of, or filing with, any Governmental Authority is required, under applicable Law, for the consummation by NIC of the Transactions, except for such authorizations, permits, notifications, consents, approvals or filings that, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, a NIC Material Adverse Effect.
4.4 Capitalization.
(a) The authorized capital stock of NIC consists of 200,000,000 shares of NIC Common Stock. As of February 9, 2021 (the “NIC Capitalization Date”), (i) 68,471,592 shares of NIC Common Stock (including 1,431,357 restricted shares of NIC Common Stock granted under the NIC Stock Plan) were issued and outstanding and zero shares of NIC Common Stock were held in NIC’s treasury, (ii) 2,447,644 shares of NIC Common Stock were reserved for issuance under the NIC Stock Plan and (iii) 787,353 shares of NIC Common Stock were reserved for issuance under the NIC ESPP. All of the issued and outstanding shares of NIC Common Stock have been, and all shares of NIC Common Stock reserved for issuance as described above shall be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and were not issued in violation of any preemptive rights or other preferential rights of subscription or purchase of any Person.
(b) Each outstanding NIC Equity Award was granted under the NIC Stock Plan. Section 4.4(b) of the NIC Disclosure Letter sets forth a true and complete list, as of the NIC Capitalization Date, with respect to each NIC Equity Award, of (i) the employee ID (or other identification reference) of the holder, (ii) the type of award, (iii) the number of unvested shares of NIC Common Stock underlying such NIC Equity Award, (iv) the date of grant, and (v) the vesting schedule with respect to such NIC Equity Award, including any right of acceleration of such vesting schedule. No award agreement with respect to a NIC Equity Award provides for automatic (without any other action) acceleration of vesting upon or immediately prior to the occurrence of a change of control transaction involving NIC.
(c) Except as set forth in Sections 4.4(a) and 4.4(b), and other than the shares of NIC Common Stock that have become outstanding after the NIC Capitalization Date that were reserved for issuance as set forth in Sections 4.4(a)(ii) and (iii) and issued in accordance with the terms of the NIC Stock Plan or the NIC ESPP, in each case, as of the date hereof: (i) NIC does not have any shares of capital stock or other equity interests issued or outstanding; and (ii) there are no outstanding subscriptions, options, warrants, puts, calls, exchangeable or convertible securities, or other similar rights, agreements, or commitments or any other Contract to which NIC or any NIC Subsidiary is a party or is otherwise bound obligating NIC or any NIC Subsidiary to (A) issue, transfer or sell, or make any payment with respect to, any shares of capital stock or other equity interests of NIC or any NIC Subsidiary or securities convertible into, exchangeable for or exercisable for such shares of capital stock or other equity interests, (B) grant, extend or enter into any such subscription, option, warrant, put, call, exchangeable or convertible securities, or other similar right, agreement, or commitment, (C) redeem or otherwise acquire any such shares of capital stock or other equity interests or (D) provide any amount of funds to, or make any investment (in the form of a loan, capital contribution, or otherwise) in, any NIC Subsidiary that is not wholly owned or in any other Person. There are no outstanding obligations of NIC or any NIC Subsidiary (1) restricting the transfer of, (2) affecting the voting rights of, (3) requiring the repurchase, redemption or disposition of, or containing any right of first refusal, right of first offer, or similar right with respect to, (4) requiring the registration for sale of, or (5) granting any preemptive or anti-dilutive rights with respect to, any shares of capital stock or other equity interests of NIC or any NIC Subsidiary.
(d) Neither NIC nor any NIC Subsidiary has outstanding bonds, debentures, notes or other similar obligations, the holders of which have the right to vote with the NIC Stockholders on any matter.
(e) There are no voting trusts or other agreements, commitments or understandings to which NIC or any NIC Subsidiary is a party with respect to the voting of the capital stock or other equity interests of NIC or any NIC Subsidiary.
4.5 Subsidiaries. Section 4.5 of the NIC Disclosure Letter sets forth, as of the date of this Agreement, an accurate and complete list of each NIC Subsidiary and each Person in which NIC or any NIC Subsidiary owns an equity or other economic interest, together with (i) the jurisdiction of incorporation or organization, as the case may be, of each NIC Subsidiary or such other Person, (ii) the type and percentage of interests held, directly or indirectly, by NIC in each NIC Subsidiary or in each such other Person, (iii) in the case of a NIC Subsidiary, the names and the type of and percentage of interests held by any Person other than NIC or a NIC Subsidiary in such NIC Subsidiary and (iv) the classification for U.S. federal income Tax purposes of each NIC Subsidiary. All of the issued and outstanding shares of capital stock of, or other equity interests in, each NIC Subsidiary have been validly issued and are fully paid and nonassessable and are wholly owned, directly or indirectly, by NIC free and clear of all Liens, other than Permitted Liens or Liens arising under any applicable securities Law.
4.6 SEC Reports and Financial Statements.
(a) Since January 1, 2018, NIC has timely filed or furnished all forms, statements, schedules, reports and other documents required to be filed or furnished by it with the SEC (such forms, statements, schedules, reports and other documents filed or furnished since January 1, 2018, the “NIC SEC Documents”). As of their respective filing dates or, if amended prior to the date hereof, as of the date of the last such amendment, the NIC SEC Documents complied in all material respects with the applicable requirements of the Sarbanes-Oxley Act, the Securities Act, and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder and the listing and corporate governance rules and regulations of Nasdaq, each as in effect on the date of any such filing, and none of the NIC SEC Documents contained (or, with respect to NIC SEC Documents filed after the date hereof, will contain), when filed, any untrue statement of a material fact or omitted (or with respect to NIC SEC Documents filed after the date hereof, will omit) to state any material fact required to be stated therein or necessary to make the statements therein, at the time and in light of the circumstances under which they were made, not misleading. Since January 1, 2018 through the date hereof, NIC has not received from the SEC (i) any written comments or questions with respect to any of the NIC SEC Documents (including the financial statements included therein) that are not resolved, or (ii) any written notice from the SEC that such NIC SEC Documents (including the financial statements included therein) are being reviewed or investigated. No NIC Subsidiary is required to file any forms, reports, or other documents with the SEC.
(b) The consolidated financial statements (including all related notes and schedules) of NIC and its consolidated Subsidiaries included or incorporated by reference in the NIC SEC Documents when filed or, if amended prior to the date hereof, as of the date of (and giving effect to) the last such amendment, (i) complied in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, in each case in effect at the time of such filing, and (ii) fairly presented in all material respects the consolidated financial position of NIC and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited quarterly financial statements, to normal year-end audit adjustments and any other adjustment described therein permitted by the rules and regulations of the SEC and to the absence of notes) in conformity with GAAP, in all material respects, during the periods involved (subject, in the case of the unaudited quarterly financial statements, to normal year-end audit adjustments and any other adjustment described therein permitted by the rules and regulations of the SEC and to the absence of notes).

(c) NIC is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended. Each NIC SEC Document containing financial statements that has been filed with or submitted to the SEC was accompanied by any certifications required to be filed or submitted by NIC’s principal executive officer and principal financial officer pursuant to the Sarbanes-Oxley Act and, at the time of filing or submission of each such certification, such certification complied in all material respects with the applicable provisions of the Sarbanes-Oxley Act. Neither NIC nor any of its executive officers has, since January 1, 2018, received written notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.
(d) Neither NIC nor any NIC Subsidiary is a party to, or has any Contract to become a party to, any joint venture, off-balance sheet partnership or any similar Contract, including any Contract relating to any transaction or relationship between or among NIC or any NIC Subsidiary, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any off-balance sheet arrangements (as defined in Item 303(a) of Regulation S-K of the SEC), in any such case, where the purpose of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, NIC in NIC’s published financial statements or any NIC SEC Documents.
4.7 Internal Controls and Procedures. NIC has established and maintains, and at all times since January 1, 2019, has maintained, disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act, designed to provide reasonable assurance regarding the reliability of NIC’s financial reporting and the preparation of NIC’s financial statements for external purposes in accordance with GAAP. NIC’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by NIC in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to NIC’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Since January 1, 2018, NIC’s principal executive officer and its principal financial officer, based on their most recent evaluation prior to the date of this Agreement, have disclosed to NIC’s auditors and the audit committee of the NIC Board of Directors (the material circumstances of which disclosure (if any) and significant facts learned during the preparation of such disclosure have been made available to Tyler) (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting, (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in NIC’s internal controls over financial reporting and (iii) any written claim or allegation regarding clause (i) or (ii), in each case, that has not been subsequently remedied. Since January 1, 2018, neither NIC nor any NIC Subsidiary has received any material, written complaint, allegation, assertion, or claim regarding the accounting or auditing practices, procedures, methodologies, or methods of NIC or any NIC Subsidiary or their respective internal accounting controls, in each case, that has not been subsequently resolved.
4.8 Undisclosed Liabilities. Neither NIC nor any NIC Subsidiary has any liabilities of any nature, whether or not accrued, contingent, absolute or otherwise, except (a) as and to the extent specifically disclosed, reflected or reserved against in NIC’s consolidated balance sheet (or the notes thereto) as of December 31, 2019, included in the NIC SEC Documents filed or furnished prior to the date hereof, (b) for liabilities incurred or which have been discharged or paid in full, in each case, in the ordinary course of business since December 31, 2019 (other than any liability for any material breaches of Material Contracts), (c) liabilities incurred in connection with, or as expressly required or expressly contemplated by, this Agreement and (d) for liabilities which have not had and would not reasonably be expected to have, individually or in the aggregate, a NIC Material Adverse Effect.
4.9 Assets. NIC or a NIC Subsidiary owns, and has good and marketable title to, or in the case of assets purported to be leased by NIC or a NIC Subsidiary, leases and has valid leasehold interest in, each of the tangible assets owned or leased by NIC or a NIC Subsidiary, free and clear of all Liens (other than Permitted Liens), except as would not, individually or in the aggregate, reasonably be expected to constitute or result in a NIC Material Adverse Effect. NIC or a NIC Subsidiary has good and marketable fee simple title (or the equivalent in any applicable foreign jurisdiction) to each real property owned by NIC or a NIC Subsidiary (collectively, the “NIC Owned Real Property”), free and clear of all Liens (other than Permitted Liens), except as would not, individually or in the aggregate, reasonably be expected to constitute or result in a NIC Material Adverse Effect. Neither NIC nor any NIC Subsidiary has received written notice of any pending condemnation Proceeding with respect to any NIC Owned Real

Property, and to the Knowledge of NIC no such Proceeding is threatened in writing. Except as would not, individually or in the aggregate, reasonably be expected to constitute or result in a NIC Material Adverse Effect, (i) either NIC or a NIC Subsidiary has a good, valid and binding leasehold interest in each material lease, sublease, license, or other material use or occupancy agreement (such material leases, collectively, the “NIC Real Property Leases”) under which NIC or any NIC Subsidiary uses or occupies or has the right to use or occupy any real property (other than shared office space, co-working office space, virtual office space and similar arrangements) (such real property, collectively, the “NIC Leased Real Property”), (ii) all NIC Real Property Leases are in full force and effect and are valid and enforceable in accordance with their respective terms, against NIC or a NIC Subsidiary and, to NIC’s Knowledge, each other party thereto, (iii) none of NIC or any NIC Subsidiary is in existing default of any provision of any NIC Real Property Lease, and (iv) NIC has made available to Tyler a true and correct copy of each such NIC Real Property Lease,
4.10 Material Contracts.
(a) Except for this Agreement, Section 4.10(a) of the NIC Disclosure Letter contains a complete and correct list, as of the date hereof, of each Contract described below in this Section 4.10(a) under which NIC or any NIC Subsidiary is a party or to which any of their respective properties or assets is subject, in each case, in effect as of the date hereof, other than NIC Plans (each Contract of the type described in this Section 4.10(a), whether or not set forth on Section 4.10(a) of the NIC Disclosure Letter, being referred to herein as a “Material Contract”):
(i) each Contract that limits in any material respect the freedom of NIC or any NIC Subsidiary to compete in more than one state with any Person or engage in any line of business or sell, supply, or distribute any product or service, or that otherwise has the effect of restricting NIC or any NIC Subsidiary from the development, marketing or distribution of products and services, in more than one state, in each case, other than project-specific teaming agreements, Contracts with prime contractors or subcontractors, or similar Contracts entered into in the in the ordinary course of business;
(ii) each acquisition or divestiture Contract that contains (A) indemnities or other obligations (including “earnout” or other contingent payment obligations) that would reasonably be expected to result in the receipt or making by NIC or any NIC Subsidiary of future payments in excess of $1,000,000 or (B) earn-out, contingent payment, or similar provisions requiring future payments by or to NIC or any NIC Subsidiary;
(iii) each Contract that gives any Person the right to acquire any assets of NIC or any NIC Subsidiary (excluding ordinary course commitments to purchase NIC Products or custom applications) after the date hereof with consideration of more than $1,000,000;
(iv) any Contract to put source code for any NIC Product in escrow with a third Person on behalf of a licensee or contracting party, and any other Contract to provide source code for any NIC Product to any third Person (other than an employee, contractor, agent or Representative of NIC or a NIC Subsidiary in the ordinary course of business);
(v) any settlement agreement or similar Contract restricting in any respect the operations or conduct of NIC or any NIC Subsidiary, in each case, that is material to NIC and its Subsidiaries, taken as a whole;
(vi) each Contract, other than customer, supplier and vendor Contracts, not otherwise described in any other subsection of this Section 4.10(a) pursuant to which NIC or any NIC Subsidiary is obligated to pay, or entitled to receive, payments in excess of $1,000,000 in the 12-month period following the date hereof;
(vii) any Contract that obligates NIC or any NIC Subsidiary to make any capital investment or capital expenditure outside the ordinary course of business and in excess of $1,000,000;
(viii) each Contract that is a Material Customer Agreement or a Material Supplier Agreement;
(ix) each Contract that grants any right of first refusal or right of first offer or that limits the ability of NIC, any NIC Subsidiary to own, operate, sell, transfer, pledge or otherwise dispose of any material businesses or material assets;

(x) each Contract that contains any material exclusivity rights or “most favored nations” provisions or minimum use, supply or display requirements that are binding on NIC, other than NIC Government Contracts, Contracts with prime contractors or subcontractors, or similar Contracts entered into in the in the ordinary course of business;
(xi) each NIC Real Property Lease;
(xii) each Contract relating to outstanding indebtedness for borrowed money (or commitments in respect thereof) of NIC or any NIC Subsidiary (whether incurred, assumed, guaranteed or secured by any asset) in an amount in excess of $500,000 or relating to any Liens (other than Permitted Liens) on the assets of NIC or any NIC Subsidiary, other than any guarantees by NIC of indebtedness of NIC Subsidiaries or guarantees by NIC Subsidiaries of indebtedness of NIC or any other NIC Subsidiaries;
(xiii) each Contract involving other derivative financial instruments or arrangements (including swaps, caps, floors, futures, forward contracts and option agreements) for which the aggregate exposure (or aggregate value) to NIC and the NIC Subsidiaries is reasonably expected to be in excess of $500,000 or with a notional value in excess of $500,000;
(xiv) each Contract between NIC or any NIC Subsidiary, on the one hand, and any officer, director or Affiliate (other than a wholly owned NIC Subsidiary) of NIC or any NIC Subsidiary, any beneficial owner, directly or indirectly, of more than 5% of the number or voting power of the shares of NIC Common Stock or any of their respective “associates” or “immediate family” members (as such terms are defined in Rule 12b-2 and Rule 16a-1 of the Exchange Act), on the other hand, including any Contract pursuant to which NIC or any NIC Subsidiary has an obligation to indemnify such officer, director, Affiliate, beneficial owner, associate or immediate family member; and
(xv) any Contract not otherwise described in any other subsection of this Section 4.10(a) that would constitute a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to NIC.
(b) True and complete copies of each Material Contract in effect as of the date hereof have been made available to Tyler or publicly filed with the SEC prior to the date hereof. None of NIC or any NIC Subsidiary is in breach of or default under the terms of any Material Contract, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a NIC Material Adverse Effect. To NIC’s Knowledge, as of the date hereof, no other party to any Material Contract is in breach of or default under the terms of any Material Contract where such breach or default has had or would reasonably be expected to have, individually or in the aggregate, a NIC Material Adverse Effect. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a NIC Material Adverse Effect and except to the extent that any Material Contract expires in accordance with its terms, each Material Contract is a valid, binding and enforceable obligation of NIC or a NIC Subsidiary which is party thereto and, to NIC’s Knowledge, of each other party thereto, and is in full force and effect, subject to the General Enforceability Exceptions.
(c) NIC and the NIC Subsidiaries have not delivered or granted, agreed to deliver or grant, or entered into any NIC Government Contract that requires the delivery or granting to any Governmental Authority of (i) any source code for the NIC Products, (ii) unlimited or government purpose rights in the material Owned Intellectual Property or the NIC Products or any portion thereof in which NIC could have, at the time of such delivery or grant, legally asserted more restrictive rights under applicable regulations or Contract clauses, or (iii) ownership of any portion of material Owned Intellectual Property or the NIC Products. NIC and the NIC Subsidiaries have, since January 1, 2018, taken reasonable steps under any NIC Government Contract and applicable Law to assert, protect and support their rights in material Owned Intellectual Property and the NIC Products, so that no more than the minimum rights or licenses required under applicable Laws and the terms of such NIC Government Contracts will have been provided to the applicable Governmental Authority or counterparty to such NIC Government Contract.
(d) Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to NIC and the NIC Subsidiaries, taken as a whole, no NIC Government Contract or offer, quotation, bid, or proposal to sell products or services made by NIC or any NIC Subsidiary to any Governmental Authority or any prime contractor (a “Government Contract Bid”) is the subject of bid or award protest Proceedings resulting from the conduct of NIC or any of its Subsidiaries. NIC and the NIC Subsidiaries are in compliance, and have been in compliance since January 1, 2018, in all material respects with the terms and conditions of each NIC Government Contract, including all clauses, provisions and requirements incorporated expressly by reference or by operation of Law therein, other than any such non-compliance that has been resolved with no material adverse consequences to NIC and the NIC Subsidiaries, taken as a whole, and with no ongoing material obligations of NIC and the NIC Subsidiaries, taken as a whole. Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to NIC and the NIC Subsidiaries, taken as a whole, since January 1, 2018, (A) all material facts set forth or acknowledged by any representations, certifications or statements made or submitted by an authorized representative of NIC or a NIC Subsidiary in connection with any NIC Government Contract or Government Contract Bid were true, accurate and complete as of the date of submission, and (B) neither any Governmental Authority nor any prime contractor or subcontractor has notified NIC or any NIC Subsidiary in writing that NIC or any NIC Subsidiary has, or is alleged to have, breached or violated in any material respect any Law, representation, certification, disclosure, clause, provision or requirement in any NIC Government Contract or Government Contract Bid, other than any such breach or violation that has been resolved with no material adverse consequences to NIC and the NIC Subsidiaries, taken as a whole, and with no ongoing material obligations of NIC and the NIC Subsidiaries, taken as a whole. Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to NIC and the NIC Subsidiaries, taken as a whole, since January 1, 2018, no material payment due to NIC or any NIC Subsidiary pertaining to any NIC Government Contract has been withheld or set off, nor has any claim been made to withhold or set off any such payment, and to NIC’s Knowledge, there is no basis for a material price adjustment, refund or demand for payment under any such NIC Government Contract.
(e) Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to NIC and the NIC Subsidiaries, taken as a whole, since January 1, 2018, (i) none of NIC, any NIC Subsidiary or any of their respective Principals (as defined in Federal Acquisition Regulation 52.209-5) has been debarred, suspended or excluded, or to NIC’s Knowledge, proposed for debarment, suspension or exclusion, from participation in or the award of Contracts or subcontracts for or with any Governmental Authority or doing business with any Governmental Authority, (ii) none of NIC or any NIC Subsidiary has received any request to show cause (excluding for this purpose ineligibility to bid on certain Contracts due to generally applicable bidding requirements), (iii) none of NIC or any NIC Subsidiary, to NIC’s Knowledge, is the subject of a finding of non-compliance, nonresponsibility or ineligibility for government contracting, (iv) neither NIC nor any NIC Subsidiary, nor any of their respective directors, officers, employees or Principals, nor to NIC’s Knowledge, any consultants to or agents of NIC or any NIC Subsidiary, is or has been under administrative, civil or criminal investigation, indictment or information by any Governmental Authority with respect to the award or performance of any NIC Government Contract, the subject of any actual or, to NIC’s Knowledge, threatened in writing, “whistleblower” or “qui tam” Proceeding or audit (other than a routine contract audit) of NIC or any NIC Subsidiary with respect to any NIC Government Contract, including any alleged material irregularity, misstatement, or omission arising thereunder or relating thereto, and to NIC’s Knowledge, there is no basis for any such Proceeding or audit and (v) neither NIC nor any NIC Subsidiary has made any disclosure to any Governmental Authority with respect to any alleged material irregularity, misstatement, omission, fraud, or price mischarging, or other violation of Law, arising under or relating to a NIC Government Contract.
4.11 Customers and Suppliers.
(a) Section 4.11(a) of the NIC Disclosure Letter sets forth a list of the top 15 customers of NIC and the NIC Subsidiaries, taken as a whole, based on aggregate revenue received by NIC and the NIC Subsidiaries during the year ended December 31, 2020 (each, a “Material Customer” and each such Contract with a Material Customer, a “Material Customer Agreement”). As of the date hereof, neither NIC nor any NIC Subsidiary has received any written notice from any Material Customer that such Material Customer shall not continue as a customer of NIC or that such Material Customer intends to terminate or materially and adversely modify existing Contracts with NIC or the NIC Subsidiaries.
(b) Section 4.11(b) of the NIC Disclosure Letter sets forth a list of the top 14 suppliers and vendors of NIC and the NIC Subsidiaries, taken as a whole, based on the consolidated cost of goods and services paid to such Persons by NIC and the NIC Subsidiaries during the year ended December 31, 2020 (each, a “Material Supplier” and each such Contract with a Material Supplier, a “Material Supplier Agreement”). As

of the date hereof, neither NIC nor any NIC Subsidiary has received any written notice from any Material Supplier that such supplier shall not continue as a supplier to NIC or that such supplier intends to terminate or materially and adversely modify existing Contracts with NIC or the NIC Subsidiaries.
4.12 Intellectual Property.
(a) Section 4.12(a) of the NIC Disclosure Letter sets forth all: (i) registered trademarks, including applications therefor; (ii) patents, including applications therefor; (iii) registered copyrights, including applications therefor; and (iv) internet domain names, in each of the above cases as currently owned by NIC (collectively, the “Registered Intellectual Property”). All material Registered Intellectual Property is, subject to NIC’s Knowledge with respect to material Registered Intellectual Property disclosed pursuant to clause (i) above, in full force and effect, and all required filings and fees related to the Registered Intellectual Property have been timely filed with and paid to the relevant Governmental Authorities and authorized registrars. To NIC’s Knowledge, the Owned Intellectual Property does not include any other U.S. or foreign items of registered Intellectual Property other than those listed on Section 4.12(a) of the NIC Disclosure Letter.
(b) NIC possesses all right, title, and interest in and to all Registered Intellectual Property and all other material Owned Intellectual Property, free and clear of any Liens, other than Permitted Liens. To NIC’s Knowledge, no Person has asserted any ownership rights in the Owned Intellectual Property. Excluding compensation due to NIC’s employees and contractors in the ordinary course of business, to NIC’s Knowledge, NIC does not have any obligation to compensate any Person for any development, license, or modification, use, sale, or distribution of any of the Owned Intellectual Property, except as described on Section 4.12(b) of the NIC Disclosure Letter. Except as set forth on Section 4.12(b) of the NIC Disclosure Letter, to NIC’s Knowledge, there is no unauthorized use, disclosure, infringement, or misappropriation of any Registered Intellectual Property or material other Owned Intellectual Property by any current or former employee of NIC or other Third Party. To NIC’s Knowledge, (i) none of the Registered Intellectual Property has been adjudicated by a United States court to be invalid or unenforceable, in whole or in part, and (ii) the Registered Intellectual Property is valid and enforceable. NIC has not received any written notice from a Third Party alleging that any Owned Intellectual Property is invalid or unenforceable.
(c) To NIC’s Knowledge, the Owned Intellectual Property, together with the Intellectual Property licensed by NIC from Third Parties, constitutes all of the material Intellectual Property necessary for the conduct of NIC’s business as conducted on the date of this Agreement and the Closing Date.
(d) Section 4.12(d) of the NIC Disclosure Letter contains a complete and accurate list of, and NIC has made available to Tyler true and complete copies of, all Contracts in effect as of the date hereof pursuant to which NIC or any NIC Subsidiary (i) grants any license, covenant not to assert, release, agreement not to enforce or prosecute, or other immunity to any Person under or to any patent rights or other material Owned Intellectual Property, except Ordinary Course Licenses, or (ii) other than the Ordinary Course Licenses and Open Source Licenses, is granted a license, covenant not to assert, release, agreement not to enforce or prosecute, or immunity to or under any Person’s Intellectual Property that is material to the conduct of the business of NIC and the NIC Subsidiaries, taken as a whole.
(e) To NIC’s Knowledge, the conduct and operation of NIC’s business does not infringe, misappropriate, dilute, violate, or otherwise impair any valid Intellectual Property right of any other Person in any material respect. There is (i) no Proceeding pending, or to NIC’s Knowledge, threatened in writing, with respect to the Owned Intellectual Property, or (ii) no judgment or order regarding any Proceeding has been rendered by any competent Governmental Authority and no settlement agreement or similar contractual obligation has been entered into by NIC with respect to any Proceeding regarding the Owned Intellectual Property. Except as set forth on Section 4.12(e) of the NIC Disclosure Letter, NIC has not received in the past two years any written notice (i) regarding the infringement, misappropriation, or other violation of any Intellectual Property of any Person claiming that use of the Owned Intellectual Property infringes the Intellectual Property rights of any such person, (ii) challenging the validity, enforceability, ownership, or use of any Owned Intellectual Property (including cease and desist letters or invitations to take a license), or (iii) trademark oppositions, cancellation, or invalidation actions of the Owned Intellectual Property. Except as set forth on Section 4.12(e) of the NIC Disclosure Letter, NIC does not have any pending claims against Third Parties alleging infringement of the Owned Intellectual Property or oppositions or cancellation actions against Third-Party trademark applications.

(f) Except as set forth on Section 4.12(f) of the NIC Disclosure Letter, to NIC’s Knowledge, no NIC employee or former NIC employee: (i) is in material violation, to NIC’s Knowledge, of any term or covenant of any employment Contract relating to Intellectual Property, patent disclosure agreement, invention assignment agreement, nondisclosure agreement, or noncompetition agreement with any Third Party (by virtue of such employee being employed by, or performing services for, NIC); or (ii) has any right, license, claim, or interest whatsoever in or with respect to any Owned Intellectual Property.
(g) To NIC’s Knowledge, no Third Party has any rights to terminate any assignment to NIC with respect to the Owned Intellectual Property.
(h) Except as set forth on Section 4.12(h) of the NIC Disclosure Letter or in the ordinary course of business (including in any Ordinary Course Licenses and customer contracts entered into by NIC in the ordinary course of business regardless of whether such contract is on NIC’s or its customer’s form of agreement), NIC has not agreed to indemnify any Person for any infringement of any Intellectual Property of any Third Party in connection with the providing, selling, licensing, marketing, or distributing any NIC Products or providing, selling, or licensing custom applications by NIC.
(i) To NIC’s Knowledge, its business as currently conducted with respect to the use or development of encryption technology, or other technology, the development, commercialization, or export of which is restricted under applicable Law, complies with such applicable Laws in all material respects.
(j) NIC has employed commercially reasonable efforts to require that all material source code for Software constituting Owned Intellectual Property created by NIC employees involved in its business (“NIC Developed Software”) is developed in accordance with general software industry standards. To NIC’s Knowledge, no portion of the NIC Developed Software and no other Software constituting Owned Intellectual Property, contains any disabling mechanism or protection feature designed to prevent its use, computer virus, worm, Software lock, drop dead device, trojan-horse routine, trap door, time bomb, or any other codes or instructions that may be used to access, modify, delete, damage, or disable any computer system.
(k) A true and complete list of all material NIC Products as of the date hereof is set forth on Section 4.12(k) of the NIC Disclosure Letter.
(l) To NIC’s Knowledge, NIC owns or has a valid and enforceable right to use all material Internal Use Software, and all computer hardware and telecommunications systems used by NIC (the “Information Systems”). As of the date hereof, the Internal Use Software and the Information Systems, and NIC’s rights with respect to the Internal Use Software and Information Systems, are adequate in all material respects to serve the needs of its business in the manner and to the extent presently conducted. To NIC’s Knowledge, NIC’s back-up and disaster recovery plans and policies adopted or in effect with respect to the Internal Use Software, the Information Systems, and the information and data used in the conduct of NIC’s business in the manner and to the extent presently conducted are adequate to meet the needs of the business of NIC as presently conducted.
(m) NIC has taken commercially reasonable steps to protect and maintain all material Owned Intellectual Property, including to preserve the confidentiality of any material trade secrets included within the Owned Intellectual Property. NIC has not received in the past two years any written notice of any loss of, or unauthorized access, use, disclosure, or modification of any trade secrets included within the Owned Intellectual Property and, to NIC’s Knowledge, there has been no loss of, or unauthorized access, use, disclosure, or modification of any such trade secrets, except as would not reasonably be expected to be material to NIC, taken as a whole, or to the value of the Owned Intellectual Property, taken as a whole.
4.13 Privacy and Data Protection.
(a) To NIC’s Knowledge, NIC’s and each NIC Subsidiary’s receipt, collection, monitoring, maintenance, hosting, creation, transmission, use, analysis, disclosure, storage, disposal and security, as the case may be, of Protected Information, and any such activities performed or handled by authorized third parties on NIC’s or a NIC Subsidiary’s behalf, comply in all material respects with, and neither the execution and delivery of this Agreement nor the consummation of the Transactions will result in NIC or any NIC Subsidiary being in material breach or material violation of (i) applicable Information Privacy and Security Laws, (ii) PCI DSS, as applicable to NIC or a NIC Subsidiary, (iii) any Privacy Statements, or (iv) any consents or authorizations that apply to the Protected Information that have been obtained by NIC or a NIC Subsidiary. To NIC’s Knowledge, NIC and each NIC Subsidiary have all rights, authority, consents and authorizations necessary under applicable Information

Privacy and Security Laws to receive, access, use, and disclose the Protected Information in their possession or under their control in connection with the operation of their business. NIC and each NIC Subsidiary post, where required by Information Privacy and Security Laws, as applicable, privacy policies governing their use of Protected Information on their websites made publicly available by NIC and each NIC Subsidiary, and NIC and each NIC Subsidiary have complied in all material respects with such current and former published privacy policies.
(b) To NIC’s Knowledge, since January 1, 2018, there has been no material data security breach or incident involving the loss, damage or unauthorized access, acquisition, modification, use or disclosure of any Protected Information owned, used, hosted, received, maintained, stored, transmitted, or controlled by NIC or the NIC Subsidiaries or any incident involving the loss, damage, or unauthorized access, acquisition, modification, use, or disclosure of any Protected Information hosted, received, maintained, stored, or transmitted on behalf of NIC or the NIC Subsidiaries, including any such unauthorized access, acquisition, modification, use, or disclosure of Protected Information that would constitute a breach for which notification by NIC or any NIC Subsidiary to individuals, Persons or Governmental Authorities is required, or was made, under any applicable Information Privacy and Security Laws or Contracts to which NIC or a NIC Subsidiary is a party. NIC has successfully remediated, in all material respects, each of the data security matters described in the folder entitled “Data Security” in the Dataroom. To NIC’s Knowledge, none of NIC’s or any NIC Subsidiary’s vendors, suppliers and subcontractors have (A) suffered any security breach that resulted in any unauthorized access to, modification of, use of, disclosure of, or loss of or damage to any Protected Information provided by or collected on behalf of NIC or any NIC Subsidiary, (B) materially breached any Contracts with NIC or any NIC Subsidiary relating to Protected Information, or (C) materially violated any applicable Information Privacy and Security Laws.
(c) NIC and each NIC Subsidiary have implemented and continue to maintain in a commercially reasonable manner a written information security program, covering NIC and each NIC Subsidiary, designed to (i) identify and address internal and external risks to the security or privacy of any proprietary or confidential information in their possession, including Protected Information, (ii) implement and maintain reasonable administrative, technical, network, and physical safeguards to control these risks, and (iii) maintain notification procedures in compliance with applicable Information Privacy and Security Laws in the case of any breach of security or privacy compromising Protected Information.
(d) Since January 1, 2018, no Person has (i) made any written claim against NIC or a NIC Subsidiary, which would be material to NIC or a NIC Subsidiary, or (ii) to NIC’s Knowledge, commenced any Proceeding, in each case, with respect to any alleged violation of (A) applicable Information Privacy and Security Laws by NIC, any NIC Subsidiary or (with respect to services provided to or on behalf of NIC) any Third Party with whom NIC or any NIC Subsidiary has entered into a Contract in connection with the collection, receipt, maintenance, storage, retention, use, transmission, processing, disclosure, transfer, or disposal of Protected Information, (B) any of NIC’s or a NIC Subsidiary’s Privacy Statements, or (C) any of NIC’s or a NIC Subsidiary’s Contract obligations applicable to Protected Information, including any unlawful or accidental loss, damage, or unauthorized access, acquisition, use, disclosure, modification, or other misuse of any Protected Information maintained by or on behalf of NIC or the NIC Subsidiaries.
(e) NIC and the NIC Subsidiaries have in place disaster recovery plans, procedures, and facilities that comply, in all material respects, with applicable Law, and NIC and each of the NIC Subsidiaries have complied, in all material respects, with the obligations set forth in any NIC or NIC Subsidiary Contract applicable to disaster recovery plans, procedures, and facilities.
4.14 Environmental Matters. Except as set forth on Section 4.14 of the NIC Disclosure Letter and except as has not had and would not reasonably be expected to have, individually or in the aggregate, a NIC Material Adverse Effect, since January 1, 2018, (a) NIC has complied with and is in compliance with all Environmental Laws, including Environmental Laws relating to air, water, land, and the generation, storage, use, handling, transportation, treatment, or disposal of Hazardous Substances; (b) NIC has obtained and complied with all necessary permits and other approvals necessary to treat, transport, store, dispose of, and otherwise handle Hazardous Substances and has reported, to the extent required by all Environmental Laws, all past and present sites owned or operated by NIC where Hazardous Substances have been treated, stored, disposed of, or otherwise handled; (c) to NIC’s Knowledge, there have been no “releases” or threats of “releases” (as defined in any Environmental Laws) at, from, in, or on any property owned or operated by NIC in violation of any Environmental Laws; and (d) to NIC’s Knowledge, there is no on-site or off-site location to which NIC has transported or disposed of Hazardous Substances or arranged for the transportation or disposal of Hazardous Substances that is the subject of any ongoing federal, state, local, or foreign enforcement action. To NIC’s Knowledge, the NIC Leased Real Property is not designated as a treatment, storage, or disposal facility nor has such facility ever applied for an Authorization designating it as a treatment, storage, or disposal facility, under any Environmental Law.
4.15 Labor and Employment.
(a) Except as set forth on Section 4.15(a) of the NIC Disclosure Letter, NIC is not bound by or subject to any arrangement with any labor union. No employees of NIC are represented by any labor union or covered by any collective bargaining agreement. To NIC’s Knowledge, there is no campaign to establish such representation in progress. There is no pending or, to NIC’s Knowledge, threatened labor dispute involving NIC and any group of its employees nor has NIC experienced any significant labor interruptions over the past three years.
(b) Except as would not reasonably be expected to have, individually or in the aggregate, a NIC Material Adverse Effect, NIC and the NIC Subsidiaries are in compliance with all applicable Laws relating to labor and employment, including those relating to labor management relations, wages, hours, overtime, employee classification, discrimination, sexual harassment, civil rights, affirmative action, work authorization, immigration, safety and health, information privacy and security, workers compensation, continuation coverage under group health plans, wage payment and the payment and withholding of taxes.
(c) Section 4.15(c) of the NIC Disclosure Letter sets forth an accurate schedule of all employees of NIC with annual compensation in excess of $200,000 as of the date hereof identified by an identification number (not by name) and listing the rate of compensation (and the portions thereof attributable to salary, annual cash incentive compensation and target equity incentive compensation, respectively) of each of such Persons as of the date hereof.
4.16 Employee Benefit Plans.
(a) Section 4.16(a) of the NIC Disclosure Letter sets forth an accurate schedule of (i) each “employee benefit plan,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) each material bonus, deferred compensation, incentive, restricted stock, stock purchase, stock option, stock appreciation right, phantom stock, supplemental pension, executive compensation, cafeteria, dependent care, director or employee loan, fringe benefit, sabbatical, severance (including any termination pay or similar plan, program, policy, agreement, or arrangement) plan, vacation policy, or voluntary employees’ beneficiary association (“VEBA”), and (iii) each other material employee benefit plan, arrangement, agreement, program, policy or practice, whether oral or written, formal or informal, funded or unfunded, registered or unregistered, in the case of each of clauses (i), (ii), and (iii), that is sponsored, maintained, or contributed to by NIC or any ERISA Affiliate for the benefit of any current or former employee of NIC or with respect to which NIC has a material liability (each such plan and arrangement referred to hereinafter as a “NIC Plan”). NIC and its ERISA Affiliates have performed all material obligations required to be performed by them under each NIC Plan, and NIC is not in default or violation of, and has no Knowledge of any default or violation by any other party to, the terms of any NIC Plan. Neither NIC nor any ERISA Affiliate has ever maintained, contributed to or been obligated to contribute to or has any liability with respect to, any plan, program, fund, or arrangement that constitutes a (i) plan subject to Section 412 of the Code or Title IV of ERISA, (ii) “multiemployer plan” as defined in Section 4001(a)(3) of ERISA or (iii) multiple employer welfare benefit arrangement as described in Section 3(40)(A) of ERISA. Each NIC Plan may be terminated by NIC, or, if applicable, by an ERISA Affiliate in accordance with its terms and without any material liability, cost, or expense to NIC, other than costs and expenses that are customary in connection with the termination or amendment, as applicable, of a comparable employee benefit plan and benefits that are accrued under such NIC Plan as of the date of such amendment or termination.
(b) Each NIC Plan listed on Section 4.16(a) of the NIC Disclosure Letter is in compliance in all material respects with the applicable provisions of ERISA, the Code, and any other applicable Law. Except as set forth on Section 4.16(b) of the NIC Disclosure Letter or as would not reasonably be expected to result in material liability to NIC, with respect to each NIC Plan, all reports and other documents required under ERISA or other applicable Law to be filed with any Governmental Authority, including all Forms 5500, or required to be distributed to participants or beneficiaries, have been duly and timely filed or distributed. Except as set forth on

Section 4.16(b) of the NIC Disclosure Letter, each NIC Plan that is intended to be “qualified” within the meaning of Section 401(a) of the Code (a “Qualified Plan”) is so qualified and, to NIC’s Knowledge, nothing has occurred that would reasonably be expected to adversely affect the qualified status of any Qualified Plan. With respect to each NIC Plan that is subject to Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code and similar state Law provisions, the applicable requirements thereof have been satisfied in all material respects by NIC and each ERISA Affiliate, including all requirements relating to eligibility waiting periods and the offer of or provision of minimum essential coverage that is compliant with Section 36B(c)(2)(C) of the Code and the regulations issued thereunder to full-time employees as defined in Section 4980H(c)(4) of the Code and the regulations issued thereunder. No material excise tax or penalty under the Patient Protection and Affordable Care Act of 2010, as amended, and all regulations thereunder (together, the “ACA”), including Sections 4980D and 4980H of the Code, is outstanding, has accrued, or has arisen with respect to any period prior to the Closing, with respect to any NIC Plan. NIC does not have any unsatisfied obligations to any employees or qualified beneficiaries pursuant to the ACA, or any state or local Law governing health care coverage or benefits that would result in any material liability to NIC. The Company has maintained all records necessary to demonstrate its compliance with the ACA and any other similar state or local Law. Except as set forth on Section 4.16(b) of the NIC Disclosure Letter or as would not reasonably be expected to result in a material liability to NIC, all accrued contribution obligations or premium payment of NIC with respect to any NIC Plan have either been fulfilled in their entirety or are reflected in the Financial Statements in accordance with, and to the extent required by, GAAP.
(c) Neither NIC nor any ERISA Affiliate owes, with respect to any NIC Plan, any material liability for excise tax or penalty due to the IRS. Except as would not reasonably be expected to result in a material liability to NIC, no act, omission, or transaction has occurred that would result, directly or indirectly, through its own liability, indemnification, or otherwise, in imposition on NIC of (i) fiduciary duty liability damages under Section 409 of ERISA or (ii) liability under Section 502(l) of ERISA.
(d) Section 4.16(d) of the NIC Disclosure Letter describes each NIC Plan that is a “welfare benefit plan” within the meaning of Section 3(1) of ERISA that provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant’s termination of employment, except (i) as may be required by applicable Law, including Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code and similar state Law provisions, (ii) benefits through the end of the month of termination of employment, (iii) death benefits attributable to deaths occurring at or prior to termination of employment, (iv) disability benefits attributable to disabilities occurring at or prior to termination of employment, and (v) conversion rights. No NIC Plan discriminates in favor of highly compensated individuals with respect to eligibility or benefits under Section 105(h) of the Internal Revenue Code and the regulations. With respect to any insurance policy providing funding for benefits under any NIC Plan, NIC has no material liability in the nature of a retroactive rate adjustment, loss sharing arrangement or other similar liability, nor would there be any such material liability if such insurance policy was terminated on the date hereof.
(e) There are no pending or, to NIC’s Knowledge, threatened Proceedings (other than routine claims for benefits, appeals of such claims, and domestic relations order Proceedings) asserted or instituted against the assets of any NIC Plan or its related trust or, to NIC’s Knowledge, against any fiduciary of a NIC Plan with respect to the operation of such NIC Plan. To NIC’s Knowledge, there are no investigations or audits of any NIC Plan by any Governmental Authority currently pending and there have been no such investigations or audits that have been concluded that resulted in any material liability to NIC that has not been fully discharged. There is no pending voluntary compliance, closing agreement program or other matter under the Employee Plans Compliance Resolution System with respect to a NIC Plan. The closing letters applicable to any voluntary compliance, closing agreement program or other matter under the Employee Plans Compliance Resolution System with respect to a NIC Plan have been disclosed in Section 4.16(e) of the NIC Disclosure Letter.
(f) Except as would not reasonably be expected to result in a material liability to NIC, neither NIC nor any ERISA Affiliate has engaged in any prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, in connection with any NIC Plan for which exemption was not available and that has not been fully corrected (including the payment of any associated excise taxes, penalties and interest) in accordance with ERISA and the Code. Except as would not reasonably be expected to result in a material liability to NIC, NIC and each ERISA Affiliate have, for purposes of each NIC Plan, correctly classified those individuals performing services for NIC and each ERISA Affiliate as common law employees, leased employees, independent contractors or agents.
(g) NIC has made available to Tyler complete, accurate, and current copies of each of the following:
(i) the current plan document (including amendments thereto) of each NIC Plan, to the extent reduced to writing, all related trust documents (including any tax-exempt trust, secular trust, VEBA, and “rabbi trust” document), if applicable, as currently in effect, and all material associated contracts (including insurance contracts, HMO/PPO/POS agreements, recordkeeping contracts, trustee contracts, and third-party administrator contracts);
(ii) a summary of the material terms of each NIC Plan, to the extent not previously reduced to writing;
(iii) with respect to each NIC Plan that is an employee benefit plan (as defined in Section 3(3) of ERISA), to the extent applicable, the following:
(A) the most recent summary plan description, as described in Section 102 of ERISA;
(B) any summary of material modifications that has been distributed to participants, but has not been incorporated in an updated summary plan description furnished under Section 4.16(f)(iii)(A); and
(C) the annual report (Form 5500), as described in Section 103 of ERISA, for the three most recent plan years for which an annual report has been filed; and
(D) the most recent actuarial report, if any, prepared for such NIC Plan; and
(iv) with respect to each Qualified Plan, the most recent determination or opinion letter concerning such Qualified Plan’s qualification under Section 401(a) of the Code, as issued by the IRS.
(h) Except as set forth on Section 4.16(h) of the NIC Disclosure Letter or as contemplated by this Agreement, the consummation of the Transactions will not, either immediately or upon the occurrence of any event thereafter, result in (i) acceleration of the time of payment or vesting, or trigger any payment or funding, of any material compensation or benefit or trigger any other material obligation under any NIC Plan, (ii) any portion of any payment to any such individual not being deductible by NIC by reason of Section 280G of the Code or (iii) the provision of any reimbursement of excise taxes under Section 4999 of the Code.
(i) No NIC Plan (i) is subject to the Law of any jurisdiction outside of the United States or (ii) covers employees, officers, directors or independent contractors whose services are performed primarily outside of the United States.
4.17 Insurance. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a NIC Material Adverse Effect, (a) all current insurance policies and insurance Contracts of NIC and the NIC Subsidiaries are in full force and effect and are valid and enforceable and cover against such risks as are customary for companies of similar size in the same or similar lines of business and (b) all premiums due thereunder have been paid. True and complete copies of all such insurance policies in effect as of the date hereof have been made available to Tyler. Neither NIC nor any NIC Subsidiary is in material breach or default of any of such insurance policies. Neither NIC nor any NIC Subsidiary has made any claim under any such insurance policy during the two-year period prior to the date of this Agreement, with respect to which an insurer has, in a written notice to NIC or any NIC Subsidiary, denied coverage. Neither NIC nor any NIC Subsidiary has received written notice of cancellation or termination with respect to any current third-party insurance policies or insurance Contracts (other than in connection with normal renewals of any such insurance policies or Contracts) where such cancellation or termination would reasonably be expected to be, individually or in the aggregate, material to NIC and the NIC Subsidiaries, taken as a whole.

4.18 Compliance with Law; Permits.
(a) NIC and each NIC Subsidiary are and have been since January 1, 2018 in compliance with, and not in default under or in violation of, any Laws applicable to NIC or such NIC Subsidiary or any of their respective properties or assets, except for such instances of noncompliance, default or violation that would not reasonably be expected to have, individually or in the aggregate, a NIC Material Adverse Effect.
(b) NIC and the NIC Subsidiaries are and have been since January 1, 2018 in possession of all Permits pursuant to any applicable Law necessary for NIC and the NIC Subsidiaries to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted, except where the failure to have any of such Permits has not had and would not reasonably be expected to have, individually or in the aggregate, a NIC Material Adverse Effect. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a NIC Material Adverse Effect, all such Permits are in full force and effect, no default (with or without notice, lapse of time or both) by NIC or any NIC Subsidiary has occurred under any such Permit and, since January 1, 2018, none of NIC or any NIC Subsidiary has received any written notice from any Governmental Authority threatening to suspend, revoke, withdraw, or modify any such NIC Permit.
(c) Without limiting the generality of the foregoing, NIC and the NIC Subsidiaries are in compliance in all material respects and have, during all periods for which any applicable statute of limitations has not expired, complied in all material respects with, the applicable provisions of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and any other applicable non-U.S. anti-corruption laws and regulations; applicable Laws related to the imposition of economic sanctions or embargoes by the U.S. Government, including all regulations, laws and policies administered by the U.S. Department of Treasury, Office of Foreign Assets Control; and applicable U.S. export controls, including the Export Administration Regulations administered by the U.S. Department of Commerce, Bureau of Industry and Security.
(d) NIC is in compliance in all material respects with the applicable listing and other rules and regulations of Nasdaq.
4.19 Litigation. Except as set forth on Section 4.19 of the NIC Disclosure Letter, as of the date hereof, (x) there are no Proceedings pending or, to NIC’s Knowledge, threatened against (a) NIC, (b) any NIC Subsidiary, (c) NIC’s and each NIC Subsidiary’s directors or officers in their capacity as such, or (d) NIC’s or any NIC Subsidiary’s properties, assets, or business, and (y) there are no orders, judgments, or decrees of or settlement agreements with, any Governmental Authority, that remain outstanding against NIC or any NIC Subsidiary, in each case of clauses (x) and (y), that would reasonably be expected to have, individually or in the aggregate, a NIC Material Adverse Effect.
4.20 Taxes.
(a) All income and other material Tax Returns required to be filed on or before the Closing Date (taking into account any extension of time to file granted or obtained) by NIC and the NIC Subsidiaries have been, duly and timely filed. Such Tax Returns are (or, if to be filed, will be) true, complete, and correct in all material respects. All material Taxes due and owing by NIC or any NIC Subsidiary (whether or not shown on any Tax Return) have been, or will be, timely paid.
(b) There are no material Liens for Taxes (other than for Taxes not yet due and payable or which are being contested in good faith and by appropriate Proceedings if adequate reserves with respect thereto are maintained on NIC’s books in accordance with GAAP) upon the assets of NIC. All required estimated Tax payments sufficient to avoid any underpayment penalty or interest have been timely paid.
(c) NIC and the NIC Subsidiaries have complied with all applicable Tax Laws regarding withholding of employment Taxes and have withheld and timely paid to the appropriate Governmental Authority responsible for Taxes all material Taxes required to have been withheld and paid by it under such Laws.
(d) Except as set forth on Section 4.20(d) of the NIC Disclosure Letter, within the last past three years, no claim has ever been made or no inquiry has been made in writing by any Governmental Authority responsible for Taxes in a jurisdiction where NIC or any NIC Subsidiary do not file Tax Returns that it is or may be subject to taxation by that jurisdiction or must file Tax Returns in such jurisdiction.

(e) NIC and the NIC Subsidiaries have not waived (and is not subject to a waiver of) any statute of limitations in respect of Taxes and has not agreed to (and is not subject to) any extension of time with respect to a material Tax assessment or deficiency. There is no power of attorney in respect of Taxes granted by NIC or any NIC Subsidiary that is currently in force.
(f) There is no audit, examination, matter in controversy, proposed adjustment, refund litigation, claim, or other action currently pending, or to NIC’s Knowledge, proposed or threatened against, or with respect to, NIC or any NIC Subsidiary in respect of any material amount of Taxes. No written claim for unpaid Taxes has been proposed or asserted by a Governmental Authority responsible for Taxes against or with respect to NIC.
(g) NIC has made available to Tyler copies of all federal and all material state income, franchise, and similar Tax Returns for all Tax periods ending after December 31, 2017.
(h) None of NIC or any NIC Subsidiary (i) is a party to or bound by, or has any obligation under, any material Tax allocation, sharing, indemnity, or reimbursement agreement or arrangement (other than any customary Tax indemnification provisions in ordinary course commercial agreements not primarily related to Taxes, and other than any agreement or arrangement solely among NIC and the NIC Subsidiaries) or has any material liability for Taxes of any Person (other than NIC or any NIC Subsidiary) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or non-U.S. Law) or as transferee or successor or otherwise by operation of Law.
(i) Neither NIC nor any NIC Subsidiary is bound with respect to the current or any future taxable period by any closing agreement (within the meaning of Section 7121(a) of the Code or any similar or analogous provision of state, local or non-U.S. Law) or other ruling or similar written agreement with a Tax authority, in each case, with respect to material Taxes.
(j) Neither NIC nor any NIC Subsidiary will be required to include a material item of income (or exclude a material item of deduction) in any taxable period (or portion thereof) beginning after the Closing Date as a result of (A) a change in or incorrect method of accounting occurring prior to the Closing Date, or (B) a prepaid amount received (or deferred revenue recognized) or paid, prior to the Closing Date. Neither NIC nor any NIC Subsidiary has made an election pursuant to Section 965(h) of the Code.
(k) Neither NIC nor any NIC Subsidiary has participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) (or any similar provision of state, local or non-U.S. Law).
(l) NIC has neither distributed stock of another Person, nor had its stock distributed by another Person, in a transaction that was purported or intended to be governed by Section 355 or 361 of the Code within the three-year period ending as of the date of this Agreement.
(m) Notwithstanding any provision in this Agreement to the contrary, NIC makes no representations regarding (i) the amount or availability of any Tax attributes (including net operating losses, credits and asset tax basis) of NIC after the Closing, or (ii) any period (or portion thereof) beginning after the Closing Date, except, in each case, the representations in Section 4.20(j).
4.21 Absence of Changes.
(a) Since January 1, 2020, there has not occurred any Effect that has had or would reasonably be expected to have, individually or in the aggregate, a NIC Material Adverse Effect.
(b) From October 1, 2020 through the date hereof, (i) except to the extent it relates to the events giving rise to and the discussion and negotiation of, or otherwise in connection with, this Agreement and the Transactions, the businesses of NIC and the NIC Subsidiaries have been conducted in all material respects in the ordinary course of business and (ii) neither NIC nor any NIC Subsidiary has taken any action that, if taken after the date hereof, would constitute a breach of, or require the consent of Tyler under, Section 6.1(b) (other than any actions specified by Sections 6.1(b)(i), 6.1(b)(iv), 6.1(b)(v), 6.1(b)(x), 6.1(b)(xi), 6.1(b)(xii), or 6.1(b)(xxii) (to the extent Section 6.1(b)(xxii) relates to the foregoing clauses) thereof).
4.22 Brokers. Other than Cowen and Company, LLC, no investment banker, broker, finder, or other Person is entitled to any brokerage or finder’s fee or similar commission with respect to the Transactions based on agreements, arrangements, or understandings made by or on behalf of NIC.

4.23 Takeover Statutes. Assuming the accuracy of the Tyler Entities’ representation in Section 5.9, the NIC Board of Directors has taken all action necessary to render Section 203 of the DGCL, any other Takeover Statute, and any similar provisions of the NIC Governing Documents inapplicable to the Merger.
4.24 Information Supplied. The information relating to NIC and the NIC Subsidiaries to be contained in, or incorporated by reference in, the definitive proxy statement to be sent to NIC Stockholders in connection with the Merger and the other Transactions (including any amendments or supplements, the “Proxy Statement”) will not, at the date the Proxy Statement is first mailed to NIC Stockholders or at the time of the NIC Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time and in light of the circumstances under which they were made, not false or misleading. The Proxy Statement will, at the time of the NIC Stockholders Meeting, comply in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. For the avoidance of doubt, no representation or warranty is made by NIC with respect to statements made or incorporated by reference in the Proxy Statement based on information supplied by or on behalf of Tyler or Merger Sub specifically for inclusion or incorporation by reference in the Proxy Statement.
4.25 No Implied Representations. Notwithstanding anything to the contrary contained in this Agreement, NIC has not made any representation or warranty whatsoever, express or implied, other than those representations and warranties of NIC expressly set forth in this ARTICLE IV. Neither NIC nor any NIC Stockholder make any representation or warranty to any Tyler Entity with respect to any forward-looking projections, estimates or budgets heretofore made available to any Tyler Entity (or any of their respective Representatives or Affiliates) of future revenues, expenses or expenditures or future results of operations of NIC or any other information or documents made available to any Tyler Entity (or any of their respective Representatives or Affiliates).
4.26 Opinion of Financial Advisor. The NIC Board of Directors has received an opinion of Cowen and Company, LLC to the effect that, as of the date of such opinion and based upon and subject to the various assumptions, qualifications, limitations and other matters set forth therein, the Merger Consideration to be received by the holders of NIC Common Stock in the Merger is fair to such holders from a financial point of view. NIC shall, following the date hereof, furnish an accurate, complete and confidential copy of such opinion letter to Tyler solely for informational purposes.
4.27 No Other Representations. Except for the representations and warranties expressly set forth in ARTICLE V and the certificate delivered pursuant to Section 7.3(c), NIC acknowledges that none of the Tyler Entities or any of their respective Representatives makes, and NIC acknowledges that it has not relied upon or otherwise been induced by, any other express or implied representation or warranty with respect to the Tyler Entities or any of their respective Subsidiaries or with respect to any other information provided or made available to NIC or its Representatives in connection with the Transactions, including any information, documents, projections, forecasts, or other material made available to NIC or to NIC’s Representatives in certain “data rooms” or management presentations in expectation of the Transactions or the accuracy or completeness of any of the foregoing, except, in each case for the representations and warranties expressly set forth in ARTICLE V and the certificate delivered pursuant to Section 7.3(c). Without limiting the generality of the foregoing, NIC acknowledges that, except as may be expressly provided in ARTICLE V and the certificate delivered pursuant to Section 7.3(c), no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or prospective information that may have been made available, directly or indirectly, to NIC, any of its Representatives or any other Person.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE TYLER ENTITIES
Except as disclosed in any Tyler SEC Documents filed or furnished by Tyler with the SEC since December 31, 2018, and publicly available prior to the date of this Agreement (including any exhibits and other information incorporated by reference therein, but excluding any predictive, cautionary or forward looking disclosures contained under the captions “risk factors,” “forward looking statements” or any similar precautionary sections and any other disclosures contained therein that are predictive, cautionary or forward looking in nature), the Tyler Entities hereby jointly and severally represent and warrant to NIC as set forth in this ARTICLE V.
5.1 Due Organization and Qualification. Each of the Tyler Entities is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware. Each of the Tyler Entities has all requisite corporate or similar power and authority to own, lease, and operate its properties and assets and to carry on its business as it is now being conducted. Each of the Tyler Entities is qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction where the ownership, leasing, or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or, where relevant, in good standing, would not reasonably be expected to, individually or in the aggregate, have a Tyler Material Adverse Effect or prevent or materially delay the ability of the Tyler Entities to consummate the Transactions, including the Merger.
5.2 Power and Authority; Authorization.
(a) The Tyler Entities have all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions, including the Merger. The execution and delivery of this Agreement, the performance of the Tyler Entities’ obligations under this Agreement and the consummation of the Transactions have been duly and validly authorized by all necessary corporate action of the Tyler Entities and no other corporate proceedings on the part of the Tyler Entities are necessary to authorize the performance of Tyler’s or Merger Sub’s obligations under this Agreement or the consummation of, and to consummate, the Transactions, except, with respect to the Merger, for the Merger Filing.
(b) No vote or consent of the holders of any class or series of capital stock of Tyler or the holders of any other securities of Tyler (equity or otherwise) is necessary to adopt this Agreement, or to approve the Merger or the other Transactions. The vote or consent of Tyler, as the sole stockholder of Merger Sub, is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to approve the Merger and adopt this Agreement.
(c) This Agreement has been duly and validly executed and delivered by Tyler and Merger Sub and, assuming the due authorization, execution, and delivery of this Agreement by NIC, constitutes the valid and binding agreement of Tyler and Merger Sub, is enforceable against Tyler Merger Sub in accordance with its terms, subject to the General Enforceability Exceptions.
5.3 No Violation; Governmental Consents.
(a) The execution, delivery, and performance by the Tyler Entities of this Agreement do not, and, except as described in Section 5.3(b), the performance and consummation of the Transactions and compliance with the provisions hereof will not, (i) conflict with or violate any provision of the organizational or governing documents of the Tyler Entities, (ii) conflict with or result in any breach, violation, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, or acceleration of any obligation or right or adversely affect any rights of or benefit to Tyler under any material Contract binding upon Tyler or to which it is a party or by which or to which any of its properties, rights or assets are bound or subject, or result in the creation of any Lien upon any of the properties, rights or assets of Tyler, other than Permitted Liens, or (iii) conflict with or violate any judgment, order, decree, or Law applicable to Tyler or any of its properties, rights or assets, other than, in the case of clauses (ii) and (iii), any such conflict, breach, violation, default, termination, modification, cancellation, acceleration, right, loss, or Lien that would not reasonably be expected to, individually or in the aggregate, have a Tyler Material Adverse Effect or prevent or materially delay the ability of the Tyler Entities to consummate the Transactions, including the Merger.
(b) Other than in connection with or in compliance with (i) the DGCL, (ii) the Exchange Act, (iii) applicable state securities, takeover and “blue sky” Laws, (iv) the HSR Act and any other requisite clearances or approvals, and (v) any applicable requirements of the NYSE, no authorization, permit, notification to, consent, or approval of, or filing with, any Governmental Authority is necessary or required, under applicable Law, for the consummation by the Tyler Entities of the Transactions, except for such authorizations, permits, notifications, consents, approvals, or filings that, if not obtained or made, would not reasonably be expected to, individually or in the aggregate, have a Tyler Material Adverse Effect or prevent or materially delay the ability of the Tyler Entities to consummate the Transactions, including the Merger.
5.4 SEC Reports. Since January 1, 2018, Tyler has timely filed or furnished all forms, statements, schedules, documents, and reports required to be filed or furnished prior to the date hereof by it with the SEC (such forms, statements, schedules, documents, and reports the “Tyler SEC Documents”). As of their respective filing dates, or, if amended prior to the date hereof, as of the date of (and giving effect to) the last such amendment, the Tyler SEC Documents complied in all material respects with the applicable requirements of the Sarbanes-Oxley Act, the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder and the listing and corporate governance rules and regulations of the NYSE, and none of the Tyler SEC Documents contained (or, with respect to Tyler SEC Documents filed after the date hereof, will contain) any untrue statement of a material fact or omitted (or with respect to Tyler SEC Documents filed after the date hereof, will omit) to state any material fact required to be stated therein or necessary to make the statements therein, at the time and in light of the circumstances under which they were made, not misleading. Since February 1, 2019, neither Tyler nor any Tyler Subsidiary has received from the SEC or any other Governmental Authority any written comments or questions with respect to any of the Tyler SEC Documents (including the financial statements included therein) that are not resolved, or, as of the date hereof, has received any written notice from the SEC or other Governmental Authority that such Tyler SEC Documents (including the financial statements included therein) are being reviewed or investigated, and, to Tyler’s Knowledge, there is not, as of the date hereof, any investigation or review being conducted by the SEC or any other Governmental Authority of any Tyler SEC Documents (including the financial statements included therein).
5.5 Undisclosed Liabilities. Neither Tyler nor any Tyler Subsidiary has any liabilities of any nature, whether or not accrued, contingent, absolute or otherwise, except (a) as and to the extent specifically disclosed, reflected or reserved against in Tyler’s consolidated balance sheet (or the notes thereto) as of December 31, 2019 included in the Tyler SEC Documents filed or furnished prior to the date hereof, (b) for liabilities incurred or which have been discharged or paid in full, in each case, in the ordinary course of business since December 31, 2019 (other than any liability for any material breaches of Contracts), (c) as expressly required or expressly contemplated by this Agreement and (d) for liabilities which have not had and would not reasonably be expected to have, individually or in the aggregate, a Tyler Material Adverse Effect.
5.6 Absence of Changes. Since December 31, 2019, there has not occurred any Effect that has had or would reasonably be expected to have, individually or in the aggregate, a Tyler Material Adverse Effect.
5.7 Ownership and Prior Operations of Merger Sub. All of the issued and outstanding capital stock of Merger Sub is, and at and immediately prior to the Effective Time will be, owned by Tyler or a direct or indirect Subsidiary of Tyler. Merger Sub has been formed solely for the purpose of engaging in the Transactions and prior to the Effective Time will have engaged in no other business activities, will have no assets, and will not have incurred liabilities or obligations of any nature, other than pursuant to or in connection with this Agreement and the Merger and the other Transactions
5.8 Sufficient Funds. Tyler will have at the Closing access to all of the funds that are necessary for it to pay the Merger Consideration and all other required payments payable in connection with the Transactions and to consummate the Transactions, and to perform its obligations under this Agreement. Tyler has delivered to NIC complete, correct and fully executed copies of a commitment letter and related fee letters (which in the case of such fee letters may be subject to redaction in a customary manner with respect to fee amounts, including fee amounts in any flex terms) (collectively, the “Commitment Letter”) from any Financing Sources pursuant to which such Financing Sources have committed to provide to Tyler and Merger Sub, upon the terms and subject to the conditions set forth therein, debt financing in the amounts set forth therein for purposes of financing the Transactions, and paying related fees and expenses (such debt financing, the “Initial Financing”). As of the date hereof, the Commitment Letter is in full force and effect and is a valid and binding obligation of Tyler and, to the Knowledge of Tyler, the other parties thereto, in each case subject to the General Enforceability Exceptions. As of the date hereof, the Commitment Letter has not been amended or modified in any material respect, and, to the Knowledge of Tyler, the commitments contained in the Commitment Letter have not been withdrawn, rescinded or otherwise modified in any material respect. The Commitment Letter delivered to NIC contains all of the conditions precedent to the obligations of the parties thereunder to fund the full amount of the Initial Financing contemplated by the Commitment Letter. Other than the Commitment Letter itself (including the redacted fee letter provided to NIC as of the date hereof) and other than certain customary engagement letters and confidentiality agreements with respect to the Initial Financing, there are no other fee letters, engagement letters, side letters, agreements, contracts or other arrangements relating to the Commitment Letter. As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would constitute or reasonably be expected to constitute a default or breach on the part of Tyler under any material term of, or a failure of any condition or inability to satisfy any conditions precedent to funding the full amount of the Initial Financing under, the Commitment Letter or otherwise result in any portion of the Initial Financing to be unavailable or materially delayed. As of the date hereof, Tyler does not have reason to believe that it will be unable to satisfy on a timely basis any condition to the Initial Financing under the Commitment Letter required to be satisfied by it at or prior to the Closing, or that any portion of the Initial Financing contemplated thereby will be unavailable to Tyler at the Closing. Tyler has fully paid any and all commitment fees or other fees in connection with the Commitment Letter that are due and payable on or before the date of this Agreement. Each of Tyler and Merger Sub affirms that it is not a condition to the Merger or any of its other obligations under this Agreement that Tyler or Merger Sub obtain the Financing (including the Initial Financing) or any other financing for or related to any of the Transactions.
5.9 Stock Ownership. Tyler is not, nor at any time for the past three years has been, an “interested stockholder” of NIC as defined in Section 203 of the DGCL. Neither Tyler nor any Tyler Subsidiary directly or indirectly owns as of the date hereof, nor at any time in the past three years through the date hereof has directly or indirectly owned, any shares of NIC Common Stock.
5.10 Information Supplied. The information relating to Tyler and the Tyler Subsidiaries to the extent supplied by or on behalf Tyler and the Tyler Subsidiaries to be contained in the Proxy Statement will not, at the date the Proxy Statement is first mailed to NIC Stockholders or at the time of the NIC Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time and in light of the circumstances under which they were made, not false or misleading. Notwithstanding the foregoing provisions of this Section 5.10, no representation or warranty is made by the Tyler Entities with respect to information or statements made or incorporated by reference in the Proxy Statement, which information or statements were not supplied by or on behalf of the Tyler Entities.
5.11 No Other Representations. Except for the representations and warranties expressly set forth in ARTICLE IV and the certificate delivered pursuant to Section 7.2(c), each of the Tyler Entities acknowledges that none of NIC, any of its Representatives or any other Person makes, and each of the Tyler Entities acknowledges that it has not relied upon or otherwise been induced by, any express or implied representation or warranty with respect to NIC or any NIC Subsidiary or with respect to any other information provided or made available to the Tyler Entities or their respective Representatives in connection with the Transactions, including any information, documents, projections, forecasts or other material made available to the Tyler Entities or their respective Representatives in certain “data rooms” or management presentations in expectation of the Transactions or the accuracy or completeness of any of the foregoing, except, in each case for the representations and warranties expressly set forth in ARTICLE IV and the certificate delivered pursuant to Section 7.2(c). Without limiting the generality of the foregoing, each of the Tyler Entities acknowledges that, except as may be expressly provided in ARTICLE IV and the certificate delivered pursuant to Section 7.2(c), no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or prospective information that may have been made available, directly or indirectly, to the Tyler Entities, any of their respective Representatives or any other Person. Tyler and Merger Sub entered into this Agreement based upon their own investigation, examination and determination with respect thereto as to all matters and without reliance upon any express or implied representations or warranties of any nature made by or on behalf of NIC, except as expressly set forth in this Agreement.
ARTICLE VI
CERTAIN COVENANTS
6.1 Conduct of Business by NIC Pending the Closing.
(a) NIC agrees that between the date hereof and the earlier of the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, except (v) as set forth in Section 6.1 of the NIC Disclosure Letter, (w) in connection with a NIC COVID Action that is required by applicable Law (provided that, if a NIC COVID Action is required in certain jurisdictions where NIC conducts business, NIC may take such NIC COVID Action in any other jurisdiction where NIC conducts business), (x) as contemplated, permitted or required by this Agreement, (y) as may be required by applicable Law, including the regulations or requirements of any stock exchange or regulatory organization applicable to NIC or any NIC Subsidiary, or any NIC Plan, or (z) as consented to in writing by Tyler (such consent not to be unreasonably withheld, conditioned, or delayed, except with respect to Sections 6.1(b)(ii) and 6.1(b)(iv), which may be given in Tyler’s sole discretion), NIC shall, and shall cause each NIC Subsidiary to, use commercially reasonable efforts to (i) conduct its business in the ordinary course of business, (ii) preserve intact NIC’s business organization, (iii) maintain NIC’s rights, privileges, and immunities, (iv) retain the services of NIC’s officers and other key employees (subject to workforce requirements other than where termination of such services is for cause), and (v) maintain NIC’s relationships with its customers, suppliers, service providers, lenders, and other Persons having material business relations with it.
(b) Subject to the exceptions set forth in Section 6.1(a), NIC shall not take any of the following actions:

(i) amend, modify, waive, rescind, change, or otherwise restate NIC’s or any NIC Subsidiary’s certificate of incorporation, bylaws, or equivalent organizational documents;
(ii) authorize, declare, set aside, make or pay any dividends (other than quarterly cash dividends paid in the ordinary course of business) on or make any distribution with respect to its outstanding shares of capital stock or other equity interests (whether in cash, assets, shares or other securities of NIC or any NIC Subsidiary) (other than dividends or distributions made by any wholly owned NIC Subsidiary to NIC or any wholly owned NIC Subsidiary), or enter into any agreement and arrangement with respect to voting or registration, or file any registration statement with the SEC with respect to any, of its capital stock or other equity interests or securities;
(iii) split, combine, subdivide or reclassify any of its capital stock or other equity interests, or redeem, purchase or otherwise acquire any of its capital stock or other equity interests, or any other securities in respect of, in lieu of or in substitution for, shares of its capital stock or other equity interests, except for (i) shares of NIC Common Stock withheld in order to pay Taxes in connection with the vesting or settlement of any NIC Equity Award or as otherwise provided by the terms of any NIC Equity Award, (ii) the acquisition of shares of NIC Common Stock in connection with the forfeiture of any NIC Equity Award or (iii) for any such transaction involving only wholly owned NIC Subsidiaries;
(iv) issue, deliver, grant, sell, pledge, dispose of or encumber (other than Permitted Liens), or authorize the issuance, delivery, grant, sale, pledge, disposition or encumbrance (other than Permitted Liens) of, any shares of capital stock, voting securities or other equity interest in NIC or any NIC Subsidiary or any securities convertible into or exchangeable or exercisable for any such shares, voting securities or equity interest, or any rights, warrants or options to acquire any such shares, voting securities or equity interest or any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock based performance units or take any action to cause to be exercisable or vested any otherwise unexercisable or unvested NIC Equity Award under the NIC Stock Plan (except, in each case, as otherwise provided by the terms of any Contract or NIC Equity Award), including taking any action to cause acceleration of vesting of any NIC Equity Award granted in 2021, other than (i) transactions solely between NIC and a wholly owned NIC Subsidiary or solely between wholly owned NIC Subsidiaries, (ii) in connection with the exercise of rights to purchase shares of NIC Common Stock under the NIC ESPP or (iii) the vesting or settlement of NIC Equity Awards outstanding as of the date of this Agreement in accordance with the present terms of such NIC Equity Awards or granted after the date of this Agreement to the extent permitted by this Agreement;
(v) except as required by any NIC Plan or any other Contract as in effect as of the date hereof, (A) increase the compensation or benefits payable or to become payable to any of its directors, executive officers, or employees with annual base salary in excess of $100,000, (B) grant to any of its directors, executive officers or employees any increase in severance or termination pay, (C) pay or award, or commit to pay or award, any bonuses, retention, or incentive compensation to any of its directors, executive officers or employees, (D) enter into any employment, severance, or retention agreement (excluding offer letters that provide for no severance or change in control benefits) with any of its directors, executive officers, or employees, (E) establish, adopt, enter into, amend, or terminate any collective bargaining agreement or NIC Plan, except for any amendments to health and welfare plans in the ordinary course of business that do not contravene the other covenants set forth in this clause (v) or materially increase the cost to NIC of maintain such NIC Plan or the benefits provided thereunder, (F) amend or waive any performance or vesting criteria or accelerate vesting, exercisability, or funding under any NIC Plan, (G) terminate the employment of any employee at the level of senior vice president or above, other than for cause (which, with respect to any such employee with an employment agreement, shall be “Cause” as defined therein), (H) hire any new employees, except for employees at the vice president level or below, (I) provide any funding for any rabbi trust or similar arrangement, (J) enter into a Contract with a professional employer organization, other than in the ordinary course of business, or (K) form or otherwise establish any employing entity in any country that does not currently have an employing entity;
(vi) acquire (including by merger, consolidation, or acquisition of stock or assets or any other means) or authorize or announce an intention to so acquire, or enter into any binding agreements providing for any acquisitions of, any equity interests in or assets of any Person or any business or division thereof, or otherwise engage in any mergers, consolidations, or business combinations, except for (A) transactions solely between NIC and a wholly owned NIC Subsidiary or solely between wholly owned NIC Subsidiaries, or (B) acquisitions of supplies or equipment in the ordinary course of business;
(vii) liquidate (completely or partially), dissolve, restructure, recapitalize, or effect any other reorganization (including any restructuring, recapitalization, or reorganization between or among any of NIC or the NIC Subsidiaries), or adopt any plan or resolution providing for any of the foregoing;
(viii) make any loans, advances or capital contributions to, or investments in, any other Person, except for (A) loans solely among NIC and its wholly owned NIC Subsidiaries or solely among NIC’s wholly owned NIC Subsidiaries or (B) advances for reimbursable employee expenses in the ordinary course of business;
(ix) sell, lease, license, assign, abandon, permit to lapse, transfer, exchange, swap or otherwise dispose of, or subject to any Lien (other than Permitted Liens), any of its properties, rights or assets that are material to NIC and the NIC Subsidiaries, taken as a whole (including shares in the capital of NIC or the NIC Subsidiaries), except (A) dispositions of excess, obsolete or worthless equipment, in the ordinary course of business, (B) non-exclusive licenses of Owned Intellectual Property, NIC Products or custom applications entered into in the ordinary course of business with customers of NIC or the NIC Subsidiaries, (C) pursuant to existing Contracts or (D) pursuant to transactions solely among NIC and its wholly owned NIC Subsidiaries or solely among wholly owned NIC Subsidiaries;
(x) except in the ordinary course of business, terminate or materially amend or modify any written policies or procedures with respect to the use or distribution by NIC or any NIC Subsidiary of any open source Software;
(xi) enter into or become bound by, or amend, modify, terminate, or waive any Contract related to the disposition or grant of any license with respect to material Owned Intellectual Property, other than in the ordinary course of business, or otherwise encumber (other than Permitted Liens) any material Owned Intellectual Property (including by the granting of any covenants, including any covenant not to sue or covenant not to assert), other than non-exclusive licenses of (x) Owned Intellectual Property (other than patents on a stand-alone basis) or (y) NIC Products or custom applications, in each case entered into in the ordinary course of business;
(xii) (A) enter into any Contract that would, if entered into prior to the date hereof, be a Material Contract, other than (1) in the ordinary course of business or (2) to renew or replace any Material Contract that has expired or terminated in accordance with its terms, (B) (1) materially modify, materially amend, extend, or terminate (other than in the ordinary course of business) any Material Contract or (2) waive, release, or assign any material rights or material claims thereunder, in each case, other than in the ordinary course of business or (C) materially modify or amend or terminate, or waive or release or assign, any material rights under any material Government Contract Bid other than in the ordinary course of business;
(xiii) except (A) in accordance with NIC’s capital budget made available to Tyler, (B) in the ordinary course of business (not to exceed $1,000,000 in the aggregate) or (C) to replace or repair damaged equipment, make any capital expenditure or expenditures, enter into agreements or arrangements providing for capital expenditure or expenditures or otherwise commit to do so;
(xiv) in each case other than as provided in Section 6.12, commence (other than in the ordinary course of business or to enforce any of its rights under this Agreement), waive, release, assign, compromise or settle any material Proceeding (for the avoidance of doubt, including with respect to matters in which NIC or any NIC Subsidiary is a plaintiff, or in which any of their officers or directors in their capacities as such are parties), other than the compromise or settlement of any Proceeding that: (A) is for an amount not to exceed, for any such compromise or settlement payment by NIC, individually, $250,000, or in the aggregate, $500,000 (net of insurance proceeds and indemnification proceeds received from third parties), (B) does not impose any injunctive relief on NIC and the NIC Subsidiaries and does not involve the admission of wrongdoing by NIC, any NIC Subsidiary, or any of their respective officers or directors or otherwise establish a materially adverse precedent for similar settlements by Tyler or any Tyler Subsidiaries (including, following the Effective Time, NIC and the NIC Subsidiaries) and (C) does not provide for the license of any Intellectual Property or the termination, modification or amendment of any license of Owned Intellectual Property;
(xv) make any change in financial accounting policies, practices, principles or procedures, except as required by GAAP or applicable Law;
(xvi) make, change or revoke any material Tax election, adopt or change any Tax accounting period or material method of Tax accounting, amend any material Tax Return, file any material Tax Return that is materially inconsistent with a previously filed Tax Return of the same type for a prior taxable period (taking into account any amendments prior to the date hereof), settle or compromise any material liability for Taxes or any Tax audit, claim or other proceeding relating to a material amount of Taxes, enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. Law), surrender any right to claim a material refund of Taxes, or agree to an extension or waiver of the statute of limitations with respect to a material amount of Taxes;
(xvii) incur, assume, guarantee or otherwise become liable for or modify in any material respects in a manner adverse to NIC the terms of any indebtedness for borrowed money or any derivative financial instruments or arrangements (including swaps, caps, floors, futures, forward contracts and option agreements), or issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities (directly, contingently or otherwise), except for (v) the incurrence of trade debt or accounts receivable in the ordinary course of business, (w) equipment leases entered into in the ordinary course of business, (x) the issuance of letters of credit under the NIC Credit Agreement, (y) the incurrence of any indebtedness solely among NIC and its wholly owned NIC Subsidiaries or solely among wholly owned NIC Subsidiaries, or (z) any guarantees by NIC of indebtedness or other obligations of NIC Subsidiaries or guarantees by NIC Subsidiaries of indebtedness or other obligations of NIC or any other NIC Subsidiaries, which indebtedness or other obligations are incurred in compliance with this Section 6.1(b);
(xviii) enter into any transactions or Contracts with any Affiliate or other Person that would be required to be disclosed by NIC under Item 404 of Regulation S-K of the SEC;
(xix) other than the NIC Stockholders Meeting, convene any special meeting (or any adjournment or postponement thereof) of NIC Stockholders;
(xx) adopt or otherwise implement any stockholder rights plan, “poison-pill” or other comparable agreement;
(xxi) subject to Section 6.6, take or cause to be taken any action that would reasonably be expected to materially delay, impede, or prevent the consummation of the Transactions on or before the Outside Date; or
(xxii) agree or authorize, in writing or otherwise, to take any of the foregoing actions.
(c) Nothing contained in this Agreement shall give Tyler or Merger Sub, directly or indirectly, the right to control or direct NIC’s or any NIC Subsidiary’s operations prior to the Effective Time. Prior to the Effective Time, NIC shall have the right to exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its businesses and operations and the businesses and operations of the NIC Subsidiaries.
6.2 Conduct of Business by Tyler Pending the Closing. Tyler agrees that between the date hereof and the earlier of the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, except as specifically permitted or required by this Agreement, as required by applicable Law or as consented to in writing by NIC (such consent not to be unreasonably withheld, conditioned, or delayed), Tyler shall not, and shall cause each Tyler Subsidiary not to, directly or indirectly, subject to Section 6.6, take or cause to be taken any action that would reasonably be expected to materially delay, impede, or prevent the consummation of the Transactions on or before the Outside Date.

6.3 No Solicitation by NIC.
(a) Except as expressly permitted by this Section 6.3, from and after the date hereof until the earlier of the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, NIC agrees that it shall not, and shall cause the NIC Subsidiaries, and its and their respective officers and directors not to, and shall use its reasonable best efforts to cause its and the NIC Subsidiaries’ other Representatives to not, directly or indirectly, (i) solicit, initiate, or knowingly encourage or knowingly facilitate (including by way of providing information) any inquiry with respect to, or the making, submission or announcement of, an Acquisition Proposal or any inquiry, proposal, or offer that would reasonably be expected to lead to an Acquisition Proposal; (ii) participate in any negotiations regarding, or furnish to any person any information relating to NIC or any NIC Subsidiary in connection with, an Acquisition Proposal or any inquiry, proposal, or offer that would reasonably be expected to lead to an Acquisition Proposal; (iii) adopt, approve, endorse, or recommend, or publicly propose to adopt, approve, endorse, or recommend, any Acquisition Proposal; (iv) withdraw, change, amend, modify, or qualify, or otherwise publicly propose to withdraw, change, amend, modify, or qualify, in each case, in a manner adverse to Tyler, the NIC Board Recommendation; (v) fail to include the NIC Board Recommendation in the Proxy Statement; (vi) approve, authorize, or cause or permit NIC or any NIC Subsidiary to enter into, any merger agreement, acquisition agreement, reorganization agreement, letter of intent, memorandum of understanding, agreement in principle or similar definitive agreement with respect to, or any other definitive agreement or commitment providing for, any Acquisition Proposal (other than an Acceptable Confidentiality Agreement entered into in accordance with this Section 6.3) (a “NIC Acquisition Agreement”); or (vii) call or convene a meeting of the NIC Stockholders to consider a proposal that would reasonably be expected to materially impair, prevent, or delay the consummation of the Transactions (any act described in clauses (iii), (iv), or (v) that is taken, authorized, or, solely with respect to clause (v), permitted by the NIC Board of Directors, a “Change of Recommendation”). NIC shall, and shall cause the NIC Subsidiaries and its and their respective officers and directors to, and shall use its reasonable best efforts to cause its and the NIC Subsidiaries’ other Representatives to, immediately cease any and all solicitation, encouragement, discussions, or negotiations with any persons (or provision of any information to any persons) with respect to any Acquisition Proposal or any inquiry, proposal, or offer that would reasonably be expected to lead to an Acquisition Proposal. Promptly after the date hereof (and in any event within two Business Days following the date hereof), NIC shall (A) request in writing that each person (as defined below) that has heretofore executed a confidentiality agreement in connection with its consideration of an Acquisition Proposal or potential Acquisition Proposal promptly destroy or return to NIC all nonpublic information heretofore furnished by NIC or any of its Representatives to such person or any of its Representatives in accordance with the terms of such confidentiality agreement and (B) terminate access to any physical or electronic data rooms relating to such person’s consideration of an Acquisition Proposal. NIC shall enforce, and not waive, terminate, or modify without Tyler’s prior written consent, any confidentiality, standstill or similar provision in any confidentiality, standstill, or other agreement entered into prior to the date hereof with any person in connection with such person’s consideration of an Acquisition Proposal or any inquiry, proposal, or offer that would reasonably be expected to lead to an Acquisition Proposal; provided that, if the NIC Board of Directors determines in good faith after consultation with NIC’s outside legal counsel that the failure to waive a particular standstill provision would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable Law, NIC may, with prior written notice to Tyler, waive such standstill solely to the extent necessary to permit the applicable person (if it has not been solicited in violation of Section 6.3(a)(i) or (ii)) to make, on a confidential basis to the NIC Board of Directors, an Acquisition Proposal, conditioned upon such person agreeing to disclosure of such Acquisition Proposal to Tyler, in each case, as contemplated by this Section 6.3. For purposes of this Section 6.3, the term “person” means any Person or “group,” as defined in Section 13(d) of the Exchange Act, other than, with respect to NIC, any NIC Subsidiary, Tyler, any Tyler Subsidiary, or any of their Representatives. Notwithstanding the limitations set forth in this Section 6.3(a), if NIC receives, prior to the NIC Stockholder Approval being obtained, a bona fide written Acquisition Proposal or an inquiry, proposal, or offer that would reasonably be expected to lead to an Acquisition Proposal that did not result from a breach of Section 6.3(a)(i) or (ii), NIC, the NIC Subsidiaries, and NIC’s Representatives may contact the person or any of its Representatives who has made such Acquisition Proposal, inquiry, proposal, or offer to (x) refer the inquiring, proposing or offering person to this Section 6.3, or (y) solely to clarify or ascertain facts regarding (and not to negotiate or engage in any discussions regarding or relating to) the material terms and conditions of such Acquisition Proposal, inquiry, proposal, or offer and the person making it so that NIC may inform itself about such Acquisition Proposal, inquiry, proposal, or offer and the person making it. For the avoidance of doubt, any violation of the restrictions set forth in this Section 6.3 by (x) a NIC Subsidiary, (y) a director or officer of NIC or any NIC Subsidiary, or (z) any other Representatives acting at the direction of NIC or any NIC Subsidiary shall be a breach of this Section 6.3 by NIC.
(b) Notwithstanding the limitations set forth in this Agreement, if NIC or any of its Representatives receives, prior to the NIC Stockholder Approval being obtained, an unsolicited, bona fide, written Acquisition Proposal that did not result from a breach of Section 6.3(a)(i) or (ii), which the NIC Board of Directors determines in good faith after consultation with NIC’s outside legal counsel and financial advisors (i) constitutes a Superior Proposal or (ii) would reasonably be expected to result in a Superior Proposal, then in either event NIC may take the following actions: (A) furnish information with respect to NIC and the NIC Subsidiaries to the person making such Acquisition Proposal and its Representatives, if, and only if, prior to so furnishing such information, NIC receives from such person an executed Acceptable Confidentiality Agreement and NIC also provides Tyler, prior to or substantially concurrently with (and in any event within 24 hours after) the time such information is provided or made available to such person, any nonpublic information furnished to such other person that was not previously furnished to Tyler, and (B) engage in discussions or negotiations with such person and its Representatives with respect to such Acquisition Proposal. NIC shall promptly (and in any event within 24 hours after such determination) inform Tyler in writing if NIC determines to begin providing information or to engage in discussions or negotiations concerning an Acquisition Proposal pursuant to this Section 6.3(b).
(c) NIC shall promptly (and in any event within 24 hours after, to the Knowledge of NIC or the knowledge of its financial advisor, its receipt) notify Tyler of NIC’s or any NIC Subsidiary’s or its or their respective Representatives’ receipt of any Acquisition Proposal, or any inquiries, proposals or offers that would reasonably be expected to lead to an Acquisition Proposal. Such notice shall indicate the identity of the person making the Acquisition Proposal, inquiry, proposal, or offer, and the material terms and conditions of any such Acquisition Proposal, proposal or offer, or the nature of the information requested pursuant to such inquiry, including unredacted copies of any written proposals or offers, including proposed written agreements received by NIC or its Representatives relating to such Acquisition Proposal or, if such Acquisition Proposal is not in writing, a reasonably detailed written description of the material terms and conditions thereof. Without limiting NIC’s other obligations under this Section 6.3, NIC shall keep Tyler reasonably informed on a reasonably current basis of the status (including any material developments related thereto) of any such Acquisition Proposal, and promptly (and in any event within 24 hours after) notify Tyler of any material amendments to the material terms and conditions of any such Acquisition Proposal and promptly (and in any event within 24 hours after) provide to Tyler copies of all proposed written agreements relating to an Acquisition Proposal received by NIC or its Representatives. NIC agrees that it will not, directly or indirectly, enter into any agreement with any person which directly or indirectly prohibits NIC from providing any information to Tyler in accordance with, or otherwise complying with, this Section 6.3.
(d) Notwithstanding anything in this Section 6.3 to the contrary, but subject to Section 6.3(e), at any time prior to the NIC Stockholder Approval being obtained, the NIC Board of Directors may (i) make a Change of Recommendation (only of the type contemplated by Section 6.3(a)(iv) or Section 6.3(a)(v)) in response to an Intervening Event if the NIC Board of Directors has determined in good faith after consultation with NIC’s outside legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable Law or (ii) make a Change of Recommendation (of the type contemplated by Section 6.3(a)(iv) or Section 6.3(a)(v)) and cause NIC to terminate this Agreement pursuant to and in accordance with Section 8.1(h) in order to enter into a definitive agreement providing for an unsolicited Acquisition Proposal received after the date of this Agreement (which, for the avoidance of doubt, did not result from a breach of Section 6.3(a)(i) or (ii) and such Acquisition Proposal is not withdrawn) if the NIC Board of Directors determines in good faith after consultation with NIC’s outside legal counsel and financial advisors that such Acquisition Proposal constitutes a Superior Proposal; provided that notwithstanding anything to the contrary herein, neither NIC nor any NIC Subsidiary shall enter into any NIC Acquisition Agreement unless this Agreement has been terminated in accordance with Section 8.1. “Intervening Event” means any Effect that is material to NIC and the NIC Subsidiaries (taken as a whole) and was not known by or the material consequences of which (based on facts known to members of the NIC Board of Directors as of the date of this Agreement) were not reasonably foreseeable to NIC or the NIC Board of Directors as of or prior to the date hereof; provided, however, that in no event shall the following events, changes, or developments constitute an Intervening Event: (A) the receipt, existence, or terms of an Acquisition Proposal or any inquiry or communications relating thereto or any matter relating thereto or consequence thereof, (B) changes in the market price or trading volume of the NIC Common Stock (it being understood, however, in the case of this clause (B), that any underlying cause thereof may be taken into account for purposes of determining whether an Intervening Event has occurred), (C) changes in general economic, political, or financial conditions or markets (including changes in interest rates, exchange rates, stock, bond, or debt prices), (D) changes in GAAP, other applicable accounting rules or applicable Law or, in any such case, changes in the interpretation thereof, or (E) natural disasters, epidemics, or pandemics (including the existence and impact of the COVID-19 pandemic), provided that with respect to clauses (C)-(E), except if and to the extent that such Effect has a disproportionate effect on NIC and the NIC Subsidiaries, taken as a whole, relative to other companies in the industries in which NIC and the NIC Subsidiaries operate.
(e) Prior to NIC taking any action permitted (i) under Section 6.3(d)(i), NIC shall provide Tyler with four Business Days’ prior written notice advising Tyler that the NIC Board of Directors intends to effect a Change of Recommendation and specifying, in reasonable detail, the reasons therefor, and, during such four-Business Day period (which period shall expire at 11:59 p.m., Central Time, on the fourth Business Day), NIC shall cause its executive officers and direct its other Representatives to negotiate in good faith (to the extent Tyler desires to negotiate) any proposal by Tyler to amend the terms and conditions of this Agreement in a manner that would obviate the need to effect a Change of Recommendation, and at the end of such four-Business Day period (which period shall expire at 11:59 p.m., Central Time, on the fourth Business Day) the NIC Board of Directors again makes the determination under Section 6.3(d)(i) (after in good faith taking into account any amendments to this Agreement proposed by Tyler) or (ii) under Section 6.3(d)(ii), NIC shall provide Tyler with four-Business Days’ prior written notice advising Tyler that the NIC Board of Directors intends to take such action and specifying the material terms and conditions of the Acquisition Proposal, including a copy of any proposed definitive documentation, and, during such four-Business Day period (which period shall expire at 11:59 p.m., Central Time, on the fourth Business Day), NIC shall cause its executive officers and direct its other Representatives to negotiate in good faith (to the extent Tyler desires to negotiate) any proposal by Tyler to amend the terms and conditions of this Agreement such that such Acquisition Proposal would no longer constitute a Superior Proposal, and at the end of such four-Business Day period (which period shall expire at 11:59 p.m., Central Time, on the fourth Business Day) the NIC Board of Directors again makes the determination under Section 6.3(d)(ii) (after in good faith taking into account the amendments to this Agreement proposed by Tyler). With respect to Section 6.3(e)(ii), if there are any material amendments, revisions, or changes to the material terms of any such Superior Proposal (including any revision to the amount, form, or mix of consideration NIC Stockholders would receive as a result of the Superior Proposal), NIC shall notify Tyler of each such amendment, revision, or change in compliance with Section 6.3(c) and the applicable four-Business Day period shall be extended until at least two Business Days after the time that Tyler receives notification from NIC of each such revision, and the NIC Board of Directors shall not take any such action permitted under Section 6.3(d)(ii) prior to the end of any such period (which period shall expire at 11:59 p.m., Central Time, on the applicable day) as so extended in accordance with the terms of this Section 6.3(e).
(f) Nothing in this Agreement shall prohibit NIC or the NIC Board of Directors from (i) taking and disclosing to NIC Stockholders a position contemplated by Rules 14d-9 or 14e-2(a) promulgated under the Exchange Act, (ii) making any “stop, look and listen” communication to NIC Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act or (iii) making any disclosure to NIC Stockholders with regard to an Acquisition Proposal if the NIC Board of Directors has determined in good faith after consultation with NIC’s outside legal counsel, that failure to take such action would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable Law, which actions, in the case of clauses (i)-(iii), shall not constitute or be deemed to constitute a Change of Recommendation so long as any such disclosure (x) with respect to clauses (i) and (iii) only, includes an express reaffirmation of the NIC Board Recommendation, without any amendment, withdrawal, alteration, modification, or qualification thereof and (y) does not include any statement that constitutes, and does not otherwise constitute, a Change of Recommendation. For the avoidance of doubt, this Section 6.3(f) shall not permit the NIC Board of Directors to make (or otherwise modify the definition of) a Change of Recommendation except to the extent expressly permitted by Section 6.3(d) and Section 6.3(e).

6.4 Preparation of the Proxy Statement; NIC Stockholders Meeting.
(a) As promptly as reasonably practicable after the execution of this Agreement, NIC (with Tyler’s reasonable cooperation) shall use its reasonable best efforts to prepare within 30 days following the execution of this Agreement a Proxy Statement. Each of the Tyler Entities shall furnish to NIC all information as may be reasonably requested by NIC in connection with the preparation, of the Proxy Statement and provide such other assistance as may be reasonably requested by NIC. NIC shall use its reasonable best efforts to cause the Proxy Statement to be filed and mailed to its stockholders. No filing of, or amendment or supplement to, the Proxy Statement will be made by NIC, in each case, without providing Tyler with a reasonable opportunity to review and comment (which comments shall be considered by NIC in good faith) thereon if reasonably practicable, except, in each case, to the extent such disclosure relates to an Acquisition Proposal or a Change of Recommendation. If, at any time prior to the receipt of the NIC Stockholder Approval, any information relating to Tyler or NIC or any of their respective Affiliates, directors or officers, should be discovered by Tyler or NIC which should be set forth in an amendment or supplement to the Proxy Statement, so that it would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, at the time and in light of the circumstances under which they are made, not misleading, the Party that discovers such information shall promptly notify the other Parties, and, to the extent required by applicable Law, an appropriate amendment or supplement describing such information shall be prepared and, following a reasonable opportunity for the other Party to review and comment on such amendment or supplement, promptly filed with the SEC and, to the extent required by applicable Law, disseminated to NIC Stockholders. Subject to applicable Law, NIC shall notify Tyler promptly of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement or for additional information and shall supply each other with copies of all correspondence between NIC or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger.
(b) Subject to the earlier termination of this Agreement in accordance with Section 8.1, NIC shall (i) as promptly as reasonably practicable conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act for a record date for the NIC Stockholders Meeting and (ii) duly call, give notice of, convene, and hold a meeting of NIC Stockholders for the purpose of seeking the NIC Stockholder Approval (as it may be adjourned or postponed as provided below, the “NIC Stockholders Meeting”) as soon as reasonably practicable after the date on which NIC learns that the Proxy Statement will not be reviewed or that the SEC has no further comments thereon, and NIC shall submit such proposal to NIC Stockholders at the NIC Stockholders Meeting and shall not submit any other proposal to NIC Stockholders in connection with the NIC Stockholders Meeting (other than an advisory vote regarding merger-related compensation and a customary proposal regarding adjournment of the NIC Stockholders Meeting and, if the NIC Stockholders Meeting is also NIC’s annual stockholder meeting, proposals customarily brought in connection with NIC’s annual stockholder meeting) without the prior written consent of Tyler (such consent not to be unreasonably withheld, conditioned, or delayed). NIC agrees to provide Tyler with reasonably detailed periodic updates concerning proxy solicitation results on a timely basis (including, if requested, promptly providing daily voting reports in the last seven days prior to the NIC Stockholders Meeting) and to give written notice (which, for the avoidance of doubt, may be given via email) to Tyler one day prior to, and on the date of, the NIC Stockholders Meeting, indicating whether, as of such date, sufficient proxies representing the requisite vote of the NIC Stockholders have been obtained.
(c) Notwithstanding anything to the contrary contained in this Agreement, NIC shall not adjourn or postpone the NIC Stockholders Meeting without Tyler’s prior written consent; provided that without Tyler’s prior written consent, NIC may make one or more successive adjournments or postponements of the NIC Stockholders Meeting (i) after consultation with Tyler, to the extent necessary to ensure that any supplement or amendment to the Proxy Statement required by Law is provided to the NIC Stockholders within a reasonable amount of time in advance of the NIC Stockholders Meeting or (ii) if there are not sufficient affirmative votes in person or by proxy at such meeting to constitute a quorum at the NIC Stockholders Meeting or to obtain the NIC Stockholder Approval, to allow reasonable additional time for solicitation of proxies for purposes of obtaining a quorum or the NIC Stockholder Approval; provided that, unless agreed to in writing by Tyler, each such adjournment or postponement shall be for a period of no more than ten Business Days; provided that no postponement contemplated by this clause (ii) shall be permitted if it would require a change to the record date for the NIC Stockholders Meeting. Unless the NIC Board of Directors has validly made a Change of Recommendation in accordance with Section 6.3, NIC shall use its reasonable best efforts to (A) solicit from

NIC Stockholders proxies in favor of the adoption of this Agreement and (B) take all other action reasonably necessary or advisable to secure the NIC Stockholder Approval, including by including the NIC Board Recommendation in the Proxy Statement. Notwithstanding any Change of Recommendation, unless this Agreement is terminated in accordance with its terms, (x) the NIC Stockholders Meeting shall be convened and this Agreement shall be submitted to the NIC Stockholders for approval at the NIC Stockholders Meeting, and nothing contained herein shall be deemed to relieve NIC of such obligation and (y) all other obligations of the Parties hereunder shall continue in full force and effect and such obligations shall not be affected by the commencement, public proposal, public disclosure, or communication to NIC of any Acquisition Proposal (whether or not a Superior Proposal), except as expressly set forth herein.
6.5 Access to Information; Notification of Certain Matters.
(a) For purposes of furthering the Merger but subject to Section 6.5(b), NIC shall afford to Tyler, and to Tyler’s Representatives, upon NIC’s approval (which approval will not be unreasonably withheld, conditioned, or delayed) of a reasonable request by Tyler to be provided reasonable access during normal business hours during the period prior to the Effective Time or the termination of this Agreement to NIC’s properties, books and records, financial and operating data, other information, and to those officers of NIC to whom Tyler reasonably requests access; provided, however, that any such access shall be conducted during normal business hours under the supervision of NIC’s personnel and in such a manner as not to interfere with the normal operations of NIC; and provided, further, that the foregoing shall not permit any Tyler Entity or any such Representatives to conduct any environmental testing or sampling. Without limiting the other provisions of this Section 6.5, the Tyler Entities will use reasonable best efforts to minimize any disruption to the business of NIC that may result from the requests for access, data, or information hereunder.
(b) Notwithstanding the foregoing, NIC shall not be required by this Section 6.5 to provide Tyler or Tyler’s Representatives with access to or to disclose information (i) that, in the reasonable good-faith judgment of NIC, is prohibited from being disclosed pursuant to the terms of a confidentiality agreement with a Third Party entered into prior to the date hereof or after the date hereof in the ordinary course of business (provided, however, that, at Tyler’s written request, NIC shall use its commercially reasonable efforts (x) to obtain the required consent of such Third Party to such access or disclosure or (y) to make appropriate substitute arrangements to permit reasonable access or disclosure not in violation of such consent requirement), (ii) the disclosure of which, in the reasonable good-faith judgment of NIC, would violate applicable Law (provided, however, that NIC shall use its commercially reasonable efforts to make appropriate substitute arrangements to permit reasonable disclosure not in violation of such Law), (iii) the disclosure of which, in the reasonable good-faith judgment of NIC, would cause the loss of any attorney-client, attorney work product or other legal privilege (provided, however, that NIC shall use its commercially reasonable efforts to allow for such access or disclosure to the maximum extent that such access or disclosure would not jeopardize attorney-client, attorney work product or other legal privilege) or (iv) the disclosure of which, in the reasonable good-faith judgment of NIC, would result in the disclosure of any trade secrets or other competitively sensitive information of NIC or any of NIC Subsidiary or any third parties.
(c) Each of NIC and Tyler will hold, and will cause its Representatives and Affiliates to hold, any nonpublic information exchanged pursuant to this Section 6.5, in confidence to the extent required by and in accordance with, and will otherwise comply with, the terms of the Confidentiality Agreement.
(d) NIC shall give notice to Tyler and Tyler shall give notice to NIC (subject to Section 6.6(b)), as promptly as reasonably practicable, upon becoming aware of (i) any written notice or other written communication received by such Party from any Governmental Authority in connection with this Agreement or the Transactions, including the Merger, or from any other Person alleging that the consent of such Person is or may be required in connection with the Merger or the other Transactions, or (ii) any legal Proceeding commenced or, to such Party’s Knowledge, threatened in writing against such Party or any of its Subsidiaries, directors, or officers (in their capacity as such) or otherwise relating to, involving or affecting such Party or any of its Subsidiaries, directors, or officers (in their capacity as such), in each case in connection with, arising from or otherwise relating to the Merger or any other Transaction; provided, however, that the delivery of any notice pursuant to this Section 6.5(d) shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date hereof or otherwise limit or affect the remedies available hereunder to any Party;

provided, further, that either Party’s obligations, actions or inactions pursuant to this Section 6.5(d), in each case, in and of themselves, shall be deemed excluded for purposes of determining whether the condition set forth in Section 7.2(b) or Section 7.3(b), as applicable, has been satisfied.
6.6 Reasonable Best Efforts.
(a) Subject to the terms and conditions of this Agreement, each Party will use its respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate the Transactions, including the Merger, as soon as practicable after the date hereof, including (i) preparing and filing or otherwise providing, in consultation with the other Party and as promptly as practicable and advisable after the date hereof, all documentation to effect all necessary applications, notices, petitions, filings, and other documents to obtain as promptly as reasonably practicable all waiting period expirations or terminations, consents, clearances, waivers, licenses, orders, registrations, approvals, permits, and authorizations necessary or advisable to be obtained from any Governmental Authority in order to consummate the Transactions, including the Merger, and (ii) taking all actions as may be necessary, subject to the limitations in this Section 6.6, to obtain (and cooperating with each other in obtaining) all such waiting period expirations or terminations, consents, clearances, waivers, licenses, registrations, permits, authorizations, orders, and approvals. In furtherance and not in limitation of the foregoing, each Party agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Transactions as promptly as practicable, and in any event within ten Business Days after the execution of this Agreement (unless a later date is mutually agreed between the Parties) and shall request early termination of the waiting period under the HSR Act applicable to the Transactions, and to supply as promptly as reasonably practicable and advisable any additional information and documentary materials that may be requested pursuant to the HSR Act and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as reasonably practicable. Notwithstanding anything to the contrary in this Agreement, none of Tyler, Merger Sub, or the other Tyler Subsidiaries shall be required to, and NIC may not and may not permit any NIC Subsidiary to, without the prior written consent of Tyler, become subject to, consent to, or offer or agree to, or otherwise take any action with respect to, any requirement, condition, limitation, understanding, agreement, or order to (A) sell, license, assign, transfer, divest, hold separate, or otherwise dispose of any assets, business, or portion of business of NIC, the Surviving Corporation, Tyler, Merger Sub, or any Subsidiary of any of the foregoing, (B) conduct, restrict, operate, invest, or otherwise change the assets, the business or portion of the business of NIC, the Surviving Corporation, Tyler, Merger Sub, or any Subsidiary of any of the foregoing in any manner or (C) impose any restriction, requirement, or limitation on the operation of the business or portion of the business of NIC, the Surviving Corporation, Tyler, Merger Sub, or any Subsidiary of any of the foregoing, in the case of each of clauses (A), (B) and (C), if any such action would reasonably be expected to, individually or in the aggregate, adversely impact Tyler, NIC, or their respective Subsidiaries in a manner or amount that is material relative to the value of NIC and the NIC Subsidiaries, taken as a whole; provided that if requested by Tyler, NIC or its Subsidiaries will become subject to, consent to, or offer or agree to, or otherwise take any action with respect to, any such requirement, condition, limitation, understanding, agreement, or order so long as such requirement, condition, limitation, understanding, agreement, or order is only binding on NIC or its Subsidiaries in the event the Closing occurs. Additionally, each of Tyler, Merger Sub and NIC shall use their respective reasonable best efforts to not take any action after the date of this Agreement that would reasonably be expected to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any such Governmental Authority necessary to be obtained prior to the Closing.
(b) Each of Tyler and NIC shall, in connection with and without limiting the efforts referenced in Section 6.6(a) to obtain all waiting period expirations or terminations, consents, clearances, waivers, licenses, orders, registrations, approvals, permits, and authorizations for the Transactions under the HSR Act, (i) to the extent not prohibited by applicable Law, cooperate in all respects and consult with each other in connection with any such filing or submission and in connection with any investigation or other inquiry with respect thereto, including any proceeding initiated by a private party, including by allowing the other Party to have a reasonable opportunity to review in advance and comment on drafts of filings and submissions and reasonably considering in good faith comments of the other Party and furnish the other Party with such necessary information and reasonable assistance as the other Party may reasonably request in connection with its preparation of necessary filings or submissions of information to any such Governmental Authority, (ii) promptly inform the other Party of any communication received by such Party from, or given by such Party to, the Antitrust Division of the

Department of Justice (the “DOJ”), the Federal Trade Commission (the “FTC”) or any other Governmental Authority, by promptly providing copies to the other Party of any such written communications (or, in the case of oral communications, advise the other Party of such communications), and of any communication received or given in connection with any proceeding by a private party, in each case regarding any of the Transactions, and (iii) permit the other Party to review in advance any communication that it gives to, and consult with each other in advance of any meeting, substantive telephone call or conference with, the DOJ, the FTC or any other Governmental Authority or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the DOJ, the FTC, or other applicable Governmental Authority or other Person, give the other Party the opportunity to attend and participate in any in-person meetings, substantive telephone calls, or conferences with the DOJ, the FTC, or other Governmental Authority or other Person; provided, however, that materials required to be provided pursuant to the foregoing clauses (i)-(iii) may be redacted (A) to remove references concerning the valuation of Tyler, NIC, or any of their respective Subsidiaries, (B) as necessary to comply with contractual arrangements, and (C) as necessary to address reasonable privilege or confidentiality concerns; provided, further, that each of Tyler and NIC may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 6.6(b) as “Antitrust Counsel Only Material,” which such material and the information contained therein shall be given only to the outside antitrust counsel of the recipient and will not be disclosed by such outside counsel to employees, officers ,or directors of the recipient unless express permission is obtained in advance from the source of the materials (Tyler on the one hand or NIC on the other) or its legal counsel.
(c) In connection with and without limiting the foregoing, in the event that Tyler reasonably requests NIC to do so, and after good-faith consultation with NIC with respect thereto, NIC shall give any notices to third parties required under Contracts (other than Contracts that may be canceled or terminated for convenience), and NIC shall use, and cause each of NIC Subsidiaries to use, its commercially reasonable efforts to seek to obtain any Third Party consents to any Contracts (other than Contracts that may be canceled or terminated for convenience) that are necessary to consummate the Transactions, including the Merger. Notwithstanding anything to the contrary herein, none of Tyler, NIC or any of their respective Subsidiaries shall be required to pay any consent or other similar fee, payment, or consideration, make any other concession or provide any additional security (including a guaranty), to obtain such Third Party consents (except, in the case of NIC, if requested by Tyler and either (i) reimbursed or indemnified for by Tyler or (ii) subject to the occurrence of the Closing).
6.7 Publicity. From and after the date hereof until the earlier of the Closing or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, neither NIC nor Tyler, nor any of their respective Subsidiaries, shall issue or cause the publication of any press release or other public announcement or disclosure with respect to the Merger, the other Transactions, or this Agreement without the prior written consent of the other Party, unless such Party determines, after consultation with outside counsel, that it is required by applicable Law or by any listing agreement with or the listing rules of a national securities exchange or trading market to issue or cause the publication of such press release or other public announcement or disclosure with respect to the Merger, the other Transactions, or this Agreement, in which event such Party shall endeavor, on a basis reasonable under the circumstances, to provide a meaningful opportunity to the other Party to review and comment upon such press release or other announcement or disclosure in advance and shall give due consideration to all reasonable additions, deletions or changes suggested thereto; provided, however, that (i) the Parties shall not be required by this Section 6.7 to provide any such review or opportunity to comment to the other Parties relating to any dispute between the Parties relating to this Agreement, (ii) each Party may make statements that are consistent with previous press releases, public disclosures, or public statements made by Tyler or NIC in compliance with this Section 6.7 or make statements regarding the actual or expected financial impact (including earnings guidance) of the Transactions on such Party, and (iii) the obligations set forth in this Section 6.7 shall not apply to any communication regarding or in response to or in connection with an Acquisition Proposal or a Change of Recommendation or any matters related thereto in accordance with Section 6.3.
6.8 Director and Officer Indemnification and Insurance.
(a) For six years from and after the Effective Time, Tyler shall, and shall cause the Surviving Corporation to, indemnify and hold harmless all past and present directors and officers of NIC and the NIC Subsidiaries (collectively, the “Indemnified Parties”) against any costs or expenses (including advancing attorneys’ fees and expenses prior to the final disposition of any actual or threatened claim, suit, Proceeding or investigation to each

Indemnified Party to the fullest extent permitted by applicable Law and the NIC Governing Documents or the organizational documents of the applicable NIC Subsidiary (as applicable); provided that such Indemnified Party agrees in advance to return any such funds to which a court of competent jurisdiction determines in a final, nonappealable judgment that such Indemnified Party is not ultimately entitled), judgments, fines, losses, claims, damages, liabilities, and amounts paid in settlement in connection with any actual or threatened Proceeding in respect of acts or omissions occurring or alleged to have occurred at or prior to the Effective Time (including acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Merger or any of the other Transactions), whether asserted or claimed prior to, at, or after the Effective Time, in connection with such Persons serving as a director, officer, employee, or other fiduciary of NIC or any NIC Subsidiary or of any other Person if such service was at the request or for the benefit of NIC or any NIC Subsidiary, to the fullest extent permitted by applicable Law and the NIC Governing Documents or the organizational documents of the applicable NIC Subsidiary (as applicable) or any indemnification agreements with such Persons in existence on the date of this Agreement as set forth on Section 6.8(a) of the NIC Disclosure Letter and made available to Tyler prior to the date of this Agreement or filed or furnished by NIC with the SEC and publicly available prior to the date of this Agreement. The Parties agree that all rights to elimination of liability, indemnification, and advancement of expenses for acts or omissions occurring or alleged to have occurred at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, now existing in favor of the Indemnified Parties as provided in the NIC Governing Documents or the organizational documents of the applicable NIC Subsidiary (as applicable) or in any indemnification agreement of NIC or a NIC Subsidiary with any Indemnified Party in existence on the date of this Agreement as set forth on Section 6.8(a) of the NIC Disclosure Letter and made available to Tyler prior to the date of this Agreement or filed or furnished by NIC with the SEC and publicly available prior to the date of this Agreement shall survive the Transactions, including the Merger, and shall continue in full force and effect in accordance with the terms thereof, and shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of such Indemnified Parties. Notwithstanding anything herein to the contrary, if any Indemnified Party notifies the Surviving Corporation on or prior to the sixth anniversary of the Effective Time of a matter in respect of which such Person intends in good faith to seek elimination of liability, indemnification or advancement of expenses pursuant to this Section 6.8, the provisions of this Section 6.8 shall continue in effect with respect to such matter until the final disposition of all Proceedings relating thereto.
(b) For six years after the Effective Time, Tyler shall cause to be maintained in effect the provisions in (i) NIC Governing Documents and (ii) any indemnification agreement of NIC or a NIC Subsidiary with any Indemnified Party in existence on the date of this Agreement and made available to Tyler prior to the date of this Agreement or filed or furnished by NIC with the SEC and publicly available prior to the date of this Agreement, except to the extent that such agreement provides for an earlier termination, in each case, regarding elimination of liability, indemnification of officers, directors, and employees and advancement of expenses that are in existence on the date hereof, and no such provision shall be amended, modified, or repealed in any manner that would adversely affect the rights or protections thereunder of any such Indemnified Party in respect of acts or omissions occurring or alleged to have occurred at or prior to the Effective Time (including acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Merger or any of the other Transactions).
(c) At or prior to the Effective Time, NIC shall purchase a six-year prepaid “tail” policy on terms and conditions providing coverage retentions, limits, and other material terms substantially equivalent to the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by NIC and the NIC Subsidiaries with respect to matters arising at or prior to the Effective Time; provided, however, that NIC shall not commit or spend on such “tail” policy, in the aggregate, more than 300% of the last aggregate annual premium paid by NIC prior to the date hereof for NIC’s current policies of directors’ and officers’ liability insurance and fiduciary liability insurance (the “Base Amount”), and if the cost of such “tail” policy would otherwise exceed the Base Amount, NIC shall be permitted to purchase only as much coverage as reasonably practicable for the Base Amount. NIC shall in good faith cooperate with Tyler prior to the Closing with respect to the procurement of such “tail” policy, including with respect to the selection of the broker, available policy price and coverage options.
(d) In the event Tyler or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Tyler or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 6.8. The rights and obligations under this Section 6.8 shall survive consummation of the Merger and shall not be terminated or amended in a manner that is adverse to any Indemnified Party without the written consent of such Indemnified Party. The Parties acknowledge and agree that the Indemnified Parties shall be third-party beneficiaries of this Section 6.8, each of whom may enforce the provisions thereof.
6.9 Takeover Statutes. The Parties shall use their respective reasonable best efforts (a) to take all action necessary so that no Takeover Statute is or becomes applicable to the Merger or any of the other Transactions and (b) if any such Takeover Statute is or becomes applicable to any of the foregoing, to take all action necessary so that the Merger and the other Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Takeover Statute on the Merger and the other Transactions. No Change of Recommendation shall change, or be deemed to change, or permit NIC or the NIC Board of Directors to change, in any manner or respect, the approval of the NIC Board of Directors for purposes of causing any Takeover Statute to be inapplicable to the Merger or any of the other Transactions.
6.10 Obligations of Merger Sub. Tyler shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Transactions, including the Merger, upon the terms and subject to the conditions set forth in this Agreement. For the avoidance of doubt, any violation of the obligations of Merger Sub under this Agreement shall also be deemed to be a breach of this Agreement by Tyler. Between the date hereof and the earlier of the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, Merger Sub shall not, and Tyler shall not permit Merger Sub to, engage in any activity of any nature except as provided in, expressly contemplated by, or in furtherance of the Transactions.
6.11 Employee Matters.
(a) Tyler shall assume, honor and fulfill all of NIC Plans and other compensatory Contracts in accordance with their terms as in effect immediately prior to the date hereof or as subsequently amended or terminated as permitted pursuant to the terms of such NIC Plans (or compensatory Contracts) and this Agreement.
(b) Effective as of the Effective Time and through December 31, 2021, Tyler shall provide to each employee of NIC or a NIC Subsidiary who continues to be employed by Tyler or any Subsidiary thereof following the Closing (each, a “Continuing Employee”), (i) base salary or wage rate, bonus and other cash incentive compensation opportunities that are no less favorable than the base salary or wage rate, bonus and other cash incentive compensation opportunities provided to such Continuing Employee immediately prior to the Closing, (ii) equity incentive awards with a target value no less favorable than the target value of the equity incentive awards provided to such Continuing Employee immediately prior to the Closing, (iii) employee benefits (including severance and health and welfare benefits, but excluding defined benefit pension plan benefits) that are, in the aggregate, no less favorable to such Continuing Employee than those in effect for such Continuing Employee immediately prior to the Closing and (iv) retirement benefits that are, in the aggregate, no less favorable to such Continuing Employee than those in effect for such Continuing Employee immediately prior to the Closing.
(c) For all purposes (including purposes of vesting, eligibility to participate and level of benefits, but expressly not for the purpose of extending the period set forth in Section 6.11(b) or the items covered therein) under the employee benefit plans of Tyler and its Subsidiaries providing benefits to any Continuing Employees after the Effective Time (the “New Plans”), each Continuing Employee shall, subject to applicable law and applicable tax qualification requirements, be credited with his or her years of service with NIC and its Subsidiaries and their respective predecessors before the Effective Time, to the same extent as such Continuing Employee was entitled, before the Effective Time, to credit for such service under any similar NIC Plan in which such Continuing Employee participated or was eligible to participate immediately prior to the Effective Time; provided that the foregoing shall not apply to the extent that its application would result in a duplication of benefits. In addition, and without limiting the generality of the foregoing, (i) each Continuing Employee shall be immediately eligible to participate, without any waiting time (other than any administrative delays in connection with any transition to any New Plan), in any and all New Plans to the extent coverage under such New Plan is of the same type as the NIC Plan in which such Continuing Employee participated immediately before the Effective Time (such plans, collectively, the “Old Plans”), and (ii)(A) for purposes of each New Plan providing medical, dental, pharmaceutical, or vision benefits to any Continuing Employee, Tyler or its applicable Subsidiary shall use its commercially reasonable efforts to cause all preexisting condition exclusions and actively-at-work requirements of such New Plan to be waived for such Continuing Employee and his or her covered dependents, unless such conditions would not have been waived under the Old Plan in which such Continuing Employee participated immediately prior to the Effective Time and (B) Tyler and its applicable Subsidiary shall use commercially reasonable efforts to cause any eligible expenses incurred by such Continuing Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.
(d) Without limiting Section 6.11(c), if the NIC 401(k) plan is terminated after the Effective Time, then as soon as practicable following the termination date, Tyler shall permit all Continuing Employees who were eligible to participate in the NIC 401(k) plan immediately prior to the termination date to participate in Tyler’s 401(k) plan.
(e) Nothing in this Agreement shall confer upon any Continuing Employee any right to continue in the employ or service of Tyler or any Affiliate of Tyler, or shall interfere with or restrict in any way the rights of Tyler or any Affiliate of Tyler, which rights are hereby expressly reserved, to discharge or terminate the services of any Continuing Employee at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between Tyler, NIC or any Affiliate of Tyler and the Continuing Employee or any severance, benefit, or other applicable plan or program covering such Continuing Employee. Notwithstanding any provision in this Agreement to the contrary, nothing in this Section 6.11 shall (i) be deemed or construed to be an amendment or other modification of any NIC Plan or employee benefit plan of Tyler or Merger Sub or (ii) create any Third Party rights in any current or former service provider of NIC or its Affiliates (or any beneficiaries or dependents thereof).
(f) NIC shall use commercially reasonable efforts to terminate all Contracts, arrangements or relationships between NIC or any NIC Subsidiary, on the one hand, and any professional employer organization, on the other hand, effective as of the Closing Date.
6.12 Stockholder Litigation. NIC shall provide Tyler prompt notice (and in any event within 48 hours) of any litigation brought by any stockholder of NIC or purported stockholder of NIC against NIC, any of its Subsidiaries and/or any of their respective directors or officers (in their capacity as such) relating to the Merger or any of the other Transactions or this Agreement, and shall keep Tyler informed on a prompt and timely basis with respect to the status thereof. NIC shall give Tyler the opportunity to consult (at Tyler’s expense) with NIC with respect to the defense or settlement of any such litigation, and NIC agrees that it shall not settle any such litigation, and no such settlement shall be agreed, without Tyler’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, except that Tyler may, in its sole discretion, withhold such consent to any settlement which does not include a full release of Tyler and its Subsidiaries (including the Surviving Corporation and its Subsidiaries) or which imposes an injunction or other equitable relief on NIC, Tyler, or any of their Affiliates (including, after the Effective Time, the Surviving Corporation and its Subsidiaries). In the event of, and to the extent of, any conflict or overlap between the provisions of this Section 6.12 and Section 6.1 or Section 6.2, the provisions of this Section 6.12 shall control.
6.13 Delisting. Each of the Parties agrees to cooperate with the other Parties in taking, or causing to be taken, all actions necessary to delist the NIC Common Stock from Nasdaq and terminate its registration under the Exchange Act; provided that such delisting and termination shall not be effective until at or after the Effective Time.
6.14 Director Resignations. NIC shall use its reasonable best efforts to cause to be delivered to Tyler resignations executed by each director of NIC and the NIC Subsidiaries in office as of immediately prior to the Effective Time and effective upon the Effective Time.
6.15 Financing Cooperation.
(a) Prior to the Effective Time, NIC shall, and shall cause the NIC Subsidiaries to, use its and their reasonable best efforts to, and shall direct its and their respective Representatives to, provide customary cooperation and customary financial information, in each case that is reasonably requested by Tyler in connection with any financing contemplated by the Commitment Letter (including for the avoidance of doubt, the Initial Financing) (the “Financing”) obtained or to be obtained by Tyler for the purpose of financing the Transactions or any transaction undertaken in connection therewith (it being understood and agreed that the receipt of any such financing is not a condition to the Merger or any of its other obligations under this Agreement), including by (i) furnishing, or causing to be furnished, to Tyler (x) audited consolidated balance sheets and related consolidated statements of operations, comprehensive loss, stockholders’ equity and cash flows for NIC for each of the three most recently completed fiscal years of NIC ended at least 90 days prior to the Closing Date prepared in accordance with GAAP applied on a basis consistent with that of the most recent fiscal year and (y) unaudited consolidated balance sheets and related consolidated statements of operations, comprehensive loss, stockholders’ equity and cash flows for NIC (in each case, subject to normal year-end adjustments and absence of footnotes) for each subsequent fiscal quarter ended on a date that is at least 45 days before the Closing Date (provided neither NIC nor its advisors shall have any responsibility for preparing any pro forma financial statements or projections), and (ii) directing NIC’s and the NIC Subsidiaries’ independent accountants, as requested by Tyler, to consent to the use of their audit reports on the financial statements of NIC and the NIC Subsidiaries in any materials relating to the Financing or in connection with any filings made with the SEC or pursuant to the Securities Act or Exchange Act in connection with the Financing and to provide any customary “comfort letters” (including drafts thereof which such accountants are prepared to issue at the time of pricing and at closing of any offering or placement of the Financing) necessary and reasonably requested by Tyler in connection with any debt capital markets transaction comprising a part of the Financing and to participate in customary due diligence sessions; provided, however, that (A) no such cooperation shall be required to the extent it would (i) unreasonably disrupt the conduct of NIC’s business, (ii) require NIC or the NIC Subsidiaries to incur any fees, expenses, or other liability prior to the Effective Time for which it is not promptly reimbursed or simultaneously indemnified, (iii) be reasonably expected to cause any director, officer, or employee of NIC or any NIC Subsidiary to incur any personal liability, (iv) require NIC to waive or amend any terms of this Agreement, (v) require NIC or any NIC Subsidiary to take any action that will conflict with or violate its organizational documents or any applicable Laws or would result in a violation or breach of, or default under, any material Contract to which NIC or any NIC Subsidiary is a party or otherwise bound, or (vi) require NIC to provide any information the disclosure of which, in the reasonable good-faith judgment of NIC, is prohibited or restricted by any confidentiality agreement with a Third Party or by applicable Law or is legally privileged (provided, however, that NIC shall use its commercially reasonable efforts to make appropriate substitute arrangements to permit reasonable disclosure not in violation of such confidentiality agreement or applicable Law or to allow for such access or disclosure to the maximum extent that would not jeopardize such legal privilege); and (B) NIC and the NIC Subsidiaries shall not be required to execute any credit or security documentation or any other definitive agreement (other than customary authorization letters) or provide any consent, instrument, certification or opinion or provide any indemnity, in each case of this clause (B), prior to the Effective Time; provided, further, that in no event shall NIC’s breach of any obligations in this Section 6.15(a) be considered in determining the satisfaction of the condition set forth in Section 7.2(b) unless (1) NIC shall be in willful breach of such obligation in this Section 6.15(a) and (2) such willful breach is the primary cause of Tyler being unable to obtain the proceeds of the Financing at the Effective Time.
(b) Tyler shall indemnify and hold harmless NIC, the NIC Subsidiaries, and their respective Representatives from and against any and all liabilities or losses suffered or incurred by them in connection with the Financing and any information utilized in connection therewith, except in the event such liabilities or losses arose out of or result from (i) the willful misconduct, gross negligence, or bad faith of NIC and the NIC Subsidiaries, or any of their respective Representatives, or (ii) any intentional material misstatement or omission in information provided in writing hereunder by or on behalf of NIC, the NIC Subsidiaries, or any of their respective Representatives for use in connection with the Financing (clauses (i) and (ii) collectively, the “Indemnity Exceptions”). If this Agreement is terminated pursuant to Section 8.1 for any reason, Tyler shall, promptly upon request by NIC, reimburse NIC and the NIC Subsidiaries for all reasonable and documented out-of-pocket costs actually incurred by NIC and the NIC Subsidiaries (including those of its Representatives) in connection with taking action required or requested by Tyler pursuant to this Section 6.15, other than those arising out of or resulting from the Indemnity Exceptions. For the avoidance of doubt, the Parties acknowledge and agree that the provisions contained in this Section 6.15 represent the sole obligation of NIC, the NIC Subsidiaries and their respective Affiliates and Representatives with respect to cooperation in connection with the arrangement of the Financing and no other provision of this Agreement (including the Exhibits and the NIC Disclosure Letter) shall be deemed to expand or modify such obligations.

(c) To the extent that any of the “Bridge Loans”, “Takeout Securities”, or “Takeout Loans” (each as defined in the Commitment Letter) are not available to Tyler and/or Merger Sub at or prior to the Closing, each of Tyler and Merger Sub shall use reasonable best efforts to do, or cause to be done, all things necessary to arrange and obtain proceeds of the Initial Financing in an amount that when aggregated with cash and cash equivalents on hand that is available to Tyler will be sufficient to consummate the Transactions set forth in this Agreement as promptly as reasonably practicable on the terms and conditions described in the Commitment Letter (including the “flex” provisions contained in any fee letters) or on other terms and conditions agreed by Tyler and the Financing Sources, and consented to by NIC including by using reasonable best efforts to: (i) maintain in effect the Commitment Letter, subject to the modifications permitted hereunder; (ii) negotiate as promptly as possible, and enter into, definitive agreements relating to the Initial Financing at or prior to the Closing (including, as necessary, the “flex” provisions contained in any fee letters); (iii) satisfy (or obtain a waiver thereof) and to cause their Representatives to satisfy, on a timely basis all conditions applicable to Tyler, Merger Sub or their respective Representatives in the Commitment Letter to the extent the failure to satisfy such conditions would adversely impact the timing of the Closing or the availability at Closing of sufficient aggregate proceeds of the Initial Financing to consummate the Transactions, in each case only to the extent within their respective control; (4) assuming that all conditions contained in the Commitment Letter have been satisfied or waived, cause the Initial Financing to be consummated at or prior to the Closing; and (5) enforce its rights under the Commitment Letter. Tyler shall respond promptly to any requests from NIC for information on the status of Tyler’s efforts to arrange the Financing.
(d) Tyler and Merger Sub shall not agree to, or permit, without the prior written consent of NIC, any assignment, amendment, supplement or modification to be made to, replacement, restatement or substitution of, or any waiver by Tyler or Merger Sub of any material provision or remedy under, the Commitment Letter (including with respect to any alternative financing intended to replace or be substituted for, in whole or in part, any portion of the Financing) if such assignment, amendment, supplement, modification, replacement, restatement, substitution or waiver (1) reduces the aggregate amount of the net cash proceeds of the Financing to be funded on the Closing Date, to an amount that, when aggregated with cash and cash equivalents on hand that is available to Tyler, would be insufficient to consummate the Transactions set forth in this Agreement, (2) imposes new or additional conditions precedent or otherwise materially expands, amends or modifies any of the conditions precedent to the receipt of the Financing, in each case in a manner that would reasonably be expected to prevent, materially impede or materially delay the consummation of the Financing, or (3) adversely and materially impacts the ability of Tyler to enforce its rights against other parties to the Commitment Letter with respect to the Financing; provided, that Tyler may amend, modify, assign, supplement, substitute, replace or restate the Commitment Letter to add (A) lenders, lead arrangers, bookrunners, syndication agents and similar entities, and grant customary approval rights to such additional lenders, lead arrangers, agents, managers and bookrunners, or (B) increase the aggregate amount of the Financing, subject to the foregoing clauses (1) through (3).
(e) In the event that any portion of the Initial Financing becomes unavailable in the manner or from the sources contemplated in the Commitment Letter for any reason whatsoever, and such portion is necessary to permit Tyler and Merger Sub to consummate the Transactions (except in accordance with the express terms set forth in the Commitment Letter or unless concurrently replaced on a dollar-for-dollar basis by commitments subject to substantially the same conditions precedent as those set forth in the Commitment Letter from the Financing Sources, or from other financing sources or from proceeds of other sources of financing or cash), then (i) Tyler shall promptly so notify NIC and (ii) Tyler and Merger Sub shall use reasonable best efforts to arrange and obtain, and negotiate and enter into commitment letters and/or definitive agreements with respect to, alternative financing arrangements in an amount sufficient when added to the portion of the Financing (if any) and cash on hand that is available and will be funded at or prior to the Closing, to consummate the Transactions and to pay all related fees and expenses upon terms and conditions not less favorable to NIC (solely with respect to conditionality) and that are, when taken as a whole, not materially less favorable to Tyler than those in the Commitment Letter (including the “flex” provisions contained in any fee letter), as promptly as practicable following the occurrence of such event (and in any event no later than the Closing Date).
(f) As contemplated in the Commitment Letter, Tyler shall promptly seek the Proposed Amendment (as defined in the Commitment Letter) (the “Proposed Amendment”). Tyler shall promptly inform NIC in writing of the effectiveness of the Proposed Amendment and promptly provide an executed copy thereof to NIC. From and after the date of this Agreement until the effective date of the Proposed Amendment, Tyler shall not incur, or permit to remain outstanding, any Loans or Letters of Credit (each as defined in the Existing Credit Agreement) under the Existing Credit Agreement. If the Proposed Amendment shall not have become effective in accordance with its terms within 30 days after the date of this Agreement, NIC shall have the right, but not the obligation, to require, by written notice, Tyler to terminate the Existing Credit Agreement, and Tyler shall promptly terminate the Existing Credit Agreement in accordance with its terms upon receipt of such notice.
6.16 Treatment of NIC Indebtedness. NIC shall deliver to Tyler (x) at least two Business Days prior to the Closing Date, an executed payoff letter and (y) at the Closing, executed related release documentation, in each case, with respect to the NIC Credit Agreement (the “Payoff Letter”) in form and substance customary for transactions of this type, from the administrative agent on behalf of the lenders thereunder, which Payoff Letter together with any related release documentation shall, among other things, include the payoff amount (which amount may be exclusive of any contingent indemnification obligations and other obligations which by their terms survive the payment in full of the principal amount of the loans under the NIC Credit Agreement) and provide that all guarantees and Liens granted in connection therewith relating to the assets, rights and properties of NIC and the NIC Subsidiaries securing such indebtedness and any other obligations secured thereby, shall, upon the payment of the amount set forth in the Payoff Letter at or prior to the Effective Time, be released and terminated.
6.17 Section 16 Matters. Prior to the Effective Time, Tyler and NIC shall take all such steps as may be required (to the extent permitted under applicable Law) to cause any dispositions of NIC Common Stock (including derivative securities with respect to NIC Common Stock) or acquisitions of Tyler Common Stock (including derivative securities with respect to Tyler Common Stock) resulting from the Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to NIC, or will become subject to such reporting requirements with respect to Tyler, to be exempt under Rule 16b-3 promulgated under the Exchange Act.
ARTICLE VII
CONDITIONS PRECEDENT
7.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each Party to consummate the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in writing in whole or in part by the Tyler Entities and NIC, to the extent permitted by applicable Law:
(a) NIC Stockholder Approval. NIC shall have obtained the NIC Stockholder Approval.
(b) Government Consents. The waiting period (or extensions thereof) under the HSR Act relating to the Merger shall have expired or been terminated.
(c) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction, or other judgment or order issued by any federal or state court of competent jurisdiction (collectively, “Restraints”) shall be in effect enjoining or otherwise prohibiting the consummation of the Merger, and no Law shall have been enacted, entered, promulgated, enforced or deemed applicable by any Governmental Authority of competent jurisdiction that, in any such case, prohibits or makes illegal the consummation of the Merger.
7.2 Conditions to Obligations of the Tyler Entities. The obligations of the Tyler Entities to consummate the Merger shall further be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in writing in whole or in part by Tyler, to the extent permitted by applicable Law:
(a) Representations and Warranties.
(i) The representations and warranties of NIC set forth in the first sentence of Section 4.1(a) (Due Organization and Qualification), Section 4.2 (Power and Authority; Authorization), Section 4.4 (Capitalization), Section 4.22 (Brokers), Section 4.23 (Takeover Statutes) and Section 4.26 (Opinion of Financial Advisor) (A) that are qualified by materiality or NIC Material Adverse Effect shall be true and correct in all respects as of the date hereof and shall be true and correct in all respects as of the Closing as though made as of the Closing (except representations and warranties that by their terms speak specifically as of another date, in which case as of such date) and (B) that are not qualified by materiality or NIC Material Adverse Effect shall be true and correct in all material respects as of the date hereof and shall be true and correct in all material respects as of the Closing as though made as of the Closing (except representations and warranties that by their terms speak specifically as of another date, in which case as of such date);

(ii) the representations and warranties of NIC set forth in Section 4.21(a) (Absence of Changes; NIC Material Adverse Effect) shall be true and correct in all respects as of the date hereof and shall be true and correct in all respects as of the Closing as though made as of the Closing; and
(iii) the other representations and warranties of NIC set forth in ARTICLE IV that are not listed in the immediately preceding subsections (i) and (ii) (without giving effect to any qualification as to materiality or NIC Material Adverse Effect contained therein) shall be true and correct as of the date hereof and shall be true and correct as of the Closing as though made as of the Closing (except representations and warranties that by their terms speak specifically as of another date, in which case as of such date), except, with respect to this subsection (iii), where any failures of any such representations and warranties to be true and correct (without giving effect to any qualification as to materiality or NIC Material Adverse Effect contained therein) have not had and would not reasonably be expected to have, individually or in the aggregate, a NIC Material Adverse Effect.
(b) Performance of Obligations. Except as expressly provided in Section 6.5(d) and Section 6.15(a), NIC shall have performed or complied, in all material respects, with the obligations, covenants, and agreements required to be performed or complied with by it under this Agreement by the time of the Closing.
(c) NIC Officer’s Certificate. Tyler shall have received a certificate, dated as of the Closing Date, signed on behalf of NIC by the chief executive officer or chief financial officer of NIC certifying that each of the conditions set forth in Section 7.2(a) and Section 7.2(b) has been satisfied.
7.3 Conditions to Obligation of NIC. The obligation of NIC to effect the Merger shall further be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in writing in whole or in part by NIC, to the extent permitted by applicable Law:
(a) Representations and Warranties.
(i) The representations and warranties of the Tyler Entities set forth in Section 5.1 (Due Organization and Qualification), Section 5.2 (Power and Authority; Authorization), Section 5.7 (Ownership and Prior Operations of Merger Sub), Section 5.8 (Sufficient Funds) and Section 5.9 (Stock Ownership) (A) that are qualified by materiality or Tyler Material Adverse Effect shall be true and correct in all respects as of the date hereof and shall be true and correct in all respects as of the Closing as though made as of the Closing (except representations and warranties that by their terms speak specifically as of another date, in which case as of such date) and (B) that are not qualified by materiality or Tyler Material Adverse Effect shall be true and correct in all material respects as of the date hereof and shall be true and correct in all material respects as of the Closing as though made as of the Closing (except representations and warranties that by their terms speak specifically as of another date, in which case as of such date);
(ii) the representations and warranties of the Tyler Entities set forth in Section 5.6 (Absence of Changes) shall be true and correct in all respects as of the date hereof and shall be true and correct in all respects as of the Closing as though made as of the Closing; and
(iii) the other representations and warranties of the Tyler Entities set forth in ARTICLE V that are not listed in the immediately preceding subsections (i) and (ii) (without giving effect to any qualification as to materiality or Tyler Material Adverse Effect contained therein) shall be true and correct as of the date hereof and shall be true and correct as of the Closing as though made as of the Closing (except representations and warranties that by their terms speak specifically as of another date, in which case as of such date), except, with respect to this subsection (iii), where any failures of any such representations and warranties to be true and correct (without giving effect to any qualification as to materiality or Tyler Material Adverse Effect contained therein) have not had and would not reasonably be expected to have, individually or in the aggregate, a Tyler Material Adverse Effect or a material adverse effect on the ability of the Tyler Entities to consummate the Transactions, including the Merger.
(b) Performance of Obligations. Except as expressly provided in Section 6.5(d), each of the Tyler Entities shall have performed or complied, in all material respects, with the obligations, covenants, and agreements required to be performed or complied with by them or either of them under this Agreement by the time of the Closing.
(c) Tyler Officer’s Certificate. NIC shall have received a certificate, dated as of the Closing Date, signed on behalf of Tyler by the chief executive officer or chief financial officer of Tyler certifying that each of the conditions set forth in Section 7.3(a) and Section 7.3(b) has been satisfied.

ARTICLE VIII
TERMINATION
8.1 Termination. Subject to the provisions of this ARTICLE VIII, this Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time as follows:
(a) by mutual written consent of Tyler and NIC;
(b) by either Tyler or NIC if the Closing has not occurred on or before June 30, 2021 (as extended, the “Outside Date”); provided that if, on the Outside Date, all of the conditions to Closing set forth in ARTICLE VII, other than the conditions set forth in Section 7.1(b) and Section 7.1(c) (to the extent any such Restraint is in respect of, or any such Law is, the HSR Act) and those conditions that by their nature are to be satisfied at Closing (but provided that such conditions shall then be capable of being satisfied if the Closing were to take place on such date), shall have been satisfied or waived, then the Outside Date shall automatically be extended one time for all purposes hereunder for an additional three months, which later date shall thereafter be deemed to be the Outside Date; provided, further, that the right to terminate this Agreement pursuant to this Section 8.1(b) shall not be available to any Party whose action or failure to fulfill any obligation under this Agreement has been a proximate cause of the failure of the Transactions to be consummated by the Outside Date and such action or failure to act constitutes a material breach of this Agreement;
(c) by Tyler, in the event that (i) NIC shall have breached, failed to perform, or violated its covenants or agreements under this Agreement or (ii) any of the representations and warranties of NIC set forth in this Agreement shall have become inaccurate, in either case of clause (i) or (ii) in a manner that would give rise to the failure of a condition set forth in Section 7.2(a) or Section 7.2(b) and such breach, failure to perform, violation or inaccuracy is not capable of being cured by the Outside Date or, if capable of being cured by the Outside Date, is not cured by NIC before the earlier of (x) the Business Day immediately prior to the Outside Date and (y) the 30th calendar day following receipt of written notice from Tyler of such breach, failure to perform, violation or inaccuracy; provided that Tyler shall not have the right to terminate this Agreement pursuant to this Section 8.1(c) if Tyler or Merger Sub is then in breach of any of its representations, warranties, covenants, or agreements contained in this Agreement, which breach would give rise to the failure of a condition set forth in Section 7.3(a) or Section 7.3(b);
(d) by NIC, in the event that (i) Tyler or Merger Sub shall have breached, failed to perform or violated their respective covenants or agreements under this Agreement or (ii) any of the representations and warranties of Tyler or Merger Sub set forth in this Agreement shall have become inaccurate, in either case of clause (i) or (ii) in a manner that would give rise to the failure of a condition set forth in Section 7.3(a) or Section 7.3(b) and such breach, failure to perform, violation or inaccuracy is not capable of being cured by the Outside Date or, if capable of being cured by the Outside Date, is not cured by Tyler or Merger Sub, as applicable, before the earlier of (x) the Business Day immediately prior to the Outside Date and (y) the 30th calendar day following receipt of written notice from NIC of such breach, failure to perform, violation or inaccuracy; provided that NIC shall not have the right to terminate this Agreement pursuant to this Section 8.1(d) if NIC is then in breach of any of its representations, warranties, covenants, or agreements contained in this Agreement, which breach would give rise to the failure of a condition set forth in Section 7.2(a) or Section 7.2(b);
(e) by either Tyler or NIC if any Restraint, having any of the effects set forth in Section 7.1(c), shall have become final and nonappealable and remains in effect; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(e) shall not be available to any Party whose action or failure to fulfill its obligations under Section 6.6 has been a proximate cause of such Restraint or of such Restraint becoming final and nonappealable;
(f) by Tyler, if, prior to obtaining the NIC Stockholder Approval, (i) the NIC Board of Directors shall have effected a Change of Recommendation (whether or not in compliance with this Agreement) or (ii) NIC shall be in willful breach of Section 6.3(a);
(g) by either NIC or Tyler, if the NIC Stockholder Approval shall not have been obtained at the NIC Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof, in each case, at which a vote on the adoption of this Agreement was taken; or
(h) by NIC in order to effect a Change of Recommendation (of the type contemplated by Section 6.3(a)(iv) or Section 6.3(a)(v)) and substantially concurrently enter into a definitive agreement providing for a Superior Proposal; provided that (i) NIC has complied in all material respects with the terms of Section 6.3(a)(i) and (ii), and (ii) substantially concurrently with or prior to (and as a condition to) the termination of this Agreement, NIC pays to Tyler the Termination Fee.
8.2 Effect of Termination.
(a) In the event of the termination of this Agreement as provided in Section 8.1, written notice thereof shall forthwith be given to the other Party or Parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void and there shall be no liability on the part of the Tyler Entities or NIC, except that the Confidentiality Agreement, clause (A)(ii) of the proviso to Section 6.15(a), Section 6.15(b), this Section 8.2, and ARTICLE IX (excluding Sections 9.3 and 9.5) shall survive termination, provided that nothing herein shall relieve any Party from liability for fraud or willful breach of this Agreement prior to such termination. For purposes of this Agreement, (i) “willful breach” means a material breach of this Agreement that is the result of an action or omission taken or omitted to be taken that the breaching party intentionally takes (or fails to take) and actually knows would, or would reasonably be expected to, be or cause a material breach of this Agreement; and (ii) “fraud” means common law fraud that is committed with actual knowledge of falsity and with the intent to deceive or mislead another.
(b) Termination Fee.
(i) If (A) Tyler or NIC terminates this Agreement pursuant to Section 8.1(b) or Section 8.1(g), (B) after the date hereof and prior to the date of such termination (or prior to the NIC Stockholder Approval in the case of termination pursuant to Section 8.1(g)), a bona fide Acquisition Proposal is publicly disclosed (whether by NIC or a Third Party), and is not publicly withdrawn at least three Business Days prior to the earlier of the date of the NIC Stockholders Meeting and the date of such termination and (C) within 12 months of such termination, an Acquisition Proposal is consummated or a definitive agreement with respect to an Acquisition Proposal is entered into, then on or prior to the date any such Acquisition Proposal is consummated, NIC shall pay to Tyler a fee of fifty-five million dollars ($55,000,000) in cash (the “Termination Fee”). Solely for purposes of this Section 8.2(b)(i), the term “Acquisition Proposal” shall have the meaning assigned to such term in Annex I, except that all references to “15%” and “85%” therein shall be deemed to be references to “50%.”
(ii) If Tyler terminates this Agreement pursuant to Section 8.1(f), within two Business Days after such termination, NIC shall pay to Tyler the Termination Fee.
(iii) If NIC terminates this Agreement pursuant to Section 8.1(h), substantially concurrently with or prior to (and as a condition to) such termination, NIC shall pay to Tyler the Termination Fee.
(iv) In the event any amount is payable by NIC pursuant to the preceding subsections (i), (ii) or (iii), such amount shall be paid by wire transfer of immediately available funds to an account designated in writing by Tyler (which account shall be designated by Tyler upon request by NIC to allow NIC to pay or cause to be paid to Tyler any amounts payable hereunder within the time periods required by this Section 8.2). For the avoidance of doubt, in no event shall NIC be obligated to pay the Termination Fee on more than one occasion.
(c) Each Party acknowledges that the agreements contained in this Section 8.2 are an integral part of the Transactions and that, without these agreements, the Parties hereto would not enter into this Agreement. Each Party further acknowledges that the Termination Fee is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate the Tyler Entities in the circumstances in which the Termination Fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions. In addition, if NIC fails to pay in a timely manner any amount due pursuant to Section 8.2(b), then (i) NIC shall reimburse Tyler for all reasonable out-of-pocket costs and expenses (including disbursements and fees of counsel) incurred in the collection of such overdue amounts, including in connection with any related Proceedings commenced and NIC shall pay to Tyler interest on the amounts payable pursuant to Section 8.2(b) from and including the date payment of such amounts were due to but excluding the date of actual payment at the prime rate set forth in the Wall Street Journal in effect on the date such payment was required to be made. Notwithstanding anything to the contrary in this Agreement, except the right to seek monetary damages for fraud (solely as it relates to the representations and warranties expressly made in ARTICLE IV) or for a willful breach occurring prior to the termination of this Agreement pursuant to Section 8.1, and without limiting the Tyler Entities’ right to specific performance in accordance with Section 9.11, (A) the Termination Fee (and any other amounts expressly contemplated by this Section 8.2, if any) shall be the sole and exclusive monetary remedy available to the Tyler Entities in connection with this Agreement and the Transactions in any circumstance in which the Termination Fee becomes due and payable and is paid by NIC in accordance with this Agreement, and (B) upon Tyler’s receipt of the full Termination Fee (and any other amounts contemplated by this Section 8.2) pursuant to this Section 8.2 in circumstances in which the Termination Fee is payable, none of NIC, any NIC Subsidiary or any of their respective former, current, or future officers, directors, partners, stockholders, managers, members, Affiliates, or agents shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions, except for the right to seek monetary damages for fraud (solely as it relates to the representations and warranties expressly made in ARTICLE IV) or for a willful breach. For the avoidance of doubt, Tyler may seek specific performance to cause NIC to consummate the Transactions in accordance with Section 9.11 and the payment of the Termination Fee pursuant to this Section 8.2, but in no event shall Tyler be entitled to both (i) specific performance to cause NIC to consummate the Transactions in accordance with Section 9.11 and (ii) the payment of the Termination Fee pursuant to this Section 8.2.
ARTICLE IX
GENERAL PROVISIONS
9.1 Notices. All notices, requests, demands, and other communications to any Party or given under this Agreement will be in writing and delivered personally, by overnight delivery or courier, or by electronic mail to the Parties at the address or electronic mail address specified below. Each notice, request, demand, or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received for all purposes at such time as it is delivered to the addressee with the return receipt, the delivery receipt, the affidavit of messenger, at such time as delivery is refused by the addressee upon presentation, or, with respect to electronic mail, upon transmission so long as there is no return error message, out of office autoreply or other notification of non-delivery received by the sender (provided that, electronic mail received after 5:00 p.m., Central Time, shall be deemed received on the next day). Each Party may designate by notice in writing a new address to which any notice, demand, request, or communication may thereafter be so given, served, or sent.
(a)	if to Tyler, Merger Sub, or (after the Effective Time) the Surviving Corporation:

Tyler Technologies, Inc.
5101 Tennyson Parkway
Plano, TX 75024
	Attention:	H. Lynn Moore, Jr., President
	Fax:	972-713-3777
	E-mail:	Lynn.Moore@tylertech.com

with a copy (which shall not constitute notice) to:

Munck Wilson Mandala, LLP
12770 Coit Road, Suite 600
Dallas, TX 75251
	Attention:	Randall G. Ray, Esq.
	E-mail:	rray@munckwilson.com

(b)	if to NIC (before the Effective Time):

NIC Inc.
25501 West Valley Parkway, Suite 300
Olathe, KS 66061
	Attention:	Harry Herington, President and CEO
	E-mail:	harry@egov.com

with a copy (which shall not constitute notice) to:

Shearman & Sterling LLP
1460 El Camino Real, 2nd Floor
Menlo Park, CA 94025-4110
Attention:	Daniel Mitz, Esq. Michael S. Dorf, Esq.
E-mail:	daniel.mitz@shearman.com mdorf@shearman.com
9.2 Entire Agreement; Third-Party Beneficiaries.
(a) This Agreement (together with any Exhibits, Annexes, and including the NIC Disclosure Letter) and the Confidentiality Agreement constitute the entire agreement and understanding of the Parties with respect to the Transactions and supersede all prior agreements, arrangements, and understandings relating to the subject matter hereof.
(b) Except (i) for the right of holders of shares of NIC Common Stock to receive the Merger Consideration, which shall be enforceable by such holders after the Effective Time, (ii) for the rights of the holders of NIC Equity Awards to receive such amounts as provided for in Section 3.4, which shall be enforceable by such holders after the Effective Time, and (iii) as provided in Section 6.8, nothing in this Agreement (including the NIC Disclosure Letter) or in the Confidentiality Agreement, express or implied, is intended to confer upon any Person other than the Parties any rights or remedies hereunder or thereunder. Notwithstanding the foregoing, each Financing Source shall be an express third-party beneficiary with respect to Section 8.2(c) (Effect of Termination), this Section 9.2 (Entire Agreement; Third-Party Beneficiaries), the proviso in Section 9.3(a) (Amendment and Modification; Waiver), the last sentence of Section 9.4 (Assignment), Section 9.7(c) (Governing Law; Consent to Jurisdiction), Section 9.8 (Waiver of Jury Trial), Section 9.10 (Non-Recourse), and the last sentence of Section 9.11(b) (Enforcement; Remedies) (the “FS Provisions”).
9.3 Amendment and Modification; Waiver.
(a) Subject to applicable Law and except as otherwise provided in this Agreement, this Agreement may be amended, modified and supplemented by written agreement of each of the Parties, provided that the FS Provisions shall not be amended, supplemented, waived, or otherwise modified in a manner that is adverse to the Financing Sources without the prior written consent of the Financing Sources.
(b) At any time and from time to time prior to the Effective Time, either NIC, on the one hand, or the Tyler Entities, on the other hand, may, to the extent legally allowed and except as otherwise set forth herein, (i) extend the time for the performance of any of the obligations or other acts of the other Parties, as applicable, (ii) waive any inaccuracies in the representations and warranties made by the other Parties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for their respective benefit contained herein. Any agreement on the part of the Tyler Entities or NIC to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of Tyler or NIC, as applicable. No failure or delay by NIC, Tyler or Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.
9.4 Assignment. This Agreement shall not be assigned by any of the Parties (whether by operation of Law or otherwise) without the prior written consent of the other Parties. Subject to the preceding sentence, but without relieving any Party of any obligation hereunder, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns. Notwithstanding the foregoing, Tyler and Merger Sub may assign this Agreement (in whole or in part) to the Financing Sources as collateral security; provided, however, that no such assignment shall relieve Tyler or Merger Sub of their respective obligations under this Agreement.
9.5 Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time.

9.6 Expenses. Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such costs and expenses; provided, however, that Tyler shall pay all filing fees under the HSR Act relating to the Transactions.
9.7 Governing Law; Consent to Jurisdiction.
(a) GOVERNING LAW. THIS AGREEMENT AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF, OR RELATE TO THIS AGREEMENT OR THE NEGOTIATION, EXECUTION, OR PERFORMANCE OF THIS AGREEMENT (INCLUDING ANY CLAIM OR CAUSE OF ACTION BASED UPON, ARISING OUT OF, OR RELATED TO ANY REPRESENTATION OR WARRANTY MADE IN OR IN CONNECTION WITH THIS AGREEMENT OR AS AN INDUCEMENT TO ENTER INTO THIS AGREEMENT) SHALL BE GOVERNED BY, ENFORCED IN ACCORDANCE WITH, AND INTERPRETED UNDER, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS.
(b) CONSENT TO JURISDICTION. EACH OF THE PARTIES HEREBY IRREVOCABLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE, OR, IF (AND ONLY IF) SUCH COURT FINDS IT LACKS JURISDICTION, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE, AND APPROPRIATE APPELLATE COURTS THEREFROM, OVER ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND EACH PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH DISPUTE OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH COURTS. THE PARTIES HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY BROUGHT IN SUCH COURT OR ANY DEFENSE OF INCONVENIENT FORUM FOR THE MAINTENANCE OF SUCH DISPUTE. EACH PARTY AGREES THAT A JUDGMENT IN ANY SUCH DISPUTE MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THIS CONSENT TO JURISDICTION IS BEING GIVEN SOLELY FOR PURPOSES OF THIS AGREEMENT AND IS NOT INTENDED TO, AND SHALL NOT, CONFER CONSENT TO JURISDICTION WITH RESPECT TO ANY OTHER DISPUTE IN WHICH A PARTY TO THIS AGREEMENT MAY BECOME INVOLVED. EACH PARTY CONSENTS TO PROCESS BEING SERVED BY ANY OTHER PARTY TO THIS AGREEMENT IN ANY PROCEEDING OF THE NATURE SPECIFIED IN THIS SECTION 9.7(b) BY THE MAILING OF A COPY THEREOF IN THE MANNER SPECIFIED BY THE PROVISIONS OF SECTION 9.1.
(c) FINANCING SOURCES. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT:
(i) ALL ACTIONS AGAINST THE FINANCING SOURCES IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS, INCLUDING ANY DISPUTE ARISING OUT OF OR RELATING IN ANY WAY TO THE FINANCING OR THE PERFORMANCE THEREOF OR THE TRANSACTIONS, WHETHER AT LAW OR EQUITY, IN CONTRACT, IN TORT, OR OTHERWISE, WILL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED IN AND TO BE PERFORMED ENTIRELY WITHIN THE STATE, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK; AND
(ii) NIC, ON BEHALF OF ITSELF AND ITS AFFILIATES, AND EACH OF THE OTHER PARTIES HERETO ACKNOWLEDGE AND IRREVOCABLY AGREE (A) THAT ANY LEGAL PROCEEDING, WHETHER IN LAW OR IN EQUITY, IN CONTRACT, IN TORT OR OTHERWISE, INVOLVING THE FINANCING SOURCES ARISING OUT OF, OR RELATING TO, THE MERGER, THE FINANCING OR THE PERFORMANCE OF SERVICES THEREUNDER OR RELATED THERETO WILL BE SUBJECT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR

FEDERAL COURT SITTING IN THE STATE OF NEW YORK IN THE BOROUGH OF MANHATTAN AND ANY APPELLATE COURT THEREOF, AND EACH SUCH PARTY SUBMITS FOR ITSELF AND ITS PROPERTY WITH RESPECT TO ANY SUCH LEGAL PROCEEDING TO THE EXCLUSIVE JURISDICTION OF SUCH COURT; (B) NOT TO BRING OR PERMIT ANY OF THEIR AFFILIATES TO BRING OR SUPPORT ANYONE ELSE IN BRINGING ANY SUCH LEGAL PROCEEDING IN ANY OTHER COURT; (C) THAT SERVICE OF PROCESS, SUMMONS, NOTICE, OR DOCUMENT BY REGISTERED MAIL ADDRESSED TO THEM AT THEIR RESPECTIVE ADDRESSES PROVIDED IN ANY APPLICABLE DEBT COMMITMENT LETTER WILL BE EFFECTIVE SERVICE OF PROCESS AGAINST THEM FOR ANY SUCH LEGAL PROCEEDING BROUGHT IN ANY SUCH COURT; (D) TO WAIVE AND HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF, AND THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF, ANY SUCH LEGAL PROCEEDING IN ANY SUCH COURT; (E) TO WAIVE THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY SUCH LEGAL PROCEEDING, (F) ANY SUCH LEGAL PROCEEDING WILL BE GOVERNED, CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK; AND (G) THAT A FINAL JUDGMENT IN ANY SUCH LEGAL PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.
9.8 Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE MERGER OR THE OTHER TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (INCLUDING THE FINANCING). EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.8.
9.9 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability and, unless the effect of such invalidity or unenforceability would prevent the Parties from realizing the major portion of the economic benefits of this Agreement and the Transactions that they currently anticipate obtaining therefrom, shall not render invalid or unenforceable the remaining terms and provisions of this Agreement or affect the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.
9.10 Non-Recourse. Notwithstanding anything in this Agreement to the contrary, neither NIC nor any NIC Subsidiary will have any rights or claims, regardless of the legal theory under which such right or claim may be asserted, whether sounding in contract or tort, or whether at law or in equity, or otherwise under any legal or equitable theory, and will not seek any such rights or claims against any of the Financing Sources in connection with this Agreement, the Transactions, or the Financing, and no Financing Source shall have any liability to NIC nor any NIC Subsidiary for any obligations or liabilities of the Parties or for any claim (regardless of the legal theory under which such claim may be asserted, whether sounding in contract or tort, or whether at law or in equity, or otherwise under any legal or equitable theory), based on, in respect of, or by reason of, the Transactions, or the Financing or in respect of any oral representations made or alleged to be made in connection herewith or therewith. For the avoidance of doubt, nothing in this Section 9.10 shall in any way limit or qualify (x) the rights and obligations of the Financing Sources to each other thereunder or in connection therewith or (y) the rights of NIC to make a claim against Tyler under the Confidentiality Agreement for any breach thereof by any Financing Source.

9.11 Enforcement; Remedies.
(a) Except as otherwise expressly provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.
(b) The Parties agree that irreparable injury, for which monetary damages (even if available) would not be an adequate remedy, will occur in the event that any of the provisions of this Agreement (including failing to take such actions as are required of it hereunder to consummate the Merger or the other Transactions) is not performed, or is threatened to be not performed, in accordance with its specific terms or is otherwise breached. Accordingly, it is agreed that, in addition to any other remedy that may be available to it at law or in equity, including monetary damages, each Party shall be entitled to an injunction or injunctions to prevent or remedy any breaches or threatened breaches of this Agreement by any other Party, a decree or order of specific performance specifically enforcing the terms and provisions of this Agreement and any further equitable relief, in each case in accordance with Section 9.7, this being in addition to any other remedy to which such Party is entitled under the terms of this Agreement. The Parties further agree that no Party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9.11(b), and each Party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. Notwithstanding the foregoing, in no event shall NIC or any of its Subsidiaries or equityholders be entitled to seek the remedy of specific performance of this Agreement directly against any Financing Source, solely in their respective capacities as lenders or arrangers in connection with the Financing.
(c) The Parties’ rights in this Section 9.11 are an integral part of the Transactions and each Party hereby waives any objections to any remedy referred to in this Section 9.11 (including any objection on the basis that there is an adequate remedy at Law or that an award of such remedy is not an appropriate remedy for any reason at Law or equity). For the avoidance of doubt, each Party agrees that there is not an adequate remedy at Law for a breach of this Agreement by any Party. In the event any Party seeks any remedy referred to in this Section 9.11, such Party shall not be required to obtain, furnish, post or provide any bond or other security in connection with or as a condition to obtaining any such remedy.
9.12 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument. Facsimile or other electronic transmission of any signed original document or retransmission of any such signed transmission will be deemed the same as delivery of an original. At the request of any Party, the Parties will confirm facsimile or other electronic transmission by signing a duplicate original document.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.
TYLER:

TYLER TECHNOLOGIES, INC.

By:	/s/ H. Lynn Moore, Jr.
Name: H. Lynn Moore, Jr.
Title: President and Chief Executive Officer

MERGER SUB:

TOPOS ACQUISITION, INC.

By:	/s/ H. Lynn Moore, Jr.
Name:	H. Lynn Moore, Jr.
Title:	President

NIC:

NIC INC.

By:	/s/ Harry H. Herington
Name:	Harry H. Herington
Title:	Chief Executive Officer
Signature Page to Agreement and Plan of Merger

ANNEX I

Defined Terms
“ACA” has the meaning set forth in Section 4.16(b).
“Acceptable Confidentiality Agreement” means a confidentiality agreement entered into after the date hereof that contains terms that (a) are no less restrictive in the aggregate to NIC’s counterparty thereto than those contained in the Confidentiality Agreement, and except for such changes necessary in order for NIC to comply with its obligations under this Agreement (it being understood that such confidentiality agreement need not contain a “standstill” or similar provision), and (b) do not restrict NIC from complying with its disclosure obligations to Tyler under Section 6.3.
“Acquisition Proposal” means any offer or proposal from a Person (other than a proposal or offer by Tyler or any Tyler Subsidiary) at any time relating to any transaction or series of related transactions (other than the Transactions) involving: (a) any acquisition or purchase by any person, directly or indirectly, of more than 15% of the total voting power of the equity securities of NIC, or any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any person beneficially owning more than 15% of the total voting power of the equity securities of NIC; (b) any merger, consolidation, share exchange, business combination, joint venture, recapitalization, reorganization or other similar transaction involving NIC and a person pursuant to which the stockholders of NIC immediately preceding such transaction hold less than 85% of the total voting power of the equity interests in the surviving, resulting or ultimate parent entity of such transaction; or (c) any sale, lease, exchange, transfer or other disposition to a person of more than 15% of the consolidated assets of NIC and the NIC Subsidiaries, taken as a whole (measured by the fair market value thereof).
“Affiliate” of, or “Affiliated” with, means, when used with respect to a specified Person, any other Person controlling, directly or indirectly controlled by, or under common control with the specified Person. For purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of the Person whether through the ownership of voting securities or by Contract.
“Agreement” has the meaning set forth in the preamble of this Agreement.
“Assumed RSA” has the meaning set forth in Section 3.4(c).
“Base Amount” has the meaning set forth in Section 6.8(c).
“Book-Entry Shares” means shares evidenced by way of book-entry in the register of stockholders of NIC immediately prior to the Effective Time.
“Business Day” means (i) a day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or (ii) in the case of determining a date when any payment is due, any day other than a Saturday, Sunday or other day on which commercial banks in Dallas, Texas are authorized or required by Law to close.
“Cancelled Shares” has the meaning set forth in Section 3.1(a).
“Change of Recommendation” has the meaning set forth in Section 6.3(a).
“Closing” has the meaning set forth in Section 2.2.
“Closing Date” has the meaning set forth in Section 2.2.
“Code” means the Internal Revenue Code of 1986, as amended.
“Commitment Letter” has the meaning set forth in Section 5.8.
“Confidentiality Agreement” means that certain Confidentiality Agreement, dated January 14, 2021, by and between Tyler and NIC.
“Continuing Employees” has the meaning set forth in Section 6.11(b).
“Contract” means any binding agreement, contract, lease, obligation, promise, or undertaking (whether written or oral); provided that Contracts shall exclude statements of work, sales orders and purchase orders entered into in the ordinary course of business.

“COVID-19” means SARSCoV2 or COVID-19, and all evolutions thereof or related or associate epidemics, pandemic or disease outbreaks.
“COVID-19 Measures” means any binding quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other law, order or directive by any Governmental Authority in connection with or in response to COVID-19, including the Coronavirus Aid, Relief, and Economic Security (CARES) Act.
“Current ESPP Offering Period” has the meaning set forth in Section 3.4(f).
“Dataroom” means the electronic dataroom established for “Project Symphony” on Intralinks.
“DGCL” has the meaning set forth in Recital A of this Agreement.
“Dissenting Shares” has the meaning set forth in Section 3.2.
“DOJ” has the meaning set forth in Section 6.6(b)
“DTC” means The Depository Trust Company.
“Effect” means any change, effect, development, circumstance, condition, state of facts, event, or occurrence.
“Effective Time” has the meaning set forth in Section 2.3.
“Environmental Laws” means any federal, state, or local Law, now in effect, including any judicial or administrative interpretation thereof, any judicial or administrative order, consent decree or judgment, or agreement with any Governmental Authority, relating to (a) pollution or exposure to Hazardous Substances, (b) the protection, preservation, or restoration of the environment, including laws relating to exposures to, or emissions, discharges, releases, or threatened releases of Hazardous Substances into ambient air, surface water, ground water, or land surface or subsurface strata, or (c) the manufacture, processing, labeling, distribution, use, treatment, storage, transport, handling, or disposal of any Hazardous Substance. “Environmental Laws” include (i) the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980 (CERCLA), 42 U.S.C. §§ 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., the Federal Water Pollution Control Act, 33 U.S.C. §§ 1251 et seq., the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq., the Clean Air Act, 42 U.S.C. §§ 7401 et seq., the Safe Drinking Water Act, 42 U.S.C. §§ 300f et seq., the Hazardous Materials Transportation Act, 49 U.S.C. §§ 5101 et seq., the Atomic Energy Act, 42 U.S.C. §§ 2011 et seq., and the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 et seq., in each case as amended from time to time, and any other federal, state, or local Laws relating to any of the foregoing, and (ii) any common law or equitable doctrine (including injunctive relief and tort doctrines such as negligence, nuisance, trespass, and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of, effects of, or exposure to any Hazardous Substance.
“ERISA” has the meaning set forth in Section 4.16(a).
“ERISA Affiliate” means any corporation or trade or business under common control with NIC as determined under Sections 414(b), (c), (m), or (o) of the Code.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exchange Fund” has the meaning set forth in Section 3.3(a).
“Exhibits” means any or all of the exhibits attached to and made a part of this Agreement.
“Financing” has the meaning set forth in Section 6.15(a).
“Financing Sources” means the financial institutions, agents, arrangers, lenders, and other entities that have committed to provide or arrange or otherwise entered into agreements in connection with all or any part of the Financing, including the parties to the Commitment Letter and whether by commitment letter, joinder agreement, credit agreement, or indenture (or similar definitive financing documents), and each other Person that commits to provide or otherwise provides any portion of the Financing, together with their respective Affiliates and their respective Affiliates’ officers, directors, employees, shareholder, members, partners, controlling persons, agents, advisors. and other representatives and their respective successors and assigns.
“FS Provisions” has the meaning set forth in Section 9.2(b).

“FTC” has the meaning set forth in Section 6.6(b).
“GAAP” means U.S. generally accepted accounting principles for financial reporting applied consistently.
“General Enforceability Exceptions” has the meaning set forth in Section 4.2(d).
“Government Contract Bid” has the meaning set forth in Section 4.10(d).
“Governmental Authority” means any federal, state, local, or foreign government, political subdivision or governmental or regulatory authority, agency, board, bureau, commission, instrumentality, or court or quasi-governmental authority.
“Hazardous Substances” means any substance presently listed, defined, designated, or classified as hazardous, toxic, radioactive, or dangerous, or otherwise regulated, under any Environmental Law. The term “Hazardous Substances” includes any substance to which exposure is regulated by any Governmental Authority or any Environmental Law including any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos or asbestos containing material, urea formaldehyde foam insulation, lead, or polychlorinated biphenyls.
“HSR Act” means the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.
“Indemnified Parties” has the meaning set forth in Section 6.8(a).
“Indemnity Exceptions” has the meaning set forth in Section 6.15(b).
“Information Privacy and Security Laws” means (a) any Law, rule, regulation, or directive and all binding guidance issued by any Governmental Authority thereunder applicable to NIC or to any NIC Subsidiary and (b) to the extent NIC has agreed to comply with the same, any binding applicable self-regulatory guidelines, in each case, relating to the privacy, protection, or security of Protected Information, including as relevant to the collection, storage, retention, processing, transfer, disclosure, sharing, disposal, and destruction of Protected Information. Without limiting the foregoing, “Information Privacy and Security Laws” includes, to the extent applicable to NIC and any NIC Subsidiary, the Federal Trade Commission Act, the Telephone Consumer Protection Act of 1991, the Telemarketing and Consumer Fraud and Abuse Prevention Act, the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003, the Children’s Online Privacy Protection Act, the Computer Fraud and Abuse Act, the Electronic Communications Privacy Act, the Fair Credit Reporting Act, PCI DSS, the Fair and Accurate Credit Reporting Act, the Health Insurance Portability and Accountability Act of 1996, as amended and supplemented by the Health Information Technology for Economic and Clinical Health Act of the American Recovery and Reinvestment Act of 2009, the Gramm- Leach-Bliley Act, state privacy and data security laws (including the California Consumer Privacy Act), state social security number protection laws, state data breach notification laws, and state consumer protection laws.
“Information Systems” has the meaning set forth in Section 4.12(l).
“Initial Financing” has the meaning set forth in Section 5.8.
“Intellectual Property” means all of the following in the United States and foreign countries: (a) patents, patent disclosures, patented and patentable designs and inventions, all design, plant and utility patents, letters patent, utility models, pending patent applications and provisional applications, and all issuances, divisions, continuations, continuations-in-part, reissues, extensions, reexaminations and renewals of such patents and applications; (b) trademarks, service marks, trade dress, corporate names, fictitious business names, logos, and slogans (and all translations, adaptations, derivations, and combinations of the foregoing), together with all goodwill associated with each of the foregoing; (c) Internet domain names; (d) original works of authorship in any medium of expression, whether or not published, copyrights and copyrightable works; (e) registrations and applications for any of the foregoing; (f) trade secrets, confidential information, technical data, know-how, and inventions; (g) Software; and (h) all rights to sue at law or in equity and recover and retain damages, costs and attorneys’ fees for past, present and future infringement and any other rights relating to any of the foregoing, including the right to receive all proceeds therefrom (including license fees, royalties, income, payments, claims, damages, and proceeds of a suit in any country).

“Internal Use Software” means licensed Software used by NIC in the operation of its business (and not held for sublicense to Third Party customers in the ordinary course of business) and includes “off-the-shelf,” non-customized third-party Software licensed to NIC for internal use on a non-exclusive basis).
“Intervening Event” has the meaning set forth in Section 6.3(d)
“IRS” means the United States Internal Revenue Service or any successor Governmental Authority.
“Knowledge” means with respect to (a) NIC, that any of Harry H. Herington, Stephen M. Kovzan, Jayne Friedland Holland, or William A. Van Asselt is actually aware of the particular fact or matter, and (b) Tyler or Merger Sub, that any of H. Lynn Moore, Jr., Brian K. Miller, or Abigail Diaz is actually aware of the particular fact or matter.
“Law” or “Laws” means any and all federal, state, local, or foreign statutes, laws, ordinances, codes, regulations, orders, decrees, judgments, and rules of any Governmental Authority, including those covering environmental, Tax, energy, safety, health, transportation, bribery, recordkeeping, zoning, discrimination, antitrust, and wage and hour matters, in each case as amended and in effect from time to time.
“Liens” means all liens, encumbrances, mortgages, pledges, security interests, charges, options, preemptive rights, rights of first refusal, reservations, restrictions, or other encumbrances or defects in title.
“made available” means, unless the context otherwise clearly requires, as provided in the Dataroom by 10:00 a.m. Central Time on the date of this Agreement and not removed from the Dataroom prior to the Closing Date.
“Material Contract” has the meaning set forth in Section 4.10(a).
“Material Customer” has the meaning set forth in Section 4.11(a).
“Material Customer Agreement” has the meaning set forth in Section 4.11(a).
“Material Supplier” has the meaning set forth in Section 4.11(b).
“Material Supplier Agreement” has the meaning set forth in Section 4.11(b).
“Merger” has the meaning set forth in Recital A of this Agreement.
“Merger Consideration” has the meaning set forth in Section 3.1(b).
“Merger Filing” has the meaning set forth in Section 2.3.
“Merger Sub” has the meaning set forth in the preamble of this Agreement.
“Nasdaq” means the Nasdaq Global Select Market.
“New Plans” has the meaning set forth in Section 6.11(c).
“NIC” has the meaning set forth in the preamble of this Agreement.
“NIC Acquisition Agreement” has the meaning set forth in Section 6.3(a).
“NIC Board of Directors” has the meaning set forth in Recital B of this Agreement.
“NIC Board Recommendation” has the meaning set forth in Recital B of this Agreement.
“NIC Capitalization Date” has the meaning set forth in Section 4.4(a).
“NIC Common Stock” means the Common Stock, $0.0001 par value per share, of NIC.
“NIC COVID Action” means any reasonable action taken or omitted to be taken that NIC reasonably determines to be necessary or prudent for NIC or any NIC Subsidiary to take in connection with or in response to COVID-19, including the establishment of any policy, procedure or protocol, in each case in connection with or in response to: (a) events surrounding any pandemic or public health emergency caused by COVID-19; (b) reinitiating operation of all or a portion of NIC’s and the NIC Subsidiaries’ respective businesses; (c) mitigating the effects of such events, pandemic or public health emergency on the business of one or more of NIC and any NIC Subsidiaries; or (d) protecting the health and safety of customers, employees and other business relationships and to ensure compliance with any legal requirements.
“NIC Credit Agreement” means the Amended and Restated Credit Agreement, dated as of August 6, 2014, between NIC, as Borrower, and Bank of America, N.A., as Lender and L/C Issuer, as amended or supplemented.

“NIC Developed Software” has the meaning set forth in Section 4.12(j).
“NIC Disclosure Letter” has the meaning set forth in the introductory paragraph to ARTICLE IV.
“NIC Equity Award” means any equity compensation award granted or awarded under the NIC Stock Plan or otherwise by NIC.
“NIC ESPP” means the NIC Inc. Amended and Restated Employee Stock Purchase Plan.
“NIC Governing Documents” means the Certificate of Incorporation of NIC Inc., as amended, and the Bylaws of NIC Inc., as amended.
“NIC Government Contract” means any Material Contract with (a) any Governmental Authority; (b) any prime contractor of a Governmental Authority in its capacity as a prime contractor, or any higher-tier subcontractor to a prime contractor of a Governmental Authority in its capacity as a higher-tier subcontractor; or (c) any subcontractor with respect to any Contract described in clauses (a) or (b). Unless otherwise indicated, a task, purchase, change, or delivery order under a NIC Government Contract will not constitute a separate NIC Government Contract for purposes of this definition, but will be considered part of the NIC Government Contract under which it was issued.
“NIC Leased Real Property” has the meaning set forth in Section 4.9.
“NIC Material Adverse Effect” means any Effect that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the financial condition, business or operations of NIC and the NIC Subsidiaries, taken as a whole; provided, however, that no Effects to the extent resulting or arising from or relating to any of the following shall be deemed to constitute a NIC Material Adverse Effect or shall be taken into account when determining whether a NIC Material Adverse Effect exists or has occurred: (a) any changes or developments in United States, regional, global, or international economic conditions, including any changes or developments affecting financial, credit, foreign exchange, or capital market conditions; (b) any changes or developments in conditions in the industries in which NIC and the NIC Subsidiaries operate and any seasonal fluctuations in the business of NIC and the NIC Subsidiaries; (c) any changes or developments in political, geopolitical, regulatory, or legislative conditions in the United States or any other country or region of the world; (d) any changes or developments in GAAP or the interpretation thereof; (e) any changes or developments in applicable Law or the interpretation thereof; (f) any failure by NIC to meet any internal or published projections, estimates, forecasts or expectations of NIC’s revenue, earnings, or other financial performance or results of operations for any period, in and of itself, or any failure by NIC to meet its internal budgets, plans, guidance, estimates or forecasts of its revenues, earnings, or other financial performance or results of operations, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from this definition of a “NIC Material Adverse Effect” may be taken into account); (g) any acts of terrorism or sabotage, war (whether or not declared), the commencement, continuation, or escalation of a war, acts of armed hostility, weather conditions, natural disasters, or other force majeure events, including any material worsening of such conditions threatened or existing as of the date hereof; (h) any epidemic, pandemic or disease outbreak (including COVID-19) and any political or social conditions, including civil unrest, protests and public demonstrations or any other law, directive, pronouncement or guideline issued by a Governmental Authority, the Centers for Disease Control and Prevention or the World Health Organization, “sheltering in place,” curfews or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak (including COVID-19) or any change in such law (including COVID-19 Measures), directive, pronouncement or guideline or interpretation thereof, or the action of any Third Party arising out of or relating to any of the foregoing, in each case, following the date hereof or any material improvement or worsening of such conditions threatened or existing as of the date hereof; (i) the execution and delivery of this Agreement, the identity of Tyler or any Tyler Subsidiary or any communication by Tyler or its Subsidiaries regarding the plans or intentions of Tyler with respect to the conduct of the business of the Surviving Corporation or its Subsidiaries, the pendency or consummation of this Agreement, the Merger and the other Transactions, including the effect thereof on the relationships with current or prospective customers, suppliers, distributors, partners, financing sources, employees, or sales representatives, or the public announcement of this Agreement or the Transactions, including any litigation arising out of or relating to this Agreement or the Transactions (provided that this clause (i) shall not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address, as applicable, the consequences resulting from the execution and delivery of this Agreement, the pendency or consummation of this Agreement, the Merger, and the other Transactions); (j) any action or failure to take any action which action or failure to act is requested in writing by Tyler or otherwise expressly required by this Agreement (other than pursuant to Section 6.1(a)), (k) any change in the price or trading volume of the NIC Common Stock (it being understood that the facts or occurrences giving rise or contributing to such change that are not otherwise excluded from this definition of a “NIC Material Adverse Effect” may be taken into account), or (l) the loss or non-renewal of any customer, the termination or expiration of any Contract with any customer, or the failure to enter into any Contract with any prospective customer (it being understood that the facts or occurrences giving rise or contributing to such loss or non-renewal that are not otherwise excluded from this definition of a “NIC Material Adverse Effect” may be taken into account, as well as the aggregate loss or non-renewal of multiple Contracts); provided that with respect to the exceptions set forth in clauses (a), (b), (c), (d), (e), (g) and (h), if such Effect has had a disproportionate adverse effect on NIC or any NIC Subsidiary relative to other companies operating in the industries in which NIC and the NIC Subsidiaries operate, then only the incremental disproportionate adverse effect of such Effect shall be taken into account for the purpose of determining whether a NIC Material Adverse Effect exists or has occurred.
“NIC Owned Real Property” has the meaning set forth in Section 4.9.
“NIC Plan” has the meaning set forth in Section 4.16(a).
“NIC Products” means any and all Software as a service (SaaS) products that are or have been in the three years prior to the date of this Agreement marketed, offered, sold, licensed, made available, or distributed by NIC or any NIC Subsidiary.
“NIC Real Property Leases” has the meaning set forth in Section 4.9.
“NIC Restricted Stock Award” means a restricted stock award granted under the NIC Stock Plan and refers to a Performance-Based NIC Restricted Stock Award or a Service-Based NIC Restricted Stock Award.
“NIC SEC Documents” has the meaning set forth in Section 4.6(a).
“NIC Stock Plan” means the NIC Inc. 2014 Amended and Restated Stock Compensation Plan, as amended.
“NIC Stockholder Approval” has the meaning set forth in Section 4.2(a).
“NIC Stockholders” means holders of NIC Common Stock.
“NIC Stockholders Meeting” has the meaning set forth in Section 6.4(b).
“NIC Subsidiary” means a Subsidiary of NIC.
“NYSE” means the New York Stock Exchange.
“Old Plans” has the meaning set forth in Section 6.11(c).
“Open Source Licenses” means any license that is approved by the Open Source Initiative and listed at http://www.opensource.org/licenses or the Free Software Foundation and listed at https://www.gnu.org/licenses/license-list.en.html, and any similar license for “free,” “publicly available” or “open source” software.
“Ordinary Course Licenses” means non-exclusive (except in the case of clause (v)) licenses contained in (a) customer subscription, terms of use or terms of service, license, services or other customer or end-user agreements, in each case, with respect to NIC Products or custom applications, (b) confidentiality agreements, or (c) agreements based on a form used by NIC or any NIC Subsidiary that has been made available to Tyler, including each form of (i) software development kit (SDK), connector, or API agreement, (ii) distributor, reseller, or sales representatives agreement, (iii) agreement with employees and independent contractors, (iv) vendor, professional services, outsourced development, consulting, support, maintenance or other inbound software or services agreements and (v) perpetual, royalty-free licenses granted upon termination or expiration of NIC’s customer agreements with any Governmental Authority, including NIC Government Contracts, in each case that are entered into by NIC or any NIC Subsidiary in the ordinary course of business, but excluding any inbound exclusive licenses.
“ordinary course of business” means (a) with respect to NIC, a NIC Subsidiary, Tyler, or a Tyler Subsidiary, the ordinary and usual course of business of such Person consistent with past practice, (b) with respect to NIC or a NIC Subsidiary, a NIC COVID Action, or (c) with respect to any individual, any action taken by such individual if such action is taken in the ordinary course of such individual’s normal day-to-day operations consistent with past practice.
“Outside Date” has the meaning set forth in Section 8.1(b).

“Owned Intellectual Property” means all Intellectual Property, including custom applications, owned by NIC or any NIC Subsidiary, including the Registered Intellectual Property.
“Party” or “Parties” has the meaning set forth in the preamble of this Agreement.
“Paying Agent” has the meaning set forth in Section 3.3(a).
“Payoff Letter” has the meaning set forth in Section 6.16.
“PCI DSS” means the Payment Card Industry Data Security Standard, issued by the Payment Card Industry Security Standards Council, as may be revised from time to time.
“Permit” means any authorization, permit, consent, or approval granted by any Governmental Authority (excluding any authorizations, permits, consents, or approvals of a Governmental Authority arising out of such Governmental Authority’s relationship with NIC as a customer, partner, or other similar relationship in the ordinary course of business).
“Permitted Liens” means any Lien (a) for Taxes or governmental assessments, charges or claims of payment not yet due or that is being contested in good faith by appropriate proceedings, (b) which is a carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, or other similar Lien arising by operation of Law in the ordinary course of business for amounts not yet delinquent, (c) is specifically disclosed on the most recent consolidated balance sheet of NIC or the notes thereto included in the NIC SEC Documents as of the date hereof, (d) which is a statutory or common law Lien to secure landlords, lessors or renters under leases or rental agreements, (e) which is imposed on the underlying fee interest in real property subject to a real property lease, (f) that arises as a result of a non-exclusive license or other non-exclusive grant of rights under Intellectual Property, (g) that arises from pledges or deposits to secure obligations pursuant to workers’ compensation Laws, unemployment insurance, social security, retirement, and similar Laws or similar legislation or to secure public or statutory obligations, in each case in the ordinary course of business, (h) that is an immaterial defect, imperfection, or irregularity in title, charge, easement, covenant, and right of way of record or zoning, building, and other similar restriction, in each case that do not adversely affect in any material respect the current use of the applicable property owned, leased, used, or held for use by NIC or any NIC Subsidiary, (i) that is a pledge or deposit to secure performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds, and other obligations of a similar nature that, in each case, is not material, and (j) that has arisen in the ordinary course of business and does not adversely affect the value, ownership, use, or operation of the property subject thereto.
“Person” means an individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization, or Governmental Authority.
“Personal Data” means any and all (a) information that is governed, regulated, or protected by one or more Information Privacy and Security Laws and (b) other data that could identify an individual natural person that NIC has agreed to protect by Contract.
“Privacy Statements” means, collectively, all of NIC’s and the NIC Subsidiaries’ publicly posted privacy policies or notices (including if posted on NIC’s or the NIC Subsidiaries’ products and services) regarding the collection, use, disclosure, transfer, storage, maintenance, retention, deletion, disposal, modification, or processing of Protected Information.
“Proceeding” means any action, suit, claim, investigation, review, or other judicial or administrative proceeding, at Law or in equity, before or by any Governmental Authority or arbitration panel.
“Proposed Amendment” has the meaning set forth in Section 6.15(f).
“Protected Information” means (a) Personal Data, and (b) any information that is covered by the PCI DSS.
“Proxy Statement” has the meaning set forth in Section 4.24.
“Qualified Plan” has the meaning set forth in Section 4.16(b).
“Registered Intellectual Property” has the meaning set forth in Section 4.12(a).
“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants, and other agents of such Person.
“Restraints” has the meaning set forth in Section 7.1(c).

“Restricted Stock Conversion Ratio” means the quotient, rounded (with simple rounding) to the fourth decimal place, obtained by dividing (i) the Merger Consideration by (ii) the volume weighted average closing sale price of one share of Tyler Common Stock as reported on the NYSE for the ten consecutive trading days ending on the trading day immediately preceding the Closing Date (as adjusted as appropriate to reflect any stock splits, stock dividends, combinations, reorganizations, reclassifications, or similar events).
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.
“SEC” means the U.S. Securities Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Software” means, except to the extent generally available for purchase from a Third Party, any and all (a) computer programs, including any and all software implementations of algorithms, models, and methodologies, whether in source code or object code, (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (c) descriptions, flow-charts, and other work product used to design, plan, organize, and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons, and icons, and (d) all documentation including user manuals and other training documentation related to any of the foregoing.
“Stock Certificate” means a certificate representing any shares of NIC Common Stock.
“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, or other organization, whether incorporated or unincorporated, of which (a) at least a majority of the outstanding shares of capital stock of, or other equity interests, having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation, limited liability company, partnership, or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, or (b) with respect to a partnership, such Person or any other Subsidiary of such Person is a general partner or managing member of such partnership.
“Superior Proposal” means a bona fide, written Acquisition Proposal (with references in the definition thereof to 15% and 85% being deemed to be replaced with references to 80% and 20%, respectively) by a Third Party, which the NIC Board of Directors determines in good faith after consultation with NIC’s outside legal counsel and financial advisors would, if consummated, result in a transaction more favorable to the NIC Stockholders from a financial point of view than the Merger, taking into account all relevant factors (including all the terms and conditions of such proposal or offer (including the transaction consideration, conditionality, timing, certainty of financing or regulatory approvals, and likelihood of consummation), and this Agreement (and, if applicable, any changes to the terms of this Agreement proposed by Tyler pursuant to Section 6.3(e))).
“Surviving Corporation” has the meaning set forth in Section 2.1.
“Takeover Statute” means any “business combination,” “control share acquisition,” “fair price,” “moratorium,” or other takeover or anti-takeover statute or similar Law.
“Tax” or “Taxes” (or “Taxable” where the context requires) means any and all U.S. federal, state, local, or non-U.S. net or gross income, gross receipts, net proceeds, built-in gains, sales, use, ad valorem, value added, franchise, margins, withholding, payroll, employment, excise, property, deed, stamp, alternative or add-on minimum, profits, windfall profits, transaction, license, lease, service, service use, occupation, severance, energy, Transfer Taxes, unemployment, social security, workers’ compensation, capital, premium, recapture, environmental (including taxes under Section 59A of the Code), customs, duties, net worth, registration, business license fees, estimated, and other taxes, fees, assessments, or charges, whether disputed or not, together with any interest, penalties, additions to tax, or additional amounts with respect thereto and any interest in respect of such additions or penalties.
“Tax Return” means any report, statement, form, return, or other document or information required to be supplied to a Governmental Authority responsible for Taxes in connection with Taxes.
“Termination Fee” has the meaning set forth in Section 8.2(b)(i).
“Third Party” means a Person that is not a Party or Affiliated with a Party.
“Transactions” has the meaning set forth in Recital B of this Agreement.

“Transfer Taxes” means any and all sales, use, value-added, transfer, real property transfer, recording, documentary, stamp, registration, stock transfer, and other similar Taxes or fees.
“Tyler” has the meaning set forth in the preamble of this Agreement.
“Tyler Common Stock” means the Common Stock, par value $0.01 per share, of Tyler.
“Tyler Entity” or “Tyler Entities” has the meaning set forth in the preamble of this Agreement.
“Tyler Material Adverse Effect” means any Effect that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the financial condition, business or operations of Tyler and the Tyler Subsidiaries, taken as a whole; provided, however, that no Effects to the extent resulting or arising from or relating to any of the following shall be deemed to constitute a Tyler Material Adverse Effect or shall be taken into account when determining whether a Tyler Material Adverse Effect exists or has occurred: (a) any changes or developments in United States, regional, global, or international economic conditions, including any changes or developments affecting financial, credit, foreign exchange, or capital market conditions; (b) any changes or developments in conditions in the industries in which Tyler and the Tyler Subsidiaries operate and any seasonal fluctuations in the business of Tyler and the Tyler Subsidiaries; (c) any changes or developments in political, geopolitical, regulatory, or legislative conditions in the United States or any other country or region of the world; (d) any changes or developments in GAAP or the interpretation thereof; (e) any changes or developments in applicable Law or the interpretation thereof; (f) any failure by Tyler to meet any internal or published projections, estimates, forecasts, or expectations of Tyler’s revenue, earnings, or other financial performance or results of operations for any period, in and of itself, or any failure by Tyler to meet its internal budgets, plans, guidance, estimates, or forecasts of its revenues, earnings, or other financial performance or results of operations, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from this definition of a “Tyler Material Adverse Effect” may be taken into account); (g) any acts of terrorism or sabotage, war (whether or not declared), the commencement, continuation, or escalation of a war, acts of armed hostility, weather conditions, natural disasters, or other force majeure events, including any material worsening of such conditions threatened or existing as of the date hereof; (h) any epidemic, pandemic or disease outbreak (including COVID-19) and any political or social conditions, including civil unrest, protests and public demonstrations or any other law, directive, pronouncement or guideline issued by a Governmental Authority, the Centers for Disease Control and Prevention or the World Health Organization, “sheltering in place,” curfews or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak (including COVID-19) or any change in such law (including COVID-19 Measures), directive, pronouncement or guideline or interpretation thereof, or the action of any Third Party arising out of or relating to any of the foregoing, in each case, following the date hereof or any material improvement or worsening of such conditions threatened or existing as of the date hereof; (i) the execution and delivery of this Agreement, the identity of NIC or any NIC Subsidiary, the pendency or consummation of this Agreement, the Merger and the other Transactions, including the effect thereof on the relationships with current or prospective customers, suppliers, distributors, partners, financing sources, employees, or sales representatives, or the public announcement of this Agreement or the Transactions, including any litigation arising out of or relating to this Agreement or the Transactions, (provided that this clause (i) shall not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address, as applicable, the consequences resulting from the execution and delivery of this Agreement, the pendency or consummation of this Agreement, the Merger, and the other Transactions); (j) any action or failure to take any action which action or failure to act is requested in writing by NIC or otherwise expressly required by this Agreement; (k) any change in the price or trading volume of the Tyler Common Stock (it being understood that the facts or occurrences giving rise or contributing to such change that are not otherwise excluded from this definition of a “Tyler Material Adverse Effect” may be taken into account), or (l) the loss or non-renewal of any customer, the termination or expiration of any Contract with any customer, or the failure to enter into any Contract with any prospective customer (it being understood that the facts or occurrences giving rise or contributing to such loss or non-renewal that are not otherwise excluded from this definition of a “Tyler Material Adverse Effect” may be taken into account, as well as the aggregate loss or non-renewal of multiple Contracts); provided that with respect to the exceptions set forth in clauses (a), (b), (c), (d), (e), (g), and (h), if such Effect has had a disproportionate adverse effect on Tyler or any Tyler Subsidiary relative to other companies operating in the industries in which Tyler and the Tyler Subsidiaries operate, then only the incremental disproportionate adverse effect of such Effect shall be taken into account for the purpose of determining whether a Tyler Material Adverse Effect exists or has occurred.
“Tyler Restricted Stock Award” means a restricted stock award granted or awarded under the Tyler Stock Plan.

“Tyler SEC Documents” has the meaning set forth in Section 5.4.
“Tyler Stock Plan” means the Tyler, Inc. 2018 Stock Incentive Plan.
“Tyler Subsidiary” means a Subsidiary of Tyler.
“VEBA” has the meaning set forth in Section 4.16(a).
ANNEX II

Interpretation
1. All references to Sections, Articles, Exhibits, or Annexes are to Sections, Articles, Exhibits, or Annexes of this Agreement.
2. The words “herein,” “hereof,” “hereunder,” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, or other subdivision.
3. Accounting terms that are not otherwise defined in this Agreement have the meanings given to them under GAAP, and if the definition of an accounting term defined in this Agreement is inconsistent with the meaning of such term under GAAP, the definition set forth in this Agreement will control.
4. “$” refers to U.S. dollars.
5. The terms “include,” “includes,” and “including” are not limiting, but rather shall be deemed to be followed by the words “without limitation” if such words or the equivalent thereof are not present.
6. The term “and/or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”
7. The terms defined in Annex I and elsewhere in this Agreement include the plural as well as the singular.
8. Pronouns refer to the masculine, feminine, or neuter gender as the identity of the applicable Person may require.
9. Captions and headings are only for reference.
10. The term “day” refers to a calendar day unless expressly identified as a Business Day.

ANNEX B
OPINION OF COWEN

February 9, 2021

Board of Directors
NIC Inc.
25501 West Valley Parkway, Suite 300
Olathe, KS 66061
Members of the Board:
In your capacity as members of the Board of Directors (the “Board of Directors”) of NIC Inc. (the “Company”), you have requested our opinion (the “Opinion”), as investment bankers, as to the fairness, from a financial point of view, to the holders of the common stock, par value $0.0001 per share, of the Company (the “Company Common Stock”), of the Consideration (as defined below) to be received by the stockholders of the Company pursuant to the terms of that certain Agreement and Plan of Merger, dated as of February 9, 2021 (the “Agreement”), by and among Tyler Technologies, Inc. (“Acquiror”), Topos Acquisition, Inc. (“Merger Sub”) and the Company.
As more specifically set forth in the Agreement, and subject to the terms, conditions and adjustments set forth in the Agreement, Merger Sub will be merged with and into the Company (the “Transaction”) and each issued and outstanding share of Company Common Stock, other than those shares that are not being converted into the right to receive the Consideration under the Agreement, will be converted into the right to receive $34.00 in cash (the “Consideration”).
Cowen and Company, LLC (“we” or “Cowen”), as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of our business, we and our affiliates may actively trade the securities of the Company and Acquiror and/or their respective affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.
We are acting as exclusive financial advisor to the Company in connection with the Transaction and will receive a fee from the Company for our services, a significant portion of which is contingent upon the consummation of the Transaction. We will also receive a fee for providing this Opinion. In addition, the Company has agreed to reimburse our expenses and indemnify us for certain liabilities that may arise out of our engagement. Cowen in the past has provided, currently is providing, and in the future may provide, financial advisory services to the Company and has received and in the future may receive fees from the Company for the rendering of such services. In the two years preceding the date of this Opinion, Cowen has not been engaged to provide financial advisory services to Acquiror, and during such period Cowen has not received any fees from Acquiror. In addition, Cowen and its affiliates in the future may provide commercial and investment banking services to Acquiror and may receive fees for the rendering of such services.
In connection with our Opinion, we have reviewed and considered such financial and other matters as we have deemed relevant, including, among other things:
•	the Agreement;
•	certain publicly available financial and other information for the Company and certain other relevant financial and operating data furnished to Cowen by management of the Company;
•	certain internal financial analyses, financial forecasts, reports and other information concerning the Company prepared by the management of the Company (the “Company Forecasts”);
•
discussions we have had with certain members of the management of the Company concerning the historical and current business operations, financial condition and prospects of the Company and such other matters we deemed relevant;

•	certain operating results of the Company as compared to the operating results of certain publicly traded companies we deemed relevant;
•	certain financial and stock market information for the Company as compared with similar information for certain publicly traded companies we deemed relevant;
•	certain financial terms of the Transaction as compared to the financial terms of certain selected business combinations we deemed relevant; and
•	such other information, financial studies, analyses and investigations and such other factors that we deemed relevant for the purposes of this Opinion.
In conducting our review and arriving at our Opinion, we have, with your consent, assumed and relied, without independent investigation, upon the accuracy and completeness of all financial and other information provided to us by the Company or which is publicly available or was otherwise reviewed by us. We have not undertaken any responsibility for the accuracy, completeness or reasonableness of, or independent verification of, such information. We have relied upon, without independent verifications, the assessment of the management of the Company as to the existing products and services of the Company and the viability of, and risks associated with, the future products and services of the Company. In addition, we have not conducted nor have assumed any obligation to conduct any physical inspection of the properties or facilities of the Company. We have further relied upon the Company’s representation that all information provided to us by the Company is accurate and complete in all material respects. We have, with your consent, assumed that the Company Forecasts were reasonably prepared by the management of the Company on bases reflecting the best currently available estimates and good faith judgments of such management as to the future performance of the Company, and that such Company Forecasts provide a reasonable basis for our Opinion. We express no opinion as to the Company Forecasts or the assumptions on which they were made. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our Opinion of which we become aware after the date hereof.
We have assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of the Company since the date of the last financial statements made available to us. We have not made or obtained any independent evaluations, valuations or appraisals of the assets or liabilities of the Company, nor have we been furnished with such materials. In addition, we have not evaluated the solvency or fair value of the Company, Acquiror or Merger Sub under any state or federal laws relating to bankruptcy, insolvency or similar matters. Our Opinion does not address any legal, tax, accounting or regulatory matters related to the Agreement or the Transaction, as to which we have assumed that the Company and the Board of Directors of the Company have received such advice from legal, tax, accounting and regulatory advisors as each has determined appropriate. Our Opinion addresses only the fairness of the Consideration, from a financial point of view to the stockholders of the Company. We express no view as to any other aspect or implication of the Transaction or any other agreement, arrangement or understanding entered into in connection with the Transaction or otherwise. Our Opinion is necessarily based upon economic and market conditions and other circumstances as they exist and can be evaluated by us on the date hereof. It should be understood that although subsequent developments may affect our Opinion, we do not have any obligation to update, revise or reaffirm our Opinion and we expressly disclaim any responsibility to do so.
We have not considered any potential legislative or regulatory changes currently being considered or recently enacted by the United States or any foreign government, or any domestic or foreign regulatory body, or any changes in accounting methods or generally accepted accounting principles that may be adopted by the Securities and Exchange Commission, the Financial Accounting Standards Board, or any similar foreign regulatory body or board.
For purposes of rendering our Opinion we have assumed in all respects material to our analysis, that the representations and warranties of each party contained in the Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Agreement and that all conditions to the consummation of the Transaction will be satisfied without waiver thereof. We have also assumed that all governmental, regulatory and other consents and approvals contemplated by the Agreement will be obtained and that in the course of obtaining any of those consents no restrictions will be imposed or waivers made that would have an adverse effect on the contemplated benefits of the Transaction. We have assumed that the Transaction will be consummated in a manner that complies with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable state or federal statutes, rules and regulations.

It is understood that our Opinion is intended for the benefit and use of the Board of Directors of the Company in its consideration of the financial terms of the Transaction. Our Opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. However, our Opinion may be reproduced in full in disclosure documents relating to the Transaction which the Company is required to file under the Securities Exchange Act of 1934, as amended. Our Opinion does not constitute a recommendation to any stockholder or any other person as to how to vote with respect to the Transaction or to take any other action in connection with the Transaction or otherwise. We have not been requested to opine as to, and our Opinion does not in any manner address, the Company’s underlying business decision to effect the Transaction or the relative merits of the Transaction as compared to other business strategies or transactions that might be available to the Company. In addition, we have not been requested to opine as to, and our Opinion does not in any manner address, (i) the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or class of such persons, relative to the compensation to the public stockholders of the Company, or (ii) whether Acquiror has sufficient cash, available lines of credit or other sources of funds to enable it to pay the Consideration at the closing of the Transaction.
This Opinion was reviewed and approved by Cowen’s Fairness Opinion Review Committee.
Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Consideration to be received by the stockholders of the Company in the Transaction is fair, from a financial point of view, to the stockholders of the Company.
Very truly yours,

/s/ COWEN AND COMPANY, LLC

ANNEX C
SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE
§ 262. Appraisal rights.
(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.
(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:
(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.
(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:
a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;
b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;
c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or
d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.
(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
(4) [Repealed.]
(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d),(e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:
(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or
(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of

Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.
(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.
(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.
(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.
(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.
(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.
(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.
(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

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D37042-TBD

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**NIC INC.**

**The Board of Directors recommends you to vote FOR the following proposals:**

**NOTE:** The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). **If no direction is made, this proxy will be voted FOR items 1, 2 and 3.** If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

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| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
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D37043-TBD

**NIC INC.**
**THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS**
**SPECIAL MEETING OF STOCKHOLDERS**
**APRIL 19, 2021 AT 11:00 A.M.**

The undersigned stockholder(s) hereby appoint(s) Harry H. Herington and Stephen M. Kovzan, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of NIC Inc. that the undersigned stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 11:00 a.m. Central Time on April 19, 2021, virtually via www.virtualshareholdermeeting.com/EGOV2021SM, and any adjournments or postponements thereof. This proxy revokes all prior proxies given by the undersigned stockholder(s).

**THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.**

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